As filed with the U.S. Securities and Exchange Commission on January 7, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ALPS GROUP INC

(Exact name of Registrant as specified in its charter)

(Translation of Registrant’s name into English)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit E-18-01 & E-18-02, Level 18, Icon Tower (East)

No. 1, Jalan 1/68F, Jalan Tun Razak

50400 Kuala Lumpur

Wilayah Persekutuan, Malaysia

Tel: +603-2163 1113

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Giovanni Caruso

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [_______], 2026

PRELIMINARY PROSPECTUS

UP TO 5,725,546 ORDINARY SHARES

UP TO 6,035,000 ORDINARY SHARES UNDERLYING WARRANTS

ALPS GROUP INC

Alps Group Inc (formerly known as “Alps Global Holding Pubco”), a Cayman Islands exempted company (the “Company,” the “Combined Company,” “PubCo,” or “we”), is registering, among other things, the issuance from time to time of up to 6,035,000 ordinary shares, $0.0001 par value per share (“Ordinary Shares”), which consist of (i) up to 5,750,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants (as defined below), which were originally included in the units sold at a price of $10.00 per unit in the initial public offering of Globalink (as defined below), at $11.50 per whole share, and (ii) up to 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued at Closing of the Business Combination in connection with the conversion of Globalink warrants included in the Private Units sold to PGM (as defined below) in a private placement concurrently with the IPO at a price of $10.00 per unit, with each Warrant exercisable for one-half of one Ordinary Share at $11.50 per whole share.

We are also registering for resale by certain selling shareholders named herein (the “Selling Shareholders”) up to 5,725,546 Ordinary Shares, consisting of:

(a) 1,002,854 Ordinary Shares issued to certain affiliates of Alps Global Holding Pubco who were former shareholders of Alps Holdco (as defined below) in connection with the Business Combination as Merger Consideration Shares (as defined below) at an implied purchase price of $10.00 per share;

(b) 2,875,000 Ordinary Shares issued to the Initial Stockholders (as defined below) upon conversion of the Founder Shares issued to the Initial Stockholders prior to the IPO (as defined below), which were originally purchased for an aggregate purchase price of $25,000 (approximately $0.009 per share);

(c) 310,788 Ordinary Shares issued to PIPE Investors (as defined below) pursuant to certain PIPE Subscription Agreements (as defined below);

(d) 305,509 Ordinary Shares issued to Alps directors to settle certain payable owed to such directors;

(e) 946,395 Ordinary Shares consists of (i) 627,000 Ordinary Shares issued to PGM at Closing of the Business Combination converted from Private Shares and Private Rights; (ii) 280,395 Ordinary Shares issued to PGM as partial conversion of amounts due at Closing of the Business Combination and (iii) 39,000 Ordinary Shares issued to Ng Yan Xun as partial conversion of amounts due at Closing of the Business Combination; and

(f) 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued at Closing of the Business Combination in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO.

See “Selling Shareholders” for the details of these securities.

Upon expiration of a lock-up period which is six months to fifteen months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, the Selling Shareholders, collectively the beneficial owners of 5,725,546 Ordinary Shares, constituting approximately 3.44% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming no exercise of Warrants). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain of the securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Ordinary Shares. Based on the closing price of our Ordinary Shares of $1.00 as of January 5, 2026, the Initial Stockholders (with respect to the Founder shares (as defined below)) may experience potential profit of up to $0.991 per share, or an aggregate amount of profit of up to approximately $2.85 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. See “Risk Factors - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash. The exercise price of our Warrants is $11.50 for one Ordinary Share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants.

On October 31, 2025, our Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ALPS”. Our Warrants are listed on the OTCID under the symbol “ALPWF.”. As of January 5, 2026, the closing price of our Ordinary Shares and Warrants was $1.00 and $0.012, respectively.  Because the trading price of our ordinary shares is currently below the exercise price, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

The total number of Ordinary Shares issued and outstanding as of the date of this prospectus is 166,400,326. Each Ordinary Share is entitled to one vote.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [*], 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any amendment or supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Alps Group Inc. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and Warrants and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

ii

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other information concerning our industry, including market size and growth of the market in which we participate, that are derived from various public sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

iii

FREQUENTLY USED TERMS

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “Alps,” “Alps Group,” “the Company” and “PubCo” are refer to Alps Group Inc and its subsidiaries and consolidated affiliated entity(ies).

●	“Alps Malaysia” means Alps Global Holding Berhad, a Malaysian company and a subsidiary of Alps Holdco;

●	“Alps Holdco” means Alps Life Sciences Inc, a Cayman Islands exempted company;

●	“Alps Holdco Ordinary Shares” means the ordinary shares of Alps Holdco of par value US$0.00001 each;

●	“Alps Holdco Shareholders” means holders of Alps Holdco Ordinary Shares;

●	“APC” means Annual Practising Certificate. A certificate issued by the MMC for practitioner to legally practice medicine and has to be renewed every year.

●	“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement entered at the Closing by PubCo, certain stockholders of Globalink and certain shareholders of Alps Holdco;

●	“Business Combination” means the Redomestication Merger and the Acquisition Merger as contemplated by the Merger Agreement;

●	“cGCP” means current good clinical practice, an international ethical and scientific quality standard for designing, conducting, recording, and reporting clinical trials that involve the participation of human subjects;

●	“cGMP” means current good manufacturing practice, a system for ensuring that products are consistently produced and controlled according to quality standards;

●	“Chardan” means Chardan Capital Markets, LLC, the representative of the underwriters for the IPO of Globalink;

●	“Closing” means the consummation of the Business Combination;

●	“Closing Date” means October 28, 2025, the date on which the Business Combination was consummated;

●	“Code” means the Internal Revenue Code of 1986, as amended;

●	“Combined Company” or the “Company” means the PubCo and its consolidated subsidiaries and consolidated affiliated entity(ies) after the Business Combination;

●	“Companies Act” means the Companies Act (Revised) of the Cayman Islands;

●	“common stock” or “Globalink common stock” means the Globalink common stock;

●	“Continental” means Continental Stock Transfer & Trust Company, Globalink’s transfer agent, warrant agent, rights agent and trustee;

●	“COVID-19” means the worldwide novel coronavirus disease pandemic;

●	“CTIL” means the Clinical Trial Import License in Malaysia;

iv

●	“CTX” means the Clinical Trial Exemption in Malaysia;

●	“DGCL” means the General Corporation Law of the State of Delaware, as amended;

●	“DWAC” means The Depository Trust Company’s deposit withdrawal at custodian;

●	“Effective Time” means the time at which the Business Combination became effective;

●	“Escrow Account” means the segregated escrow account in which the Escrow Property is maintained;

●	“Escrow Agent” means Continental or such other escrow agent mutually acceptable to Globalink, PubCo and Alps Holdco;

●	“Escrow Agreement” means an escrow agreement entered into by and among PubCo, Globalink, and the Escrow Agent, effective as of the Effective Time, pursuant to which PubCo shall issue to the Escrow Agent a number of PubCo ordinary shares (with each share valued at $10.00) equal to five percent (5%) of the Merger Consideration Shares;

●	“Escrow Property” means Escrow Shares along with any other dividends, distributions or other income on the Escrow Shares;

●	“Escrow Shares” means a number of PubCo ordinary shares (with each share valued at $10.00) equal to five percent (5%) of the Merger Consideration Shares and any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“FDA” means the U.S. Food and Drug Administration;

●	“Founder Shares” means the 2,875,000 outstanding shares of Globalink common stock held by the Sponsor and Globalink’s directors and officers;

●	“Fully Diluted Alps Holdco Shares” means all ordinary shares of Alps Holdco that are issued and outstanding immediately prior to the Effective Time;

●	“Globalink” means Globalink Investment Inc., a Delaware corporation or the reference to the current corporation as a special purpose acquisition corporation prior to the Business Combination;

●	Globalink Charter” means Globalink’s amended and restated certificate of incorporation, as amended, currently in effect;

●	“Globalink stockholders” means the holders of shares of Globalink common stock;

●	“Globalink Support Agreements” means the agreement entered into in connection with execution of the Merger Agreement pursuant to which Alps Holdco, Globalink, and certain stockholders of Globalink agreed to vote all of the shares of Globalink common stock beneficially owned by them in favor of the Business Combination;

●	“Globalink Warrants” means Private Warrants and Public Warrants, collectively; and

●	“Initial Stockholders” means the Sponsor and Globalink’s directors and officers who are initial holders of the Founder Shares;

●	“Insider Letter” means the letter agreement dated December 6, 2021, by and among Globalink Investment Inc., the Sponsor, PGM and each of Globalink’s directors and officers;

v

●	“IPO” means the initial public offering of Globalink consummated on December 9, 2021;

●	“IRS” means the United States Internal Revenue Service;

●	“ISO” means the International Organization of Standardization;

●	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation;

●	“LCP” means Letter of Credentialing and Privileging Medical Practice;

●	“Lock-up Agreements” means the agreements entered into prior to the Closing, pursuant to which certain Alps Holdco Shareholders and certain Globalink stockholders agreed to certain restrictions on transfer of PubCo ordinary shares for a period of six months to fifteen months after the Closing Date.

●	“MAB” means Medicine Advertisements Board;

●	“Merger Agreement” means the Merger Agreement by and among Globalink, Alps Holdco, the Sponsor, PubCo, Merger Sub and Dr. Tham Seng Kong, dated January 30, 2024, as amended and restated on May 20, 2024 and was further amended on March 6, 2025, April 18, 2025 and September 27, 2025;

●	“Merger Consideration Shares” means 160,000,000 PubCo ordinary shares, subject to the withholding of the Escrow Shares deposited in the Escrow Account, and after the Closing are subject to reduction for the indemnification obligations of the Indemnifying Parties set forth in the Merger Agreement;

●	“Merger Sub” means Alps Biosciences Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo;

●	“MMC” means Malaysian Medical Council;

●	“MOH” means Ministry of Health, Malaysia;

●	“MS” means Malaysian Standard;

●	“NPRA” means National Pharmaceutical Regulatory Agency, Malaysia;

●	“PGM” means Public Gold Marketing Sdn. Bhd., a Malaysian private limited company, an investor who purchased 570,000 private units in the private placement simultaneously with the consummation of the IPO. PGM is an affiliate of the Sponsor as its 95% equity holder has a familial relationship with the control person of the Sponsor;

●	“PIPE Investment” means the private placement contemplated by the Subscription Agreements entered into by and between PubCo, Globalink, Alps Holdco, and certain investors for an aggregate of $3,107,731 for 310,788 PubCo ordinary shares, to be consummated simultaneously with the closing of the Business Combination;

●	“PIPE Subscription Agreements” means the subscription agreements with investors (the “PIPE Investors”) for the subscription of PubCo ordinary shares;

●	“POC” means proof-of-concept;

●	“Private Rights” means the rights of Globalink included in the private units;

●	“Private Units” mean the 570,000 Globalink units issued to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company, in a private placement;

vi

●	“Private Warrants” means warrants of Globalink included in the private units, each entitling the holder thereof to purchase one-half (1/2) share of Globalink common stock at a purchase price of $11.50 per whole share;

●	“PubCo” means Alps Group Inc (formerly known as “Alps Global Holding Pubco”), a Cayman Islands exempted company;

●	“PubCo Board” means the board of directors of PubCo;

●	“PubCo ordinary shares” or “Ordinary Shares” means the ordinary shares of PubCo of par value US$0.0001 each;

●	“PubCo warrants” or “Warrants” means warrants of PubCo each entitling the holder thereof to purchase one-half (1/2) of one PubCo ordinary share at a purchase price of $11.50 per whole share;

●	“public rights” means the rights which were sold as part of the Globalink units in the IPO;

●	“public shares” means shares of Globalink common stock underlying the Units sold in the IPO, including any overallotment securities acquired by Globalink’s underwriters;

●	“public stockholders” means the holders of Globalink public shares;

●	“public units” means the units of Globalink sold in the IPO, whether they were purchased in the IPO or thereafter in the open market, each consisting of one share of common stock, $0.001 par value, one right to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination and one redeemable warrant entitling the holder thereof to purchase one-half (1/2) of a share of common stock at a price of $11.50 per whole share;

●	“public warrants” means warrants of Globalink included in the public units, each entitling the holder thereof to purchase one-half (1/2) share of Globalink common stock at a purchase price of $11.50 per whole share;

●	“R&D” means research and development;

●	“rights” or “Globalink rights” means the rights of Globalink included in the units, each entitling its holder to receive one-tenth (1/10) of a share of Globalink common stock upon the consummation of the Business Combination;

●	“RM” or “Ringgit Malaysia” means the lawful currency of Malaysia;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“Seller Representative” means Dr. Tham Seng Kong, an individual;

●	“Sponsor” or “Parent Representative” means GL Sponsor LLC, a Delaware limited liability company;

●	“Trust Account” means Globalink’s trust account maintained by Continental;

●	“units” or “Globalink units” means public units and private units, collectively;

●	“U.S. Dollars,” “US Dollars,” “$,” or “US$” means the legal currency of the United States;

●	“U.S. GAAP” or “GAAP” means accounting principles generally accepted in the United States;

●	“ZAR” means the legal currency of the Republic of South Africa.

vii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates, and other positive results;

●	the timing, progress and results of preclinical studies and clinical trials for product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

●	the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

●	our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical trials;

●	our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

●	changes in domestic and foreign business, market, financial, political and legal conditions;

●	inability to obtain financing, equity, debt, or convertible debt financings to fund our operations on favorable terms or at all (including where such inability results in additional costs being incurred, and/or additional funding not be available, under existing financing arrangements);

●	growth in demand for our products and services being lower than expected, or eventuating later than expected (including but not limited to delay in development, clinical trials, or commercialization of product candidates);

●	increase in prices of labor or materials, or adverse movements in foreign exchange;

viii

●	disruption to global supply chains;

●	downward pricing pressure from customers;

●	the inability to maintain the listing of the Company’s securities on a U.S. securities exchange;

●	the failure to realize the anticipated benefits of the Business Combination and related transactions;

●	risks related to the rollout of our business strategy and the timing of expected business milestones;

●	the effects of competition on our future business and our ability to grow and manage growth, establish and maintain relationships with customers, and retain management and key employees;

●	the outcome of any legal proceedings that may be instituted against us or any of our respective directors or officers;

●	the impact of any pandemic or other public health crisis and governmental responses;

●	risks related to the Combined Company’s industry;

●	changes in laws and regulations;

●	risks and uncertainties related to being based in and having substantially all operations in Malaysia; and

●	other risks and uncertainties described in the section of this Report entitled “Risk Factors.”

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

ix

SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

Our group consists of Alps Group Inc, Alps Life Sciences Inc, Alps Global Holding Berhad and our subsidiaries, namely, Alps Biotech Sdn. Bhd., Alps Wellness Centre Sdn. Bhd., Alpscap Berhad, Celebre Pro Medic Sdn. Bhd., Celestialab Sdn. Bhd., Mont Life (M) Sdn. Bhd., MyGenome Sdn. Bhd., TMC Global Holdings Sdn. Bhd., and Alps Insurance PCC Inc., and our affiliate, Vax Biotech Sdn. Bhd. (30% owned). We are focused on becoming a fully integrated platform for biotechnology research, medical and wellness company. Our principal activities are research and development in various biotechnology-related products and services, with a focus on the use of precision and preventive medicine, and that substantially all of our operations are conducted through Alps and our subsidiaries and affiliate.

Because all of our pipeline candidates are in the pre-clinical phase, we do not generate revenue from our research and development efforts. Rather, we provide aesthetic treatments, general healthcare and wellness services to generate revenue which is used to support and sustain our research and development activities. This revenue is crucial for covering ongoing operational expenses, funding clinical studies and developing innovative biotechnology solutions, including new product candidates and advancements in precision medicine. Alps believes that this approach ensures that Alps’ R&D activities are not only innovative but also aligned with practical market needs and trends.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time by the Selling Shareholders of up to (a) 1,002,854 Ordinary Shares issued to certain affiliates of Alps Global Holding Pubco who were former Alps Holdco shareholders in connection with the Business Combination as Merger Consideration Shares at an implied purchase price of $10.00 per share;   (b) 2,875,000 Ordinary Shares issued to the Initial Stockholders upon conversion of the Founder Shares issued to the Initial Stockholders prior to the IPO, which were originally purchased for an aggregate purchase price of $25,000 (approximately $0.009 per share); (c) 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO at a price of $10.00 per unit, with each Warrant exercisable for one-half of one Ordinary Share at $11.50 per share; (d) 310,788 Ordinary Shares issued to PIPE Investors pursuant to certain PIPE Subscription Agreements; (e) 305,509 Ordinary Shares issued to Alps directors to settle certain payable owed to such directors; and (f) 946,395 Ordinary Shares  consists of (i) 627,000 Ordinary Shares issued to PGM at Closing of the Business Combination converted from Private Shares and Private Rights; (ii) 280,395 Ordinary Shares issued to PGM as partial conversion of amounts due at Closing of the Business Combination and (iii) 39,000 Ordinary Shares issued to Ng Yan Xun as partial conversion of amounts due at Closing of the Business Combination.

Upon expiration of a lock-up period which is six months to fifteen months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, the Selling Shareholders, collectively the beneficial owners of 5,725,546 Ordinary Shares,  constituting approximately 3.44% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming no exercise of Warrants). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain of the securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Ordinary Shares. Based on the closing price of our Ordinary Shares of $1.00 as of January 5, 2026, the Initial Stockholders (with respect to the Founder shares (as defined below)) may experience potential profit of up to $0.991 per share, or an aggregate amount of profit of up to approximately $2.85 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. See “Risk Factors - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

1

Recent Developments

Completion of Business Combination

On January 30, 2024, Globalink entered into a merger agreement (as amended and restated on May 20, 2024, further amended on March 6, 2025, April 18, 2025, September 27, 2025, and as may be further amended, restated or supplemented from time to time, the “Merger Agreement”), by and among Globalink, GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the effective time of the Acquisition Merger (the “Effective Time”) in accordance with the terms and conditions of the Merger Agreement (the “Parent Representative” or the “Sponsor”), PubCo, Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Holdco and Dr. Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective Time for the shareholders of Alps Holdco as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”).

Pursuant to the terms of the Merger Agreement, the Business Combination between Globalink and Alps Holdco was effected in two steps: (i) Globalink merged with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); and (ii) Merger Sub merged with and into Alps Holdco, resulting in Alps Holdco remaining as the surviving entity and a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

Upon the consummation of the Business Combination on October 28, 2025, and pursuant to the Merger Agreement:

●	All of the outstanding shares of Alps Holdco were cancelled in exchange for the right to receive PubCo ordinary shares equal to the Conversion Ratio (as defined in the Merger Agreement). The aggregate consideration for the Business Combination is US$1.6 billion, payable at the Closing in the form of newly issued PubCo ordinary shares, at $10.00 per share, of US$0.0001 par value each (the “Merger Consideration Shares”). The Merger Consideration Shares were allocated pro rata with each shareholder of Alps Holdco receiving a number of PubCo ordinary shares determined in accordance with the terms of the Merger Agreement.

●	Each share of Globalink common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares), were automatically cancelled, and PubCo issued to its holder (other than Globalink stockholders who exercised their redemption rights in connection with the Business Combination) one validly issued PubCo ordinary share, which was fully paid;

●	Each Globalink warrant to purchase one-half (1/2) of one share of Globalink common stock issued and outstanding immediately prior to effective time of the Redomestication Merger converted into one warrant to purchase one-half (1/2) of one PubCo ordinary share (“PubCo warrant”) (or equivalent portion thereof). The PubCo warrants will have substantially the same terms and conditions as set forth in the Globalink warrants;

●	The holders of Globalink rights (convertible into one-tenth (1/10) of one share of Globalink common stock) issued and outstanding immediately prior to the effective time of the Redomestication Merger obtained the right to receive one-tenth (1/10) of one PubCo ordinary share (“PubCo right”) in exchange for the cancellation of each Globalink right; and

●	8,000,000 shares of ordinary shares the Combined Company (representing five percent (5%) of the Merger Consideration Shares) were issued and held in escrow with Continental Stock Transfer & Trust (“Escrow Agent”) to satisfy any indemnification obligations incurred under the Merger Agreement (the “Escrow Shares”).

●	The name of the Combined Company was changed to “Alps Group Inc”.

2

Subsequent to the execution of the Merger Agreement and as a condition and an inducement to Globalink and Alps Holdco to consummate the Business Combination, PubCo, Globalink and Alps Holdco entered into subscription agreements (collectively, the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”) for an aggregate subscription amount of US$3,107,731 in PubCo ordinary shares in a private placement to be consummated substantially concurrently with the Closing (the “PIPE Investment”). The PIPE Investment closed immediately prior to the consummation of the transactions contemplated by the Merger Agreement. The PIPE Investors, together with certain former shareholders of Globalink also entered into the Registration Rights Agreement with Pubco pursuant to which Pubco will, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 90 days after the Closing. The Amended and Restated Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods.

The Combined Company’s Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ALPS”. Our Warrants are listed on the OTCID under the symbol “ALPWF.”

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at Unit E-18-01 & E-18-02, Level 18, Icon Tower (East), No. 1, Jalan 1/68F, Jalan Tun Razak, 50400 Kuala Lumpur, Wilayah Persekutuan, Malaysia. Our website is https://alps-holdings.com.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

3

Our Organizational Structure

The following chart illustrates the current corporate structure of Alps Group:

Details of our subsidiaries are summarized below:

Company Name	Principal Activities	Date of Incorporation	Principal place of business
Alps Global Holding Berhad

Business of research and development (including stem cell) in all kinds of biotechnology related business, invest and manage business such as health and beauty centre, medical centre as well as acting as an investment holding company

		April 14, 2017	Malaysia

Mont Life (M) Sdn. Bhd.	Skincare, aesthetic, health supplements, food and drinks supplements and household products	May 8, 2015	Malaysia

Celebre Pro Medic Sdn. Bhd.	Business of beauty, health consultant and therapist	October 31, 2011	Malaysia

TMC Global Holdings Sdn. Bhd.	Beauty and health care consultants	July 4, 2014	Malaysia

Alps Wellness Centre Sdn. Bhd.	Business of health screening, beauty aesthetics, and to act as wellness centre	August 18, 2017	Malaysia

Celestialab Sdn. Bhd. (“Celestialab”)	i) Acquire, hold investment and manage movable and immovable assets, landed properties. ii) Manufacture cellular products such as human stem cells and lymphocytes-products to develop, establish, maintain and aid in the development, establishment and maintenance of laboratories on medical science and biotechnology, research stations, containment facilities and programmes	November 27, 2017	Malaysia

4

MyGenome Sdn. Bhd. (“MyGenome”)	Manufacture of medicaments, medical laboratories, research and development on biotechnology	November 27, 2018	Malaysia

Alps Biotech Sdn. Bhd.(“Alps Biotech”)	Leasing of intellectual property and similar products, except copyrighted works, research and development on medical sciences, investment advisory services	May 9, 2019	Malaysia

Alpscap Berhad	Activities of holding companies, accounting, bookkeeping and auditing activities, tax consultancy	April 11, 2018	Malaysia

Alps Insurance PCC Inc.	Provision of unconventional healthcare financing solutions	December 24, 2020	Malaysia

Details of our affiliates are summarized below:

Company Name	Principal Activities	Date of Incorporation	Principal place of business
Vax Biotech Sdn. Bhd.	Manufacture of medicaments	January 25, 2021	Malaysia

Summary of Risk Factors

An investment in our Ordinary Shares and Warrants involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

5

Risks Related to the Company’s Business and Industry

●	Alps Life Sciences Inc is a recently formed holding company with no operating history. It expects to operate through Alps Global Holding Berhad which, in turn, is the holding company of several operating subsidiaries. Alps Global Holding Berhad has a limited operating history since its inception which may make it difficult to evaluate its current business and this makes predictions about its future success or viability subject to significant uncertainty.

●	Alps will need to obtain substantial additional funding to complete the development of its product candidates.

Should we fail to secure the necessary capital in adequate amounts or under acceptable terms, we might be compelled to reduce our workforce significantly, delay, downscale, or cease the development or commercialization of our product candidates, or explore less desirable collaborations for our product candidates. Such scenarios could severely impact our business prospects, financial health, operational results, and lead to a decline in PubCo’s share price after the Business Combination.

●	Alps has identified a material weakness in its internal control over financial reporting and may identify additional material weaknesses in the future that may cause it to fail to meet its reporting obligations or result in material misstatements in its financial statements. If Alps fails to remediate its material weakness, Alps may not be able to report its financial results accurately or to prevent fraud.

●	The selection and prioritization of our product candidates for development are subject to change based on various factors. Abandoning the development of a product candidate or altering Alps’ development priorities could potentially leave it without a viable replacement, thus impacting its business prospects.

●	Alps faces challenges in developing its manufacturing capabilities and may rely on third-party manufacturers, exposing it to various risks, exposing it to various risks including lack of accessibility, quality control, quantity limitations, manufacturing delays, contractual breaches or terminations.

●	Alps’ current product candidates are in the proof-of-concept and preclinical stage and have never been tested in humans. One or all of Alps’ current product candidates may fail in clinical development or suffer delays that materially and adversely affect their commercial viability.

●

Clinical trials are expensive, time-consuming and difficult to design and implement. There can be no assurance that Alps’ product candidates will be able to successfully complete clinical trials. The failure of Alps’ product candidates to complete clinical trials may have a material adverse effect on its business, financial condition, results of operations and prospects.

●	If Alps encounter difficulties enrolling patients in clinical trials, Alps’ clinical development activities could be delayed or otherwise adversely affected.

●

Compassionate use of stem cells therapies and/or other medical treatments and procedures provided by Alps may expose Alps to medical malpractices claims, result in injuries that lead to costly liability suits, and/or subject it to penalties if Alps fails to comply with regulatory requirements or experience unanticipated problems with any products and/or product candidates.

●	The commercial success of any of Alps’ current or future product candidates will depend upon the degree of market acceptance by physicians, patients, third-party payors, and others in the medical community.

●	If the use or misuse of Alps’ product candidates harm patients or is perceived to harm patients even when such harm is unrelated to Alps’ product candidates, Alps’ regulatory approvals could be revoked or could otherwise be negatively impacted, and Alps could be subject to costly and damaging product liability claims.

●	Any cell-based products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale.

●

The manufacturing operations of Alps’ potential product candidates including but not limited to cosmetics products infused with exosomes are themselves dependent upon third-party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm its business.

Alps relies on patents and intellectual property rights licensed from third parties to engage in research, development and commercialization activities. If Alps fails to maintain these licenses on terms favorable or otherwise acceptable to Alps, Alps’ ability to engage in research, development and commercialization activities may be materially impacted, resulting in a materially adverse effect on our business, financial condition and operational results.

6

●	If Alps, its subsidiaries, or associate companies fail to meet their obligations under license agreements, they risk losing the rights to critical technologies upon which the business depends.

●	Alps relies on intellectual property that is jointly developed with third parties which exposes Alps to risks associated with the failure of joint owners to maintain, protect, and enforce such intellectual property and divergent interests arising during the course of joint ownership.

●	Alps faces the risk that changes in the policies of the Malaysian government could have a significant impact upon the business it may be able to conduct in Malaysia and the profitability of such business.

●	The regulatory approval processes of the NPRA and comparable foreign authorities such as FDA are lengthy, time consuming and inherently unpredictable, and if Alps is ultimately unable to obtain regulatory approval for Alps’ product candidates, Alps’ business will be substantially harmed.

●	The FDA and other comparable foreign regulatory authorities may not accept data from trials or studies conducted in Malaysia or other locations outside of their jurisdiction.
●	mRNA drug development has substantial clinical development and regulatory risks due to the novel and unprecedented nature of this new category of therapeutics.
●	If Alps is unable to recruit and retain an adequate number of managers, doctors, nurses, consultants and other support staff in its treatment centres, our service quality and business strategy may suffer.

●

If Alps is unable to adapt to changing aesthetic medical trends and its customers’ changing needs, we will not be able to compete effectively, which may materially and adversely affect its business, financial condition and results of operations.

●	Any failure in Alps’ efforts to train health practitioners could result in the misuse of its products, reduce the market acceptance of its products and have a material adverse effect on the business, financial condition, and results of operations.

●	In the future, if Alps’ customers cannot obtain third-party reimbursement for their use of Alps’ products, they could be less inclined to purchase Alps’ products.

7

Risks Related to PubCo Operating as a Public Company

●	Alps Group’s management team has limited experience managing a public company.

●	If PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo’s Ordinary Shares may be materially and adversely affected.

●	If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

●	Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

●	PubCo does not expect to declare any dividends in the foreseeable future.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	uncertainty in the development of an active trading market for our shares;

●	price volatility of our shares;

●	sale or availability for sale of substantial amounts of our shares by the Selling Shareholders that could cause the price of our shares to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative return;

●	potential additional dilution resulted from the exercise of warrants;

●	warrant may expire worthless, as they may never be in the money;

●	potential dilution for existing shareholders upon our issuance of additional shares; and

●	ability to maintain the listing of our securities on Nasdaq in the future.
8

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuer	Alps Group Inc

Issuance of Ordinary Shares

Ordinary Shares to be issued by us	Up to 6,035,000 Ordinary Shares issuable upon the exercise of 12,070,000 Warrants

Ordinary Shares issued outstanding prior to exercise of all Warrants	166,400,326 Ordinary Shares (as of the date of this prospectus)

Ordinary Shares issued outstanding assuming exercise of all Warrants	172,435,326 Ordinary Shares, based on total shares outstanding as of the date of this prospectus

Exercise Price of Warrants	Each Warrant entitles the holder to one-half of one Ordinary Share at a price of $11.50 per whole share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, dated September 27, 2025, by and among Globalink, the Company and Continental Stock Transfer and Trust Company (the “Amended Warrant Agreement”).

Use of Proceeds	We will receive up to an aggregate of $69,402,500 million from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. See “Use of Proceeds.” However, we do not expect to rely on the cash exercise of the Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information. The exercise price of the Warrants is $11.50 per whole share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, are dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As the closing price of our Ordinary Shares was $1.00 on January 5, 2026, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

9

Resale of Ordinary Shares

The Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	Up to (a) 1,002,854 Ordinary Shares issued to former Alps Holdco shareholders in connection with the Business Combination as Merger Consideration Shares at an implied purchase price of $10.00 per share; (b) 2,875,000 Ordinary Shares issued to the Initial Stockholders upon conversion of the Founder Shares issued to the Initial Stockholders prior to the IPO, which were originally purchased for an aggregate purchase price of $25,000 (approximately $0.009 per share); (c) 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO at a price of $10.00 per unit, with each Warrant exercisable for one-half of one Ordinary Share at $11.50 per share; (d) 310,788 Ordinary Shares issued to PIPE Investors pursuant to certain PIPE Subscription Agreements; (e) 305,509 Ordinary Shares issued to Alps directors to settle certain payable owed to such directors; (f) 946,395 Ordinary Shares consists of (i) 627,000 Ordinary Shares issued to PGM at Closing of the Business Combination converted from Private Shares and Private Rights; (ii) 280,395 Ordinary Shares issued to PGM as partial conversion of amounts due at Closing of the Business Combination and (iii) 39,000 Ordinary Shares issued to Ng Yan Xun as partial conversion of amounts due at Closing of the Business Combination; and (g) 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued at Closing of the Business Combination in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the securities being registered for resale by the Selling Shareholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders.

Market for Ordinary Shares and Warrants	Our Ordinary Shares are listed on Nasdaq under the symbol “ALPS”. Our Warrants are listed on the OTCID under the symbol “ALPWF.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes 6,035,000 Ordinary Shares underlying the Warrants that are outstanding.

10

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Alps’ Business and Industry and the Combined Company

The following risk factors apply to the business and operations of Alps Life Sciences Inc and its operating subsidiaries, which are owned by Alps Global Holding Berhad, and will also apply to the business and operations of Alps Life Sciences Inc following the completion of the Business Combination. Unless the context otherwise requires, references to the “Company,” “Alps,” “we”, “us” and “our” in this subsection “— Risks Related to Alps’ Business and Industry and the Combined Company” generally refer to Alps Group Inc, Alps Life Sciences Inc, Alps Global Holding Berhad,its subsidiaries and consolidated affiliated entity(ies) as a whole. Alps Global Holding Berhad in the present tense and from and after the Business Combination. Where applicable, specific references to a company will refer to such company only.

Risks Related to Our Limited Operating History and Financial Condition

Alps Life Sciences Inc is a recently formed holding company with no operating history and operates through Alps Global Holding Berhad which, in turn, is a holding company of several operating subsidiaries. Alps Global Holding Berhad has a limited operating history since its inception which may make it difficult to evaluate its current business and this makes predictions about its future success or viability subject to significant uncertainty.

Alps Life Science Inc is a holding company formed for the purpose of the Business Combination. As such it has no operating history and its sole business is the business of Alps Global Holding Berhad.

As a biotechnology entity with its pipeline of products all in the preclinical stage, combined with its limited operational history, determining the status and future trajectory of its business involves inherent uncertainties. Alps’ activities have been focused on organizational establishment, strategic planning, fundraising, intellectual property development, identifying new therapeutic targets, and advancing product candidates through various stages of research and development. Alps’ pipeline includes biologics and biopharmaceuticals, none of which have obtained regulatory approval.

To date, all of Alps’ product candidates in the pipeline are in the pre-clinical stage and have not proceeded to clinical trials.

As a result, Alps’ ability to successfully undertake and complete pivotal clinical trials, secure marketing approvals, scale up manufacturing, or engage in effective sales and marketing for product commercialization remains unproven. Despite Alps’ significant investments in research, development, and operations, forecasting our future with any degree of certainty is more challenging than it would be as compared to a company with a more extensive operational history or closer proximity to commercialization.

Moreover, Alps expects to face typical challenges and risks common to early-stage commercial ventures, including those related to organizational growth and the strategic prioritization of commercial, research, and business development initiatives. Alps is also likely to face unexpected expenses and obstacles that could adversely impact its business. Failure to effectively mitigate these risks could adversely impact our business.

11

Alps will need to obtain substantial additional funding to complete the development of its product candidates.

In addition to incurring substantial costs related to operating as a publicly listed company, Alps will require significant additional funds to further the development of its product candidates. However, Alps cannot assure that it will have adequate funds available in the future to further develop and bring to market its existing or potential future product candidates and technologies.

The development of biotechnology product candidates is inherently risky, capital-intensive and the unpredictable nature of candidate success. There is a considerable risk that our product candidates might not demonstrate the requisite efficacy or safety, achieve regulatory approval, or become commercially viable. Currently, Universiti Sains Malaysia (“USM”) has received external funding from the Ministry of Higher Education, Malaysia, and the Ministry of Science, Technology and Innovation, Malaysia, among others to develop a cholera vaccine. This cholera vaccine is being jointly developed by USM and our affiliate, Vax Biotech Sdn. Bhd., (“VaxBio”). As our product candidates progress through preclinical and clinical evaluations, we anticipate the need for significant additional funding to enhance our clinical, regulatory, quality, and manufacturing capabilities. Moreover, obtaining marketing approval for any of our candidates is likely to involve considerable expenses related to marketing, sales, manufacturing, and distribution.

With the successful completion of the Business Combination, any PIPE financing, combined with Alps’ existing resources, will be allocated to support the development of its product candidates, including MyImmune, MyCelest, CAR-T cells, iPSC, mRNA vaccine platform, and Celesome(+) as well as for other research and development activities, working capital, and general corporate purposes. While we believe our existing resources and proceeds from the PIPE financing will be sufficient for at least the next twelve (12) months, our assumptions may prove incorrect. We may need additional funding sooner than expected, necessitating public or private financing or strategic collaborations. However, obtaining additional financing may result in dilution to our stockholders or impose burdensome debt covenants and repayment obligations. Our future capital requirements and the timing and amount of our operating expenditures will depend largely on:

●	the timing and progress of preclinical and clinical development of our current and potential future product candidates;

●	the number and scope of preclinical and clinical programs we decide to pursue;

●	our ability to maintain our current licenses and collaborations, conduct our research and development programs and establish new strategic partnerships and collaborations;

●	the progress of the development efforts of our existing strategic partners and third parties with whom we may in the future enter into collaboration and research and development agreements;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims, including any claims by third parties that we are infringing upon their intellectual property rights;

●	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial position, terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement;

●	the cost and timing of regulatory approvals; and

●	our efforts to enhance operational systems and to hire and retain personnel, including personnel to support development of our product candidates, the operation of our manufacturing facility, and to satisfy our obligations as a public company.

The availability of additional funding on terms favorable to us is not guaranteed. Should we fail to secure the necessary capital in adequate amounts or under acceptable terms, we might be compelled to reduce our workforce significantly, delay, downscale, or cease the development or commercialization of our product candidates, or explore less desirable collaborations for our product candidates. Such scenarios could severely impact our business prospects, financial health, operational results, and lead to a decline in PubCo’s share price after the Business Combination.

12

Our liquidity position is exposed to risks arising from our near-term debt obligations, and failure to meet these obligations may materially harm our business.

We have outstanding debt obligations that mature in the near term. These obligations may require substantial cash outflows, which could reduce the funds available to support our operations, including our research and development programs, capital expenditure requirements, and other strategic initiatives. Pursuant to the Agreement entered into among PubCo, Globalink and PGM dated March 7, 2025 (the “Agreement”), PubCo is obligated to make an aggregate cash payment of $2,000,000 within sixty (60) days from the Closing. The parties have mutually agreed to revise the repayment schedule, pursuant to which PubCo has paid $1,000,000 on December 31, 2025, with the remaining $1,000,000 payable on or before March 20, 2026.

If we are unable to refinance or repay these obligations when due, we may be required to delay or scale down our operational plans, limit investments in growth, or take other actions that could adversely affect our business. Any refinancing may result in higher interest rates or more restrictive covenants, which could further constrain our operations and liquidity. Our inability to meet or refinance our debt obligations could have a material adverse effect on our business, financial condition, and results of operations.

Alps has identified a material weakness in its internal control over financial reporting and may identify additional material weaknesses in the future that may cause it to fail to meet its reporting obligations or result in material misstatements in its financial statements. If Alps fails to remediate its material weakness, Alps may not be able to report its financial results accurately or to prevent fraud.

Alps’ management bears the responsibility for establishing and maintaining internal control over financial reporting, disclosure controls, and compliance with applicable laws. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with international financial reporting standards. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected by the company’s internal controls on a timely basis.

We have identified a material weakness in our internal control over financial reporting and continue to implement measures to remediate it. The material weakness primarily relates to (i) a lack of sufficient accounting and supervisory personnel with the appropriate level of technical accounting experience and training, (ii) limited supervision over external advisors providing technical accounting services, and (iii) inconsistent application of accounting processes and procedures by our accounting personnel. As a result, we may not always prevent or detect misstatements in our financial statements on a timely basis.

We recently appointed our Chief Financial Officer. While the CFO appointment strengthens our finance leadership, the Company remains in the process of developing and implementing a remediation plan to address the material weakness; however, Alps’ overall control environment still requires enhancement, which may expose the Company to errors, losses or fraud. Alps’ remediation plan includes the hiring of additional suitably qualified staff. Additionally, Alps intends to document and implement consistent accounting policies and procedures and provide additional training to its accounting and finance staff. While Alps is working to remediate the material weakness as quickly and efficiently as possible, Alps cannot at this time provide an estimate of the costs it expects to incur or the expected timeline in connection with implementing its remediation plan. These remediation measures may be time-consuming and costly, and might place significant demands on its financial and operational resources. If Alps is unable to successfully remediate this material weakness or successfully supervise and rely on outside advisors with expertise in these matters to assist in the preparation of its financial statements, Alps’ financial statements could contain material misstatements, which, if discovered in the future, could result in a failure to meet its future reporting obligations.

13

Risks Related to Development of Our Product Candidates

The selection and prioritization of our product candidates for development are subject to change based on various factors. Abandoning a product candidate’s development or changing our development priorities could leave us without a viable replacement, impacting our business prospects.

Alps may determine to abandon the development of one or more of Alps’ product candidates, or we may change the prioritization of the development of certain product candidates, or Alps may select or acquire and prioritize the development of new product candidates. Alps’ choice and prioritization of product candidates for development will be influenced by a variety of factors, including but not limited to:

●	Alps may have limited capital to finance its development programs and projected costs may affect its ability to enter into licensing or collaborative arrangements with other biotechnology or biopharma companies or universities with their own laboratory facilities and research staffs to conduct research and development of one or more product candidates;

●	competitors may develop alternatives that render Alps’ potential product candidates obsolete or less attractive;

●	potential product candidates that Alps develop may nevertheless be covered by third parties’ patents or other exclusive rights;

●	potential product candidates may not be effective in treating their targeted diseases;

●	potential product candidates may, on further study, be shown to have harmful side effects, toxicities or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance;

●	Alps’ analysis of market demand and market prices for the products we plan to develop could lead us to conclude that market conditions are not favorable for receiving an adequate return on Alps’ investment in product development and commercialization;

●	a potential product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; or

●	the regulatory pathway for a potential product candidate is too complex and difficult to successfully navigate programs.

14

Alps faces challenges in developing its manufacturing capabilities and currently relies may rely on third-party manufacturers, exposing it to various risks including lack of accessibility, quality control, quantity limitations, manufacturing delays, contractual breaches or terminations.

The manufacturing of biotechnology product candidates is complex, requiring significant expertise and capital, including the development of advanced manufacturing facilities, which we currently lack. Unless Alps we can finance and develop its own our manufacturing facilities, we will need to depend on third-party manufacturers, with no guarantee of favorable terms or availability. Whether Alps manufactures products or rely relies on third parties, it faces risks including manufacturing delays, inability to meet quality and quantity requirements, regulatory compliance challenges, and potential contract breaches or terminations. Regardless of whether Alps manufactures or relies on third parties to manufacture products for Alps, Alps we will face all risks related to the manufacture of therapeutic products for use in medicine including the following risks:

●	Alps or any third-party manufacturers might be unable to timely formulate and manufacture Alps’ products or produce the quantity and quality required to meet Alps’ clinical and commercial needs, if any;

●	Alps or any third-party manufacturers may not be able to execute Alps’ manufacturing procedures appropriately;

●	Any third-party manufacturers Alps engage may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply Alps’ clinical trials or to successfully produce, store and distribute Alps’ products on a commercial scale;

●	Alps or any third-party manufacturers will be subject to ongoing periodic unannounced inspection by the NPRA or other regulatory body, and corresponding state agencies to ensure strict compliance with cGMP and other government regulations and corresponding foreign standards. Alps will not have control over third-party manufacturers’ compliance with applicable regulations and standards;

●	Alps may not own, or may have to share, the intellectual property rights to any improvements made by Alps’ third-party manufacturers in the manufacturing process for Alps’ product candidates;

●	Third-party manufacturers could breach or terminate their agreements with Alps; and/or

●	Alps or third-party manufacturers may experience manufacturing difficulties due to resource constraints or as a result of labor disputes or unstable political environments.

In addition, Alps in the future may rely on third parties to perform release testing on Alps’ product candidates prior to delivery to patients. If these tests are not appropriately conducted and test data are not reliable, patients could be put at risk of serious harm which could result in product liability suits.

If Alps or any third-party manufacturers that Alps may engage were to encounter any of these difficulties, Alps’ ability to provide Alps’ product candidates to patients in clinical trials or to the medical marketplace would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, could require Alps to either commence new clinical trials at additional expense or terminate clinical trials completely.

The regulatory authorities also may, at any time following approval of a product for sale, audit Alps’ manufacturing facilities or those of Alps’ third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of Alps’ product specifications or applicable regulations occurs independent of such an inspection or audit, Alps or the relevant regulatory authority may require remedial measures that may be costly and/or time-consuming for Alps or a third party to implement and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon Alps or third parties with whom we contract could materially harm Alps’ business.

Additionally, if supply from one approved manufacturer is interrupted, there could be a significant disruption in commercial supply. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in Alps’ desired clinical and commercial timelines.

Alps may not be able to manufacture product that meets release criteria due to sterility, identity or potency issues. Alps may not have access or be able to make the reagents necessary to manufacture the cells and Alps may not have access to adequate supply channels to transport and distribute the products. There are also risks that the cells may be destroyed by interruption in their cryopreservation by means of natural disasters such as earthquakes, power outages, or other unexpected events, or the cells may be determined to be unacceptable as a source of human cellular therapies for reasons Alps cannot envision. Alps cannot assure you that any stability or other issues relating to the manufacture of any of Alps’ product candidates or products will not occur in the future. If any of Alps’ master cell banks are lost or destroyed, including due to systems failure, Alps’ planned clinical trials would be severely delayed, and Alps would incur significant costs associated with obtaining new supply of cell banks. Accordingly, failures or difficulties faced at any level of Alps’ supply chain could adversely affect Alps’ business and delay or impede the development and commercialization of any of Alps’ product candidates or products and could have an adverse effect on Alps’ business, prospects, financial condition and results of operations.

15

There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing cell-based products for Alps. Accordingly, Alps’ cell-based products may have to compete with other cell-based products to access these manufacturing facilities. Future therapies that Alps may develop may compete with other product candidates and products for access to manufacturing facilities. Any performance failure on the part of Alps’ existing or future manufacturers could delay clinical development or marketing approval.

Each of these risks could delay Alps’ clinical trials, any regulatory approval of Alps’ product candidates, or the commercialization of Alps’ product candidates, and could result in higher costs or deprive Alps of potential product revenue.

Our current product candidates are in preclinical development and have never been tested in humans. One or all of our current product candidates may fail in clinical development or suffer delays that materially and adversely affect their commercial viability.

To date, none of our candidates has proceeded to clinical trials or been tested in humans. Our future profitability hinges on our ability to obtain regulatory approvals and successfully commercialize our product candidates, either independently or with partners.

Achieving commercial distribution for our product candidates requires extensive preclinical studies and clinical trials to prove their safety, purity, and efficacy in humans. Although we have observed positive outcomes observed in preclinical animal models for treatment of heart failure using iPSC-derived cardiomyocytes and the joint development of the oral Cholera vaccine VCUSM14P, these findings may not necessarily translate to similar success in future human clinical trials. There’s a risk that our product candidates may not exhibit the desired safety and efficacy in later stages of clinical development, even if they show promise in early trials. It is uncertain whether NPRA will authorize us to conduct clinical trials. Moreover, the completion and outcomes of our preclinical studies are unpredictable, and it is uncertain whether the NPRA or other regulatory bodies will approve our clinical programs, protocols, or support the further development of our preclinical programs for human testing.

Further, some or all of Alps’ product candidates under development may require the genetic modification of the pluripotent master cell banks. There is no certainty that a genetic modification will provide a long-term solution to transplant rejection, or that the modified cells will not cause unanticipated health risks to the patient that could delay or even halt the development of the products.

The preclinical development stage exposes us to inherent risks of failure associated with novel therapeutic approaches, targets, and action mechanisms. While we plan to initiate clinical trials for our leading candidates, there’s no assurance of progressing to clinical development for any candidate or of demonstrating clinical benefits in patient testing. Considering the costs, uncertainties, delays, and challenges typical for preclinical stage biotechnology company like us, our prospects should be evaluated accordingly. For example, the joint development of oral Cholera vaccine cannot be carried out in Malaysia, due to the relatively low incidence of cholera compared to endemic regions. The limited data available would hinder the accurate assessment of the cholera vaccine’s impact. Additionally, the low cholera burden in Malaysia makes it impractical and inefficient to conduct large-scale clinical trials and secure the necessary approvals.

16

We may not be able to access the financial resources to continue development of, or to enter into any collaborations for, any of our current or potential future product candidates. This may be exacerbated if we experience any issues that delay or prevent regulatory approval of, or our ability to commercialize, a product candidate, such as:

●	negative or inconclusive results from our preclinical studies or clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical studies or clinical trials or abandon any or all of our programs;

●	adverse events experienced by participants in our clinical trials or by individuals using therapeutics similar to our product candidates;

●	delays in submitting CTIL, CTX or comparable foreign applications, or delays or failures to obtain the necessary approvals from regulatory authorities to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

●	conditions imposed by the NPRA or other regulatory authorities regarding the scope or design of our clinical trials;

●	delays in enrolling research subjects in clinical trials;

●	high drop-out rates of research subjects;

●	inadequate supply or quality of product candidate components or materials or other supplies necessary for the conduct of our clinical trials;

●	greater-than-anticipated clinical trial costs;

●	poor potency or effectiveness of our product candidates during clinical trials;

●	unfavorable NPRA or other regulatory authority inspection and review of a clinical trial or manufacturing site;

●	delays as a result of the pandemic or other force majeure events or other associated events;

●	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all; or

●	delays and changes in regulatory requirements, policies and guidelines.

Clinical trials are expensive, time-consuming and difficult to design and implement. There can be no assurance that our product candidates will be able to successfully complete clinical trials. The failure of our product candidates to complete clinical trials may have a material adverse effect on our business, financial condition, results of operations and prospects.

Human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Because our current and potential future product candidates are based on new technologies and discovery approaches, we expect that they will require extensive research and development and have substantial manufacturing and processing costs. In addition, the NPRA or other regulatory authorities may require us to perform additional testing before commencing clinical trials and may be hesitant to allow us to enroll patients impacted with our targeted disease indications in our future clinical trials. If we are unable to enroll patients impacted by our targeted disease indications in our future clinical trials, we would be delayed in obtaining potential POC data in humans, which could extend our development timelines. In addition, costs to treat patients and to treat potential side effects that may result from our product candidates may be significant. Accordingly, our clinical trial costs are likely to be high and there is no assurance that our product candidates will successfully complete clinical trials. A failure to complete clinical trials could have a material adverse effect on our business, financial condition, results of operations and prospects.

17

If we encounter difficulties enrolling patients in clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. We may encounter delays in enrolling, or be unable to enroll, a sufficient number of patients to complete any of clinical trials of our product candidates, and even once enrolled we may be unable to retain a sufficient number of patients to complete the trials. The enrollment of patients depends on many factors, including:

●	the patient eligibility criteria defined in the protocol;

●	the size of the patient population required for analysis of the trial’s primary endpoints;

●	the proximity of patients to study sites;

●	the design of the trial;

●	our ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new products that may be approved for the indications Alps is investigating;

●	our ability to obtain and maintain patient consents; and

●	the risk that patients enrolled in clinical trials will drop out of the trials before completion.

In addition, clinical trials of our product candidates may compete with other clinical trials for product candidates of other companies that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us, because some patients who might have opted to enroll in trials of our product candidates may instead opt to enroll in a trial being conducted by one of our competitors. Since the number of qualified clinical investigators is limited, we expect that clinical trials or our product candidates may be conducted at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials in such clinical trial site.

Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop our product candidates or could render further development impossible.

Compassionate use of stem cells therapies and/or other medical treatments and procedures provided by Alps may subject us to medical malpractices, result in injuries that lead to costly liability suits, and/or subject us to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with any products and/or product candidates.

We have facilitated compassionate use of stem cells therapies in Malaysia, in accordance with the applicable laws and regulations established by the Malaysian regulatory authorities.

In Malaysia, the Control of Drugs and Cosmetics Regulations 1984, under the Sale of Drugs Act 1952, allows hospitals or physicians to apply for an exemption from license registration for importing or manufacturing products solely for treating patients with life-threatening conditions, as per Regulation 15(6). This regulatory pathway enables the compassionate use or named patient program, extending to patients already part of an approved clinical trial. The application criteria for such programs are stringent, necessitating the treatment to be for patients facing serious or immediate life-threatening conditions, with no alternative therapies available, among other considerations. While Alps strives to ensure its applications for compassionate use align with the requirements established by the Malaysian authorities, there remains a risk that regulatory perspectives may diverge from Alps’ interpretations. If Alps’ determination does not align with regulatory perspective and Alps becomes required to make compassionate use applications, Alps’ results of operations and project development timeline may be adversely affected.

The investigational nature of Alps’ products under compassionate use implies that their safety and efficacy profiles are not fully established, typically warranting their use within clinical trial settings. Post-trial access to investigational products is facilitated through the compassionate use program in Malaysia, which is strictly limited to participants of approved clinical trials involving CTIL and CTX, on a named patient basis. Our physicians are responsible for off-label compassionate use of our product candidates which requires comprehensive patient consent prior to treatment initiation.

18

Given these conditions, there is an inherent risk of future legal liabilities or damages stemming from the off-label compassionate use of our product candidates. Should adverse outcomes arise from such use, or if regulatory authorities interpret our compliance with compassionate use provisions differently, we may face lawsuits that could significantly impact our operations and financial standing. The legal and regulatory landscape for compassionate use is complex and subject to change, and our engagement in these programs, despite rigorous adherence to existing guidelines, may expose us to unforeseen liabilities. Our assumptions regarding the use of investigational products are based on the current interpretation of applicable regulations. However, if Alps fails to comply with the evolving legal and regulatory framework governing cell and gene therapy products, the Company may face regulatory scrutiny, investigations, fines, or other penalties, which could adversely affect our business, revenue projections, operations, and financial condition.

In addition, Alps’ provision of medical treatments and procedures entails inherent risks associated with medical malpractice, despite rigorous adherence to industry standards and best practices. There is a risk that patients may experience adverse outcomes, complications, or dissatisfaction with the provided medical care, leading to potential claims of medical malpractice. Such claims could arise from allegations of negligence, errors in diagnosis or treatment, failure to obtain informed consent, or breaches of duty of care. While Alps endeavors to maintain high standards of medical care and employs qualified healthcare professionals, there remains the possibility of human error, unforeseen complications, or adverse reactions to treatments. Moreover, factors beyond Alps’ control, such as patient-specific conditions, medical histories, or external environmental factors, may contribute to adverse outcomes or perceived medical malpractice.

Alps maintains medical malpractice insurance coverage to mitigate the financial risks associated with potential medical malpractice claims. However, there can be no guarantee that such insurance coverage will be adequate to fully indemnify Alps against all potential liabilities arising from medical malpractice claims. Such claim whether meritorious or not, could result in significant legal expenses, damage to reputation, and financial liabilities for Alps. Furthermore, adverse publicity stemming from medical malpractice claims may impact patient confidence, referral patterns, and overall business operations.

The commercial success of any of Alps’ current or future product candidates will depend upon the degree of market acceptance by physicians, patients, third-party payors, and others in the medical community.

Even with approvals from the NPRA and comparable foreign regulatory authorities such as the FDA, the commercial success of Alps’ products will depend in part on the health care providers, patients, insurers, and third-party payors accepting Alps’ product candidates as medically useful, cost-effective, and safe. Any product that Alps bring to the market may not gain market acceptance by physicians, patients, insurers, third-party payors and other health care providers. The clinical development, commercialization, and marketing of our product candidates are at an early-stage, substantially research-oriented, and financially speculative. It is important to recognize that developing and bringing cell therapies to market is a challenging endeavor, with only a few companies achieving success thus far. Cell therapies, in general, carry inherent risks, including potential side effects, immune system responses, limited therapeutic efficacy, and high costs, which may hinder their regulatory approval or commercial adoption. Alps’ success hinges on several factors, including the establishment of a robust global market for cell therapies and its ability to carve out a competitive position within this evolving landscape with its product candidates.

Even if Alps, a collaborator, or a licensee of Alps’ technology successfully develop and obtain regulatory approval for Alps’ product candidates, the market may not understand or accept them. Alps’ product candidates represent novel treatments and are expected to compete with a number of more conventional products and therapies manufactured and marketed by others, including major pharmaceutical and biotechnology companies. The degree of market acceptance of any of Alps’ products will depend on a number of factors, including without limitation:

●	the efficacy of the product as demonstrated in clinical studies and potential advantages over competing treatments;

●	the prevalence and severity of the disease and any side effects;

●	the clinical indications for which approval is granted, including any limitations or warnings contained in a product’s approved labeling;

●	the convenience and ease of administration;

●	the cost of treatment, particular if compared to existing treatments;

●	the willingness of the patients and physicians to accept and use these therapies and the perception of efficacy and safety of Alps’ approved products by such parties;

●	the marketing, sales and distribution support for the products;

●	the publicity and ethical, social and legal concerns regarding the use of embryonic stem cells for Alps’ products or competing products and treatments;

●	government regulations restricting or prohibiting Alps’ research or manufacturing processes for stem cells due to ethical, social and legal concerns regarding their use in medical research and treatment; and

●	the pricing and availability of third-party insurance coverage and reimbursement.

Even if a product displays a favorable efficacy and safety profile upon approval, market acceptance of the product will initially remain uncertain. Efforts to educate the medical community and third-party payors on the benefits of the products may require significant investment and resources and may never be successful. If Alps’ products fail to achieve an adequate level of acceptance by physicians, patients, third-party payors, and other health care providers, Alps will not be able to generate sufficient revenue to become or remain profitable.

19

If the use or misuse of Alps’ product candidates harm patients or is perceived to harm patients even when such harm is unrelated to Alps’ product candidates, Alps’ regulatory approvals could be revoked or could otherwise be negatively impacted, and Alps could be subject to costly and damaging product liability claims.

The use or misuse of any product candidates in future clinical trials and the sale of any products for which Alps obtain marketing approval exposes Alps to the risk of product liability claims. Product liability claims might be brought against Alps by consumers, healthcare providers, pharmaceutical companies, or others selling or otherwise coming into contact with Alps’ products. There is a risk that Alps’ product candidates may induce adverse events. If Alps cannot successfully defend against product liability claims, Alps could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

●	impairment of Alps’ business reputation;

●	initiation of investigations by regulators;

●	withdrawal of clinical trial participants;

●	costs due to related litigation;

●	distraction of management’s attention from Alps’ primary business;

●	substantial monetary awards to patients or other claimants;

●	the inability to commercialize Alps’ product candidates;

●	product recalls, withdrawals or labeling, and marketing or promotional restrictions;

●	loss of revenue; and

●	decreased demand for Alps’ product candidates, if approved for commercial sale.

Alps may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect Alps against losses due to liability. If and when Alps commence clinical trials or obtain regulatory and marketing approval for any product candidates, Alps intends to increase Alps’ insurance coverage to include clinical use or the sale of commercial products, as applicable; however, Alps may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in lawsuits based on drugs or medical treatments that had unanticipated adverse effects. A successful product liability claim or series of claims brought against Alps could cause Alps’ stock price to decline and, if judgments exceed Alps’ insurance coverage or if the insurer refuses to cover and insure the claim, such factors could adversely affect Alps’ results of operations and business.

Alps’ business entails a significant risk of product liability, and its inability to obtain sufficient insurance coverage could have a material effect on its business, financial conditions, results of operations and prospects.

Alps does not currently have insurance coverage for all potential risks inherent in the business operations of its subsidiaries.

As Alps conducts preclinical studies and future clinical trials for its product candidates, it exposes itself to inherent risks associated with product development, testing, manufacturing, and marketing. Despite any future efforts to secure additional product liability insurance, there is no guarantee it will fully reimburse Alps for potential expenses or losses incurred from liability claims. If Alps obtains marketing approval for any of its product candidates, such claims could trigger regulatory investigations into the safety and effectiveness of the products, manufacturing processes, and facilities, or the marketing programs. This could potentially result in product recalls or more serious enforcement actions, limitations on approved indications, or even the suspension or withdrawal of approvals. A successful product liability claim or series of claims against Alps could cause a decline in its share price. If judgments exceed Alps’ insurance coverage, it could adversely affect its results of operations and business, including preventing or limiting the commercialization of any product candidates it develops.

Moreover, insurance coverage is becoming increasingly expensive, and in the future, Alps or any future collaborators may struggle to maintain adequate coverage at a reasonable cost or in sufficient amounts to protect against liability losses.

20

Any cell-based products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale.

Producing cell-based therapeutic products derived from pluripotent stem cells and mesenchymal cells for commercial use presents substantial challenges, as these cells have traditionally been generated only on a small scale. This scale is not sufficient for the mass commercialization required for widespread market penetration. Should Alps succeed in advancing cell-derived therapeutic products to the market, significant advancements in manufacturing facilities, processes, and technologies will be essential for commercial-level production. Given the complex nature of pluripotent stem cell and mesenchymal cell products, manufacturing them on a commercial scale is anticipated to be more costly compared to most existing drugs. This increased manufacturing cost necessitates setting higher prices for these products to cover costs and generate profit. However, if the pricing makes these products prohibitively expensive, healthcare institutions and professionals might hesitate to adopt them, potentially impacting the volume of sales needed for Alps to recover development costs and achieve profitability.

The manufacturing operations of some of our potential product candidates including but not limited to cosmetics products infused with exosomes are themselves dependent upon third-party suppliers, making us potentially vulnerable to supply shortages and price fluctuations, which could harm our business.

We are currently at the stage where we are able to derive exosomes from human Umbilical Cord Mesenchymal Stem Cells (hUMSCs) with our in-house facilities at MYCELEST. We are in the process of exploring the development of exosome infused products and have not developed or manufactured exosome infused products. At this time, we are not capable of manufacturing the finished cosmetics products such as facial masks and face serum infused with exosomes in-house. Accordingly, we expect to rely on third party manufacturers to produce any exosome infused products that we develop in the future. Such future reliance on third party manufacturers or suppliers could potentially expose us to risks that could harm our business, including:

●	interruption of supply resulting from modifications to or discontinuation of our products;

●	delays in product shipments resulting from uncorrected defects, reliability issues, or variation in a component;

●	a lack of long-term supply agreements;

●	inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

●	difficulty and cost associated with locating and qualifying alternative suppliers in a timely manner;

●	production delays related to the evaluation and testing from alternative suppliers, and corresponding regulatory qualifications; and

●	damage to our brand reputation.

Any interruption in the supply, or our inability to obtain substitute from alternate sources at acceptable prices in a timely manner, could harm our ability to perform procedures, fulfil customer orders and satisfy market demand until new sources of supply are identified and qualified. As of the date of this registration statement, we have not entered into any contracts with third parties for the manufacture of finished cosmetic products.

21

Alps’ inability to distinguish the product candidates from other similar treatment or solutions may restrict market acceptance of its products and market share.

While our line of product candidates represents a relatively new entry into the Southeast Asia market, it may not possess striking novelty against its predecessors. Alps’ future success will depend on our ability to increase demand for its products by demonstrating to a broad spectrum of healthcare providers the potential performance advantages and cost-effectiveness of our products, and our inability to do so could have a material adverse effect on the business, financial condition, and results of operations. As a result, we generally are required to invest a significant amount of time and resources to educate healthcare administrators and other purchasers about the benefits of a product in comparison to competing products and technologies before completing a sale, if any.

Several factors could hinder healthcare professionals’ adoption of our product candidates, including doubts about product efficacy, costs and reliability. Healthcare administrators considering our technology must allocate time to grasp the innovation, gauge physician receptiveness, evaluate the financial implications for their practice, and become adept at introducing and utilizing our products. Without a pressing competitive need, administrators may not prioritize learning about our products’ potential advantages. Acceptance and adoption by healthcare professionals may be contingent on additional clinical evidence supporting our products’ safety and effectiveness or endorsements from respected figures within the healthcare community. Moreover, economic pressures, such as downturns, shifts in healthcare reimbursement policies, or market-specific competitive challenges, might deter healthcare organizations from investing in significant capital equipment or new technologies.

Risks Related to Our Intellectual Property

Alps relies on patents and intellectual property rights licensed from third parties to engage in research, development and commercialization activities. If we fail to maintain these licenses on terms favorable or otherwise acceptable to Alps, Alps’ ability to engage in research, development and commercialization activities may be materially impacted, resulting in a materially adverse effect on our business, financial condition and operational results.

Alps, its affiliate and/or subsidiaries holds licenses granting them rights to third-party intellectual property that is necessary or useful to its business. In particular, Alps has obtained licenses from certain individuals for intellectual property concerning stem cell and/or exosome processing technologies, and VaxBio has granted a patent license covering protein mucosal delivery system method for use in developing cholera vaccine. Alps may enter into additional licenses to third-party intellectual property in the future.

Alps’ licenses to such intellectual property rights may not provide exclusive or unrestricted rights in all fields of use and in all territories in which Alps may wish to develop or commercialize its products in the future and may restrict its rights to offer certain products in certain markets, including through non-compete provisions, or impose other obligations on Alps in exchange for its rights to the licensed intellectual property. In addition, Alps may not have full control over the maintenance, protection, enforcement or use of the intellectual property rights in-licensed from licensors, and therefore Alps may be reliant on the licensors to conduct such activities.

These in-licensed patents are critical to our research, development, and commercialization activities. Our success will depend in part on the ability of our licensors to obtain, maintain, and enforce patent protection for the licensed intellectual property. While these arrangements enable access to essential technology and intellectual property, they also pose several risks that could adversely affect our business, financial condition, and operational results, as follows:

●	Our dependence on licensed intellectual property creates a risk of uncertainty regarding the continued availability of these rights. Licenses may be subject to termination under certain conditions, renegotiation, or may not be renewable on favorable terms, or at all. The loss of a critical license could result in the discontinuation of key research projects or the inability to continue manufacturing or selling certain products, which would negatively impact our business operations and financial performance.

●	Licensed intellectual property rights often come with financial obligations, including upfront payments, milestone payments, royalties on sales, and maintenance fees. These financial commitments can be substantial and may adversely affect our profitability. Additionally, disputes over royalty calculations or other financial terms can lead to litigation or arbitration, further imposing financial and operational burdens on our company.

●	Licenses typically contain restrictions on our ability to sublicense or otherwise transfer our rights to third parties. These restrictions can limit our flexibility in developing and commercializing our technology and products, potentially restricting our ability to enter into partnerships or collaborations that could be beneficial to our business.

●	We may also be unaware of existing patents that may be infringed upon by their respective patent owners. Our rights to use licensed intellectual property may be challenged by third parties, including challenges to the validity, enforceability, or scope of the underlying patents. Such challenges could jeopardize our ability to continue utilizing essential technologies or force us into costly litigation to defend our rights to use the licensed intellectual property.

●	Our licensors may not successfully prosecute the patent applications we have licensed. Our business may be adversely affected if licensors fail to adequately maintain or enforce the intellectual property rights we have licensed. Our ability to develop and commercialize our products depends on the licensors’ diligence in prosecuting patent applications, maintaining issued patents, and defending intellectual property against infringement or invalidity claims. Their failure to do so could materially and adversely affect our business and prospects.

22

Alps relies on in-licensed patents registered in China for research and development activities even though Alps operates its business from Malaysia. As such, there is a risk that these in-licensed patents will not constitute adequate protection and affect our ability to successfully develop and commercialize our products.

Alps relies on in-licensed patents from China to support its research, development, and commercialization activities. However, these patents provide protection solely within China and may not offer adequate protection in other region(s) where Alps operates. Currently, Alps operates and conducts all of its research and development activities in Malaysia. It also works with strategic research partners that are based in Malaysia and also expects to develop products for commercialization in Malaysia and other territories outside of China. As these in-licensed patents do not extend protection beyond China, Alps faces the possibility that competitors could develop similar or derivative products, potentially leading to market saturation and increased competition, impacting its ability to commercialize its own products successfully. In addition, there will always be a risk that competitors or other third parties could challenge the validity or enforceability of any patent issued or licensed or sublicensed to Alps, Alps’ ability to defend its intellectual property rights could be compromised. This may lead to delays or difficulties in bringing products to market, or even the inability to commercialize products entirely, particularly in regions where patent protection is absent or weak. Such challenges could significantly impact Alps’ long-term growth and ability to compete effectively in global markets.

If Alps, its subsidiaries, or associate companies fail to meet their obligations under license agreements, they risk losing the rights to critical technologies upon which the business depends.

Certain product candidates, such as the cholera vaccine and iPSC, rely on technologies that Alps, its subsidiaries, or associate companies have obtained through licensing agreements with external parties, including USM and USCI University. For example, the licensing and commercialization agreement between VaxBio, Alps’ affiliate, and USM, dated September 12, 2023, imposes various obligations on VaxBio, including payment obligations and commitments to pursue the development and commercialization of products and technologies. Alps, its subsidiaries, and/or associate companies may enter into additional license agreements in the future. Alps’ existing license agreements impose, and it expects that future license agreements will impose various obligations including diligence, milestone payment, royalty, and other requirements. If Alps, its subsidiary, or associate company fails to comply with their obligations under these agreements, or they are subject to a bankruptcy, the licensor may have the right to terminate the license, in which event we would not be able to market products covered by the license.

If Alps, its subsidiary, or associate company fails to comply with its obligations under the agreement, or if Alps becomes subject to winding up or liquidation, the licensor may have the right to terminate the license. In such an event, Alps would be unable to market products covered by the license.

In some cases, patent prosecution of our licensed technology is controlled solely by the licensor. If our licensors fail to obtain and maintain patent or other protection for the proprietary intellectual property we license from them, we could lose our rights to the intellectual property and our competitors could market competing products using the intellectual property.

23

In addition, the agreements under which Alps, its affiliate and/or subsidiaries currently licenses or otherwise obtains rights to intellectual property from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations, which may lead to disputes between Alps and its licensor, including:

●	the scope of rights granted under the license agreement;

●	the extent to which Alps’ product infringe on intellectual property of the licensor that is not subject to the license agreement;

●	the right to sublicense patent and other rights under Alps’ collaborative development relationships;

●	Alps’ diligence and other obligations under the license agreement; and

●	the ownership of inventions and know-how resulting from the joint invention of intellectual property by Alps and its licensors and/or collaborators.

The resolution of any contract disagreement that may arise could narrow what Alps believes to be the scope of its rights to the relevant intellectual property, or increase what Alps believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on its business, financial condition, results of operations, and prospects. If Alps is required to engage in litigation to enforce or defend its rights under its license agreements, even if it is successful, such litigation could require significant financial resources, divert the attention of management and harm Alps’ business. Moreover, if disputes over intellectual property that Alps has licensed or otherwise obtained rights to prevent or impair Alps’ ability to maintain its current arrangements on commercially acceptable terms, or at all, Alps may be unable to successfully commercialize the affected product, which could have a material adverse effect on Alps’ business, financial condition, results of operations, and prospects.

Alps relies on intellectual property that is jointly developed with third parties which exposes Alps to risks associated with the failure of joint owners to maintain, protect, and enforce such intellectual property and divergent interests arising during the course of joint ownership.

Alps engages in collaborations and partnerships with other entities, including universities. Through these collaborations, we may jointly develop intellectual property that is crucial to our product development and commercialization efforts. An example of this is our collaboration with USM. While these partnerships can be instrumental in advancing our research and development capabilities, they also introduce significant risks associated with the joint ownership of intellectual property, including:

●	Joint ownership of intellectual property rights can lead to complexities in the management and decision-making processes regarding the exploitation, protection, and enforcement of these rights. Divergent interests among co-owners may result in delays or failure to effectively prosecute patent applications, maintain issued patents, or defend against challenges to our intellectual property rights. Alps Biotech Sdn. Bhd. jointly owns intellectual property with USM through a Research Collaboration Agreement dated 1 September 2020 (“Research Collaboration Agreement”). The Research Collaboration Agreement has expired, and Alps is in discussions to extend or modify this collaboration relationship with USM. Until such time as Research Collaboration Agreement has been extended and depending upon the terms of such extension, Alps may face difficulties relating to the use, protection, and commercialization of the intellectual property jointly owned with USM.

●	Agreements involving joint ownership often require detailed provisions on the allocation of revenues derived from the commercialization of jointly owned intellectual property. Disputes over revenue sharing or the allocation of expenses associated with the maintenance and protection of intellectual property may arise, potentially leading to litigation or arbitration that could be costly and time-consuming.

●	Joint ownership arrangements typically include provisions that restrict our ability to unilaterally license or transfer our interest in jointly owned intellectual property. Such restrictions could limit our flexibility in responding to market opportunities or challenges, potentially affecting our competitive position and financial prospects.

●	Our reliance on co-owners for the maintenance, protection, and enforcement of jointly owned intellectual property rights may expose us to risks associated with their solvency, willingness, and ability to fulfill these responsibilities. We are currently in discussions with USM to extend or otherwise modify the Research Collaboration Agreement. If we are not successful in extending our collaboration relationship with USM, Alps’ ability to license, sell, or otherwise exploit the intellectual property that is jointly owned with USM may be delayed or restricted and USM’s willingness to cooperate with us to maintain, protect and enforce such jointly owned intellectual property could be negative affected, which could in turn adversely impact our business operations and financial condition.

24

There is no certainty that Alps’ future patent applications will result in the successful registration of patents.

Alps may file additional new patent applications in the future seeking patent protection for new technology or products that Alps develops itself or jointly with others. However, there is no assurance that any of Alps’ licensed patent applications, or any patent applications that Alps may file in the future in the Malaysia or abroad, will result in the successful registration of such patents.

Navigating the patent application and maintenance process demands considerable investment and time, characterized by:

●	The preparation and filing of patent applications, and the maintenance of patents that are issued, may require substantial time and money.

●	A patent interference proceeding may be instituted with the Intellectual Property Corporation of Malaysia (“MyIPO”) when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, MyIPO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and MyIPO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of Alps’ patent applications, Alps may experience significant expenses and delay in obtaining a patent, and if the outcome of the proceeding is unfavorable to Alps, the patent could be issued to a competitor rather than to Alps.

●	A derivation proceeding may be instituted by MyIPO or an inventor alleging that a patent or application was derived from the work of another inventor.

●	Oppositions to the issuance of patents may be filed under United States Patent and Trademark Office (USPTO), European patent law and the patent laws of certain other countries. As with MyIPO interference proceedings, these foreign proceedings can be very expensive to contest and can result in significant delays in obtaining a patent or can result in a denial of a patent application.

These hurdles underscore the unpredictable and costly nature of securing patent protection, essential for safeguarding Alps’ proprietary technologies and innovations.

Alps’ patents may not adequately protect its technologies or products from competition.

●	Alps may struggle to secure additional patents beyond those already owned or have licensed or sublicensed, and any patents obtained might not offer comprehensive protection.

●	There will always be a risk that Alps’ competitors might be able to challenge the validity or enforceability of any patent issued or licensed or sublicensed to Alps.

●	In addition to interference proceedings, regulatory bodies like MyIPO can reexaminations of issued patents at the request of a third party. Alps’ patents may be subject to inter partes review (replacing the reexamination proceeding), a proceeding in which a third party can challenge the validity of one of Alps’ patents to have the patent invalidated. This means that patents owned or licensed by Alps may be subject to reexamination and may be lost if the outcome of the reexamination is unfavorable to Alps.

●	Pursuant to the Licensing and Commercialization Agreement dated September 12, 2023 between USM and VaxBio, an affiliate company of Alps which Alps holds a 30% shareholding, VaxBio has acquired an exclusive license to utilize the technical information for research and development, manufacturing, sales, or other dealings with the licensed products, subject to the terms and conditions specified in the agreement. However, there are potential regulatory challenges or compliance issues related to the licensing and commercialization agreement between USM and VaxBio. Any regulatory scrutiny, disputes, or breaches of terms and conditions outlined in the agreement could impact Alps’ ability to leverage the patented technology effectively and may result in financial or reputational consequences. Additionally, if USM were to develop competing products, it could lead to market saturation or increased competition for Alps, impacting its ability to commercialize its own products successfully.

25

Alps may face challenges in enforcing its intellectual property rights throughout the world, which could adversely affect its business.

The cost of filing, prosecuting, and defending patents globally for Alps’ technology and product candidates would be excessively high. Patentability requirements vary across countries, especially in developing regions. Competitors may exploit our technology in areas where we lack patent coverage to develop rival products. Subsequently, they could potentially export these products to markets where we hold patents but have weaker enforcement mechanisms than Malaysia. This situation poses a risk of direct competition in regions where we cannot adequately protect our intellectual property rights.

Additionally, unexpected changes in foreign intellectual property laws may undermine our protection efforts. Legal systems in certain countries provide less robust intellectual property protection than Malaysia, presenting significant challenges in defending our rights there. Countries such as India and China, along with other developing nations, have legal frameworks less conducive to strong patent enforcement. This disparity in legal environments could hamper our ability to address infringement or prevent the unauthorized use of our intellectual assets.

Moreover, there are numerous countries possess compulsory licensing regulations, which may require patent holders to provide licenses to third parties, further complicating our control over our inventions outside Malaysia. In addition, certain countries impose restrictions on the enforceability of patents against government entities or contractors, potentially limiting available remedies for patent owners. In such jurisdictions, patent owners may have restricted remedies, potentially reducing the value of their patents significantly. If Alps or any of its licensors are compelled to grant licenses to third parties for patents relevant to its operations, its competitive stance in the respective jurisdiction could be compromised, adversely affecting our business prospects.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of Alps’ business. Furthermore, while Alps intend to protect our intellectual property rights in major markets, we cannot ensure that Alps will be able to initiate or maintain similar efforts in all jurisdictions in which Alps may wish to market products or license Alps’ patented technologies. Accordingly, Alps’ efforts to protect Alps’ intellectual property rights in such countries may be inadequate.

Alps may be subject to patent infringement claims that could be costly to defend, which may limit Alps’ ability to use disputed technologies, and which could prevent Alps from pursuing research and development or commercialization of some of Alps’ technologies or products, require Alps to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for Alps.

Alps’ operational success is critically dependent on our ability to avoid infringing on the patents and proprietary rights of others. If the technology that Alps uses infringes a patent held by others, Alps could be sued for monetary damages by the patent holder or its licensee, or Alps could be prevented from continuing research, development, and commercialization of technologies and products that rely on that technology, unless Alps is able to obtain a license to use the patent. The cost and availability of a license to a patent cannot be predicted, and the likelihood of obtaining a license at an acceptable cost would be low if the patent holder or any of its licensees is using the patent to develop or market a technology or product with which Alps’ technologies or products would compete. If Alps could not obtain a necessary license, Alps would need to develop or obtain rights to alternative technologies, which could prove costly and could cause delays in developing Alps’ technologies or products, or Alps could be forced to discontinue the development or marketing of any technologies and products that were developed using the technology covered by the patent.

Risk Related to Government Regulation

Alps’ operations are subject to various laws and regulations in Malaysia.

Alps’ business is based in Malaysia and is regulated by various laws and regulations in Malaysia such as regulations on business licenses, business centres, the quality and the licensing of medical facilities, equipment and services, practice of medical practitioners, manufacturing facilities, procurement and usage of drugs, intellectual property rights, employment, personal data and privacy. Accordingly, our business centres are subject to periodic licensing renewal requirements and inspections by various government agencies and departments at the federal, state and municipal level. In addition, any changes in laws and regulations could require us to obtain additional licenses, permits, approvals or certificates, impose additional conditions or requirements for the renewal of the licenses of the business centres, or result in the invalidation of our currently owned licenses.

26

Based on Alps’ experience, some of the laws and regulations of the place where Alps operates its business are subject to amendments, uncertainty in interpretation and administrative actions from time to time. Therefore, Alps faces a risk that, for the implementation of its business plans and the introduction of any new services or products, Alps may not be able to obtain all the necessary registrations, certificates and/or licenses. Any failure to comply with the above laws and regulations may give rise to fines, administrative penalties and/or prosecution against Alps, which may adversely affect its reputation, financial condition or results of operation.

Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

Negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Malaysia’s GDP grew by 5.2% in the third quarter of 2025 (Q3 2025), supported by resilient domestic demand that rose by 5.8% in Q3 2025 (Q2 2025: 7.0%). Although the overall Malaysian economic environment (in which we predominantly operate) appears to be positive, there can be no assurance that this will continue to prevail in the future. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty.

Alps faces the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business.

The policies enacted by the Malaysian government have substantial effects on the country’s economic landscape. Our operations and financial performance are heavily influenced by the legal, regulatory, and policy environment in Malaysia, which governs various aspects of our business, including research and development activities, product approval, manufacturing, marketing, and sales. This regulatory framework is subject to change, particularly with shifts in political climate, economic priorities, or public health considerations. Any future alterations in Malaysian laws, regulations, or government policies, or their interpretation, could have adverse effects on our business, financial condition, and operational results. Such changes may result in increased compliance costs and necessitate modifications to our operations, products, or quality control and manufacturing processes. Adapting to these regulatory shifts may impose a financial burden that could impact our profitability.

There is also uncertainty regarding the continuity of current government policies, especially in the event of changes in leadership, social or political disruptions, or other circumstances affecting Malaysia’s political, economic, and social environment. We cannot guarantee that the government will maintain its current policies or that such policies will remain unchanged in the future.

Fluctuations in exchange rates could affect Alps’ business and the value of its securities.

We are exposed to fluctuations in the value of the RM. We currently rely on vendors and suppliers who operate in USD. Suppliers and vendors that operate in USD comprise approximately 2.48%, 2.14% and 1.12% of our expenses for financial year ended March 31, 2023, March 2024 and March 2025, respectively. To the extent the USD increases in value relative to the RM, our margins may be affected. Foreign exchange rates may also impact trade between countries as fluctuations in currencies may impact the value of goods as between two trading countries. We do not take actions to hedge against foreign exchange and transaction risks and are therefore exposed to the swing in the value of the RM. Consequently, short-term or long-term exchange rate movements or controls may affect on our business, financial condition, results of operations and liquidity.

27

Alps is subject to laws and regulations governing corruption.

Alps is obligated to adhere to various international laws and regulations aimed at combating corruption, including the Malaysian Anti-Corruption Commission Act 2009, Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001.

Anti-bribery laws prohibit Alps, Alps’ employees, and some of Alps’ agents or representatives from offering or providing any personal benefit to covered government officials to influence their performance of their duties or induce them to serve interests other than the missions of the public organizations in which they serve. Certain commercial bribery rules also prohibit offering or providing any personal benefit to employees and representatives of commercial companies to influence their performance of their duties or induce them to serve interests other than their employers.

These anti-bribery regulations strictly prohibit Alps and its representatives from offering or delivering any undue advantage to government officials or commercial entity employees to improperly influence their official duties. This compliance is notably burdensome in regions where corruption is rampant and further complicated within the healthcare sector. Improper payments related to clinical trials, pharmaceutical procurement, or other activities have triggered significant enforcement actions and penalties under anti-bribery laws, especially in the United States and China.

Identifying and preventing violations of these laws is challenging. Despite preventative measures, it’s not always possible to curtail all illicit activities or manage the risks they pose. As a result, Alps could face government investigations, legal actions, or lawsuits due to non-compliance, leading to significant financial penalties and reputational harm.

In the medical field, corrupt practices such as kickbacks or bribes from pharmaceutical manufacturers or distributors to healthcare providers can lead to severe legal and financial repercussions. If Alps personnel or partners engage in illicit activities, Alps could face substantial fines across the jurisdictions it operates in, significantly impacting its financial health and operational outcomes. Recent trends show hospitals denying access to pharmaceutical sales representatives to avoid corruption perceptions, which could hinder Alps’ marketing efforts if this attitude becomes prevalent among potential clients.

As Alps contemplates international expansion, enhancing our compliance frameworks becomes imperative to mitigate the risks associated with the Foreign Corrupt Practices Act (FCPA) and similar anti-corruption statutes worldwide. Our comprehensive compliance programs must address a wide array of regulations, including meticulous record-keeping as a publicly traded entity, and ensure thorough training for all company personnel. The development and enforcement of these anti-corruption measures are costly and complex, particularly when dependent on third-party adherence. Violations of the FCPA and other anti-corruption laws can lead to severe penalties, including substantial fines, exclusion from government contracts, criminal charges against individuals, and potential suspension from U.S. securities exchanges. Even in the absence of penalties, the investigative and legal defense costs, along with the negative impact on our reputation, could significantly detract from our profitability and our ability to develop or market our product candidates. Furthermore, if our competitors are not subjected to the same stringent anti-corruption laws, they may adopt practices that afford them a competitive advantage in securing business deals with foreign healthcare institutions, positioning them unfavorably against us in the international market.

The regulatory approval processes of the NPRA and comparable foreign authorities such as FDA are lengthy, time consuming and inherently unpredictable, and if Alps is ultimately unable to obtain regulatory approval for Alps’ product candidates, Alps’ business will be substantially harmed.

The path to obtaining regulatory approvals from the NPRA and similar international bodies like the FDA is extensive, arduous, and fraught with uncertainty. This process, typically spanning several years post-initiation of clinical trials, hinges on multiple factors, including the regulatory authorities’ broad discretion. Moreover, policies, regulatory frameworks, and the specifics of clinical data required for approval are subject to change throughout a product candidate’s clinical journey and may differ across jurisdictions.

To date, Alps has not secured regulatory approval for any product candidate, and there is no assurance that any future product candidates Alps may develop will receive such approval. Both Alps and any potential collaborators are barred from marketing any of Alps’ product candidates in Malaysia without NPRA’s approval for biosimilar, gene, and cell therapy applications.

28

Securing commercialization approval in Malaysia or internationally necessitates demonstrating, through substantial evidence from controlled clinical trials, the safety and efficacy of a product candidate to the satisfaction of the NPRA and other equivalent foreign regulatory bodies such as FDA. Interpretations of nonclinical and clinical data can vary, and even promising data may not suffice for approval. Alps may face additional study requirements from the NPRA either before or after approval, potentially delaying the approval process by years or demanding resources beyond our current capacity.

Any therapeutic products that Alps and Alps’ subsidiaries may develop cannot be sold until the NPRA and corresponding foreign regulatory authorities approve the products for medical use. The need to obtain regulatory approval to market a new product means that:

●	Expensive and time-consuming clinical trials of new products will need to be conducted. The full cost of conducting and completing clinical trials necessary to obtain NPRA and equivalent foreign regulatory approval of a new product cannot be presently determined but could exceed Alps’ financial resources or could discourage any future licensees or collaborators from pursuing NPRA approval of Alps’ product candidates.

●	Clinical trials and the regulatory approval process for a pharmaceutical or cell-based product can take several years to complete. As a result, Alps will face expenses and delays inherent in seeking NPRA and foreign regulatory approval of new products, even if the results of clinical trials are favorable.

●	Data obtained from preclinical and clinical studies is susceptible to varying interpretations and regulatory changes that could delay, limit, or prevent regulatory agency approvals.

●	Because the therapeutic products Alps plan to develop with pluripotent stem cell technology involve the application of new technologies and approaches to medicine, NPRA or foreign regulatory agencies may subject those products to additional or more stringent review than drugs or biologicals derived from other technologies.

●	A product that is approved may be subject to restrictions on use.

●	The NPRA can recall or withdraw approval of a product, if it deems necessary.

●	Alps may face similar regulatory issues in foreign countries.

Approval of Alps’ product candidates may be delayed or refused for many reasons, including the following:

●	The NPRA or comparable foreign regulatory authorities may disagree with the design or implementation of the applicable clinical trial.

●	A clinical trial might not demonstrate to the satisfaction of the NPRA or comparable foreign regulatory authorities that Alps’ product candidates are safe and effective for any of their proposed indications.

●	The results of clinical trials may not meet the level of statistical significance required by the NPRA or comparable foreign regulatory authorities for approval.

●	A clinical trial fail to demonstrate that Alps’ product candidates’ clinical and other benefits outweigh their safety risks.

●	The NPRA or comparable foreign regulatory authorities may disagree with Alps’ interpretation of data from preclinical programs or clinical trials.

●	The facilities of the any third-party manufacturers with which Alps may contract may not be adequate to support approval of Alps’ product candidates (for example, regulatory approval of cell and tissue-based products require high standards of quality control).

●	The approval policies or regulations of the NPRA or comparable foreign regulatory authorities may significantly change in a manner rendering Alps’ clinical data insufficient for approval.

●	Of the large number of potential products in development, only a small percentage successfully complete the NPRA or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in Alps’ failing to obtain regulatory approval to market Alps’ product candidates, which would significantly harm Alps’ business, results of operations and prospects.

●	Ethical, social and legal concerns about research regarding stem cells, could result in regulations restricting or prohibiting the processes Alps may use. Government agencies, parliamentary committees and foreign governments have expressed interest in further regulating biotechnology. More restrictive regulations or claims that Alps’ products are unsafe or pose a hazard could prevent Alps from commercializing any products. New government requirements may be established that could delay or prevent regulatory approval of Alps’ product candidates under development. It is impossible to predict whether legislative changes will be enacted, regulations, policies or guidance changed, or interpretations by agencies or courts changed, or what the impact of such changes, if any, may be.

●	Regulatory requirements governing gene and cell therapy products have changed frequently and may continue to change in the future.

Additionally, ethical, social, and legal debates surrounding stem cell research could lead to restrictive regulations or outright bans on essential processes. Legislative changes, policy shifts, or new regulatory requirements could further complicate the approval landscape for gene and cell therapy products, emphasizing the volatile regulatory environment surrounding biotechnology.

29

The FDA and other comparable foreign regulatory authorities may not accept data from trials or studies conducted in Malaysia or other locations outside of their jurisdiction.

Alps intends to supply its product candidates to numerous clinics and medical centers outside of Malaysia. Such foreign clinics and medical centers may intend to use Alps’ product candidates, to conduct clinical studies for the potential treatment of a wide variety of indications, and Alps may choose to conduct international clinical trials or studies in the future. The primary purpose of these clinical studies is for the open-label treatment of the respective indication; accordingly, there is no randomized control group for patients treated in these foreign clinical studies.

The acceptance of study data by the NPRA, or other comparable foreign regulatory authority from clinical trials or studies approved by NPRA or jurisdictions outside of their respective jurisdictions may be subject to certain conditions. In cases where data from foreign clinical trials or studies are intended to serve as the basis for regulatory approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (1) the data are applicable to the United States population and United States medical practice; (2) the trials are performed by clinical investigators of recognized competence and pursuant to cGCP requirements; and (3) the FDA is able to validate the data through an on-site inspection or other appropriate means. The FDA may accept the use of some foreign data to support a marketing approval if the clinical trial meets certain requirements. Additionally, the FDA’s clinical trial requirements, including the adequacy of the subject population studied and statistical powering, must be met. Furthermore, such foreign trials or studies would be subject to the applicable local laws of the foreign jurisdictions where the trials or studies are conducted, including from our ongoing and planned pre-clinical studies. There can be no assurance that the FDA or any applicable foreign regulatory authority will accept data from trials or studies conducted outside of its respective jurisdiction. If the FDA, or any applicable foreign regulatory authority does not accept such data, it may result in the need for additional studies, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval for commercialization in the applicable jurisdiction.

If we fail to comply with the extensive legal and regulatory requirements affecting the health care industry, Alps could face increased costs, penalties and a loss of business.

Alps’ activities, and the activities of any collaborators, distributors and other third-party providers that Alps may engage in the future, will be subject to extensive government regulation and oversight both in Malaysia and in foreign jurisdictions where Alps operates. The NPRA and comparable agencies in other jurisdictions will directly regulate many of Alps’ most critical business activities, including the conduct of preclinical and clinical studies, product manufacturing, advertising and promotion, product distribution, adverse event reporting, and product risk management. Alps’ interactions in Malaysia or abroad with physicians and other health care providers that prescribe or purchase Alps’ products will also be subject to government regulation designed to prevent fraud and abuse in the sale and use of the products and place greater restrictions on the marketing practices of health care companies. Biotechnology companies such as ours are facing heightened scrutiny of their relationships with health care providers from anti-corruption enforcement officials. In addition, biotechnology companies such as ours may be the target of lawsuits and investigations alleging violations of government regulation, including claims asserting submission of incorrect pricing information, impermissible off-label promotion of pharmaceutical products, payments intended to influence the referral of health care business, submission of false claims for government reimbursement, antitrust violations, and violations related to environmental matters. Risks relating to compliance with laws and regulations may be heightened if Alps operates in jurisdictions outside of Malaysia.

30

Regulations governing the health care industry are subject to change, with possibly retroactive effect, including:

●	new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to health care availability, pricing or marketing practices, compliance with wage and hour laws and other employment practices, method of delivery, payment for health care products and services, compliance with health information and data privacy and security laws and regulations, tracking and reporting payments and other transfers of value made to physicians and teaching hospitals, extensive anti-bribery and anti-corruption prohibitions, product serialization and labeling requirements and used product take-back requirements;

●	changes in the NPRA and foreign regulatory approval processes that may delay or prevent the approval of new products and result in lost market opportunity;

●	requirements that provide for increased transparency of clinical trial results and quality data, which could impact Alps’ ability to protect trade secrets and competitively-sensitive information contained in approval applications or could be misinterpreted leading to reputational damage, misperception, or legal action which could harm Alps’ business; and

●	changes in NPRA and foreign regulations that may require additional safety monitoring, labeling changes, restrictions on product distribution or use, or other measures after the introduction of Alps’ products to market, which could increase Alps’ costs of doing business, adversely affect the future permitted uses of approved products, or otherwise adversely affect the market for Alps’ products.

Violations of governmental regulation may be punishable by criminal and civil sanctions against Alps, including fines and civil monetary penalties and exclusion from participation in government programs, as well as sanctions against executives overseeing Alps’ business. In addition to penalties for violation of laws and regulations, Alps cannot ensure that Alps’ compliance controls, policies and procedures will in every instance protect Alps from acts committed by Alps’ employees, collaborators, partners or third-party providers that would violate the laws or regulations of the jurisdictions in which Alps operate. Whether or not Alps has complied with the law, an investigation into alleged unlawful conduct could increase Alps’ expenses, damage Alps’ reputation, divert management time and attention, and adversely affect Alps’ business.

mRNA drug development has substantial clinical development and regulatory risks due to the novel and unprecedented nature of this new category of therapeutics.

As a potential new category of therapeutics, to Alps’ knowledge, no mRNA therapies have been approved to date by the NPRA. Successful discovery and development of mRNA-based (and other) therapies by either Alps or its collaborators is highly uncertain and depends on numerous factors, many of which are beyond Alps’ or their control. Alps’ product candidates that appear promising in the early phases of development may fail to advance, experience delays in the clinic or clinical holds, or fail to reach the market for many reasons, including:

●	discovery efforts aimed at identifying potential immunotherapies may not be successful;

●	nonclinical or preclinical study results may show product candidates to be less effective than desired or have harmful or problematic side effects;

●	clinical trial results may show the product candidates to be less effective than expected, including a failure to meet one or more endpoints or have unacceptable side effects or toxicities;

●	manufacturing failures or insufficient supply of GMP materials for clinical trials, or higher than expected cost could delay or set back clinical trials, or make Alps’ product candidates commercially unattractive;

●	Alps’ improvements in the manufacturing processes may not be sufficient to satisfy the clinical or commercial demand of the product candidates or regulatory requirements for clinical trials; and

●	changes that Alps makes to optimize its manufacturing, testing or formulating of GMP materials could impact the safety, tolerability and efficacy of its product candidates.

31

Risk Related to Our Healthcare, Wellness and Aesthetics Business

We are subject to customer complaints, claims and legal proceedings in the regular course of our operations from time to time, which could result in significant costs and materially and adversely affect our brand image, reputation and results of operations.

We rely heavily on our doctors and medical staff to make sound decisions regarding the treatment of our customers. However, we cannot guarantee that every employee at our treatment centers will consistently adhere to the appropriate professional standard of care. Any deviation from this standard by our medical staff, or any failure in managing our services and activities, may lead to unsatisfactory treatment outcomes, patient injuries, or in extreme cases, fatalities.

Given the subjective nature of the aesthetic medical industry, we are also vulnerable to various types of complaints related to our services. These may include dissatisfaction with customer service, disputes over charges, over-promising of treatment outcomes, dissatisfaction with post-treatment recovery periods, and general dissatisfaction with treatment results. Moreover, as the number of procedures we perform continues to increase with our growth, the absolute number of such complaints, allegations, and claims—regardless of merit—may also rise.

Failure to manage these complaints, allegations, and claims effectively could significantly damage our reputation, business, financial condition, and prospects. Even unfounded complaints or legal proceedings, if widely publicized, could tarnish our corporate image, divert management resources, and result in additional costs to address these matters. Furthermore, settlements or successful claims against us could entail substantial costs, damages, compensation, and reputational harm, ultimately impacting our business, financial performance, and operational outcomes.

If we are unable to recruit and retain an adequate number of managers, doctors, nurses, consultants and other support staff in our treatment centres, our service quality and business strategy may suffer.

Our performance hinges significantly on the expertise and dedication of highly skilled medical professionals. Securing and retaining top-tier talent across all areas of our treatment centres is crucial for our future success. However, the recruitment of qualified physicians in Malaysia is highly competitive due to their scarcity. Physicians typically consider several key factors when choosing medical institutions, including reputation, organizational culture, management efficiency, facility quality, patient volume, compensation, training opportunities, and location.

Competing with other aesthetic medical centers or clinics for qualified professionals may pose challenges for our company. If we fail to attract or retain seasoned and qualified physicians, it could adversely impact our business, financial stability, and operational outcomes.

Furthermore, recruiting and retaining qualified medical professionals have become increasingly costly in recent years, with no guarantee of success in the future. If we cannot attract a sufficient number of skilled professionals, our service quality and ability to execute our business strategy may suffer. Additionally, a shortage of qualified professionals may necessitate higher wage payments, leading to reduced profits and adversely affecting our operating results and financial performance.

Alps may fail to maintain the quality of the medical equipment, medical supplies, materials, skincare products, implants and consumables it uses. If these products do not meet the required standards, Alps could be exposed to liabilities and its business operations and reputation could suffer.

Despite implementing stringent measures for supplier selection, such as maintaining an updated list of qualified suppliers, Alps cannot guarantee the defect-free or substantial compliance of all medical equipment, supplies, materials, skincare products, implants, and consumables used in its operations. Defective or substandard products from Alps’ suppliers may expose Alps to liability claims, complaints, adverse publicity, penalties, license suspensions, or court-awarded compensations. In such cases, Alps may incur costs to replace products, impacting its profit margins and causing service delays for customers.

Alps’ suppliers are also governed by extensive laws and regulations, and any violations on their part may adversely affect its reputation or procurement processes. Applicable Malaysian laws mandate sourcing materials from licensed suppliers, and non-compliance could result in penalties or fines. Moreover, if Alps’ suppliers lose necessary qualifications without their knowledge, Alps may inadvertently breach regulatory requirements. This could lead to reputational damage, liabilities for defective goods, negative publicity, and adverse effects on its operational results.

32

Alps faces intense competition, and if it does not compete successfully against new or existing competitors, Alps may lose its market share and its profitability may be adversely affected.

Alps faces competition from private aesthetic hospitals, clinics, and public general hospitals’ aesthetic medical departments situated in the same geographical areas as our treatment centers. Additionally, the rapid expansion of the aesthetic medical industry in Malaysia may attract new domestic or international players, further intensifying competition. Some competitors, existing or potential, may possess competitive advantages such as greater financial resources or marketing capabilities, potentially replicating our business model. Alps’ competition for customers is primarily based on factors like location, pricing, service range, quality, and brand reputation. However, Alps cannot guarantee its ability to effectively compete against new or existing rivals. Failure to do so may impede its revenue and profitability growth and lead to a decline in market share.

If Alps is unable to adapt to changing aesthetic medical trends and its customers’ changing needs, we will not be able to compete effectively, which may materially and adversely affect its business, financial condition and results of operations.

In the aesthetic medical industry, it is essential to closely monitor market trends and customer needs, potentially leading to the introduction of new products, technologies, devices, solutions, service categories, and treatment procedures, as well as improvements to existing services. Alps participates in conferences organized by its suppliers in order to keep abreast of the latest aesthetic medical solutions, standards, and technologies. Investments in development and acquisitions may be necessary to stay abreast of new technologies, implement innovative solutions, or phase out outdated ones. Failure to identify, develop, and introduce new products, solutions, service categories, features, enhancements, and technologies in a timely and cost-effective manner could lead to a decline in demand for its services, hindering its ability to compete effectively and attract customers, thereby potentially impacting its business and financial performance negatively.

To successfully expand in markets outside of Malaysia, Alps must address many issues with which it has limited experience.

International expansion is subject to a number of risks, including:

●	difficulties in staffing and managing our international operations;

●	increased competition as a result of more procedures receiving regulatory approval or otherwise freedom to market in international markets;

●	reduced or varied protection for intellectual property rights in some countries;

●	foreign tax laws;

●	fluctuations in currency exchange rates;

●	foreign certification and regulatory clearance or approval requirements;

●	difficulties in developing effective marketing campaigns in unfamiliar foreign countries;

●	political, social, and economic instability abroad, terrorist attacks, and security concerns in general;

●	potentially adverse tax consequences, including the complexities of foreign value-added tax systems, tax inefficiencies related to our corporate structure, and restrictions on the repatriation of earnings;

●	the burdens of complying with a wide variety of foreign laws and different legal standards; and

●	increased financial accounting and reporting burdens and complexities.

If one or more of these risks were realized, it could require Alps to dedicate significant financial and management resources and its revenue may decline.

33

Alps may determine to expand its business if it is able to raise sufficient capital to do so, and Alps may experience difficulties in managing this growth, which could disrupt Alps’ operations.

As of March 31, 2025, Alps had 93 employees. Many of the biotechnology companies that Alps competes against for qualified personnel and consultants have greater financial and other resources, different risk profiles and a longer history in the industry than Alps do and are better positioned to attract and retain personnel and consultants. If Alps is unable to continue to attract and retain high-quality personnel and consultants, the rate and success at which Alps can discover and develop product candidates and operate Alps’ business will be limited.

Future growth would impose significant additional responsibilities on Alps’ management, including the need to identify, recruit, maintain, motivate and integrate additional employees, scientists, researches, doctors and consultants. Also, Alps’ management may need to divert a disproportionate amount of its attention away from Alps’ day-to-day activities and devote a substantial amount of time to managing these growth activities. Alps may face challenges in effectively managing the expansion of its operations, potentially leading to infrastructure weaknesses, operational errors, missed business opportunities, employee attrition, and decreased productivity among remaining staff. The growth of administrative resources could necessitate substantial capital investments and may divert financial resources from other projects, such as product candidate development. If Alps’ management fails to effectively handle its growth, expenses may exceed projections, hindering revenue generation and growth potential, and impeding the execution of its business strategy. Alps’ future financial performance and its ability to successfully commercialize product candidates and compete in the market will, in part, hinge on its capacity to manage future growth effectively.

Alps’ future success depends on its ability to retain key personnel and to attract, retain and motivate qualified personnel.

Alps’ industry has experienced a high rate of turnover of management personnel in recent years. Alps is highly dependent on our executive officers, senior management and key personnel. Despite having employment contracts with these executives, nothing stops them from ending their association with Alps at any time.

If Alps loses one or more of its executive officers, senior management or key employees, its ability to consummate the Business Combination and the transactions contemplated by the Business Combination could be adversely affected. Furthermore, replacing executive officers and key employees may be difficult, in particular during the pendency of the Business Combination, and may take an extended period of time because of the uncertainty about such persons roles following the Business Combination and the limited number of individuals in Alps’ industry with the breadth of skills and experience required to develop, gain regulatory approval of and commercialize product candidates successfully. Competition to hire from this limited pool is intense, and Alps may be unable to hire, train, retain or motivate these additional key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. Alps also will experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, Alps will rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating its research and development and commercialization strategy. Alps’ consultants and advisors may be engaged by entities other than Alps and may have commitments under consulting or advisory contracts with other entities that may limit their availability to Alps. If Alps is unable to continue to attract and retain high quality personnel, its ability to consummate the Business Combination and evaluating potential strategic alternatives with respect to its assets and development programs will be limited.

Alps may not be able to make acquisitions or investments, or successfully integrate them into Alps’ business.

In line with Alps’ research and expansion strategies, Alps actively engages in a variety of potential strategic transactions, such as investments, alliances, partnerships, joint ventures, and acquisitions. These endeavors target businesses, biological assets, research institutions, and other assets that are either complementary to its operations or are anticipated to foster business growth. Notably, Alps has sought and continue to explore strategic research collaborations with institutions across jurisdictions to advance its product candidates. For instance, Alps entered into a Memorandum of Agreement dated August 9, 2023 with UCSI Hospital Sdn. Bhd. and UCSI Education Sdn. Bhd., establishing a collaborative framework encompassing various initiatives, including the sourcing of cellular products, conducting genetic research, facilitating clinical trials, exploring immunotherapy trials, and the usage of laboratories.

34

These types of transactions involve numerous risks, including, among others:

●	intense competition for suitable targets and partners, which could increase prices and adversely affect Alps’ ability to consummate deals on favorable or acceptable terms;

●	complex technologies, terms and arrangements, which may be difficult to implement and manage;

●	failures or delays in closing transactions;

●	difficulties integrating brand identity, technologies, operations, existing contracts, and personnel;

●	failure to realize the anticipated return on investment, benefits or synergies;

●	failure to identify the problems, liabilities, or other shortcomings or challenges of an acquired company, partner or technology, including but not limited to issues related to intellectual property, cybersecurity risks, regulatory compliance practices, litigation, security interests over assets, contractual issues, revenue recognition or other accounting practices, or employee or user issues;

●	regulatory changes that require adjustments to Alps’ business or shareholding or rights in relation to subsidiaries or joint ventures; and

●	adverse reactions to acquisitions by investors and other stakeholders.

Navigating these risks is crucial for maintaining our strategic direction and safeguarding Alps’ intellectual property and business interests.

Alps’ business and operations could suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters including earthquakes and tsunamis, terrorism, war, and telecommunication and electrical failures. A loss of or damage to our data, a disruption in access to our data, or inappropriate disclosure of confidential or proprietary information, could disrupt Alps’ operations, delay or otherwise adversely affect the development of Alps’ product candidates, significantly increase Alps’ costs, or result in delays in any future regulatory filings we may make.

In addition, our product candidates, which encompass mRNA profiling, Whole Genome Sequencing (WGS), as well as those manufactured using cells stored in a cryopreserved master cell bank, are crucial components of Alps’ operations. While Alps believes it has adequate backup measures in place to address potential data loss in the event of a catastrophic incident, there remains a risk that its third-party suppliers and manufacturers could experience loss or damage to multiple cell banks and other critical data, severely impacting our manufacturing capabilities and the data generated.

We cannot guarantee the absence of stability or other manufacturing issues with any of our product candidates or products in the future. Any delay or interruption in the supply of clinical trial materials could impede the completion of planned trials, escalate associated costs, and potentially necessitate the initiation of new trials at additional expense or even termination. Adverse developments affecting the clinical or commercial manufacturing of our product candidates or products may lead to shipment delays, inventory shortages, lot failures, product withdrawals, or recalls, disrupting the supply chain and the data generated. Consequently, challenges encountered at any level of our supply chain could negatively impact our business, delaying or obstructing the development and commercialization of our product candidates or products, thereby affecting our business, prospects, financial condition, and operational results.

Security breaches and other disruptions could compromise our information and expose us to liability, and could cause our business and reputation to suffer.

In the normal course of operations, Alps collects and stores sensitive data, which includes protected health information, personally identifiable information, financial details, intellectual property, and proprietary business information owned or controlled by the company, its customers, payers, and other involved parties. Alps manages its applications and data by utilizing a combination of on-site systems and cloud-based data centers.

The secure processing, maintenance, and transmission of this information are vital to our operations and business strategy. Despite the security measures in place, our information technology and infrastructure may be susceptible to cyberattacks or breaches caused by employee-related costs. Alps will also incur fees and costs related to integration and systems consolidation. The elimination of duplicative costs may not offset incremental transaction-related and other integration costs in the near-term errors, malfeasance, or other disruptions. Any such breach could compromise our networks, resulting in unauthorized access, public disclosure, loss, or theft of information. Such occurrences could lead to legal claims, liability under privacy protection laws, and disruptions to Alps’ operations, potentially tarnishing its reputation. Even without a direct interruption to its operations, fines, penalties, or financial liabilities resulting from a security breach could undermine confidence in our services, adversely impacting its business and competitive standing.

35

Any unauthorized access, loss, or dissemination of information could also trigger legal proceedings and liabilities under Malaysian laws and regulations governing personal data protection and cybersecurity, as well as those specifically addressing patient and medical data.

Unfavorable media coverage could harm Alps’ business, financial condition, results of operations and prospects.

Adverse publicity about aspects such as our business practices, customer support, product standards, privacy and security measures, compliance with regulations, financial or operational performance, accounting decisions, or leadership could damage Alps’ reputation. This negative attention could also negatively affect Alps’ credibility, business health, operational outcomes, and future prospects and the engagement and loyalty of Alps’ network of patients, scientific collaborators, and research partners relying on Alps’ assets. Moreover, adverse media attention could attract regulatory scrutiny, potentially leading to actions or the introduction of new laws or regulations affecting our operations. The risks associated with unfavorable publicity are amplified by the extensive use of social media and the rising occurrence of misleading or unfounded news, especially on social media and online platforms.

Any failure in Alps’ efforts to train health practitioners could result in the misuse of its products, reduce the market acceptance of its products and have a material adverse effect on the business, financial condition, and results of operations.

The proficiency of health practitioners in utilizing Alps’ products requires a significant learning curve. It is critical to the success of Alps’ sales efforts to adequately train a sufficient number of practitioners. Following completion of training, Alps relies on health practitioners and administrators to advocate the benefits of its products in the broader marketplace. Convincing practitioners to dedicate the time and energy necessary for adequate training and implementation is challenging, and Alps cannot provide assurance that it will be successful in these efforts. If practitioners are not properly trained, they may misuse or ineffectively use Alps’ products, leading to potential negative outcomes for patients, as well as negative publicity, regulatory actions, or lawsuits against Alps, all of which could adversely impact its reputation.

If future data proves to be inconsistent with Alps’ clinical results or if competitors’ products present more favorable results, Alps’ revenues could decline and Alps’ business, financial condition, and results of operations could be materially and adversely affected.

If future research contradicts Alps’ clinical outcomes or if competitors’ products demonstrate superior benefits, it could significantly impact Alps’ business, financial condition, and operational results. This may arise from new studies that diverge from our previous findings or from research favoring competitors’ products in terms of efficacy or reliability. Additionally, healthcare professionals may postpone purchasing Alps’ products until further long-term clinical evidence and endorsements by key professionals confirm the effectiveness of its products for clinical use. Such developments could lead to a decline in Alps’ revenues and have a material adverse effect on its overall performance.

In the future, if Alps’ customers cannot obtain third-party reimbursement for their use of Alps’ products, they could be less inclined to purchase Alps’ products.

Our products will generally purchase by medical professionals who have various billing practices and patient mixes. Such practices range from primarily private pay to those who rely heavily on third-party payers, such as private insurance or government programs. At present, our products are not generally claimable pursuant to any insurance policies. However, in the future, in the event our products and treatments are covered by insurance policies, we anticipate third-party payers to review and frequent challenge the prices charged for our medical products and/or services. Payers may deny coverage and reimbursement on various grounds, including if they determine that the procedure was not medically necessary. Accordingly, both coverage and reimbursement can be expected to vary significantly from payer to payer. For the portion of physicians who rely heavily on third-party reimbursement, the inability to obtain reimbursement for services using Alps’ products could deter them from purchasing or using Alps’ products. Alps cannot predict the effect that future health care reforms or changes in financing for health plans could have on Alps’ business. Any such changes could have an adverse effect on the ability of a physician or medical institution to generate a profit using Alps’ current or future products. In addition, such changes could act as disincentives for capital investments by medical professionals.

36

Risks Related to PubCo Operating as a Public Company

Alps Group’s management team has limited experience managing a public company.

The members of Alps Group’s management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations it will now be subject to relating to reporting, procedures and internal controls, and the PubCo management team may not successfully or efficiently manage its transition to being a public company. These new obligations and scrutiny will require significant attention from management and could divert their attention away from the day-to-day management of Alps Group’s business, which could adversely affect its business, financial condition and operating results.

If PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo’s Ordinary Shares may be materially and adversely affected.

PubCo is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that PubCo include a report from management on the effectiveness of PubCo’s internal control over financial reporting in PubCo’s annual report on Form 20-F beginning with PubCo’s annual report in PubCo’s second annual report on Form 20-F after becoming a public company. In addition, once PubCo ceases to be an “emerging growth company” as such term is defined in the JOBS Act, PubCo’s independent registered public accounting firm must attest to and report on the effectiveness of PubCo’s internal control over financial reporting. Moreover, even if PubCo’s management concludes that PubCo’s internal control over financial reporting is effective, PubCo’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with PubCo’s internal controls or the level at which PubCo’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from PubCo. In addition, PubCo’s reporting obligations will place a significant strain on PubCo’s management, operational and financial resources and systems for the foreseeable future. PubCo may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing PubCo’s internal control procedures, in the event that PubCo identifies weaknesses and deficiencies in PubCo’s internal control over financial reporting, and fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, PubCo may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if PubCo fails to achieve and maintain an effective internal control environment, it could result in material misstatements in PubCo’s financial statements and could also impair PubCo’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, PubCo’s businesses, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose PubCo to increased risk of fraud or misuse of corporate assets and subject PubCo to potential delisting, regulatory investigations and civil or criminal sanctions. PubCo may also be required to restate its financial statements from prior periods. PubCo will incur increased costs as a result of being a public company.

PubCo is a public company and expects to incur significant legal, accounting, and other expenses. For example, as a result of becoming a public company, PubCo has increased the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for it to obtain director and officer liability insurance, and PubCo may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, PubCo will incur additional costs associated with its public company reporting requirements. It may also be more difficult for PubCo to find qualified persons to serve on its board of directors or as executive officers.

37

After PubCo is no longer an “emerging growth company,” PubCo may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight of the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. Although not required and as may be changed from time to time, we have a majority-independent board of directors, a compensation committee, and a nominating committee. Subject to the foregoing, we rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ applicable to U.S. domestic public companies. The composition of each committee, as well as the continued service of independent directors, may change from time to time due to resignations, reappointments, or other circumstances outside of PubCo’s control.

The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a foreign private issuer, PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot continue to satisfy the listing requirements and other rules of Nasdaq, PubCo’s securities may be delisted, which could negatively affect the price of its securities and your ability to sell them.

PubCo’s securities are listed on Nasdaq in connection with the Business Combination. PubCo cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, in order to maintain its listing on Nasdaq, PubCo is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

38

If Nasdaq subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by PubCo’s Amended and Restated Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against PubCo or against these individuals in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. PubCo’s directors have discretion under PubCo’s Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

39

Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

PubCo is deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, PubCo Ordinary Shares may be less attractive to investors.

PubCo is deemed to be an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, and it intends to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including not being required to comply with the auditor attestation requirements in the assessment of PubCo’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act.

PubCo may take advantage of these reporting exemptions until it is no longer an emerging growth company. PubCo will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which PubCo has total annual gross revenue of at least $1.235 billion, or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares that is held by non-affiliates exceeds $700 million as of the end of its last fiscal year, and (2) the date on which PubCo has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PubCo cannot predict if investors will find its ordinary shares less attractive because it will rely on the accommodations and exemptions available to emerging growth companies. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market for PubCo Ordinary Shares and PubCo’s share price may be more volatile.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

Prior to the consummation of the Business Combination, the Company is neither a publicly listed company, nor an affiliate of a publicly listed company, and has not dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of the Company as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If PubCo is not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of PubCo ordinary shares.

Prior to the Business Combination, neither the Company nor its auditors were required to perform an evaluation of internal control over financial reporting as of March 31, 2024 and 2023 in accordance with the provisions of the Sarbanes-Oxley Act as it was a private company. In connection with the preparation of the Company’s consolidated financial statements for fiscal years 2024 and 2023, the Company identified material weaknesses in its internal control over financial reporting, as defined in the standards established by the PCAOB. The material weakness identified related to (i) lack of accounting staff and resources with appropriate knowledge of accounting principles generally accepted in the U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex technical accounting issue in accordance with GAAP and the SEC requirements, and (ii) lack of information technology general controls in the areas of IT policies and procedures, user provisioning and termination, privileged access and service organization monitoring who are responsible for change management over certain core business system and accounting system. To remediate the material weaknesses, the Company has begun, and will continue, to (A) hire additional finance and accounting staff with qualifications and work experience in GAAP and SEC reporting requirements to formalize the key internal control over financial reporting; (B) allocate sufficient resources to prepare and review financial statements and related disclosures in accordance with GAAP and SEC reporting requirements; and (C) hire experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control.

40

Following the Business Combination, PubCo’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until PubCo’s first Form 20-F following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by PubCo’s management, and those control deficiencies could also represent one or more material weaknesses. In addition, PubCo cannot predict the outcome of this determination and whether PubCo will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years PubCo is unable to assert that PubCo’s internal control over financial reporting is effective, or if PubCo’s auditors express an opinion that PubCo’s internal control over financial reporting is ineffective, PubCo may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause PubCo’s investors to have less confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of PubCo’s securities.

Risks Related to Our Securities

We cannot be sure that an active trading market will develop for the Ordinary Shares.

We are a newly formed entity and prior to the Business Combination, we had not issued any securities in the U.S. markets nor had there been extensive information about us, our businesses, or our operations publicly available. The listing of the Ordinary Shares on Nasdaq does not ensure that a market for the Ordinary Shares will develop or the price at which the Ordinary Shares will trade. No assurance can be provided as to the demand for or trading price of the Ordinary Shares.

Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Ordinary Shares. If an active trading market for the Ordinary Shares does not develop, investors may not be able to re-sell their Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. We cannot predict the extent to which investor interest in our company will lead to the development of an active, liquid trading market. The trading price of and demand for the Ordinary Shares and the development and continued existence of a market and favorable price for the Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, our businesses, operations, results and prospects, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the price and liquidity of the Ordinary Shares. Many of these factors and conditions are beyond the control of us and shareholders.

Our share price may be volatile and could decline substantially.

The market price of our Ordinary Shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the gaming industry;

●	changes in economic and financial market conditions;

●	changes in the market valuations of other companies in the gaming industry;

41

●	announcements by us or our competitors of new services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of the Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in financial estimates by research analysts;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of equity securities of businesses in our and certain other industries may become extremely volatile and sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of the Ordinary Shares.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

Sales of substantial amounts of the Ordinary Shares and/or Warrants in the public market or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and Warrants and could materially impair our ability to raise capital through equity offerings in the future.

Except for Founder Shares, certain Alps Holdco Shareholders and certain Globalink stockholders that are subject to lock-up restrictions, the Ordinary Shares issued in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act.

This prospectus relates to the resale from time to time by the Selling Shareholders of (a) 1,002,854 Ordinary Shares issued to certain affiliates of Alps Global Holding Pubco who were former shareholders of Alps Holdco in connection with the Business Combination as Merger Consideration Shares (as defined below) at an implied purchase price of $10.00 per share; (b) 2,875,000 Ordinary Shares issued to the Initial Stockholders upon conversion of the Founder Shares issued to the Initial Stockholders prior to the IPO, which were originally purchased for an aggregate purchase price of $25,000 (approximately $0.009 per share); (c) 310,788 Ordinary Shares issued to PIPE Investors pursuant to certain PIPE Subscription Agreements; (d) 305,509 Ordinary Shares issued to Alps directors to settle certain payable owed to such directors; (e) 946,395 Ordinary Shares consists of (i) 627,000 Ordinary Shares issued to PGM at Closing of the Business Combination converted from Private Shares and Private Rights; (ii) 280,395 Ordinary Shares issued to PGM as partial conversion of amounts due at Closing of the Business Combination and (iii) 39,000 Ordinary Shares issued to Ng Yan Xun as partial conversion of amounts due at Closing of the Business Combination and (f) 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO at a price of $10.00 per unit, with each Warrant exercisable for one-half of one Ordinary Share at $11.50 per share.

42

As of the date of this prospectus, our issued share capital consisted of 166,400,326 Ordinary Shares and 12,070,000 Warrants.

Upon expiration of a lock-up period which is six months to fifteen months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, the Selling Shareholders, collectively the beneficial owners of 5,725,546 Ordinary Shares, constituting approximately 3.44% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming no exercise of Warrants). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Ordinary Shares of $1.00 as of January 5, 2026, the Initial Stockholders (with respect to the Founder shares) may experience potential profit of up to $0.991 per share, or an aggregate of up to approximately $2.85 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. Holders of Warrants may experience potential profit if the price of the Company’s Ordinary Shares exceeds $11.50 per share.

Exercise of Warrants could increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

As of the date of this prospectus, there are 12,070,000 Warrants outstanding. Each Warrant entitles its holder to purchase one-half of one Ordinary Share at an exercise price of $11.50 per whole share (subject to adjustment as described herein). To the extent Warrants, additional Ordinary Shares will be issued, which will result in dilution to our then existing shareholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our Ordinary Shares.

Our Warrants may never be in the money, and they may expire worthless.

The exercise price for our Warrants is $11.50 per whole share (subject to adjustment as described herein), which exceed the market price of our Ordinary Shares, which was $1.00 per share based on the closing price of our Ordinary Shares on Nasdaq as of January 5, 2026. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their securities.

We may issue additional Ordinary Shares or other equity or convertible debt securities without approval of the holders of the Ordinary Shares, which would dilute existing ownership interests and may depress the market price of our Ordinary Shares.

We may issue additional Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the Ordinary Shares in certain circumstances. Our issuance of additional Ordinary Shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) our existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding Ordinary Shares may be diminished; and (4) the market price of the Ordinary Shares may decline.

43

Volatility in our share price could subject us to securities class action litigation.

The market price of our Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of securities class action litigation and investigations. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect our business, financial condition and results of operations.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, we have incurred and expect to continue to incur relevant legal, accounting and other expenses, and these expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase our legal and financial compliance costs and render our certain business activities more time-consuming and costly.

Members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing our growth strategy, which could prevent the improvement of our business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in the prospectus we filed in connection with the Business Combination, this prospectus and filings required of a public company, our business and financial condition has and will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

44

Recent market volatility could impact the share price and trading volume of our securities.

The trading market for our securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for the Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of the Ordinary Shares that largely exceeds supply may lead to price volatility in the Ordinary Shares. Investors may purchase the Ordinary Shares to hedge existing exposure or to speculate on the price of the Ordinary Shares. Speculation on the price of the Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of the Ordinary Shares available for purchase, investors with short exposure may have to pay a premium to repurchase the Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Ordinary Shares that are not directly correlated to the operating performance.

Alps may grant incentive awards in the future, which may result in increased share-based compensation expenses

We may from time to time consider implementing additional employee incentive plans, including equity-based compensation plans, to attract, retain, and motivate employees, directors and consultants. These plans may include stock options, restricted share units, performance share units, or other share-based awards. The adoption of any new plans, or the grant of awards under existing or future plans, may result in the issuance of additional ordinary shares, which could dilute your ownership interest and adversely affect the market price of Alps’s ordinary shares.

Any significant increase in share-based compensation expense, or any perception that Alps may issue a substantial number of additional shares under such plans, could also negatively impact investor sentiment and the market price of PubCo ordinary shares. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and as such, we will also grant share-based compensation and incur share-based compensation expenses in the future. As a result, expenses associated with share-based compensation may increase, which may have an adverse effect on us and our business and results of operations.

It is not expected that we will pay dividends in the foreseeable future.

It is expected that we will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future.

Our board of directors has complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that our shares will appreciate in value or that the trading price of the shares will not decline.

If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about us, the price and trading volume of our securities could decline significantly.

The trading market for our Ordinary Shares and Warrants will depend in part on the research and reports that securities or industry analysts publish about us. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage us, the trading price for the Ordinary Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage or fail to publish reports on us, demand for the Ordinary Shares could decrease, which might cause our share price and trading volume to decline.

45

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States.

As a foreign private issuer, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (1) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (2) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (3) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (4) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we expect to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (1) the majority of our directors or executive officers are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

The IRS may not agree with the position that we should be treated as a foreign corporation for U.S. federal income tax purposes following the Business Combination, which could have a material adverse effect on our financial position and results from operations and on non-U.S. holders’ securities.

Although we are incorporated under the laws of the Cayman Islands, the IRS may assert that we should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Because we are incorporated under the laws of the Cayman Islands, we would generally be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception pursuant to which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, we would be subject to U.S. federal income tax on our taxable income like any other U.S. corporation and certain distributions made by us to non-U.S. holders’ securities would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. Taxation as a U.S. corporation could also have a material adverse effect on our financial position and results from operations.

As more fully described under “— U.S. Federal Income Tax Treatment of PubCo,” our view is that we are not treated as a U.S. corporation for U.S. federal income tax purposes, based on our position that immediately after completion of the Business Combination, former shareholders of Globalink owned, by reason of owning (or being treated as owning) stock of Globalink, less than 80% of the voting power and value of our securities (the “Ownership Test”). Further, holders are cautioned that the application of Section 7874 of the Code to us is extremely complex. Applicable Treasury Regulations under Section 7874 of the Code are subject to significant uncertainty, and there is limited guidance regarding their application. Moreover, the application of Section 7874 of the Code to the facts and circumstances of the Business Combination are uncertain. The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. The IRS may not agree with our position that we should be treated as a non-U.S. corporation for U.S. federal income tax purposes, and there can be no assurance that, if challenged, such treatment will be sustained by a court. The remainder of this prospectus assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

46

We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Ordinary Shares.

As more fully described in the Section of this prospectus captioned “—Passive Foreign Investment Company Status,” in general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Certain Material U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

If we were treated as a PFIC, a U.S. holder of Ordinary Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a qualified electing fund (“QEF”) or a mark-to-market election) may be available to U.S. holders of Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment. There is no assurance that we will provide the information necessary for a U.S. holder to make a QEF election with respect to the U.S. holder’s Ordinary Shares.

Certain of the PFIC rules may affect U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of PubCo’s subsidiaries.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Changes to, or changes in interpretations of, tax laws could have a material adverse effect on our business, financial condition and results of operations.

We are subject to income taxes and non-income taxes in the United States and other countries in which we transact or conduct business, and such laws and rates vary by jurisdiction. Tax laws and regulations, including at non-U.S. and U.S. federal and local jurisdictions, frequently change, especially in relation to the interpretation of existing tax laws for new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future tax laws.

Any changes in the taxation of our business activities may increase our worldwide effective tax rate and harm our business, financial condition and results of operations. Our tax expense could also be impacted by the applicability of withholding taxes and the impact of changes in the evaluation of tax positions we have taken in prior tax periods. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could harm our liquidity and results of operations.

All statements contained herein concerning U.S. federal income or other tax consequences are based on existing law and interpretations thereof. The tax regimes to which we are subject or under which we operate, including income and non-income taxes, are unsettled and may be subject to significant change. While some of these changes could be beneficial, others could negatively affect our after-tax returns. Accordingly, no assurance can be given that the currently anticipated tax treatment will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect. In addition, no assurance can be given that any tax authority or court will agree with any particular interpretation of the relevant laws.

We may be unable to maintain the listing of our securities in the future.

If we fail to meet the continued listing requirements and Nasdaq delists the Ordinary Shares, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Ordinary Shares;

●	a limited amount of news and analyst coverage for us; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

47

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive up to an aggregate of $69.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these securities. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of these Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities - Warrants” for more details.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of the Warrants is $11.50 per share. The likelihood that warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of the Warrants will be unlikely to exercise their respective securities. As the closing price of our Ordinary Shares was $1.00 as of January 5, 2026, we believe that holders of the Warrants are currently unlikely to exercise their respective securities. There is no guarantee that the Warrants will be in the money prior to their expiration, and as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of these securities. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the respective securities will decrease. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information.

48

CAPITALIZATION

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization and indebtedness on an unaudited pro forma combined basis as of September 30, 2025, after giving effect to the Business Combination.

As of September 30, 2025 (pro forma)	USD
Cash and cash equivalents	3,478,521
Total equity	1,987,121
Debt:
Non-current debt	961,471
Current debt	12,713,565
Total indebtedness	13,675,036
Total capitalization	15,662,157

49

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 30, 2024, Globalink entered into the Merger Agreement with Alps Holdco, the Sponsor, and the Seller Representative. The Merger Agreement was amended and restated on May 20, 2024 and entered into by and among Globalink, PubCo, Alps Holdco, Merger Sub, the Sponsor, and the Seller Representative, and was further amended on March 6, 2025, April 18, 2025 and September 27, 2025. Pursuant to the terms of the Merger Agreement, the Business Combination between Globalink and Alps Holdco was effected in two steps: (i) the Redomestication Merger, whereby, subject to the approval and adoption of the Merger Agreement by the stockholders of Globalink, Globalink has merged with and into PubCo on October 28, 2025, with PubCo remaining as the surviving publicly traded entity; and (ii) the Acquisition Merger, whereby Merger Sub has merged with and into Alps Holdco, resulting in Alps Holdco remaining as the surviving entity and being a wholly-owned subsidiary of PubCo. At the Closing on October 28, 2025, each Alps Holdco Ordinary Share issued and outstanding immediately prior to the Effective Time (other than treasury shares or dissenting shares) were converted into the right to receive PubCo ordinary shares. The total consideration paid by Globalink to the Alps Holdco Shareholders in the form of PubCo ordinary shares at the Closing was equal to $1.6 billion.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 combines the unaudited historical condensed consolidated balance sheet of Globalink as of September 30, 2025 with the unaudited historical consolidated balance sheet of Alps Holdco as of September 30, 2025, giving effect to the Business Combination, as if it had been consummated as of that date.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 combines the unaudited historical condensed consolidated statement of operations of Globalink for the six months ended September 30, 2025 (compiled with the unaudited consolidated statement of operations for the nine months ended September 30, 2025 less the unaudited condensed consolidated statement of operations for the three month period ended March 31, 2025 of Globalink) with the unaudited historical consolidated statement of operations of Alps Holdco for the six months ended September 30, 2025, giving effect to the Business Combination, as if it had been consummated as of April 1, 2024, the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2025 combines the unaudited historical condensed consolidated statement of operations of Globalink for the trailing twelve months ended March 31, 2025 (compiled with the audited consolidated statement of operations for the year ended December 31, 2024 less the unaudited condensed consolidated statement of operations for the three month period ended March 31, 2024 plus the unaudited condensed consolidated statement of operations for the three months ended March 31, 2025 of Globalink) with the audited historical consolidated statement of operations of Alps Holdco for the fiscal year ended March 31, 2025, giving effect to the Business Combination, as if it had been consummated as of April 1, 2024, the earliest period presented.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2025 and pro forma adjustments that are directly attributable to the Business Combination. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial consolidated statements of Alps Holdco have been prepared in accordance with IFRS as issued by the IASB. The historical consolidated financial statements of Globalink have been prepared in accordance with U.S. GAAP. The condensed combined pro forma financial information reflects IFRS and in USD, the basis of accounting used by the registrant, PubCo, and other than the reclassification and presentation of redeemable Globalink’s public shares as other liabilities and the reclassification and presentation of the public warrants as liabilities under IFRS, disclosed in the pro forma notes, no material accounting policy difference is identified in converting Globalink’s historical consolidated financial statements from U.S. GAAP to IFRS. The adjustments presented in the pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of PubCo after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Globalink and Alps Holdco have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

50

This information should be read together with the following:

●	the historical unaudited condensed consolidated financial statements of Globalink as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024; included elsewhere in the registration statement of Form F-1;

●	the historical unaudited financial statements of Alps Holdco as of September 30, 2025 and for the six months period ended September 30, 2025 and 2024, included elsewhere in the registration statement of Form F-1;

●	the historical unaudited condensed consolidated financial statements of Globalink as of March 31, 2025 and for the three months ended March 31, 2025 and 2024; included elsewhere in the registration statement of Form F-1;

●	the historical audited financial statements of Alps Holdco as of March 31, 2025 and for the fiscal year ended March 31, 2025, included elsewhere in the registration statement of Form F-1;

●	the historical audited consolidated financial statements of Globalink as of December 31, 2024 and for the year ended December 31, 2024, included elsewhere in the registration statement of Form F-1;

●	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alps Holdco” and other financial information included elsewhere in the registration statement of Form F-1; and

●	other information relating to Globalink and Alps Holdco included elsewhere in the registration statement of Form F-1, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

Description of the Business Combination

As a result of the Closing, pursuant to the terms of the Merger Agreement, all of the outstanding shares of Alps Holdco were cancelled in exchange for the right to receive Ordinary Shares. The aggregate consideration for the Business Combination is $1.6 billion, payable at the Closing in the form of newly issued Ordinary Shares, par value $0.0001 per share. The Merger Consideration Shares are allocated pro rata with each Alps Holdco Shareholder receiving a number of Ordinary Shares determined in accordance with the terms of the Merger Agreement.

On October 28, 2025, consummated the PIPE Investment which was conditioned on the concurrent Closing of the Business Combination and other customary closing conditions. PubCo, Globalink and Alps Holdco entered into subscription agreements with certain investors for 310,788 PubCo ordinary shares for a total of $3,107,731 in a PIPE Investment to be consummated simultaneously with the Closing).

At the Closing of the Business Combination, the former Alps Holdco Shareholders received an aggregate of 160,000,000 Ordinary Shares, among which 8,000,000 Ordinary Shares are being held in escrow to satisfy any indemnification obligations incurred under the Merger Agreement.

Accounting Treatment

The Business Combination will be accounted for as capital reorganization with no goodwill or other intangible assets recorded, in accordance with IFRS. A capital reorganization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Alps Holdco in many respects. However, Globalink does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization.

Under this method of accounting, Globalink will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, Alps Holdco will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Alps Holdco (i.e., a capital transaction involving the issuance of shares by PubCo for the shares of Alps Holdco). Accordingly, the consolidated assets, liabilities and results of operations of Alps Holdco will become the historic financial statements of the Combined Company, and Globalink’s assets, liabilities and results of operations will be consolidated with Alps Holdco beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Alps Holdco in future reports. The net assets of Globalink will be recognized at carrying value, with no goodwill or other intangible assets recorded.

51

The deemed costs of the shares issued by PubCo, which represents the fair value of the shares that Alps Holdco would have had to issue for the ratio of ownership interest in PubCo to be the same as if the Business Combination had taken the legal form of Alps Holdco acquiring shares of Globalink, in excess of the net assets of Globalink will be accounted for as stock-based compensation under IFRS 2 Share-Based Payment.

Alps Holdco has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Alps Holdco Shareholders will have the largest voting interest in PubCo;

●	The board of directors of the Combined Company will be designated solely by Alps Holdco, with at least three (3) directors qualifying as independent directors under the Securities Act and the Nasdaq rules);

●	Alps Holdco’s senior management will be the senior management of the Combined Company;

●	The business of PubCo will comprise the ongoing operations of Alps Holdco; and

●	Alps Holdco is the larger entity, in terms of substantive assets.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared reflecting actual redemption of 337,477 shares of Globalink common stock resulting in redemption payment of $3.39 million leaving 12,635 shares who did not redeem.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 160,000,000 PubCo ordinary shares to be issued to shareholders of Alps Holdco and an aggregate of 310,788 PubCo ordinary shares to be issued to the PIPE Investors, an aggregate of 291,716 PubCo ordinary share to be issued to Dr. Tham, director of Alps as 50% conversion of amounts due at closing in shares, 13,793 PubCo ordinary shares to be issued to Ms. Chew, a director of Alps, as conversion of amounts due at closing and an aggregate of 280,394 PubCo ordinary shares to be issued to PGM as partial conversion of amounts due in Promissory Note and 39,000 PubCo ordinary shares to be issued to Ng Yan Xun as partial conversion of amounts in due to related party advances at closing in shares. On May 22, 2025, Globalink, Alps Holdco and Chardan entered into an Amendment & Acknowledgement of Engagement Letter and Underwriting Agreement (the “Amendment & Acknowledgement”), in relation to an aggregate of $5,025,000 (the “Fee Amount”) Chardan will be entitled to receive at the closing of the Business Combination, comprising $4,025,000 of deferred underwriting commission and $1,000,000 of M&A fee related to a SPAC business combination. The Amendment & Acknowledgement provides that certain shareholders of Alps Holdco will transfer 4,187,500 Alps Holdco Shares to Chardan immediately prior to the consummation of the Business Combination and such transfer shall be treated as full satisfaction of Globalink’s obligation to pay the Fee Amount; provided that the Business Combination is consummated by July 31, 2025. Pursuant to the Amendment & Acknowledgement, Chardan will hold 2.5% of PubCo’s ordinary shares outstanding immediately following the Business Combination under all scenarios. In connection with the Amendment & Acknowledgement, on May 24, 2025, Globalink, the Sponsor, PGM, and Chardan entered into a Side Letter (the “Side Letter”), pursuant to which the Sponsor agreed that each of the Sponsor and its affiliates, officers and directors (including PGM, but not including Globalink) will engage Chardan as the sole or lead U.S. underwriter, underwriter, financial advisor, capital markets advisor, placement agent, and M&A advisor in connection with: (a) its next US SPAC initial public offering that is undertaken prior to the eighteen (18) month anniversary of the consummation of the Business Combination, and (b) any “de-SPAC” or other initial business combination involving such parties during such time period.

After the Business Combination, Globalink’s current public stockholders and Globalink’s right holders will own approximately 0.7% of the outstanding PubCo ordinary shares, the Globalink founders will own approximately 1.7% of the outstanding PubCo ordinary shares, PGM, an affiliate of the Sponsor, will own approximately 0.6%, the PIPE Investors will own approximately 0.2%, assuming the PIPE Investors will hold 310,788 PubCo ordinary shares, IBDC Asia Sdn. Bhd., an advisory firm to Alps Holdco, will own approximately 0.5%, representing finder’s fees payable in PubCo ordinary shares with value equal to 0.5% of the aggregate consideration for the Business Combination of US$1.6 billion, Dr. Tham, a director of Alps, will own approximately an additional 0.2%, and the former shareholders of Alps Holdco will own approximately 96.1% of the outstanding PubCo ordinary shares, this is inclusive of 2.5% that will be held by Chardan as a result of the Amendment & Acknowledgement (not giving effect to any shares issuable upon the exercise or conversion of options or warrants).

The following presents the calculation of basic and diluted weighted average shares outstanding.

(Actual Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
Globalink public shares and rights	1,162,634
Globalink Founder and director shares	2,875,000
Private shares and rights owned and converted shares expected to be owned by PGM	946,395
PIPE Investors	310,788
IBDC Asia Sdn. Bhd.	800,000
Alps Director	305,509
Alps Holdco Shareholders (1)	160,000,000
Weighted average shares outstanding	166,400,326
Percent of shares owned by Alps Holdco Shareholders (1)	96.1%
Percent of shares owned by IBDC Asia Sdn. Bhd.	0.5%
Percent of shares owned by PIPE Investors	0.2%
Percent of shares owned by Globalink public holders	0.7%
Percent of shares owned by Globalink Founders and directors	1.7%
Percent of shares owned by Alps Director	0.2%
Percent of shares owned by PGM	0.6%
100.0%

(1)	Includes 4,187,500 shares to be transferred to Chardan pursuant to the Amendment & Acknowledgement.

52

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

					Actual Redemption
	PubCo (IFRS Historical)	ALPS (IFRS Historical)	Globalink (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Non-current assets
Property, plant and equipment	$-	$2,268,861	$-	$-	$-		$2,268,861
Right-of-use assets	-	751,398	-	-	-		751,398
Intangible assets	-	679,785	-	-	-		679,785
Other Investment	-	6,590,708	-	-	-		6,590,708
Investment in associates	-	23,730	-	-	-		23,730
Cash held in Trust Account	-	-	1,375,147	-	(435,555)	I	-
					(163,520)	B
					(776,072)	O
Total non-current assets	-	10,314,482	1,375,147	-	(1,375,147)		10,314,482

Current assets
Cash and cash equivalents	-	408,607	357,729	-	163,520	B	3,478,521
					(559,185)	C
					3,107,850	M

Inventories	-	550,277	-	-	-		550,277
Trade receivables	-	572,775	-	-	-		572,775
Other receivables, deposits and prepayments	-	463,325	6,833	-	-		470,158
Amount due from associates	-	111	-	-	-		111
Tax recoverable	-	275,833	-	-	-		275,833
Total current assets	-	2,270,928	364,562	-	2,712,185		5,347,675
Total assets	$-	$12,585,410	$1,739,709	$-	$1,337,038		$15,662,157

EQUITY
ALPS Holdco issued capital	-	580	-	-	(580)	F	-
PubCo ordinary shares	-	-	-	-	16,000	F	16,640
					1	G
					344	H
					32	K
					31	M
					121	L
					80	N
					31	P
Globalink common stock	-	-	3,445	-	(3,445)	H	-
Additional paid-in capital	-	-	990,399	12,124,881	41,875,000	A	59,544,836
					(270,528)	C
					(15,420)	F
					(64,366,808)	D
					163,520	G
					59,459,811	E
					3,101	H
					3,193,908	K
					3,107,819	M
					(121)	L
					224,181	N
					3,055,063	P
Accumulated deficit	(27,536)	(1,999,529)	(13,150,554)	(12,699,881)	(37,850,000)	A	(61,937,639)
					(882,466)	C
					64,366,808	D
					(59,459,811)	E
					(10,890)	I
					481	K
					(224,261)	N
Other comprehensive income (loss)	-	4,633,181	-	-			4,633,181
Non-controlling interest	-	(269,897)	-	-	-		(269,897)
Total equity (deficit)	(27,536)	2,364,335	(12,156,710)	(575,000)	12,382,032		1,987,121

Common stock subject to possible redemption	-	-	927,722	(927,722)	-		-

LIABILITIES
Non-current liabilities
Lease liabilities	-	333,604	-	-	-		333,604
Warrant liability	-	-	28,500	575,000	-		603,500
Deferred tax liability	-	24,367	-	-	-		24,367
Deferred underwiring fee commission	-	-	4,025,000	-	(4,025,000)	A	-
Common stock subject to possible redemption	-	-	-	927,722	(163,521)	G	-
					11,871	I
					(776,072)	O
					-
Total non-current liabilities	-	357,971	4,053,500	1,502,722	(4,952,722)		961,471
Current liabilities
Trade payables	$4,000	$415,995	$-	$-	$-		$419,995
Other payables, accruals and deposits received	23,536	1,452,222	213,625	-	593,779	C	2,283,162
Advance from customers	-	324,399	-	-	-		324,399
Amount due to directors	-	7,090,060	-	-	(3,055,094)	P	4,034,966
Lease liabilities	-	445,627	-	-	-		445,627
Tax payables	-	134,802	515,293	-	(211,524)	I	438,571
Franchise tax payable	-	-	363,102	-	(235,903)	I	127,200
Excise tax liability	-	-	1,631,756	-	-		1,631,756
Convertible note – related party, net of discount	-	-	5,194,421	-	(3,194,421)	K	2,000,000
Promissory note -third party	-	-	720,000	-	10,890	I	730,890
Due to related party	-	-	277,000	-	-		277,000

Total current liabilities	27,536	9,863,104	8,915,197	-	(6,092,272)		12,713,565
Total liabilities	27,536	10,221,075	12,968,697	1,502,722	(11,044,994)		13,675,036

Total liabilities, common stock subject to redemptions and equity	$-	$12,585,410	$1,739,709	$-	$1,337,038		$15,662,157

53

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED SEPTEMBER 30, 2025

					Actual Redemptions
	PubCo (IFRS Historical)	ALPS (IFRS Historical)	Globalink (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	$-	$2,199,845	$-	$-	$-		$2,199,845
Cost of sales	-	(1,668,192)	-	-	-		(1,668,192)
Gross profit	-	531,653	-	-	-		531,653

Selling, general and administrative expenses	(9,033)	(1,176,879)	(711,450)	-	-		(1,897,362)

Distribution expense	-	(55,367)	-	-	-		(55,367)
Share result of associate	-	19,418	-	-	-		19,418
Other operating income	-	2,732	-	-	-		2,732
Other operating expense	-	(564,608)	-	-	-		(564,608)
Operating loss	(9,033)	(1,243,051)	(711,450)	-	-		(1,963,534)

Penalties on taxes	-	-	(190,446)	-	-		(190,446)
Finance expenses	-	(28,623)	(844,614)	-	-		(873,237)
Change in fair value of Common stock subject to possible redemption	-	-	-	(159,390)	159,390	DD	-
Change in fair value of warrant liabilities	-	-	(24,225)	(488,750)	-		(512,975)
Interest earned on investments held in Trust Account	-	-	48,455	-	(48,455)	AA	-

Profit (loss) before income tax	(9,033)	(1,271,674)	(1,722,280)	(648,140)	110,935		(3,540,192)

Income tax expense	-	(69,140)	-	-	-		(69,140)

Net income (loss)	$(9,033)	$(1,340,814)	$(1,722,280)	$(648,140)	$110,935		$(3,609,332)
Non-controlling interest	-	(42,541)	-	-	-		(42,541)
Net income (loss) attributed to shareholders	$(9,033)	$(1,298,273)	$(1,722,280)	$(648,140)	$110,935		$(3,566,791)

Weighted average shares basic and diluted	1	58,041,991
Basic and diluted net loss per share	$(9,033)	$(0.02)

Basic and diluted net income per share, redeemable common stock			$0.57

Basic and diluted net loss per share, non-redeemable common stock			$(0.52)

Pro forma weighted average number of shares outstanding - basic and diluted							166,400,326

Pro forma loss per share - basic and diluted							$(0.02)

54

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FISCAL YEAR ENDED MARCH 31, 2025

					Actual Redemptions
	PubCo (IFRS Historical)	ALPS (IFRS Historical)	Globalink (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	$-	$3,371,037	$-	$-	$-		$3,371,037
Cost of sales	-	(2,069,772)	-	-	-		(2,069,772)
Gross profit	-	1,301,265	-	-	-		1,301,265

Selling, general and administrative expenses	(18,503)	(2,400,790)	(1,436,495)	-	(59,459,811)	BB	(65,422,326)
					(2,106,727)	CC
Distribution expense	-	(273,487)	-	-	-		(273,487)
Share result of associate	-	(10,760)	-	-	-		(10,760)
Other operating income	-	31,405	-	-	-		31,405
Other operating expense	-	(1,128,526)	-	-	-		(1,128,526)
Operating loss	(18,503)	(2,480,893)	(1,436,495)	-	(61,566,538)		(65,502,429)

Penalties on taxes	-	-	(282,936)	-	-		(282,936)
Finance expenses	-	(48,283)	(440,005)	-	-		(488,288)
Change in fair value of Common stock subject to possible redemption	-	-	-	(1,881,515)	1,881,515	DD	-
Change in fair value of warrant liabilities	-	-	9,405	189,750	-		199,155
Interest earned on investments held in Trust Account	-	-	974,952	-	(974,952)	AA	-

Profit (loss) before income tax	(18,503)	(2,529,176)	(1,175,079)	(1,691,765)	(60,659,975)		(66,074,498)

Income tax expense	-	(95,562)	(166,614)	-	-		(262,176)

Net income (loss)	$(18,503)	$(2,624,738)	$(1,341,693)	$(1,691,765)	$(60,659,975)		$(66,336,674)
Non-controlling interest	-	(111,165)	-	-	-		(111,165)
Net income (loss) attributed to shareholders	$(18,503)	$(2,513,573)	$(1,341,693)	$(1,691,765)	$(60,659,975)		$(66,225,509)

Weighted average shares basic and diluted	$18,503	$(0.05)
Basic and diluted net loss per share	$18,503	$(0.05)

Basic and diluted net income per share, redeemable common stock			$0.40

Basic and diluted net loss per share, non-redeemable common stock			$(0.61)

Pro forma weighted average number of shares outstanding - basic and diluted							166,400,326

Pro forma loss per share - basic and diluted							$(0.40)

55

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

On January 30, 2024, Globalink entered into the Merger Agreement with Alps Holdco, the Sponsor, and the Seller Representative. The Merger Agreement was amended and restated on May 20, 2024 and entered into by and among Globalink, Alps Holdco, Merger Sub, the Sponsor, and the Seller Representative, and was further amended on March 6, 2025, April 18, 2025 and September 27, 2025. Pursuant to the terms of the Merger Agreement, the Business Combination between Globalink and Alps Holdco was effected in two steps: (i) the Redomestication Merger, whereby, subject to the approval and adoption of the Merger Agreement by the stockholders of Globalink, Globalink has merged with and into PubCo on October 28, 2025, with PubCo remaining as the surviving publicly traded entity; and (ii) the Acquisition Merger, whereby Merger Sub has merged with and into Alps Holdco, resulting in Alps Holdco remaining as the surviving entity and being a wholly-owned subsidiary of PubCo. On October 28, 2025, the Closing, each Alps Holdco Ordinary Share issued and outstanding immediately prior to the Effective Time (other than treasury shares or dissenting shares) were converted into the right to receive PubCo ordinary shares. The total consideration to be paid by Globalink to the Alps Holdco Shareholders in the form of PubCo ordinary shares at the Closing was equal to $1.6 billion.

The Merger Agreement is subject to certain customary closing conditions and contains customary representations, warranties, covenants and indemnity provisions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement. The respective boards of directors of Globalink and Alps Holdco have (i) approved and declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement and (ii) resolved to recommend approval of the Merger Agreement and related transactions by their respective shareholders.

As a result of the Closing, pursuant to the terms of the Merger Agreement, all of the outstanding shares of Alps Holdco were cancelled in exchange for the right to receive PubCo ordinary shares. The aggregate consideration for the Business Combination is $1.6 billion, payable at the Closing in the form of newly issued PubCo ordinary shares, par value $0.0001 per share. The Merger Consideration Shares ware allocated pro rata with each Alps Holdco Shareholder receiving a number of PubCo ordinary shares determined in accordance with the terms of the Merger Agreement.

On October 28, 2025, consummated the PIPE Investment which was conditioned on the concurrent Closing of the Business Combination and other customary closing conditions. PubCo, Globalink and Alps Holdco entered into subscription agreements with certain investors for 310,788 PubCo ordinary shares for a total of $3,107,731 in a PIPE Investment to be consummated simultaneously with the Closing (including the $200,000 of subscription under the agreement entered into on August 27, 2024).

At the Closing of the Business Combination, the former Alps Holdco Shareholders will receive an aggregate of 160,000,000 PubCo ordinary shares, among which 8,000,000 PubCo ordinary shares are to be issued and held in escrow to satisfy any indemnification obligations incurred under the Merger Agreement.

56

Note 2 — Basis of Presentation

The adjustments presented on the pro forma combined financial statements have been identified and presented to provide an understanding of PubCo upon consummation of the Business Combination for illustrative purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). PubCo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combination and the PIPE financing as described below.

The unaudited pro forma condensed combined financial information has been prepared reflecting actual redemption of 337,477 shares of Globalink common stock resulting in redemption payment of $3.39 million leaving 12,635 shares who did not redeem.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 160,000,000 PubCo ordinary shares to be issued to shareholders of Alps Holdco, 800,000 PubCo ordinary shares to be issued to IBDC Asia Sdn. Bhd. as finder fees, and an aggregate of 310,788 PubCo ordinary shares to be issued to the PIPE Investors, an aggregate of 291,716 PubCo ordinary share to be issued to Dr. Tham, a director of Alps, representing 50% conversion of amounts due at closing in shares, an aggregate of 13,793 PubCo ordinary shares to be issued to Ms. Chew, a director of Alps, representing conversion of amounts due at closing in shares, and an aggregate of 280,394 PubCo ordinary shares to be issued to PGM as partial conversion of amounts due in promissory notes, and 39,000 to Ng Yan Xun as partial conversion of amounts due in due to related party advances at closing in shares. The parties secure $3,107,731 of PIPE financing. On May 22, 2025, Globalink, Alps Holdco and Chardan entered into the Amendment & Acknowledgement in relation to an aggregate of $5,025,000 Fee Amount Chardan will be entitled to receive at the closing of the Business Combination, comprising $4,025,000 of deferred underwriting commission and $1,000,000 of M&A fee. related to a SPAC business combination. The Amendment & Acknowledgement provides that certain shareholders of Alps Holdco will transfer 4,187,500 Alps Holdco Shares to Chardan immediately prior to the consummation of the Business Combination and such transfer shall be treated as full satisfaction of Globalink’s obligation to pay the Fee Amount; provided that the Business Combination is consummated by July 31, 2025. Pursuant to the Amendment & Acknowledgement, Chardan will hold 2.5% of PubCo’s ordinary shares outstanding immediately following the Business Combination under all scenarios. In connection with the Amendment & Acknowledgement, on May 24, 2025, Globalink, the Sponsor, PGM, and Chardan entered into the Side Letter, pursuant to which the Sponsor agreed that each of the Sponsor and its affiliates, officers and directors (including PGM, but not including Globalink) will engage Chardan as the sole or lead U.S. underwriter, underwriter, financial advisor, capital markets advisor, placement agent, and M&A advisor in connection with: (a) its next US SPAC initial public offering that is undertaken prior to the eighteen (18) month anniversary of the consummation of the Business Combination, and (b) any “de-SPAC” or other initial business combination involving such parties during such time period.

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently nondeductible or nontaxable based on the laws of the relevant jurisdiction.

57

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization with no goodwill or other intangible assets recorded, in accordance with IFRS. A capital reorganization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Alps Holdco in many respects. However, Globalink does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization.

Under this method of accounting, Globalink will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, Alps Holdco will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Alps Holdco (i.e., a capital transaction involving the issuance of shares by PubCo for the shares of Alps Holdco). Accordingly, the consolidated assets, liabilities and results of operations of Alps Holdco will become the historic financial statements of the Combined Company, and Globalink’s assets, liabilities and results of operations will be consolidated with Alps Holdco beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Alps Holdco in future reports. The net assets of Alps Holdco will be recognized at carrying value, with no goodwill or other intangible assets recorded.

The deemed costs of the shares issued by PubCo, which represents the fair value of the shares that Alps Holdco would have had to issue for the ratio of ownership interest in PubCo to be the same as if the Business Combination had taken the legal form of Alps Holdco acquiring shares of Globalink, in excess of the net assets of Globalink will be accounted for as stock-based compensation under IFRS 2 Share-Based Payment.

Alps Holdco has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Alps Holdco Shareholders will have the largest voting interest in PubCo;

●	The board of directors of the Combined Company will be designated solely by Alps Holdco, with at least three (3) directors qualifying as independent directors under the Securities Act and the Nasdaq rules);

●	Alps Holdco’s senior management will be the senior management of the Combined Company;

●	The business of PubCo will comprise the ongoing operations of Alps Holdco; and

●	Alps Holdco is the larger entity, in terms of substantive assets.

Note 4 — U.S. GAAP to IFRS Conversion and Presentation Alignment

The historical financial information of Globalink has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. One adjustment required to convert Globalink’s consolidated balance sheet from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Globalink’s Public Warrants and Common stock subject to redemption to non-current financial liabilities under IAS 32, as shareholders have the right to require Globalink to redeem Globalink Public Shares and Warrants and Globalink has an irrevocable obligation to deliver cash or another financial instrument for such redemption.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Globalink’s consolidated historical financial information in accordance with the presentation of Alps Holdco’s historical financial information, see below for effect of conversion on the financial statements.

58

Globalink’s Consolidated Balance Sheet as of September 30, 2025

Globalink’s consolidated financial statements have been prepared in accordance with U.S. GAAP and in USD currency and converted to IFRS as follows:

Globalink’s Consolidated Balance Sheet as of September 30, 2025

	US GAAP September 30, 2025	IFRS Adjustments 2025	Ref	IFRS September 30, 2025
Assets
Non -current assets:
Cash held in Trust Account	$1,375,147	$-		$1,375,147
	1,375,147	-		1,375,147
Current assets
Cash	357,729	-		357,729
Prepaid expense	6,833	-		6,833
	364,562	-		364,562
Total assets	$1,739,709	$-		$1,739,709

Liabilities and
Stockholders’ Deficit:
Common stock	$3,445	$-		$3,445
Additional paid-in-capital	990,399	12,124,881	b	13,115,280
Accumulated deficit	(13,150,554)	(12,699,881)	b	(25,850,435)
Total stockholders’ deficit	(12,156,710)	(575,000)		(12,731,710)

Liabilities
Non-current liabilities
Deferred underwriting commissions	4,025,000	-		4,025,000
Warrant liabilities	28,500	575,000	b	603,500
Common stock subject to possible redemption	-	927,733	a	927,722
	4,053,500	1,502,722		5,556,222
Common stock subject to possible redemption	927,722	(927,722)	a	-

Current liabilities
Accounts payable	213,625	-		213,625
Franchise tax payable	363,102	-		363,102
Income tax payable	515,293	-		515,293
Convertible Note - Related Party	5,194,421	-		5,194,421
Promissory note – third party	720,000			720,000
Due to related party	277,000	-		277,000
Excise tax liability	1,631,756	-		1,631,756
	8,915,197	-		8,915,197
Total liabilities	12,968,697	1,502,722		14,471,419

Total Liabilities and Stockholders’ Deficit	$1,739,709	$-		$1,739,709

(a) To reclassify and present redeemable common stock of Globalink as other liabilities under IFRS, as shareholders have the right to require Globalink to redeem the Globalink Public Shares and Globalink has an irrevocable obligation to deliver cash or another financial instrument for such redemption.

(b) To reclassify and present the Public Warrants of Globalink as other liabilities under IFRS, as the warrants represent a settlement alternative that does not result in the exchange of a fixed amount of cash for a fixed number of shares. The redemption provision is at the option of the issuer. As there is a potential settlement that will result in other than fixed amount of cash for a fixed number of shares, the warrants fail to meet the criteria to be accounted for as equity instruments. Specifically, there are redemption provisions for the warrants whereby they may be redeemed on a cashless basis, in which case the holders will receive a variable number of common stock based on the then market value to result in settlement equivalent to $0.01 per warrant.

59

The historical impact of the reclassification adjustments referenced above was applied between accumulated deficit and additional paid in capital. Under GAAP, the proceeds from redeemable common stock discussed in adjustment above, were allocated into temp equity with the corresponding accretion to additional paid in capital, however, under IFRS, redeemable common stock will be a liability, thus no accretion will pass through equity. As a result, the historical accumulated accretion is reversed and reclassified back to additional paid in capital under GAAP.

U.S. GAAP to IFRS Conversion of Globalink’s Consolidated Statement of Operations for the six months ended September 30, 2025

Globalink’s financial statements have been prepared in accordance with U.S. GAAP and in USD currency and is converted to IFRS as follows:

Globalink’s Consolidated Statement of Operations for the six months ended September 30, 2025

	US GAAP September 30, 2025	IFRS Adjustments 2025	Ref	IFRS September 30, 2025
General and administrative expenses	$(634,250)	$-		$(634,250)
Franchise tax expense	(77,200)	-		(77,200)
Total operating expenses	(711,450)	-		(711,450)

Operating loss	(711,450)	-		(711,450)

Non-operating income (expenses)
Interest earned on cash and investments held in Trust Account	48,455	-		48,455
Penalties on income tax	(190,446)	-		(190,446)
Interest expense	(844,614)	-		(844,614)
Change in fair value of warrants liabilities	(24,225)	(488,750)	a	(512,975)
Change in fair value of common stock	-	(159,390)	a	(159,390)
Total non-operating income (expenses)	(1,010,830)	(648,140)		(1,658,970)

Loss before income tax	(1,722,280)	(648,140)		(2,370,420)

Income tax expenses	-	-		-

Net loss	$(1,722,280)	$(648,140)		$(2,370,420)

(a) To recognize the changes in fair value of the warrant liability and common stock subject to redemption for the Six months ended September 30, 2025, under IAS 32 changes in fair value through profit or loss.

U.S. GAAP to IFRS Conversion of Globalink’s Consolidated Statement of Operations for the twelve months ended March 31, 2025

Globalink’s financial statements have been prepared in accordance with U.S. GAAP and in USD currency and is converted to IFRS as follows:

Globalink’s Consolidated Statement of Operations for the trailing twelve months ended March 31, 2025

	US GAAP March 31, 2025	IFRS Adjustments 2025	Ref	IFRS March 31, 2025
General and administrative expenses	$(1,236,495)	$-		$(1,236,495)
Franchise tax expense	(200,000)	-		(200,000)
Total operating expenses	(1,436,495)	-		(1,436,495)

Operating loss	(1,436,495)	-		(1,436,495)

Non-operating income (expenses)
Interest earned on cash and investments held in Trust Account	974,952	-		974,952
Penalties on income tax	(282,936)	-		(282,936)
Interest expense	(440,005)	-		(440,005)
Change in fair value of warrants liabilities	9,405	189,750	a	199,155
Change in fair value of common stock	-	(1,881,515)	a	(1,881,515)
Total non-operating income (expenses)	261,416	(1,691,765)		(1,430,349)

Loss before income tax	(1,175,079)	(1,691,765)		(2,866,844)

Income tax expenses	(166,614)	-		(166,614)

Net loss	$(1,341,693)	$(1,691,765)		$(3,033,458)

(a) To recognize the changes in fair value of the warrant liability and common stock subject to redemption for the twelve months ended March 31, 2025, under IAS 32 changes in fair value through profit or loss.

Note 5 — Adjustments to Unaudited Pro Forma

Condensed Combined Balance Sheet as of September 30, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

A.	Reflects the settlement of the $5.03 million Fee Amount consisting of $1.00 million in M&A fee and $4.03 million of deferred underwriting fee, by the transfer of 4,187,500 shares from certain shareholders of Alps Holdco to Chardan. The fair value of the shares transferred is $41.88 million, based on the $10 purchase price value and PIPE raise. The settlement of the $5.03 million of Fee Amount is expected to result in $41.87 million of contributed capital and $36.85 million of loss in Globalink’s financial statements.

60

B.	Reflects the liquidation and reclassification of $0.16 million of funds held in the Trust Account to cash and bank balances that become available following the Business.

C.	Represents the transaction costs incurred and paid by Globalink and Alps Holdco of approximately $0.56 million for legal, accounting, due diligence and printing fees incurred as part of the Business Combination. For the Globalink transaction costs paid at closing is $0.33 million and an additional $0.33 million included in accrued liabilities are reflected as an adjustment to accumulated deficit and $0.66 million. For the Alps Holdco transaction costs of $0.23 million were paid at closing and $0.26 million in included in accrued liabilities of which $0.27 million are allocated to new share issuance and recorded to additional paid-in capital and $0.23 million is related to listing cost and recorded to accumulated.

D.	Represents the elimination of Globalink’s historical accumulated deficit after recording the loss on settlement with Chardan as described in adjustment (A) above, the transaction costs to be incurred by Globalink as described in (C) above, the interest recognized in trust as described in (I) below, the interest expense related to the Convertible promissory note through settlement date as described in (K) below and the recording of the public warrants and Common stock subject to redemption as liabilities described in IFRS note 4 above.

E.	Represents the estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of Globalink’s identifiable net assets at the date of the Business Combination, resulting in a $59.46 million increase to accumulated deficit. The fair value of shares issued was estimated based on the market price of Globalink common stock of $11.50 per share (as of October 28, 2025). The value is based on the share price of the GLLI common stock at the closing date.

	Shares	Dollars
Globalink shareholders
Public Shareholders	1,162,634
Sponsor and other shareholders	3,502,000

Fair value of shares to be issued to Globalink shareholders at $11.50 per share		$53,643,303

IFRS Net assets of Globalink as of September 30, 2025		(12,731,710)
Less: Globalink transaction costs, net		(467,740)
Add: Settled underwriting fee and M&A fee by transfer of share from certain Alps Holdco shareholders		5,194,421
Add: Settled Promissory note with PubCo Ordinary stock		2,025,000
Add: Release of redeemable Common Stock		163,521
Less: Effect of maximum contractual redemption of Globalink shares		-
Adjusted net assets of Globalink as of September 30, 2025		(5,816,508)
Difference - being IFRS 2 charge for listing services		$59,459,811

F.	Represents the exchange of outstanding shares into 160,000,000 PubCo ordinary shares at par value of $0.0001 per share upon the Business Combination.

G.	Reflects the release of 12,635 shares that did not redeem and are no longer subject to redemption.

H.	Reflects the conversion of Common Stock into PubCo ordinary shares on a one-for-one basis and reflect the issuance shares in exchange for the rights.

I.	Reflects the additional borrowings subsequent to September 30, 2025 in a form of a Promissory Note in order to fund the extension payments into the trust account and the interest earned in trust through October 28, 2025 the date of the latest extension deposit, net of tax effect.

61

K.	Reflects the repayment and settlement of the PGM loans of $4.83 million and due to related party of $0.39 million. The PGM loan reflects the settlement of $2.00 million in cash and the issuance of 280,394 PubCo ordinary shares at $10 per share. The cash was not yet been paid and remains payable as of October 28, 2025 date the transaction closed. The due to related party reflect the settlement of $0.39 million via the issuance of 39,000 PubCo ordinary shares at $10 per share.

L.	Reflects the conversion of Globalink’s Public and Private Rights into 1,207,000 PubCo ordinary shares upon the Closing of the Business Combination, including 57,000 Private Rights of Globalink held by PGM.

M.	Reflects proceeds taking into account the subscription of $3.11 million in PIPE funding at Closing pursuant to the subscription agreements in connection with the PIPE Investment.

N.	Reflects 0.5% finder fees to IBDC Asia Sdn. Bhd. for introducing Globalink to Alps Holdco for corporate exercise payable in shares and valued at $10 per share. The shares are issued as transaction cost was proportionally allocated against additional paid in capital and accumulated deficit based on the proportional issuance of New shares versus shares issued for listing exchange purposes.

O.	Reflects the redemption in connection with the redemption in connection with the closing of an additional 59,966 shares tendered for redemption resulting in redemption of $0.78 million from the trust at $12.94 per share.

P.	Reflects the issuance of 291,716 PubCo ordinary shares at $10 for the conversion 50% of amounts due to director Dr. Tham of Alps at $10 per shares and 13,793 PubCo ordinary shares at $10 for the conversion of amounts due to a director of Alps, Ms. Chew.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for six months period ended September 30, 2025 and for the Year Ended March 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(AA) Reflects the elimination of interest income generated from the cash and investments held in the Trust Account.

(BB) Represents $59.46 million of expense recognized, in accordance with IFRS 2, for the difference between the deemed costs of the shares issued by PubCo and the carrying value of Globalink’s identifiable net assets, as described in (E) above. This cost is a nonrecurring item.

(CC) To reflect the incremental transaction cost incurred of $2.11 million. This is a non-recurring item.

(DD) To reflect the reversal of the fair value change of financial liability in connection with Common Stock subject to redemption as the shares at closing are no longer redeemable and thus accounted for as equity instruments.

Note 6 — Net Earnings (Loss) per Share

Represents the earnings (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of Public Shares described under the Maximum Contractual Redemption Scenario are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

62

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption. The following table sets out the share ownership of PubCo following Closing on a pro forma basis under the No Redemption Scenario and the Maximum Contractual Redemption Scenario:

The following table sets out the share ownership of PubCo following Closing on a pro forma basis based on Actual Redemptions: (Six Months Ended September 30, 2025)

Net loss per share	Actual Redemption

Net loss	$(3,609,332)

Net loss per share – Basic	$(0.02)
Net loss per share - Diluted (1)	$(0.02)

The following table sets out the share ownership of PubCo following Closing on a pro forma based on Actual Redemptions: (Twelve Months Ended March 31, 2025)

Net loss per share	Actual Redemption

Net loss	$(66,225,509)

Net loss per share – Basic	$(0.40)
Net loss per share - Diluted (1)	$(0.40)

	Actual Redemption
		Percent
Pro forma Ownership	Number of Shares	Outstanding	Fully diluted

Globalink public shares and rights	1,162,634	0.7%	0.7%
Globalink Founder and director shares	2,875,000	1.7%	1.7%
shares and rights held by PGM and other debt converting related parties	946,395	0.6%	0.5%
PIPE Investors	310,788	0.2%	0.2%
IBDC Asia Sdn. Bhd.	800,000	0.5%	0.5%
Alps Director	305,509	0.2%	0.2%
Alps Holdco Shareholders (2)	160,000,000	96.1%	92.7%
Weighted average shares outstanding	166,400,326	100%

Potential Sources of Dilution(1)

Public Warrants	5,750,000		3.3%
Private Warrants	285,000		0.2%
Fully diluted weighted average shares outstanding	172,435,326		100%

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

(2)	Includes 4,187,500 shares to be transferred to Chardan pursuant to the Amendment & Acknowledgement.

63

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of Globalink and Alps on a stand-alone basis and the audited pro forma condensed combined per share data for the year ended September 30, 2025 and after giving effect to the Business Combination. The pro forma earnings information for the fiscal year ended September 30, 2025 were computed as if the Business Combination had been completed on April 1, 2024, and carried forward through the years.

The pro forma earnings per share of the Combined Company is computed by dividing the pro forma loss available to the Combined Company’s shareholders by the pro forma weighted-average number of shares of Globalink common stock outstanding over the period.

You should read the information in the following table in conjunction with the historical financial statements of Globalink and Alps and related notes that are included elsewhere in this prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Globalink and Alps would have been had the companies been combined during the periods presented.

	PubCo (IFRS Historical)	ALPS Holdco (IFRS Historical)	Globalink (US GAAP Historical)	Pro Forma Combined

Six Months Ended
September 30, 2025
Net Loss	$(9,033)	$(1,340,814)	$(1,722,280)	$(3,609,332)
Shareholders’ Equity (Deficit)	$(27,536)	$2,634,231	$(12,156,710)	$2,257,018
Shareholders’ Equity per Share *	$(27,536)	$0.06	$(30.46)	$0.01
Cash dividends	$-	$-	$-	$-

Weighted average shares – Basic and diluted	1	58,041,991	3,517,601	166,456,217

Net loss per share – Basic and diluted	(9,033)	(0.02)	(0.52)	$(0.02)

* Shareholders’ equity per share = shareholders’ equity/shares outstanding

64

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address all U.S. federal income tax considerations, including the 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	brokers or dealers in securities or currencies or holders that are traders in securities;

●	taxpayers who elect to apply a mark-to-market method of accounting;

●	partnerships (including entities and arrangements classified as partnerships) for U.S. federal income tax purposes and any beneficial owners of such partnerships.

●	personal holding companies;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

65

●	subchapter S corporations, and beneficial owners of such in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the issued shares of the Company;

●	the Company’s officers or directors;

●	persons that hold Warrants or other rights to acquire Ordinary Shares; or

●	holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including any entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes holds Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

66

U.S. Federal Income Tax Treatment of PubCo

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, PubCo, which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliate group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “ownership test”). The ownership test in clause (iii) above is modified with respect to potential “third-country transactions” such that the ownership test will be met if, after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (as modified, the “modified ownership test”).

In the Business Combination, PubCo acquired all of Globalink’s assets through Globalink merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity. As a result, the determination of whether PubCo will be treated as a U.S. corporation for U.S. federal income tax purposes will depend on the application of the substantial business activities test and the ownership test. PubCo is not expected to satisfy the substantial business activities test based on its activities in the Cayman Islands after the completion of the Business Combination. Accordingly, PubCo must determine whether the ownership test has been met.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations, and certain factual assumptions, PubCo does not expect to be treated, and has not treated itself, as a U.S. corporation for U.S. federal income tax purposes.

The calculation and application of the ownership test is complex, the applicable Treasury Regulations relating to the ownership test are subject to significant uncertainty, and there is limited guidance regarding their application. Moreover, the application of the ownership test to the facts and circumstances of the proposed transactions are uncertain. In addition, changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes or interpretations in the law, could adversely affect PubCo’s status as a non-U.S. corporation for U.S. federal income tax purposes. Accordingly, PubCo’s conclusions herein regarding the application of the rules of Section 7874 of the Code to the Business Combination are subject to challenge, and there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. No IRS ruling has been requested or will be obtained regarding the U.S. federal income tax consequences of the Business Combination.

If the IRS were to successfully challenge PubCo’s status as a non-U.S. corporation for U.S. federal income tax purposes, PubCo and certain holders of Ordinary Shares would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on PubCo and potential future withholding taxes on certain non-U.S. holders of Ordinary Shares.

67

The remainder of this discussion assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for preferential rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future taxable years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the preferential rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder generally should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will generally be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted tax basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

68

Passive Foreign Investment Company Status

The U.S. federal income tax treatment of U.S. Holders of the Ordinary Shares could be materially different from that described above if PubCo is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC with respect to a shareholder, subject to certain exceptions, it will always be treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

PubCo has not made a determination as to whether it currently is, or in the future may become, a PFIC, including whether it may be classified as a PFIC for its taxable year that includes the date of the Business Combination. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of PubCo is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of PubCo. Further, because PubCo may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets (including as a result of the Business Combination) would generally increase the relative percentage of its passive assets. Moreover, PubCo may be classified as a PFIC for its taxable year that includes the date of the closing of the Business Combination as a result of interest income that PubCo earns on its deposits, which generally will be treated as passive income. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that PubCo is a PFIC for the taxable year that includes the date of the Business Combination or in a future year.

If PubCo is or becomes a PFIC during any year in which a U.S. Holder holds PubCo Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules, which are (i) the Excess Distribution Regime (which is the default regime), (ii) the QEF regime, and (iii) the Mark-to-Market Regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. In each case, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to QDI discussed above in “— Distributions on PubCo Ordinary Shares” regardless of which of the foregoing regimes would apply.

Certain of the PFIC rules may affect U.S. Holders with respect to equity interests in subsidiaries and other entities which PubCo may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that PubCo does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to PubCo and any of PubCo’s subsidiaries.

69

The Excess Distribution Regime

If a U.S. Holder does not make a QEF election or a mark-to-market election, as described below, such U.S. Holder will be subject to the default Excess Distribution Regime under the PFIC rules with respect to (i) any gain realized on a sale or other disposition of the Ordinary Shares, and (ii) any “excess distribution” received on the Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on the Ordinary Shares during the preceding three years or a holder’s holding period, whichever is shorter). Generally, under this regime:

●	the gain or excess distribution will be allocated ratably over the period during which a U.S. Holder held the Ordinary Shares;

●	the amount allocated to the current taxable year, will be treated as ordinary income; and

●	the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) on the sale of the Ordinary Shares cannot be treated as capital gains, even if a U.S. Holder holds the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

The QEF Regime

If PubCo is a PFIC, a U.S. Holder of PubCo Ordinary Shares may avoid taxation under the Excess Distribution Regime described above in respect to the PubCo Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its PubCo Ordinary Shares only if PubCo provides U.S. Holders on an annual basis with certain financial information specified under applicable Treasury Regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance that PubCo will have timely knowledge of its status as a PFIC in the future or that PubCo will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. If PubCo owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to PubCo’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that PubCo will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, PubCo may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance PubCo will be able to cause the Lower-Tier PFIC to provide such required information.

A U.S. Holder that makes a QEF election with respect to its PubCo Ordinary Shares would generally be required to include in income for each year that PubCo is treated as a PFIC the U.S. Holder’s pro rata share of PubCo ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Ordinary Shares. Any net deficits or net capital losses of PubCo for a taxable year would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Ordinary Shares would be increased by the amount of income inclusions under the QEF Regime. Dividends actually paid on the Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Ordinary Shares by a corresponding amount.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. holder’s holding period for the Ordinary Shares in which PubCo is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the Excess Distribution Regime. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Regime to its Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Regime described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Ordinary Shares.

70

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

The Mark-to-Market Regime

As an alternative to the QEF Regime, if PubCo is a PFIC and the Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such U.S. Holder’s Ordinary Shares for the first taxable year in which it holds (or is deemed to hold) Ordinary Shares and each subsequent taxable year to elect out of the Excess Distribution Regime discussed above.

If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder generally will include in income for each year that PubCo is treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares as of the beginning of such taxable year. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions PubCo makes would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. The Ordinary Shares, which are currently listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of these rules in any future year. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Regime with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for the Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which PubCo is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Regime. A U.S. holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Regime during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Regime generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

71

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances, including as to the availability and desirability of a mark-to-market election, as well as the impact of an election on interests in any Lower-Tier PFICs.

Reporting Requirements

A U.S. Holder of a PFIC may generally be required to file an IRS Form 8621 on an annual basis and to provide such other information as the IRS may require. Failure to do so will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if PubCo is a PFIC.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, if any, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

72

BUSINESS

The following discussion reflects our business. Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “Alps” and “the Company” refer collectively to Alps Group Inc, its subsidiaries and consolidated affiliated entity(ies) following the consummation of the Business Combination.

Glossary

For purposes of this section, unless otherwise stated or unless the context otherwise requires, the following terms shall have the following meanings:

“CAGR”	means compound annual growth rate;
“CAR-T”	means chimeric antigen receptor T-cells;
“DNA”	means deoxyribonucleic acid;
“hiPSCs”	means human-induced pluripotent stem cells;
“KIRs”	means killer cell immunoglobulin-like receptors;
“iPSC”	means induced pluripotent stem cells;
“MHC”	means major histocompatibility complex;
“mRNA”	means messenger ribonucleic acid;
“NK”	means natural killer cells;
“WGS”	means whole genome sequencing; and
“GMP”	means good manufacturing practice.

Mission

Our mission is to foster a fair healthcare ecosystem. Alps has taken steps to cultivate an ecosystem of collaboration among clinicians, stakeholders, and researchers who share our vision. Together, we are dedicated to expanding the range of diagnostic and treatment options available while simultaneously reducing costs, ensuring that cutting-edge medicine is more accessible.

Overview

Our group consists of Alps Group Inc, Alps Life Sciences Inc, Alps Global Holding Berhad and our subsidiaries, namely, Alps Biotech Sdn. Bhd., Alps Wellness Centre Sdn. Bhd., Alpscap Berhad, Celebre Pro Medic Sdn. Bhd., Celestialab Sdn. Bhd., Mont Life (M) Sdn. Bhd., MyGenome Sdn. Bhd., TMC Global Holdings Sdn. Bhd., and Alps Insurance PCC Inc., and our affiliate, Vax Biotech Sdn. Bhd. (30% owned). We are focused on becoming a fully integrated platform for biotechnology research, medical and wellness company. Our principal activities are research and development in various biotechnology-related products and services, with a focus on the use of precision and preventive medicine, and that substantially all of our operations are conducted through Alps and our subsidiaries and affiliate.

Because all of our pipeline candidates are in the pre-clinical phase, we do not generate revenue from our research and development efforts. Rather, we provide aesthetic treatments, general healthcare and wellness services to generate revenue which is used to support and sustain our research and development activities. This revenue is crucial for covering ongoing operational expenses, funding clinical studies and developing innovative biotechnology solutions, including new product candidates and advancements in precision medicine. Alps believes that this approach ensures that Alps’ R&D activities are not only innovative but also aligned with practical market needs and trends.

73

The following chart illustrates Alps’ organizational structure and material subsidiaries as of the date of this prospectus:

Figure 1. Organizational Structure of Alps.

Details of our subsidiaries are summarized below:

Company Name	Principal Activities	Date of Incorporation	Principal place of business
Alps Global Holding Berhad	Business of research and development (including stem cell) in all kinds of biotechnology related business, invest and manage business such as health and beauty centre, medical centre as well as acting as an investment holding company	April 14, 2017	Malaysia
Mont Life (M) Sdn. Bhd.	Skincare, aesthetic, health supplements, food and drinks supplements and household products	May 8, 2015	Malaysia
Celebre Pro Medic Sdn. Bhd.	Business of beauty, health consultant and therapist	October 31, 2011	Malaysia
TMC Global Holdings Sdn. Bhd.	Beauty and health care consultants	July 4, 2014	Malaysia
Alps Wellness Centre Sdn. Bhd.	Business of health screening, beauty aesthetics, and to act as wellness centre	August 18, 2017	Malaysia
Celestialab Sdn. Bhd. (“Celestialab”)

i) Acquire, hold investment and manage movable and immovable assets, landed properties. ii) Manufacture cellular products such as human stem cells and lymphocytes-products to develop, establish, maintain and aid in the development, establishment and maintenance of laboratories on medical science and biotechnology, research stations, containment facilities and programmes

		November 27, 2017	Malaysia

74

MyGenome Sdn. Bhd. (“MyGenome”)	Manufacture of medicaments, medical laboratories, research and development on biotechnology	November 27, 2018	Malaysia
Alps Biotech Sdn. Bhd.(“Alps Biotech”)	Leasing of intellectual property and similar products, except copyrighted works, research and development on medical sciences, investment advisory services	May 9, 2019	Malaysia
Alpscap Berhad	Activities of holding companies, accounting, bookkeeping and auditing activities, tax consultancy	April 11, 2018	Malaysia
Alps Insurance PCC Inc.	Provision of unconventional healthcare financing solutions	December 24, 2020	Malaysia

Details of our affiliates are summarized below:

Company Name	Principal Activities	Date of Incorporation	Principal place of business
Vax Biotech Sdn. Bhd.	Manufacture of medicaments	January 25, 2021	Malaysia

Corporate History

We currently operate through Alps Global Holding Berhad and our subsidiaries, namely, Alps Biotech Sdn. Bhd., Alps Wellness Centre Sdn. Bhd., Alpscap Berhad, Celebre Pro Medic Sdn. Bhd., Celestialab Sdn. Bhd., Mont Life (M) Sdn. Bhd., MyGenome Sdn. Bhd., TMC Global Holdings Sdn. Bhd., and Alps Insurance PCC Inc., and our affiliates, Vax Biotech Sdn. Bhd. (30% owned).

Share Subscription Agreement with Cilo Cybin Holdings Limited

On September 15, 2023, Alps Global Holding Berhad entered into a share subscription agreement (as supplemented from time to time) (the “Cilo Cybin Subscription Agreement”) with Dr. Tham Seng Kong, Cilo Cybin Holdings Limited (the “Cilo Cybin”), and Gabriel Theron.

Under the terms of the Cilo Cybin Subscription Agreement, Alps Global Holding Berhad and Dr. Tham each subscribed for 28,762,252 of ordinary shares in Cilo Cybin (for an aggregate of 57,524,504 ordinary shares) at a price of ZAR 0.90 per share, upon the terms and conditions stated therein, each constituting approximately 40.5% of the issued securities of Cilo Cybin. Cilo Cybin was listed on the JSE’s Alternative Exchange as a special purpose acquisition company on June 25, 2024, to pursue the acquisition of, and investments in, commercial enterprises operating in the biotechnology and pharmaceuticals industries. As a result, Dr. Tham and Alps Global Holding Berhad each hold a 40.5% stake in the Target Company. Cilo Cybin has identified potential opportunities for asset acquisitions both in South Africa and globally. Among these opportunities is Cilo Cybin Pharmaceutical Proprietary Limited (“Cilo Cybin Pharmaceutical”), which is considered a viable asset. On September 29, 2025  , Cilo Cybin completed its acquisition of Cilo Cybin Pharmaceutical. Following the completion of this transaction and the resulting enlargement of Cilo Cybin’s issued share capital, the shareholding of Alps and Dr. Tham was diluted, and each now holds approximately 9.98% of the combined post-acquisition entity.

75

This investment aligns with Alps’ business model by providing an opportunity to collaborate and potentially integrate innovative biotechnology and pharmaceutical solutions that complement Alps’ existing focus on precision and preventive medicine. Cilo Cybin Pharmaceutical intends to develop its exclusive house brand featuring cannabis and psychedelic products. Alps believes that these products may potentially lead to future therapeutic development targeting conditions such as epilepsy and Parkinson’s disease. Alps also sees a potential for collaboration with Cilo Cybin Pharmaceutical in research and development endeavors to enable each company to leverage each other’s strengths to drive innovation and accelerate the development and commercialization of new therapeutic solutions.

Business Milestones

Alps aspires to establish a fully integrated platform encompassing biotechnology research, medical, and wellness services specializing in predictive, precision and preventive health management. We intend to advance personalized medicine through ongoing innovation.

Alps aims to become a leading healthcare destination, offering its expertise at fair and accessible prices. Our scope of biotechnology platform extends to creating a comprehensive “bench to bedside” ecosystem. This includes both upstream activities, such as sourcing raw materials and production, and to downstream operations that cover distribution, marketing and fill-and-finish processes.

Situated in the heart of Kuala Lumpur’s central business district, the core establishments of Alps include Alps Medical Centre operated by our subsidiary, TMC Global Holdings Sdn. Bhd. while Alps Wellness Centre is operated by Alps Wellness Sdn. Bhd., offering a range of medical, aesthetic, and wellness services. Additionally, MyGenome operates a molecular laboratory and has been granted with a BioNexus status by the Malaysian government through the Malaysian Investment Development Authority (MIDA). The BioNexus status affords MyGenome with incentives and benefits, among others, an income tax exemption of 70% on statutory income for a period of ten (10) years. MyGenome’s molecular laboratory accredited by the Malaysian Standard MS ISO 15189:2022, Medical laboratories – Requirements for quality and competence, and specializes in genetics sequencing including WGS, leveraging expertise in DNA and mRNA analysis. Celestialab, our subsidiary, focuses on the cultivation, research and development of cellular products. Both MyGenome and Celestialab contribute to our precision and preventive ethos aimed at enhancing individual health and well-being.

Furthermore, we collaborate with universities for research and development to develop product pipelines that align with our company’s mission. Alps’ initiatives of creating a bench-to-bed platform with the competitive advantage and positioning set in place, allows the adoption of high technology pipelines at a low or conservative burn rate.

Our Research and Development

Leveraging on our network comprising professional providers, suppliers, and supporting services, Alps aims to provide its clientele with access to DNA and mRNA sequencing, cellular therapy, as well as wellness and anti-aging products and services.

Alps possesses in-house laboratories capable of performing a range of genomic and cellular research, including WGS, Whole Exome Sequencing (WES), targeted sequencing, mRNA tests. Alps also operates a cGMP accredited cell manufacturing laboratory. WGS, known as the most comprehensive clinical-grade DNA test available, provides invaluable insights into an individual’s inherited genetic predispositions. By unraveling the entire genetic makeup, this sequencing offers a wealth of information that can shape personalized medicine and enhance treatment efficacy.

In the realm of diagnostics and therapeutics, mRNA gene expression profiling is rapidly becoming a game-changer by acting as molecular biomarkers. These biomarkers are crucial for the early, accurate prediction and diagnosis of diseases, heralding a more proactive stance in healthcare management. mRNA tests provide a window into gene expression changes as they occur, facilitating prompt medical interventions to preempt disease progression.

76

Alps is committed to integrate WGS and mRNA expression profiling into routine diagnostic practices and to forge new paths in personalized medicine. Looking ahead, we aim to further enhance our service offerings by integrating the production and cultivation of autologous stem cells directly within our facilities. Additionally, we intend to establish an international research and development hub, collaborating with renowned scientists and institutions to advance cellular therapy as therapeutic entities.

Our Pipeline

We are advancing a broad portfolio of pre-clinical product candidates derived from the following drug classes focused on the treatment of cancer, infectious and non-communicable diseases:

Figure 2. Overview of product candidates’ pipeline.

* The timelines presented in Figure 1 for Phase 1, Phase 2, and Phase 3 clinical trials are derived from industry standards and typical study durations for comparable trials. These estimates are based on standard timelines but may vary due to factors such as patient recruitment rates, trial design complexities, and regulatory requirements. Alps relies on historical data and industry benchmarks to project these durations. It is important to note that these timelines are preliminary and may be subject to adjustments. Various factors, including regulatory review periods, patient recruitment challenges, trial execution, and unforeseen variables during the development process, could potentially influence these timelines.

** The bottom half of the pipeline table, specifically, the mRNA diagnostics for lung cancer, cervical cancer, breast cancer and colorectal cancer, as well as exosome applications for cosmetic and wound care, represent product candidates that are designed to be used as diagnostic tools and cosmetic treatments rather than therapeutic interventions. As such, they follow a different regulatory pathway. In Malaysia, regulatory approval for these types of products may not necessitate the same extensive pre-clinical or clinical testing required for new therapeutic drugs. Instead, these products must meet specific regulatory standards and provide sufficient statistical evidence of safety and efficacy through documentation and studies appropriate for regulatory approval.

77

Details of our pipeline development stages and next anticipated milestones are summarized below:

No.	Pipeline	Current Phase	Next Anticipated Milestones
1.	Natural Killer (“NK”) Cell Therapy–MyImmune	The POC for NK cell therapy comprises of discovery, optimization, and process validation phase. Celestialab has completed the optimization phase, which aimed at culturing NK cells to achieve high-yield and high-purity. Currently, Celestialab is preparing to commence the process validation phase, which will include the completion of consecutive process replication and media-fill tests.	Upon completing the process validation phase of the POC, Celestialab will initiate pre-clinical trials. This phase will involve designing the trials, determining efficacy parameters, and conducting comprehensive studies on toxicology, dosage, and safety.

2.	Chimeric Antigen Receptor (“CAR”)-T Cell	Celestialab has concluded the discovery phase of its POC, identifying (i) CD19, (ii) CD20, or (iii) dual targeting of CD19 and CD22, as key targets for B-cell acute lymphoblastic leukemia and B-cell lymphoma. Celestialab is now preparing to start the optimization phase, which will include creating plasmid DNA (“pDNA”) templates.	Upon completing the optimization phase, Celestialab will initiate the validation phase for the pDNA templates targeting CD19 and/or CD20.

3.	COVID-19 Vaccine (mRNA)	The POC for COVID-19 Vaccine (mRNA) consists of (i) plasmid DNA (“pDNA”) construct design, (ii) synthesis and verification, (iii) optimization, and (iv) validation and formulation phase. MyGenome is now conducting in vitro tests on the pDNA constructs, including pDNA transfection into mammalian cells for protein expression study, and lab-scale production and formulation.	After completing in vitro validation and formulation stage, Alps will begin in vivo POC testing for the pDNA constructs.

4.	Cholera Vaccine

VaxBio has completed the POC for its cholera vaccine and is moving to the preclinical stage. VaxBio currently conducting a preclinical acute toxicity study at Malaysian Institute of Pharmaceuticals and Nutraceuticals (“IPHARM”) to assess the vaccine’s safety.

After completing the preclinical acute toxicity study, VaxBio plans to submit a dossier to the NPRA to seek approval for starting clinical trials.
5.	Diabetes – MYCELEST	Celestialab is completing the preclinical studies phase for MYCELEST and is currently preparing the preclinical data for submission of the dossier application to the NPRA.	Once Celestialab obtains the necessary approvals from NPRA, Celestialab will initiate clinical trials on patients with diagnosed type 1 and type 2 diabetes mellitus.

6.	Heart Failure – iPSC	This pipeline has implemented and proved the construct/design of the product candidate, which involved the differentiation of human induced pluripotent stem cells (iPSCs) into cardiomyocytes using cord blood, which was a step in validating the approach. Additionally, this pipeline completed the study to test the therapeutic potential of these iPSC-derived cardiomyocytes by applying them to treat cryoinjured rat hearts (manuscript under preparation)., The current focus involves generating human iPSC cells from adult peripheral blood and manufacturing clinical-grade iPSCs under GMP conditions.	Upon completion of generating human iPSC cells, the next step will involve conducting pre-clinical trials. This phase includes preparing the trial design, and conducting studies to assess efficacy, toxicology, dosage, and safety.

7.	mRNA (Diagnostic)	This pipeline is currently undergoing the POC stage, focusing on recruiting patients for breast, lung, cervical, and colorectal cancers and collecting data to develop diagnostic kits for these cancers.	Upon completing the data gathering phase, MyGenome will commence the development of diagnostic prototypes for the identification of differentially expressed genes.

8.	CELESOME(+)	Alps has completed its POC phase, which involved evaluating and refining exosome isolation methods and characterization. Alps is now finalizing an in-house protocol for further exosome characterization.	After characterizing the exosomes, Alps plans to conduct toxicity studies, including cytotoxicity tests and acute toxicity studies in animal models.

78

MyImmune - NK Cell Therapy

Development Status of NK Cells Therapy

Celestialab is currently conducting research and development on MyImmune with the aim of enhancing its effectiveness and safety parameters before progressing to pre-clinical testing. The POC for NK cell therapy comprises of discovery, optimization, and process validation phases. Celestialab has completed the optimization phase, which is aimed at culturing NK cells to achieve high-yield and high-purity. Currently, Celestialab is preparing to commence the process validation phase, which will include the completion of consecutive process replication and media-fill tests. Upon completing the process validation phase of the POC, Celestialab will initiate pre-clinical trials. This phase will involve designing the trials, determining efficacy parameters, and conducting comprehensive studies on toxicology, dosage, and safety. Upon successful completion of pre-clinical testing, MyImmune expects to advance to clinical trial phases. These trials will involve human subjects and will assess the therapy’s safety, dosage, and effectiveness in treating targeted conditions. Celestialab anticipates completing the pre-clinical trials by the end of the third quarter of 2025. Based on this timeline, we expect the transition to clinical trials to occur within one (1) year from the Closing Date.

Overview

Natural killer (NK) cells, a vital component of the lymphocyte group, play a pivotal role in the innate immune system. These cells are instrumental in inducing apoptosis in infected or abnormal cells without the need for prior sensitization to specific antigens. NK cells, integral to the human innate immune response, possess the unique ability to selectively identify and eliminate cancerous or diseased cells. This capability is distinguished from that of the adaptive immune response system’s cells, such as T cells, which necessitate prior sensitization or co-stimulation to activate. The autonomous activation of NK cells, without the requirement for prior exposure to their targets, earns them the designation of “natural” killers. This intrinsic property enables NK cells to rapidly initiate an immune response within the human body, contrasting with the adaptive response where T cells may require a week or more to proliferate to significant numbers capable of mounting an effective defense against new antigens.

The potential of NK cell therapy to treat disease and cancer

NK cell therapy holds significant promise in the treatment of various diseases due to the unique properties and functions of NK cells. These cells are a critical component of the innate immune system and play a vital role in recognizing and eliminating abnormal or infected cells in the body. The potential of NK cell therapy to treat disease lies in its ability to harness the natural cytotoxicity of NK cells to target and destroy cancer cells, viral infected cells, and other diseased cells while preserving normal tissue integrity. Ongoing research and clinical trials are expected to further elucidate the therapeutic potential of NK cell therapy and its application across a wide range of diseases.

One of the key advantages of NK cell therapy is its broad specificity, allowing NK cells to recognize a wide range of target cells without the need for prior sensitization or specific antigen recognition. This innate recognition enables NK cells to rapidly respond to threats and initiate immune responses against various diseased and abnormal cells.

One example of the potential of NK cell therapy is its application in cancer treatment. NK cells have shown efficacy in targeting a variety of cancers, including leukemia, lymphoma, and solid tumors. For instance, in acute myeloid leukemia (“AML”), NK cell therapy has demonstrated the ability to selectively kill leukemia cells while sparing healthy hematopoietic stem cells. Clinical trials investigating the use of NK cell therapy in hematological malignancies have shown promising results, with some patients achieving complete remission or prolonged disease stabilization. NK cell therapy offers a potential alternative or complementary approach to conventional cancer treatments, such as chemotherapy and radiation therapy, and may overcome limitations such as tumour heterogeneity and resistance to treatment.

Beyond cancer, NK cell therapy is being investigated for the treatment of viral infections and anti-aging. NK cells play a crucial role in controlling viral infections and clearing senescent cells, which contribute to aging and age-related diseases. Studies have shown that NK cells can target and eliminate senescent cells, reducing inflammation and promoting healthier cellular environments.1

1 Please refer to the study on the role of NK cells in anti-aging therapies available on Frontiers in Immunology, https://www.frontiersin.org/journals/immunology/articles/10.3389/fimmu.2024.1360687/full

Global Market Analysis of NK Cells Therapies

The global NK cells therapeutics market reached a value of US$2.1 billion in 2021 and is projected to expand to US$5.1 billion by 2027, with a CAGR of 15.94% during the period 2021-2027.2 The increasing adoption of NK cells for treating cancer, infections, and liver diseases is a primary driver of market growth.

NK cells play a crucial role in tumor immune-surveillance, leading to their widespread adoption. Additionally, growing awareness among the population about various immunotherapies and increased research and development for bi-specific antibodies that engage NK cells in eliminating tumor cells further propel market expansion.

In 2022, there were an estimated 20 million new cancer cases and 9.7 million deaths. This trend is expected to continue and increase, leading to maintain this trend due to the rising adoption of NK cell therapies for various cancers, including AML, Hodgkin’s lymphoma, hematologic malignancies, solid tumors, cutaneous T cell lymphoma, and head & neck cancer. However, the gastrointestinal disease segment is anticipated to witness rapid growth due to the increasing incidence of gastrointestinal tract-related diseases.

In hospitals, NK cell therapies are employed for cancer treatment through genetic engineering. With the capability to produce NK cells in an accredited environment, we believe that we are well-positioned to capitalize on this growing market opportunity.

79

Key Challenges to Existing Treatment

Diseases are characterized by complex biological interactions, which diminish the effectiveness of existing therapeutics that are restricted to single mechanisms of action and are incapable of adapting to the dynamic nature of disease progression. We have identified the following key challenges:

●	The immune systems of cancer patients are often weakened, impairing the body’s natural defenses and diminishing the effectiveness of treatments. For example, chemotherapy can suppress the immune response, rendering the patient more susceptible to opportunistic infections.

●	The current application of chemical therapies, like chemotherapy and radiotherapy agents, often results in significant harm to the patient’s body. These treatments lack specificity, affecting not only diseased or cancerous cells but also healthy cells throughout the body. As a result, patients frequently experience severe side effects including persistent body pain, hair loss, and weight loss.

●	The pharmacodynamics of each patient renders it impractical for one form of generalized drug or treatment to be effective in treating diseases. For example, adverse drug reactions occur when some patients develop allergic reactions to the same drug in which others have not showed any side effects (e.g. sulperazone that can induce skin and eye inflammations among some patients).

Our Strategy and Solution - MyImmune

We aim to develop autologous NK cell therapy – MyImmune to overcome the limitations identified in previous approaches by concentrating on the optimization of parameters that we believe are critical for MyImmune to drive clinical and commercial success. These optimization parameters include, but are not limited to:

●	a high purity and viability rate of NK cells to maximize therapeutic efficacy;

●	ensuring the production process is scalable and cost-effective for widespread clinical use; and

●	the ability to generate NK cells using cGMP processes at a commercial scale.

Immunotherapy is regarded as the current, state-of-the-art weapon in combating cancers, both solid (e.g. breast cancer, colon cancer and ovarian cancer) and liquid tumors (e.g. leukemia). In this approach, autologous mode of treatment which uses/isolates the patients’ own immune cells, augmenting/expanding them in-vitro and re-infusing them back to the patients, represent the safest manner of immunotherapy. Although there exist many different human immune cells that are utilized for autologous immunotherapy, NK cells are widely sought-after as these immune cells are known to be capable of targeting diseased cells (i.e. cancer, viral-infected, unhealthy, damaged cells) without a directed immune sensitization or immunological priming, such as through the MHC-antigen presentation route. There happens to be several different routes of culturing and expanding NK cells in-vitro, such as using multiple combinations of cytokines, prior NK cell isolation through magnetic beads, antibodies which stimulate the cell expansions or using specific-growth medias which may exponentially increase end-user’s therapy cost. Hence, the need for a cost-effective, easy-to-handle and cGMP-compliant methodology that can yield higher folds of NK cell production and concurrently with high purity of NK cells per batch.

2 Business Wire. (July 4, 2022). Global Natural Killer Cells Therapeutics Market 2022 to 2027 - Industry Trends, Share, Size, Growth, Opportunity and Forecasts. Retrieved from Business Wire.

We are developing MyImmune for the potential treatment of oncological diseases based on activated NK cells. Within our MyImmune therapy protocol, blood samples will be obtained from the patient, from which NK cells will be isolated and purified. These NK cells will undergo a multiplication process through culturing and stimulation for a duration of three (3) weeks in the presence of cytokines. Subsequently, the expanded NK cells will be reinfused back into the patients.

80

Figure 3. Overview of the autologous process of isolating, culturing, and treating patients with NK cells therapy.

Healthy cells present peptides derived from their internal proteins on their surface via MHC class I molecules. Upon encountering these molecules, NK cells utilize inhibitory receptors, including KIRs and CD94/NKG2A, to recognize and engage with them. This binding transmits inhibitory signals to the NK cell, thereby preventing it from destroying the healthy cell.

81

Figure 4. Mechanism of NK cells discrimination against healthy cells.

Cancer cells frequently exhibit a deficiency in MHC class I molecules on their surface. This reduced expression of MHC class I serves as a trigger for the activation of NK cells, which then proceed to target and eliminate the cancerous cells.

Figure 5. NK cell-induced apoptosis of a cancer cell.

The innovation presented herein describes a streamlined, cost-effective, and fully compliant methodology under cGMP for the production of NK cells with high purity and yield. This method produces cultured NK cells characterized by the expression of CD56+ and CD16+ markers and the absence of CD3, confirming the purity of the cell populations. The methodology employs interleukin-2 (IL-2) exclusively as the cytokine inducer and activator, yielding NK cells that maintain stable cytotoxicity against cancer cells and also a selective thermal induction step which induced the specific growth of NK cell populations, resulting in a NK cell batch with high purity. Our developed protocol eschews the need for prior selective isolation of NK cells from peripheral blood mononuclear cells (PBMCs) using antibodies, isolation kits, or magnetic bead-based purification methods. Furthermore, it avoids the use of antibody stimulants, antibody-coated flasks or plates, and additional cytokine combinations that could significantly increase the production costs of cGMP-grade cytokines. Instead, the protocol utilizes flask-based cultures, which eliminate the necessity for sophisticated bioreactors and antibiotics. Aseptic techniques are strictly followed, supported by sterility testing results that confirm the absence of contamination or toxins.

82

Proof-of-concept study of NK Cells Culture

Figure 6. Show an image of NK cells cluster formations cultured at magnification of 40X taken on the day of harvest, which conducted by Celestialab.

Figure 7. Shows the intensity of surface markers that indicate the presence of high-pure NK cells during product release.

83

Figure 8 (A). Shows the percentage of NK cell subsets of CD56+CD3- with and without temperature-induction. Figure 8 (B). Depicts the yield of cultured cells through a period of 14 days.

The culture of NK cell at the end of batch production can be confirmed through both morphological and cell biology indications. From Figure 6, we can see that cellular clumping’s can be identified when viewed under the microscope. This translates to the presence of NK cells which have the natural ability to form clumping formations. From Figure 7, we have analyzed the surface maker CD56 which is used to identify the existence of NK cell populations while CD3 markers are used as negative indicators that corroborate to the existence of T-cells or non-relevant cells. The results indicate a high intensity of the CD56 marker which exceed more than 90% of the total cell population while the CD3 markers remains less than 1%, hence proving the purity of the NK cells cultured.

Furthermore, our optimizations shown in Figure 8 (A), reveal that our innovative approach of inducing a temperature of 39°C yields high-purity NK cells exceeding 90%, characterized by the phenotype CD56+CD3-. While without the temperature induction, the NK cell purity varies largely and falls below 50%. Figure 8 (B) also illustrated the media scale up of the culture immune cells or NK cells throughout a period of 14 days. The media is scaled up at an interval of 2 days by adjusting the cell density back to 1 million cells/ml facilitating media scale-up and high NK cell yield.

Competitive Analysis Industry Leaders

Incyte Corporation and Fate Therapeutics are notable industry leaders in pharmaceutical and cellular immunotherapy, respectively. While these companies focus on oncology and immune disorders, Alps aims to carve its niche in autologous NK cell therapy, offering a unique approach to disease treatment.

CAR-T Cell

Our subsidiary, Celestialab operates a manufacturing facility in accordance with cGMP standards and intends to equip such facility with the capability to manufacture CAR-T cells at a large scale. Our immediate focus is on advancing our CAR-T pipeline through clinical development stages. Celestialab has concluded the discovery phase of its POC, identifying CD19, CD20, and dual targeting of CD19 and CD22 as key targets for B-cell acute lymphoblastic leukemia and B-cell lymphoma. Celestialab is now preparing to start the optimization phase, which will include creating pDNA templates. Upon completing the optimization phase, Celestialab will initiate the validation phase for the pDNA templates targeting CD19 and CD20. Based on the foregoing developments, , we intend to conduct preclinical trials targeting CD19, CD20 and dual targeting of CD19 and CD22in chronic B cell leukemias.

84

Celestialab currently manufactures and produces umbilical cord-derived mesenchymal stem cells, NK cells, exosomes and induced pluripotent stem cells. Building on this experience, Celestialab also intends to develop and produce CAR-T cells using lentiviral vectors to introduce the genes encoding the CAR into the patient’s T cells, enabling them to recognize and target specific cancer cells. Although capable of producing CAR-T cells, Celestialab does not yet produce CAR-T cells at a large scale. Celestialab plans to commence full scale CAR-T cells production within 12 to 18 months following the Closing, eventually incorporating fully automated closed-system production technology. The planned timing to commence full-scale CAR-T cell production within 12 to 18 months following the Closing is underpinned by its existing infrastructure and expertise in manufacturing a variety of cell products. Celestialab’s experience in operating a CPC with cGMP facilities, which includes the necessary clean rooms, laboratory equipment, and controlled environment facilities, demonstrates its capability to adapt these resources for CAR-T cell production. Our strategy also involves developing CAR vectors specifically targeting CD and creating bispecific target CAR-T therapies, aiming to establish valuable in-house intellectual property. Additionally, we plan to design a viral-free delivery system for CAR-T cells using electroporation technology. This approach is intended to enhance the safety and efficacy of CAR-T cell therapies while potentially offering a unique solution in the field.

Our Strategy

Our objective is to commercialize CAR-T and related cell therapies for treating hematologic malignancies and solid tumors. Our strategy to achieve this goal is as follows: -

●	Advance our CAR-T pipeline into clinical development. Our immediate focus is on advancing our CAR-T pipeline through clinical development stages. Our CAR-T product candidate is currently undergoing POC validation and, subject to NPRA regulatory process for review of applications, we intend to conduct clinical trials targeting CD19 and CD20 within 12 months from the Closing, thereby progressing towards regulatory approval and eventual market entry.

●	Expand our manufacturing capabilities: We currently have a manufacturing facility in Malaysia supplying clinical materials for our upcoming clinical trials. As we prepare for the potential commercialization of our products, we plan to further expand the commercial-scale manufacturing capacities by incorporating fully automated closed-system production technologies at our facility. This expansion is expected to enable rapid scale-up capabilities and ensure a steady supply of our products at a commercial scale, facilitating a smoother transition from clinical trials to market availability.

Background of Cancer and CAR-T Cell Therapy

Cancer is characterized by the uncontrolled proliferation of abnormal cells. Cancer cells contain mutated proteins and may overexpress other proteins normally found in the body at low levels. The immune system typically recognizes abnormal protein expression and eliminates these cells in a highly efficient process known as immune surveillance. Cancer cells’ ability to evade immune surveillance is a key factor in their growth, spread, and persistence. There has been substantial scientific progress in countering these evasion mechanisms using immunotherapies, or therapies that activate the immune system. Immunotherapies are increasingly recognized as an important part of today’s frontier in the treatment of cancer.

The fundamental elements of the cellular aspect of the adaptive immune response revolve around T cells, named for their typical maturation site in the thymus. T cells play pivotal roles in detecting and eliminating infected or irregular cells, while also orchestrating the activation of other immune cells. These T cells can be categorized into two main subsets: CD4+ T cells and CD8+ T cells, distinguished by the presence of CD4 or CD8 glycoproteins on their cell surfaces. CD4+ T cells, also known as helper T cells, typically play a crucial role in orchestrating the immune response by amplifying the activation, proliferation, movement, and functional capabilities of various immune cell types. On the other hand, CD8+ T cells, referred to as cytotoxic T cells, possess the ability to directly target and eliminate cells identified as infected or irregular, with support from CD4+ T cells. Activation of both T cell types occurs when their T cell receptor interacts with and binds to a particular protein configuration displayed on the surface of another cell.

CAR-T cell therapy is a form of cancer immunotherapy, whereby a patient’s T cells are engineered to express a CAR that recognizes and binds to tumor cell surface antigens, resulting in their activation to target cancer cells for destruction. CAR-T signifies a type of cell therapy, or immunotherapy, harnessing genetically modified T cells sourced from the patient to combat cancer. CAR-T cell therapy has emerged as a revolutionary and potentially curative therapy for patients with certain hematologic cancers.

85

There are a number of FDA approved CAR-T cell therapies. This includes (A) Breyanzi (lisocabtagene maraleucel), which has been approved by the FDA for treatment of adult patients with r/r large B-cell lymphoma (LBCL) after two or more lines of systemic therapy; (B) Kymriah (tisagenlecleucel), which has been approved by the FDA for treatment of patients up to 25 years of age with r/r B-cell precursor acute lymphoblastic leukemia (“ALL”) that is refractory or in second or later relapse and adult patients with r/r LBCL after two or more lines of systemic therapy; (C) Tecartus (brexucabtagene autoleucel), which has been approved by the FDA for treatment of adult patients with r/r mantle cell lymphoma and adult patients with r/r ALL; and (D) Yescarta (axicabtagene ciloleucel), which has been approved by the FDA for treatment of adult patients with r/r LBCL after two or more lines of systemic therapy and adult patients with r/r follicular lymphoma after two or more lines of systemic therapy.

Market Analysis of CAR-T

The global CAR-T market is projected to witness a Compound Annual Growth Rate (CAGR) of 30.6%.3 Initially pioneered for the treatment of acute lymphoblastic leukemia (ALL) and B Cell Lymphoma, CAR-T therapy has strategically shifted its focus towards tackling challenging cancer indications, particularly solid tumors. The surge in cancer incidence rates, coupled with robust product pipelines, is anticipated to propel the global CAR-T cell therapy market forward.

Cancer stands as a pervasive cause of mortality worldwide. The majority of cancer cases stem from lifestyle-related factors such as alcohol and tobacco consumption, alongside dietary elements like nitrites and polyaromatic hydrocarbons. According to the World Health Organization (“WHO”), the global cancer burden is increasing, with an estimated 19.3 million new cancer cases and 10 million cancer deaths in 2023.4 The WHO article projects that by 2050, the global cancer burden will continue to increase significantly. The report estimates that new cancer cases could rise to 29.5 million annually, with 16.3 million cancer deaths. This projection underscores the urgent need for enhanced cancer control measures, including prevention, early detection, and access to treatment and palliative care, particularly in low- and middle-income countries. Key market players are heavily invested in research and development endeavors aimed at pioneering novel CAR T-cell therapy products tailored to combat various cancer types. This pursuit of innovation serves as a pivotal driver fueling the growth trajectory of the global CAR-T cell therapy market.

The landscape of CAR-T clinical research predominantly revolves around hematological cancers, accounting for 57% of ongoing investigations. Other targeted areas include the central nervous system (8%), gastrointestinal tract (6%), skin (5%), genitourinary system (4%), breast (4%), gynecologic system (4%), respiratory system (3%), sarcomas (2%), mesothelioma (2%), and miscellaneous cancers (5%).

Despite being in its infancy, CAR-T cell therapy continues to yield promising clinical outcomes. Notably, a systematic literature review by Shah et al. (2020), titled ‘Real-world evidence of tisagenlecleucel for pediatric acute lymphoblastic leukemia and non-Hodgkin lymphoma’, as published in Blood Advances, examined the effectiveness of tisagenlecleucel treatment. The review revealed that over 85% of children achieved complete remission immediately after treatment, and approximately 60% maintained a cancer-free status even 12 months post-treatment.

As research and development efforts intensify and clinical trials progress, the outlook for CAR-T therapy remains promising, offering renewed hope for patients grappling with various forms of cancer worldwide.

3 GlobeNewswire. (October 12, 2022). CAR-T cell Therapy Market Riding on the Wave of Growth and will Grow at a CAGR of 30.6% to 2031: TMR Study. Retrieved from https://www.globenewswire.com/en/news-release/2022/10/12/2533044/0/en/ CAR-T-cell-Therapy-Market-Riding-on-the-Wave-of-Growth-and-will-Grow-at-a-CAGR-of-30-6-to-2031-TMR-Study.html

4 World Health Organization. (February 1, 2024). Global cancer burden growing, amidst mounting need for services. Retrieved from https://www.who.int/news/item/01-02-2024-global-cancer-burden-growing--amidst-mounting-need-for-services

86

Key Challenges

The principal challenges stemming from conventional treatments are delineated as follows:

●	Relapse and Refractory Cases in Acute Lymphoblastic Leukemia and B Cell Lymphoma Patients. Addressing the recurrence and resistance observed in patients with acute lymphoblastic leukemia and B Cell Lymphoma poses a significant hurdle. Finding effective therapeutic approaches to combat relapse and refractory cases remains paramount in improving patient outcomes.

●	Limited Responsiveness to Standard Treatments in Acute Lymphoblastic Leukemia Patients. Many patients afflicted with acute lymphoblastic leukemia exhibit a lack of response to conventional or readily available treatments. Overcoming this challenge requires the development of innovative therapies capable of eliciting favorable responses in otherwise unresponsive patients.

●	Organ Shortage for Transplantation. The scarcity of organ donors presents a persistent obstacle in the realm of transplantation. The difficulty in sourcing organs for transplantation necessitates alternative strategies or technologies to alleviate the burden on patients awaiting organ transplants.

Our Position in CAR-T Therapy

The biotechnology and pharmaceutical industries are increasingly engaged in T cell engineered therapies and sponsoring clinical trials. The production of CAR-T cells involves the utilization of lentiviruses in a process known as genetic engineering. Lentiviral vectors are commonly employed to introduce protein-encoding cDNAs. In the realm of gene therapy, lentiviral vectors have proven successful in modifying hematopoietic stem cells, leading to restored immune function or the correction of defects in hemoglobin, among other applications. The efficacy of CAR-T cells in treating B cell leukemias and lymphomas has been particularly noteworthy, with this approach heavily relying on lentivirus-mediated gene transfer.

The cell therapy industry in Malaysia is in its early stages, with only hospitals and biopharmaceutical companies currently involved in cellular immunotherapy for cancer treatment. We are inspired by the proven clinical efficacy of existing CAR-T cells in addressing hematological malignancies. In our pursuit, we are actively sourcing lentiviral vectors with potential partners and aiming to manufacture and produce CAR-T cells that are cost-effective and widely accessible. In line with this vision, we are strategically constructing our own pipeline to focus on revolutionizing medicine by re-engaging the body’s immune system to treat cancer through CAR-T therapy that will recognize and kill cancer cells.

We aim to develop a solution utilizing autologous CAR-T therapy to combat B cell leukemias. Our approach harnesses the power of existing CAR technology to stimulate a patient’s own T cells to target cancer cells, empowering them to target and destroy cancer cells with precision and efficacy. Autologous CAR-T therapy represents a personalized treatment strategy tailored to each patient’s unique biological makeup. By utilizing the patient’s own immune cells, we minimize the risk of rejection and maximize the potential for a targeted immune response against cancer.

As depicted below, our process initiates with the collection of the patient’s white blood cells, followed by the selection and activation of specific T cells. We will then genetically modify these cells to express CARs tailored to tumor-associated antigens. The gene sequences for the CAR construct are integrated into the T cell DNA via a lentiviral vector. These engineered CAR-T cells are subsequently expanded and reintroduced into the patient, where they target and destroy cancer cells while preserving healthy tissues.

87

Figure 9. Diagrammatic representation of the CAR-T Cell Therapy Workflow.

Our solution not only leverages the proven effectiveness of CAR technology but also addresses key challenges associated with traditional cancer treatments, such as systemic toxicity and tumor heterogeneity. By precisely targeting cancer cells while minimizing damage to healthy tissues, autologous CAR-T therapy offers an avenue for improving patient outcomes and advancing the field of oncology.

To advance our product pipeline, we aim to develop three (3) CAR-T therapies targeting B-cell acute lymphoblastic leukemia (B-ALL) and B-cell lymphoma. Our CAR-T therapy clinical trial designs will target: (1) CD19, (2) CD20, and (3) dual targeting of CD19 and CD22, which Celestialab is in the POC stage. CAR-T therapy has demonstrated significant efficacy in targeting specific antigens on the surface of cancer cells, particularly in haematological malignancies5. CAR-T therapy targeting CD19 involves engineering T-cells to express receptors that specifically bind to the CD19 antigen, which is prevalent on the surface of B-cells. This approach has replicated in Malaysia6 and has shown high effectiveness in treating conditions such as ALL7 leading to substantial remission rates and prolonged responses in many patients.

88

Similarly, CAR-T therapy targeting CD20 operates on a comparable mechanism but focuses on the CD20 antigen. This therapy is beneficial for patients with CD19-B-cell malignancies or those who relapse after CD19 CAR-T therapy. Clinical trials conducted have shown positive results for CD20-targeted CAR-T therapy, providing alternative or complementary treatment option to CD19-targeted approaches.

To address CD19 antigen loss in haematological malignancies, we also aim to explore dual targeting of CD19 and CD22. Dual CAR-T therapies have shown promising efficacy in relapsed or refractory B-ALL, both alone and in combination with CD19 CAR-T cell therapies. Celestialab has initiated the POC stage for an autologous dual CAR T-cell targeting both CD19 and CD22 antigens, to overcome current mechanisms of resistance to CAR T-cell therapy in B-ALL, while providing a potential alternative to CD19 directed therapy.

Celestialab operates a Cell Processing Centre (CPC) with cGMP facility, and is our intention for this CPC to be well positioned to excel in the production of CAR-T cells.

Our Strength

●	cGMP-compliant Facility: Celestialab is the only facility within Alps that operates with cGMP certification. Celestialab adheres to strict cGMP guidelines to ensure the quality and safety. Equipped with industry-standard equipment and technology, Celestialab has the capability to produce CAR-T cell products efficiently and in compliance with regulatory requirements.

●	Expert Scientific Support: Celestialab has assembled a team of experienced scientists and technicians that can provide expert scientific support throughout the manufacturing process. This pipeline is led by Dr Heilly Chong @ Azlinda Abd Halik, Ph.D. in Biochemistry/Biotechnology from University of Malaya, our Deputy Chief Scientific Officer. Dr Heilly has over 15 years of biotechnology research experience, including but not limited to, biologics (monoclonal antibody) drug development, antibody/protein engineering, assay/diagnostic development, molecular biology (high expression systems in mammalian cells), cell culture technology, cell characterization and banking, bioprocessing/biomanufacturing (upstream and downstream processes), and current good tissue practices manufacturing (CAR-T).

●	Cost Effectiveness: Celestialab intends to position itself to offer CAR-T cells at a significantly lower cost in Malaysia compared to other countries. This cost advantage is a result of several factors, including efficient manufacturing processes, optimized supply chain management, and favorable regulatory environments. By providing affordable CAR-T cell production, Celestialab aims to improve accessibility and affordability for patients in Malaysia, ensuring that innovative therapies are accessible to those who need them most.

COVID-19 Vaccine (mRNA)

Through our subsidiary, MyGenome, we are currently focused on developing three mRNA constructs for the COVID-19 vaccine. Accredited by the MS ISO 15189:2022, MyGenome operates as a molecular laboratory facility providing technical infrastructure for COVID-19 vaccine research. MyGenome has developed a total of eleven (11) mRNA constructs. Out of the eleven mRNA constructs, three (3) mRNA constructs have concluded the POC phase and the remaining eight (8) mRNA constructs are currently still undergoing the POC phase. The POC includes in vitro proof of concept and validation of plasmid DNA templates, followed by the optimization of the in vitro transcription process and mRNA formulation. This groundwork facilitates a transition to in vivo studies to confirm immunogenicity and efficacy. After completing in vitro validation and formulation stage, MyGenome will begin in vivo POC testing for pDNA constructs, which is projected to conclude by the end of 2025. Following this, the focus will shift to conducting a safety study under GLP guidelines, targeted to begin in early 2026. Once the safety study is completed, MyGenome will compile and submit a dossier to the NPRA seeking approval to initiate clinical trials. Based on the foregoing and subject to regulatory approval, MyGenome intends to carry out a series of clinical trials scheduled between 2026 and 2028, with target of eventual product registration by the end of 2029. MyGenome does not have the capacity to manufacture mRNA vaccines as of the date of this prospectus.

89

Leveraging mRNA Technology for Global Health Security

MyGenome, in response to the need for rapid and extensive COVID-19 vaccination to mitigate the economic impact forecasted by the Economist Intelligence Unit8, is capitalizing on mRNA’s transformative potential in therapeutics to advance its vaccine development initiative. One of the proposed mRNA constructs, ME1.1, embodies a novel multi-epitope design, leveraging the versatility of mRNA technology to encode immunogenic viral peptides that has been previously studied by multiple research institutions including but not limited to Saudi Arabia and India in terms of their antigenicity, allergenicity and toxicity thus may provide protection against SARS-CoV-2 variants.

5 Ng BD, Rajagopalan A, Kousa AI, Fischman JS et al. IL-18-secreting multi-antigen targeting CAR T-cells eliminate antigen-low myeloma in an immunocompetent mouse model. Blood 2024 Apr 5. PMID: 38579288

6 Tan, S. M., Ong, T. C., Syed Abd Kadir, S. S., Jameela, S., Goh, A. S., Teo, C. S., Lim, S. M., Boo, Y. L., Wong, L. L. L., Wilfred, G., Chew, L. P., Yong, K. Y., Leong, T. S., Teh, A., Noor Hisham, A., & Lim, T. O. (2018). Real World Experience in Using CD19 CAR-T Therapy for Patients with Relapsed or Refractory B-cell Acute Lymphoblastic Leukemia (B-ALL) in Malaysia. International Academy for Clinical Hematology (IACH).

7 Dai Chihara, Laura Liao, Joseph Tkacz, Anjali Franco, Benjamin Lewing, Karl M. Kilgore, Loretta J. Nastoupil, Lei Chen; Real-world experience of CAR T-cell therapy in older patients with relapsed/refractory diffuse large B-cell lymphoma. Blood 2023; 142 (12): 1047–1055. doi: https://doi.org/10.1182/blood.2023020197.

8 Please refer to https://www.eiu.com/n/delayed-vaccination-timelines-will-cost-the-global-economy-us2-3trn/

Our scientific team is deploying a phased approach to vaccine development. We are now at the initial phase where it encompasses in vitro proof of concept and validation of plasmid DNA templates, followed by the optimization of the in vitro transcription process and mRNA formulation. This groundwork facilitates a seamless transition to in vivo studies to confirm immunogenicity and efficacy.

Over the past ten years, mRNA has emerged as a revolutionary medical modality with significant potential for addressing a broad spectrum of diseases that currently lack effective treatments. mRNA molecules are composed of a sequence of nucleotides, which serve as fundamental units that dictate the genetic instructions delivered to cells. These instructions direct the production of proteins that exert therapeutic actions within the body.

mRNA is generated with four main building blocks (Refer to Figure 10 below), but with unique Open Reading Frame (ORF) or Gene of Interest (GOI). This structure enables mRNA to encode a variety of different proteins. This structure enables the rapid development of mRNA-based therapeutics that are potentially applicable for treatment of many diseases, including cancer, infectious diseases and rare disease. Our mRNA pipeline plan intends to address these potential therapeutic areas.

Figure 10. Building blocks of a typical mRNA construct.

mRNA Drug Mechanisms: From Synthesis to Cellular Action

As a drug, manufactured mRNA provides instructions to a target cell to produce a desired therapeutic protein. The mRNA drug will temporarily change the status of the target cell where these instructions are translated into proteins. Based on the information encoded by the mRNA, the proteins will be either secreted or remain intracellular. The mRNA drug will eventually be degraded and eliminated from the body.

Our mRNA drugs are synthesized from a plasmid DNA template. With the exception of the 5’ cap, the template determines all structural elements of the mRNA. The mRNA molecule comprises (Refer to Figure 11):

●	an open reading frame, or ORF, which encodes for the protein of interest;
●	untranslated regions, or UTRs, which flank the ORF (5’ UTR and 3’-UTR); and
●	the cap and the poly(A) tail, which are the two terminal structures of the linear mRNA, and are responsible for increased stability and translational efficiency of mRNA.

90

The mRNA drug needs to be appropriately formulated in order to protect it from breakdown by extracellular ribonucleases (RNases). The formulation is selected based on the intended application and route of delivery. After uptake into the target cell, the mRNA molecules are loaded into ribosomes, where translation into protein takes place. Subsequently, the mRNA is degraded by cellular mechanisms. In case of an immunotherapy application, the protein is degraded into immunogenic epitopes. These are loaded onto specialized molecules, namely MHC class I or MHC class II. These molecules present the epitopes to immune cells to provoke the desired immune response. In the case of other mRNA applications, the mRNA encodes proteins that are secreted from the cells, such as antibodies, and function extracellularly.

Figure 11. The MHC Class I Antigen Processing and Presentation Pathway

General principles of mRNA pharmacology involve several steps. First, mRNA is either delivered in a buffered solution as naked molecules or formulated as nano-particles to protect degradation by extracellular enzymes and is taken up by cells. Subsequently, mRNA is released from endosomes into the cytoplasm. The mRNA is then translated by the protein synthesis machinery of host cells. Translation termination with the translation by degradation of mRNA, and the translated protein product acts in the cell in which it has been generated. Alternatively, the protein product is secreted and may act via autocrine, paracrine or systemic, body-wide mechanisms. For vaccine activity, mRNA encoded antigens are degraded into shorter fragments and loaded onto MHC class I and class II molecules. Protein-derived epitopes can then be presented on the cell surface by both MHC class I and MHC class II molecules, enabling stimulation of CD8+ and CD4+ T cells.

The performance of mRNA is significantly influenced by its structural elements, including potential immunogenicity, translation efficacy, and molecule stability. MyGenome specializes in designing, synthesizing, and formulating therapeutic mRNA, leveraging its niche expertise. Our aim is to customize the composition of mRNA to meet the specific requirements of each application.

mRNA Backbone Concepts and Technologies

All mRNAs’ constructs contain basic structural elements, including the 5’ cap, the untranslated regions and the poly(A) tail, along with a coding sequence, all of which are encoded by the DNA template.

91

Figure 12. Schematic Representation of mRNA Vaccine Constructs for COVID-19 Variants

●	5’ cap: For in vitro study, ARCA cap is added to the 5’ end of the mRNA during in vitro transcription (IVT).
●	Untranslated Regions (UTRs): The composition and structure of the 5’ and 3’ untranslated regions of the mRNA molecule are important determinants of the intracellular stability of mRNA. The 5’-and 3’-UTRs were based on generic sequences with slight modifications.
●	Poly(A) Tail: The length of the poly(A) tail is synthesized to range between 109 to 115 nucleotides, aiding in the stability and translation of the mRNA.

Alps in Strategizing Multiepitope mRNA Vaccine Development for Enhanced Immunogenicity and Broad-Spectrum Efficacy

Our mRNA vaccine candidates are encapsulated in lipid nanoparticles for optimal delivery. Each mRNA sequence features an open reading frame that encodes antigenic proteins or peptides. These sequences are flanked by UTRs to enhance translational efficiency and capped to stabilize the molecule and modulate the immune response. The poly(A) tail is designed to an optimum length to provide stability.

The ME1.1 construct, containing epitopes from the SARS-CoV-2 spike (S), nucleocapsid (N), membrane (M) proteins, and ORF1a region, is designed to provide tailored immune defense against current and emergent viral strains. The vaccine aims to elicits a potent immune response, characterized by CD8+ and CD4+ T cell activation, ensuring comprehensive protection. The multiepitope selection were based on immunoinformatic analyses by researchers in the same fields.

The primary goal of this multiepitope mRNA vaccine strategy is to develop a highly effective and versatile vaccine that targets multiple epitopes from a pathogen. This approach triggers a robust immune response and offers broad protection against various strains and variants of the pathogen. This approach aims to enhance the efficacy, potency, and durability of the vaccine, ultimately leading to better protection against infectious diseases. Alps’ research team aims to enhance on an inclusive approach that encompasses the virus’s S (Spike), N (Nucleocapsid), M (Membrane), and ORF1a proteins (Refer to Figure 12). The potential final vaccine construct is likely to integrate LBL, CTL, and HTL epitopes linked by specific sequences (AAY, and GPGPG), encapsulating the strategic integration of S, N, M, and ORF1a proteins.

The end goal of multiepitope mRNA vaccine design is to create a highly effective and versatile vaccine that can provide broad protection against various strains and variants of the pathogen. This approach aims to enhance the efficacy, potency, and durability of the vaccine, ultimately leading to better protection against future SARS-CoV-2 virus strains.

92

MyGenome is developing a platform technology for mRNA vaccines, currently featuring 11 mRNA constructs aimed at combating COVID-19 vaccine The research indicates that three (3) mRNA constructs have completed the POC stage while the remaining eight (8) mRNA constructs are still in the POC stage. The R&D journey follows a structured development plan that includes the construction and verification of plasmid DNA templates, lab-scale optimization of the in vitro transcription process, both in vitro and in vivo POC studies, and subsequently nonclinical safety studies. The strategy focuses enhancing the immunogenicity, efficacy, and safety of the mRNA vaccines prior to moving into clinical trials and seeking regulatory approval.

93

Figure 13. Our mRNA Vaccine Development Road Map.

94

Figure 14. Images representing the plasmid DNA templates for the three (3) mRNA constructs. (Top to bottom: ME1.1; MV3.2 and MV5a)

Addressing Technical Hurdles in the Advancement of COVID-19 mRNA Vaccine Development

In advancing the COVID-19 mRNA vaccine initiative, we encounter several technical challenges that are critical to the development process. A primary challenge is the meticulous verification of the constructs’ sequences following each laboratory procedure. The current infrastructure, lacking in specific advanced instruments, hampers the ability to conduct in-depth analyses internally. Consequently, this necessitates reliance on external third-party laboratories for comprehensive sequence analysis. We intend to establish partnerships with leading third-party laboratories, which will not only provide access to specialized equipment and expertise but also facilitate knowledge transfer, empowering the team with advanced analytical technique.

Moreover, the production of mRNA in milligram quantities, essential for conducting future in vivo studies, presents another significant obstacle. Given our existing laboratory limitations, including the absence of appropriate equipment, we are compelled to outsource the production of mRNA. This not only impacts our operational timelines but also underscores the necessity for strategic partnerships and investment in laboratory capabilities to support the large-scale production of mRNA. These steps are vital to overcoming the technical barriers currently faced and propelling our COVID-19 mRNA vaccine development towards the next phases of in vivo testing and clinical evaluation. Acknowledging the challenges in producing milligram quantities of mRNA with our current laboratory setup, we will identify and collaborate with CMO that specialize in mRNA production. This strategy ensures the availability of the required mRNA quantities for in vivo studies while maintaining the highest standards of quality and efficiency.

Strategic Alliance for National Vaccine Development and mRNA Therapeutics Expansion

As part of Malaysia’s National Vaccine Development Roadmap, we have submitted our application to the Malaysian Ministry of Science, Technology and Innovation to be a part of the vaccine development and self-sufficiency efforts within the country. Under this arrangement, we intend to conduct clinical trials, leveraging our subsidiary, MyGenome’s clinical development, regulatory, and commercial capabilities in the country. Upon regulatory approval, we will commercialize the vaccine in Malaysia, while also target to retain the full rights to develop and commercialize the vaccine in countries outside of Malaysia.

95

On March 19, 2024, Alps has entered into a memorandum of understanding (“MOU”) with JLand Group Sdn. Bhd. (“Jland”). Jland is a subsidiary of Johor Corporation as established under the Johor Corporation Enactment (No. 4, 1986) (as amended by Enactment No. 5, 1995), and control by the Johor State Government as a development agency and public enterprise with diverse operations in healthcare, plantations, property and food and beverages sectors across Malaysia, Singapore, Indonesia, Brunei, Cambodia and Bangladesh. This MOU outlines the parties non-binding joint commitment to develop and establish a biotechnology hub (“BioValley”). BioValley will serve a comprehensive center for biotech solutions, integrating biotechnology, pharmaceuticals, and medicine within a single facility. The aim is to create a global benchmark for biotech hubs in Malaysia. Alps aims to develop crucial infrastructure within BioValley, including a vaccine manufacturing plant, to support the advancement of our mRNA modality. Alps and Jland intend to assess the feasibility and perform due diligence on the envisioned establishment of the BioValley at Ibrahim Technopolis, Sedenak, Johor (“Collaboration Area”). Strategically located in southern Malaysia bordering Singapore, the Collaboration Area offers direct access to broader regional markets. Through the Biovalley, Alps intends to develop and implement several initiatives targets: -

-	offering contract research organization services;
-	providing clinical research associate services;
-	establishing contract development and manufacturing organization services;
-	hosting training programs for medical professionals and technical personnel;
-	developing strategies to attract international medical and wellness clients; and
-	implementing business incubation services for biotechnology startups and related enterprises.

As part of Malaysia’s National Vaccine Development Roadmap, we are engaged in ongoing non-binding discussions with the Government of Malaysia to forge a strategic alliance, aimed at intensifying and developing COVID-19 vaccine development and self-sufficiency efforts within the country. Under this arrangement, we will conduct clinical trials, leveraging our subsidiary, MyGenome’s clinical development, regulatory, and commercial capabilities in the country. Upon regulatory approval, we will commercialize the vaccine in Malaysia, while also target to retain the full rights to develop and commercialize the vaccine in countries outside of Malaysia.

Leveraging from our experience in our subsidiary-owned biotechnology laboratory which has the capability to handle genetic sequencing/ screening and mRNA profiling/ sequencing, we also intend to leverage this to develop our mRNA platform for developing cancer vaccines by targeting tumor-specific antigens to stimulate an immune response. For gene therapy, the focus is on introducing mRNA sequences that encode therapeutic proteins to correct genetic disorders. In cell therapy, mRNA will be used to engineer cells ex vivo, enhancing their therapeutic potential when reintroduced into the patient. This strategy leverages the versatility of mRNA for precision medicine across multiple therapeutic areas.

We intend to validate our vaccine candidates through comprehensive in vitro and in vivo proof-of-concept studies, underpinned by a thorough nonclinical safety evaluation. This preparatory work is a precursor to our future plans to establish a cGMP-compliant manufacturing facility on a commercial scale to significantly elevate our production capabilities.

We intend to carry out a series of clinical trials scheduled between 2026 and 2028, with target of eventual product registration by the end of 2029. This will segue into an era of diligent post-market surveillance commencing in 2030. Through this timeline, we are dedicated not only to addressing current public health challenges but also to influencing the future direction of vaccine development and mRNA-based treatments.

Cholera Vaccine

Alps Global Holding Berhad has collaborated with researchers from USM to jointly develop an oral vaccine aimed at active immunization against cholera. This collaboration has led to the establishment of Vax Biotech Sdn. Bhd. (“VaxBio”), an affiliate company of Alps in which Alps holds a 30% shareholding.

In this collaboration, VaxBio assumes the roles of securing funds, facilitating all future clinical phase studies, and undertaking the eventual commercialization of this vaccine. USM contributes the requisite talents, grants the right to use its intellectual property, and provide its facilities at IPHARM. Both parties are jointly involved in the research and development works for this cholera vaccine pipeline.

96

The cholera vaccine development journey started in the year 2000 at USM, under the leadership of Professor Manickam RAVICHANDRAN, our Chief Scientific Officer. The initial phase involved the isolation of the hemA gene from Vibrio cholerae (“V. Cholerae”), followed by development of a gene mutant vaccine candidate VCUSM2 against V. cholerae O139 in 2006. In 2010, VCUSM2 reactogenicity was reduced by replacing its two wild-type ctxA gene copies with mutated ctxA to produce strain VCUSM14. Introducing the hemA gene into VCUSM14 created VCUSM14P, a strain with the 5-aminolaevulinic acid (ALA) prototrophic trait and excellent colonisation and immunological properties (100% protection to wild-type challenged rabbits). The strain was further refined with completion of single- and repeated-dose toxicity evaluations in year 2019 in Sprague Dawley (SD) rats, followed by development of a novel cold-chain-free VCUSM14P formulation in year 2020. VCUSM14P is unique for its intact cholera toxin B, a known mucosal adjuvant.

As of the date of this registration statement, the development of the cholera vaccine has reached the conclusion of the proof-of-concept phase. VaxBio’s immediate focus is on the Good Laboratory Practice (“GLP”) animal toxicity study at IPHARM, which is a prerequisite for entering clinical development phases. This study is being conducted at IPHARM within USM’s facility, adhering to strict international regulatory standards. This transition aligns with international best practices and signifies a significant milestone in the vaccine’s development process. After completing the preclinical acute toxicity study, VaxBio plans to submit a dossier to the NPRA to seek approval for starting clinical trials.

Cholera Disease Profile and Vaccine Development Initiatives

Cholera, a global public health challenge, is an acute intestinal infection caused by the bacterium V. cholerae. It manifests predominantly as a diarrheal disease and affects an estimated 3 to 5 million individuals annually, resulting in over 100,000 fatalities worldwide. While a substantial proportion of infections may present as mild or asymptomatic, a notable minority, about 10%, progress to severe disease. This severe presentation is typified by copious watery diarrhea, emesis, and muscle cramps, precipitating rapid dehydration, shock, and, in the absence of medical intervention, potentially fatal outcomes within mere hours.

In response to this enduring health threat, the scientific community has commenced the development of a suite of vaccine formulations aimed at the prevention of cholera. These vaccines employ either inactivated or live attenuated strains of V. cholerae as their foundational mechanism of action. Specifically, these vaccine candidates, inclusive of both whole-killed and live attenuated variants, have demonstrated efficacy against the O139 serogroup of V. cholerae. They have been observed to induce robust antibody production and engender protective immune responses, highlighting their potential in the prophylactic landscape against cholera.

Despite these advances, the deployment of current cholera vaccines is not without its obstacles. Chief among these is the necessity for a reliable cold chain to preserve vaccine potency, an attribute that necessitates repeated dosing schedules. These logistical demands inherently elevate the costs associated with vaccination campaigns and may result in a shorter duration of immunity. The business is actively engaged in addressing these challenges, seeking to enhance vaccine accessibility and durability of immune protection, thereby reducing both the economic burden and health risk posed by cholera on a global scale.

This project not only aims to advance public health but also demonstrates its dedication to contributing scientifically sound and economically viable solutions to the global market.

Development of Oral Cholera Vaccine for Global Immunization Programs

This vaccine is particularly intended for adults and children aged two years and above who are traveling to, or residing in, areas where cholera is endemic or where outbreaks are active. The decision to administer the jointly developed cholera vaccine should align with official health recommendations, taking into consideration the varying epidemiological profiles and the inherent risks associated with different regions and travel circumstances.

Vaxbio expects to formulate a consumer friendly oral cholera vaccine that offers protection against cholera-induced diarrhea, as well as diarrhea caused by Enterotoxigenic Escherichia coli (ETEC), which is often a concern in the same regions affected by cholera. The cholera vaccine is intended to be conveniently administered by dissolving it in drinking water, facilitating ease of delivery and compliance.

97

VaxBio’s development objectives for the cholera vaccine were methodically outlined with a focus on several key characteristics:

●	Single Dose: The utilization of a live attenuated strain, negating the need for multiple doses.
●	Build-in Adjuvant: Ensuring robust colonization to closely replicate the natural infection pathway.
●	Cold Chain Free: Eliminating the requirement for cold-chain storage to alleviate logistical challenges in distribution.
●	Long Term Protection: Achieving high levels of protection, which is imperative for any vaccine.
●	Very Low Side Effects: Maintaining a low reactogenicity profile to ensure patient safety and comfort.

VaxBio anticipates providing a vaccine that is not only effective and protective but also aligns with the practical demands of global immunization initiatives, particularly in regions with limited healthcare infrastructure.

Figure 15. VaxBio’s target to achieve all the key attributes of the innovative oral cholera vaccine.

Our Local Researchers and Collaborator Institutions

The development of this cholera vaccine has been supported by the Ministry of Science, Technology, and Innovation in Malaysia (MOSTI) and the Ministry of Higher Education through grants such as the Intensification of Research Priority Grant, Fundamental Research Grant Scheme and the Prototype Research Grant Scheme, provided to USM.

98

Strategic Intellectual Property Developments in Cholera Vaccine Research

There are two (2) key patents crucial for future research, development and commercialization of this cholera vaccine. The first patent, titled “Fusion Protein and Chimeric Protein as Mucosal Delivery System Method of Producing Same, and Biological Derivatives Thereof”, is owned by USM (“First Cholera Patent”). The First Cholera Patent focuses on a fusion protein and a chimeric protein used in mucosal delivery for the prohylaxis or treatment of a targeted disease, including V. cholerae. This patented formulation plays a pivotal role in cholera vaccine development by enabling mucosal delivery through fusion and chimeric proteins, which enhances targeted immunity at the primary infection site, improving the stability and potency of the vaccine. This approach improves the stability and potency of the vaccine, resulting in a more effective immune response against V. cholerae.

On September 12, 2023, VaxBio and USM has entered into a Licensing and Commercialization Agreement (“USM-VaxBio Agreement”), where USM granted a license to VaxBio to utilize the First Cholera Patent for purposes of research, development, manufacturing, selling and otherwise dealing with products made in accordance with the First Cholera Patent. The USM-VaxBio Agreement is effective from September 12, 2023 and it will remain in full force for a period of five (5) years from the effective date and may be renewed for another five (5) years.

The second patent, titled “Monovalent Vaccine Formulation and a Method for Preparation Thereof”, is owned by AIMST University (“Second Cholera Patent”). The Second Cholera Patent encompasses innovative approaches to vaccine development, specifically targeting the 0139 serogroup of V. cholerae. As at the date of this registration statement, VaxBio is pursuing a patent license from AIMST University for the Second Cholera Patent. VaxBio believes that the Second Cholera Patent will facilitate the formulation of a vaccine which has independence from cold-chain logistics, addressing a critical barrier in vaccine distribution but also ensuring the vaccine’s longevity, making it particularly suitable for deployment in regions where cholera poses a significant public health threat.

VaxBio plans to leverage this strategic collaboration and future licensing agreements to support broader cholera prevention efforts, particularly focusing on improving accessibility and effectiveness of cholera vaccines in regions most affected by the disease.

Navigating Challenges in Clinical Development for Cholera Vaccine

As VaxBio advances its cholera vaccine through the preclinical stages, it faces several challenges that necessitate strategic responses and collaboration. VaxBio’s current focus is on conducting rigorous pre-clinical assessments and preparing for the vaccine’s clinical trials, steps that are vital for ensuring its safety, efficacy, and compliance with international regulatory standards.

VaxBio’s immediate efforts are centered around the GLP animal toxicity study, a prerequisite for entering clinical development phases. This study is currently undertaken at IPHARM within USM’s facility, which adheres to stringent international regulatory guidelines. Simultaneously, the transition to GMP production represents a significant milestone, necessitating the establishment of facilities equipped for bacterial fermentation for human vaccines, in alignment with global best practices.

The path to clinical trials unveils several logistical and regulatory hurdles. Currently, the requisite GMP production and all three phases of clinical development is more feasible outside Malaysia, due to the lack of significant cholera cases in Malaysia and the absence of local facilities tailored for bacterial fermentation for human use. Additionally, the execution of Phase 1 clinical trials is impeded by readiness constraints, while the feasibility of conducting Phase 2 and 3 trials domestically is limited by the lower incidence of cholera in Malaysia as compared to other endemic regions. Given the collaborative nature of this cholera vaccine involving multiple parties in its development and research, the timing of subsequent clinical trials may not be solely within Alps’ control and is subject to the coordination efforts of USM and the approval process of governmental authorities.

99

Figure 16. Overview of Vaccine Development Stages Prior to Clinical Efficacy Trials

VaxBio’s Strategic Market Entry

The current global health landscape presents an urgent demand for effective cholera vaccines amid escalating outbreaks and a pronounced vaccine shortage. With over 40,900 cases and 775 fatalities reported in the early months of 2024 alone, the need for a reliable vaccine supply is critical. This crisis is further exacerbated by the monopolization of vaccine production by a single manufacturer, highlighting the fragility of the existing supply chain.

Recognizing this dire need, VaxBio’s perceive a strategic market entry opportunity for our cholera vaccine. It intends to provide a cold-chain-free, single-dose solution not only positions it to address the immediate supply shortages but also to establish a sustainable presence in the global immunization landscape. By offering a cost-effective, easily distributable vaccine alternative, VaxBio aims to complement and reinforce the existing Water, Sanitation, and Hygiene (WASH) initiatives endorsed by the World Health Organization (WHO), thereby contributing to a holistic approach to cholera control and prevention.

As VaxBio progress towards clinical validation in accredited GLP facilities, its focus remains on ensuring the vaccine’s safety, efficacy, and regulatory compliance. VaxBio’s strategic direction is guided by a commitment to enhancing public health through innovative vaccine solutions, with the ultimate goal of mitigating the global burden of cholera and supporting the expansion of global immunization programs.

MYCELEST

Celestialab also engages in research and development for MYCELEST, a cell-based therapy specifically designed to target the underlying mechanisms of both type 1 and type 2 of diabetes mellitus. As the date of this registration statement, Celestialab is completing the pre-clinical studies phase, which includes initiating a randomized controlled trial to assess the safety, efficacy, and tolerability of intraperitoneal allogenic mesenchymal stem cell therapy in new-onset type 1 and type 2 diabetes mellitus. Celestialab and is currently preparing the preclinical data for submission of the dossier application to NPRA.

Once Celestialab obtains the necessary approvals from NPRA, Celestialab will initiate and conduct clinical trial on patients diagnosed with type 1 and type 2 diabetes for a future multicentre, randomized, double-blind, placebo-controlled study. Participants will further be stratified based on diabetes type and then randomized into six arms: T101 (standard treatment and low dose MyCelest), T102 (standard treatment and medium dose MyCelest), T201 (standard treatment and low dose MyCelest), T202 (standard treatment and medium dose MyCelest), PCB1 (Placebo/ Type 1), PCB2 (Placebo/Type 2).

100

Background of Diabetes

Diabetes mellitus (“DM”) is associated with enhanced reactive oxygen species (ROS) production. Type 1 diabetes (“T1DM”) is an autoimmune disease in which a person’s pancreas stops producing insulin, a hormone that enables glucose to enter cells and thereby allows people to get energy from food. It occurs when the body’s immune system attacks and destroys the insulin-producing cells in the islets of the pancreas, called beta cells. Type 2 diabetes mellitus (“T2DM”) is characterized by a combination of insulin resistance and pancreatic β-cell dysfunction due to metabolic exhaustion. Sustained hyperglycaemia may result in multi-system chronic complications, including micro- and macrovascular complications, which are associated with high morbidity and mortality. The prevalence of diabetes for all age-groups worldwide was estimated to be 4.4% in 2030, the total number of people with diabetes is projected to rise to 366 million in 2030.9

T1DM patients’ survival depends on daily doses of exogenous insulin (EI) to balance their blood glucose levels. Although this is the standard treatment, it does not provide an adequate physiological response and cannot prevent the progressive degeneration of islet β-cells; consequently, these patients might experience hypoglycemic episodes. Current therapies for T1DM have significant limitations. Insulin injections are the first-line treatment with different challenges:

●	long-term dependency,
●	difficulty with EI level management, and
●	potential insulin resistance with long-term usage.

Pancreas transplantation as the second-line treatment has faced multiple obstacles such as donor shortages, the possibility of transplant rejection, usage of immunosuppressive drugs, and high risks with an organ transplantation surgery. Thus, improved diabetes treatment methods that can address these limitations will be applicable in diabetes research and future management.

T2DM is a chronic metabolic disorder characterized by elevated blood glucose levels resulting from insulin resistance and inadequate insulin production by the pancreas. This condition has become a significant global health concern, with its prevalence on the rise due to factors like sedentary lifestyles, unhealthy diets, obesity, aging populations, and genetic predisposition. T2DM poses substantial health risks, including cardiovascular disease, kidney failure, blindness, and neuropathy, making its effective management crucial.

9 Wild, S., Roglic, G., Green, A., Sicree, R., & King, H. (2004). Global prevalence of diabetes: estimates for the year 2000 and projections for 2030. Diabetes Care, 27(5), 1047-1053. https://doi.org/10.2337/diacare.27.5.1047

The historical approach to managing T2DM initially focused on dietary modifications and lifestyle changes. The introduction of insulin in the 1920s was a groundbreaking advancement, particularly for T1DM. However, its application in T2DM was limited due to a primary emphasis on symptom management rather than addressing the underlying insulin resistance. Over time, a range of oral antidiabetic medications was developed to target various aspects of glucose metabolism. These included biguanides like Metformin, which improve insulin sensitivity and reduce hepatic glucose production; sulfonylureas like Glipizide and Glyburide, which stimulate insulin secretion; and thiazolidinediones like Pioglitazone and Rosiglitazone, which enhance insulin sensitivity through PPAR activation. Other classes such as alpha-glucosidase inhibitors, DPP-4 inhibitors, and SGLT2 inhibitors also emerged, providing diverse options for glycemic control.

Despite the advancements in T2DM treatment, managing the disease remained challenging due to several reasons. First, the progressive nature of T2DM meant that over time, many patients required multiple medications or insulin therapy to maintain adequate glycemic control. Second, these older antidiabetic medications often came with significant side effects, including hypoglycemia, weight gain, gastrointestinal issues, and potential cardiovascular risks, limiting their long-term utility. Additionally, adherence to complex medication regimens, high treatment costs, and the lack of individualized treatment approaches further complicated T2DM management. Lastly, the predecessor treatments often fell short in addressing the underlying lifestyle factors contributing to T2DM, necessitating additional lifestyle modifications to achieve optimal outcomes. Despite these challenges, these early treatments laid the foundation for our understanding of T2DM and paved the way for the development of newer, more effective therapies.

101

Cell-based therapy offers promising approaches for both T1DM and T2DM by targeting the underlying mechanisms of the diseases. For T1DM, strategies like islet transplantation, cell regeneration, and immune system modulation using regulatory T cells aim to restore insulin production and prevent immune-mediated destruction of beta cells. In T2DM, the focus is on improving insulin sensitivity and secretion, as well as promoting beta-cell regeneration. Mesenchymal stem cells (“MSCs”) are being explored for their potential in enhancing insulin sensitivity and reducing inflammation in T2DM, while encapsulated islet cell transplantation and immune-modulating therapies are also under investigation. Despite the promising advancements, further research is needed to optimize these cell-based therapies, address challenges like immune rejection and long-term efficacy, and ensure their safe and effective integration into diabetes management strategies.

Mesenchymal Stem Cell in Reversing Insulin Resistance and Promotes Pancreatic β cell proliferation

To date, MSCs are one of the most studied cell population in clinical trials. The therapeutic capacity of MSCs is based on their ease of isolation, ability to differentiate into multiple cell types, low immunogenicity, abundant source, minimal ethical concerns, and, most notably, their release of biological factors that can alleviate impaired tissues. The findings of a preclinical study showed that MSCs could be effective as a distant immunomodulator in addition to their homing to injured sites.

MSCs have a mesodermal origin and are defined as multipotent cells that can adhere to plastic; self-renew; express specific surface antigen markers (CD73, CD90, CD105); lack hematopoietic antigen expressions (CD45, CD34, CD14 or CD11b, CD79α or CD19, HLA-DR (Human Leukocyte Antigen—DR isotype)); and can differentiate into osteoblasts, adipocytes, and chondroblasts. MSCs are derived from many sources such as the bone marrow, umbilical cord, umbilical cord blood, adipose tissue, and dental pulp.

Our Solution with Wharton’s jelly-derived mesenchymal stem cells

Wharton’s Jelly of the umbilical cord, previously deemed a medical waste of newborn deliveries, is becoming a preferred source of MSCs. Since the discovery of WJ-MSC by Friedenstein, repurposing the cord for tissue engineering and regenerative medicine has become a unique research interest. The Malaysia National Healthcare Establishments and Workforce Survey reported a total of 423,124 live births within Malaysia in 2023.10 This supersedes the concern for the scarcity of MSCs and long intervals between available tissue samples, which are a present challenge for bone marrow and adipose tissue.

10 Department of Statistics Malaysia, “The Population of Malaysia Dashboard,” updated October 17, 2023. Available at: DOSM Population Dashboard.

Over the past decade, various clinical trials have been conducted during the past decade to test the feasibility and efficacy of WJ-MSCs therapy for various disease conditions such as: neurological disorders, cancer, cardiac disease, liver disease, bone/cartilage disease, immunological diseases as well as DM and its complications. Many of these clinical trials have been completed and indeed demonstrated the safety and efficacy of WJ-MSCs. Public clinical trial databases currently show about 1458 investigating MSCs from various sources for a wide array of therapeutic application; 86 of which are diabetes mellitus related. Regarding the 86 studies currently registered on the public clinical trials database investigating MSCs (from various sources) for treating DM and/or its complications, only about 30 of these studies clearly state applying WJ-MSCs as an intervention.

Currently, we are preparing to commence our phase IIa/IIb randomized controlled trial to assess the safety, efficacy and tolerability of intraperitoneal allogenic mesenchymal stem cell therapy in new-onset T1DM and T2DM. This is a phase IIa/IIb randomized, double-blind, placebo-controlled study where we have identified at least 28 newly diagnosed adults with type 1 and type 2 diabetes mellitus to participate. Participants will be stratified based on T1DM or T2DM and then randomized to 3 arms – standard treatment + placebo, standard treatment + low dose human umbilical cord mesenchymal stem cells (hUCMSCs), standard treatment + moderate dose hUCMSCs.

Our team intends to apply WJ-MSCs transplantation in T2DM patients, and we target to demonstrate that treatment with WJ-MSCs can indeed improve metabolic control and β-cell function. Thus, it will reinforce that the mechanism of action may have involved improvements in systemic inflammation as well. Thus, WJ-MSCs proved to be safe and relatively effective in both T1DM and T2DM, as well as recently diagnosed or relatively long-standing diabetic patients.

102

When considering WJ-MSCs as a novel therapeutic intervention not only for DM, but also for other disease conditions, the majority of clinical trials reported the safety and absence of serious acute or chronic adverse effects. What makes MSCs, and especially WJ-MSCs an ideal candidate for regenerative medicine, with potential capabilities not only to regenerate damaged tissues but also to reduce rejection possibilities are their unique immunomodulatory properties. These properties provide some sort of relief regarding the concern of possible immuno-rejection.

cGMP Compliance

WJ-MSCs, like all other cell-based therapies are living products constantly interacting with their surrounding environment. This poses new challenges when looking from a biotechnology platform point of view. For example, they cannot be sterilized prior to use to provide strict protection from any contamination transmission to patients. In addition, in order to maintain a consistent product efficacy, with minimal batch-to-batch variation, this requires precise process control and avoidance of adverse changes in heterogeneous populations or the cell environments. Consistent cGMP-compliant manufacturing requires high reproducibility with a focus on safety, efficacy, and quality. Celestialab focuses on preventive medicine with a specialization in the production of cellular products adhering to cGMP standards. Alps is intending to apply for NPRA approval through Celestialab to produce stem cells and cell-based immunotherapy.

WJ-MSCs are considered an advanced therapy medicinal product, and should be produced in compliance with cGMP. We are looking at complying strictly with requirements include the following: (a) Tests for virology (HIV-1/2, HBV, HCV, HTLV-1/2, HPV, B-19, CMV, and EBV), syphilis, mycoplasma, and sterility being negative. (b) Phenotype: the percentages of CD73+, CD90+, and CD105+ cells ≥ 98% and the percentages of CD34−, CD45−, HLA-DR−, CD14− or CD11b−, CD79a−, or CD19− ≤2%. (c) Viability ≥ 80% after thawing. (d) The endotoxin content < 2 EU/mL. (e) No significant upregulation of telomerase reverse transcriptase (hTERT) gene and oncogenes during large-scale expansion. (f) No significant downregulation of tumor suppressor genes during large-scale expansion. (g) Confirmed potency.

Current Steps and Development

An estimated 130 million global annual births worldwide provide a unique opportunity as well as a readily available supply of life-saving stem cells, which could be recovered from WJ and UCB, then banked for future autologous or allogenic therapeutic application. Taking in consideration the ever-growing list of advantages and therapeutic effects of WJ-MSCs, not only for DM, but also for various disease conditions, banking of WJ-MSCs would indeed turn those UCs from just medical wastes into valuable priceless therapeutic tools.

Celestialab is completing the preclinical studies phase for MYCELEST and is currently preparing the preclinical data for submission of the dossier application to the NPRA. As such, once Celestialab obtains the necessary approvals from NPRA, we will progress the clinical phase, focusing on the safety, efficacy, tolerability, maximum tolerated dosage as well as pharmacology of UC-MSCs for diabetes mellitus. To facilitate commercialization in the market, maintaining cost-effectiveness is a crucial aspect for Celestialab. Furthermore, when considering scaling-up for the generation of efficient cellular therapies from WJ-MSCs, ensuring cGMP compliance while maintaining cost-effectiveness presents a significant challenge in the commercialization process.

iPSC (Heart Failure)

We have entered into two (2) research collaboration agreements with USM for the research and development of this iPSC product candidate. On December 16, 2019, Alps Biotech, one of our subsidiaries, entered into a research collaboration agreement with USM (as supplemented on March 15, 2023) to jointly undertake a research project titled “Establishing Heart Failure Model in Rats for Preclinical Assessment of Cardiovascular Regenerative Therapy” (“RCA for Preclinical Assessment of Cardiovascular Regenerative Therapy”). This project focuses on the development of an iPSC model for cardiac valve and cardiac muscle regeneration to address cardiovascular diseases. It is agreed that all rights, titles and interest of intellectual property created or developed as a result of this project shall be jointly owned by USM and Alps Biotech.

103

On February 10, 2020, Alps Global Holding Berhad entered into another research collaboration agreement with USM to jointly undertake a research titled “Cell Therapy for Heart Disease”. This project focuses on the development of pre-epicardial cells through the establishment of the USM-Alps Joint Laboratory for Cardiac Research. It is agreed that all rights, titles and interest of intellectual property created or developed as a result of this project shall be jointly owned by USM and Alps.

As of the date of this registration statement, both agreements have expired, and Alps is currently in negotiations with USM to consolidate all previous projects into a new research collaboration agreement for the next phase of research and development with respect to this iPSC pipeline.

The development effort of both Alps Biotech and USM (“IPSC Collaborators”) are currently involve generating human iPSC cells from adult peripheral blood and manufacturing clinical-grade iPSCs under GMP conditions. The IPSC Collaborators have established heart failure rat models by ligating the left anterior descending coronary artery and inducing cryoinjury. Furthermore, proof-of-concept studies using human iPSC-derived cardiomyocytes (“CMs”) to treat cryoinjured rat hearts have been successfully completed by Alps and USM. Early findings indicate that combining these CMs with hiPSC-differentiated pericytes (PECs) results in a superior regenerative effect, leading to enhanced vascularization and increased survival of CMs four weeks post-injection. These results represent an advancement as the research progresses towards assessing the long-term therapeutic impacts in larger animal models and verifying the safety of the product for human clinical trials. Upon completion of generating human iPSC cells, the next step will involve conducting pre-clinical trials. This phase includes preparing the trial design, and conducting studies to assess efficacy, toxicology, dosage, and safety.

Overview of Heart Disease

According to the WHO, non-communicable diseases (NCDs), including cardiovascular diseases (CVDs), are leading causes of mortality in the Western Pacific region, significantly impacting countries throughout Asia Pacific and Southeast Asia. Rapid urbanization, lifestyle changes, and aging populations contribute to the increasing burden of heart disease. Over 250 known genetically defined disorders primarily affect the heart, contributing to morbidity and mortality, yet few approved products target these genetic causes. Recent analyses have shown that after decades of declining mortality rates from heart failure, these rates are once again rising, underscoring the need for improved treatments.

The heart’s complexity, due to its biological structure and the tightly regulated coordination of its electrophysiological and biomechanical properties, complicates the treatment of heart disease. Heart disease manifests in various forms, affects individuals of many ages, and results from numerous factors. As illustrated in the Figure 17 below, heart disease can be categorized as either resulting directly from issues associated with the heart organ, such as heart failure, arrhythmia, and heart valve disease, or indirectly from vascular problems, such as coronary artery disease (CAD). The underlying causes can be genetic, due to aging, or environmental factors. The table below outlines four broad categories of heart disease:

104

CATEGORIES	DESCRIPTION

Heart Failure	Heart failure is a condition where the heart cannot pump enough blood and oxygen to meet the body’s needs. It can result from conditions that weaken the heart muscle, including heart attacks, uncontrolled high blood pressure, congenital heart defects, and genetic cardiomyopathies.

Arrhythmia	Arrhythmia is a common heart condition, involves any deviation from the heart’s normal electrical impulses, affecting its pumping function. Arrhythmias can lead to a range of symptoms, sudden death, and stroke.

Heart Valve Disease	Heart value disease occurs when one or more of the heart’s four valves malfunction, disrupting blood flow through the heart’s chambers.

Coronary Artery Disease (CAD)	CAD is a prevalent form of heart disease, arises when plaque accumulates in the coronary arteries’ walls, restricting blood flow to the heart muscle and potentially leading to a heart attack.

Figure 17. Heart disease can be categorized as either resulting directly from issues associated with the heart organ, such as heart failure, arrhythmia, and heart valve disease, or indirectly from vascular problems, such as coronary artery disease (CAD).

While there is a significant unmet need in the field of heart disease, challenges have historically hindered the development of novel therapies. The IPSC Collaborators aim to focus on heart failure, particularly myocardial infarction, as the most common cause of heart failure. If the dead, ischemic heart tissues could be regenerated with viable and functional cardiomyocytes, the disease could potentially be treated.

Advancements and Challenges in Cardiac Repair Post-Myocardial Infarction

Myocardial infarction (MI), a common cause of heart failure (HF), results from the partial or complete occlusion of the coronary artery, reducing oxygen and nutrient delivery to the myocardium. Approximately 25% of patients with myocardial infarction experience severe left ventricular dysfunction, risking progressive heart remodeling. The first non-invasive treatment option typically includes pharmacological approaches with drugs such as thrombolytic agents, β-blockers, and angiotensin-converting enzyme inhibitors. In more severe cases, such as ST-elevated myocardial infarction (STEMI), invasive procedures like balloon angioplasty and stent insertion may be recommended for myocardial reperfusion. Coronary artery bypass grafting, a highly invasive procedure, is advised for severe, irreversible coronary occlusion. These methods alleviate symptoms and enhance life quality, but none can remove fibrotic scars or replace lost myocardium with new cardiomyocytes. The presence of akinetic tissue limits cardiac performance, compelling the remaining myocytes to increase contractility to maintain adequate cardiac output. This trigger sudden changes in cardiac architecture, leading to cardiomyocyte hypertrophy, further myocyte loss, ventricular wall thinning, weakened contractility, and eventually, the cessation of cardiomyocyte function. To date, heart transplantation remains the only curative option. Despite successful heart transplants, the long waiting times, high patient-to-donor ratio, high incidence of post-procedural complications, and limited availability of transplantable hearts underscore the urgent need for alternative solutions.

105

Bone marrow-derived stem cells are the most common first-generation cell candidates used in clinical transplantation (Refer Figure 18 below). A weighted regression and meta-analysis of 49 trial reports using autologous bone marrow stem cells revealed discrepancies among these trials, with none showing benefits from bone marrow mononuclear cells (BMNCs). However, it is widely accepted that the therapeutic benefits of bone marrow-derived cells mainly result from a paracrine mechanism that activates endogenous healing. Reconstituting injured myocardium with cardiomyocytes may require second-generation cardiogenic cells, such as more defined, homogeneous cardiac-derived stem/progenitor cells or pluripotent stem cells, some of which have been used in clinical trials. Careful selection of cell candidates, delivery methods, cell engraftment enhancement strategies, thorough investigation of efficacy mechanisms, and clinically meaningful endpoints in experimental studies can advance cardiac cell therapy. To date, consensus is reached that pluripotent stem cells are by far the most promising cell source for deriving functional cardiomyocytes for testing and therapy.

Figure 18. Timeline schematic portraying cell-based regenerative studies using both adult stem cells (skeletal muscle, adipocytes, bone marrow, and cardiosphere-derived cells) and ESCs/iPSCs.

[Pezhouman, Arash, et al. “Cardiac regeneration–Past advancements, current challenges, and future directions.” Journal of Molecular and Cellular Cardiology (2023)]

Potential Solution in Revolutionizing Cardiac Regeneration with Pluripotent Stem Cell Technologies

Stem cells offer hope for remuscularizing weakened, injured myocardium and reversing cardiac remodeling. Compelling evidence indicates that pluripotent stem cells (hPSCs), such as embryonic stem cells (ESCs) or human-induced pluripotent stem cells (hiPSCs), provide an indefinite source of CMs and are the only cells scalable to produce a clinically relevant number for myocardium remuscularization. Studies have demonstrated that intramyocardially injected hPSC-cardiomyocytes engraft, integrate synchronously with the host myocardium, regenerate remodeled, thin myocardium, and improve cardiac function.

While the clinical benefits of other adult stem cells, such as mesenchymal stromal cells or cardiac-derived progenitor cells, in cardiac regeneration are recognized, remuscularization in injured hearts using hPSC-cardiomyocytes has been more encouraging. Directed CMs differentiation of hiPSCs, employing systematic biochemical treatments, can generate spontaneously contracting cardiomyocytes with high efficiency in vitro. The application of hiPSC-derived CMs could have broad therapeutic applications in cardiac cellular therapy, myocardial tissue engineering, disease modeling, and drug screening for heart failure treatment. If hiPSC-derived epicardial cells can retain effects observed in the developing heart in vivo, they could theoretically enhance myocardial complexity and maturity in vitro.

106

Successful remuscularization requires the regeneration of dead myocardial tissue to restore muscle density and contractile strength. Various methods have been introduced to administer cells into the heart, aiming to maximize cell homing, retention, engraftment, survival, and function.

Generation of CM from autologous human induced pluripotent stem cells

Strategies to produce cardiomyocytes from hiPSCs have been well-established. However, the differentiation efficiency, purity, and homogeneity depend greatly on factors such as the choice of somatic cells used in reprogramming, the reprogramming method, the culture medium, colony selection, and expansion conditions. Here, we seek to develop a CM differentiation protocol that would consistently work for iPSCs reprogrammed from donor peripheral CD34 cells. This innovative approach aims to pinpoint specific iPSC colonies from reprogrammed populations, identify homogenous cardiac mesodermal cells through characterizing the metabolic attributes, surface markers and signaling, that could direct differentiate into homogenous, chamber specific CMs.

Allogenic human induced pluripotent stem cells remain the favorable cell source because they are cost effective, off-the-shelf cells with greater feasibility for clinical translation. However, patients receiving allogenic CMs are required to be on lifelong immunosuppression to ensure the transplanted CMs are not rejected by the host immunity. While manufacturing allogeneic cells for broad therapy is more cost-effective than producing personalized autologous cells, the long-term financial and health benefits for patients remain uncertain. Strategies to reduce the immunogenic reactivity of allogenic cells for transplantation, including the creation of hypoimmunogenic PSCs through gene editing, are still in the early phases of investigation, and the long-term consequences of gene-edited cell products have yet to be fully understood. Haplo-banking of iPSCs with selected haplotypes may be an alternative to serve a larger patient pool, if not all. However, this approach requires extensive donor cell typing and may pose challenges in nations with significant racial heterogeneity. Given these considerations, the refinement of existing methodologies to enable autologous cell therapy emerges as a compelling avenue. By refining and optimizing current processes, we aim to enhance the feasibility and effectiveness of personalized cell therapies, ultimately offering a more tailored and sustainable approach to regenerative medicine.

Potential Use of Non-Myocyte Cells to Enhance CM Functions: Key to Cardiac Regeneration

The IPSC Collaborators are building upon previous work in cardiac tissue formation to demonstrate a simple method for generating pre-epicardial cells (PECs) from hiPSCs (Refer Figure 19). PECs, a premature form of epicardial cells expressing typical epicardial genes WT1, TBX18, SEMA3D, and SCX, can develop into more mature epicardial cells (expressing additional markers UPK1B, ITGA4, ALDH1A2) after contact with CMs, recapitulating developmental roles in embryonic heart formations. Derived from the epicardium, a cell layer covering the heart’s surface, PECs significantly contribute to cardiac development and repair. Originating from the pro-epicardial organ, a transient organ from the lateral plate mesoderm (LPM) near the venous pole of the developing heart, these cells can transform into various cardiac cell types, including smooth muscle cells, fibroblasts, and endothelial cells, crucial for heart muscle regeneration, vascularization, and repair.

Figure 19. Stages of hiSPC Differentiation into Pre-Epicardial Cells (PECs) via Defined Growth Factor Modulation.

[Tan, J.J., Guyette, J.P., Miki, K. et al. Human iPS-derived pre-epicardial cells direct cardiomyocyte aggregation expansion and organization in vitro. Nat Commun 12, 4997 (2021).]

The current pipeline of the IPSC Collaborators focuses on developing a robust and efficient protocol to differentiate hiPSCs into highly pure and functional CMs and use PECs as the non-myocyte support cells to enhance the functionality and the outcome of CM therapy. This process involves precise manipulation of the cellular microenvironment, using specific growth factors and signaling molecules to mimic natural developmental cues directing PEC formation in the human heart.

107

Previous Success and Path to Clinical Application

The IPSC Collaborators have been working towards developing cardiomyocytes derived from human pluripotent stem cells that engraft, function, and persist in the human heart in vivo. The groundwork for potential future clinical development has been laid by key breakthroughs such as its preclinical studies have demonstrated the potential of hiPSC CMs to integrate into cardiac tissue, promoting repair and regeneration in damaged heart models. Combining non-myocyte support cells into CM therapy, the strategy is expected to not only contribute to reconstituting the infarct with functional cardiac muscle cells but also enhance the heart’s vascular network, improving blood supply and overall heart function.

Studies have shown that BMP4, RA, and Wnt signaling were key mechanisms driving PDGRFA+ and KDR+ LPM cells or cardiac progenitors, to an epicardial fate, some of which observed better efficiency with simultaneous activation of the signaling. The IPSC Collaborators have adapted the signaling model to develop an efficient BMP4/VEGF/RA based protocol, which generated >86% WT1+ pre-epicardial cells (PECs) in 7 days from monolayer hiPSC culture without the need of embryoid body generation, or fluorescence sorting. Taken together, this evidence suggests that hiPSC-derived PECs are functional and able to interact with CMs to enhance the function and structural organization in three-dimensional PEC/ CM microtissues. The IPSC Collaborators believe this work lends to continued efforts in directed morphogenesis, in which the strategic combination of early-stage cardiac cell types can enable the creation of more sophisticated and mature cardiac grafts.

Building upon these promising results, the IPSC Collaborators are advancing towards enabling the production of CMs and integrating non-myocyte support cells such as PECs into cellular therapy or the engineering of heart tissue for treating heart failure patients. The IPSC Collaborators’ objective is to develop a scalable and GMP-compliant production process that ensures the highest purity, potency, and safety of human induced pluripotent stem cell-derived cardiomyocytes (hiPSC-CMs), as well as the support cells, for therapeutic use.

Challenges and Innovations in hiPSC-PEC Therapy

Despite these achievements, hiPSC-derived CMs remain phenotypically immature, with underdeveloped organization and electromechanical function. Furthermore, bioengineered heart tissues using defined cardiac cells still lack the cellular and structural complexity of native myocardium, which could be greatly improved by implementing techniques that recapitulate and integrate important cues from heart development.

Developing hiPSC-PEC integrated CM tissue therapy involves overcoming several challenges, from ensuring the genetic stability and purity of the hiPSCs to achieving efficient differentiation into functional CM PECs. The Collaborators intend to pioneer innovative solutions to these challenges, including advanced genetic engineering techniques to enhance the safety profile of hiPSCs and novel bioreactor systems for large-scale PEC production.

Future Directions and Impact

Recent advancements in the worldwide scientific community’s iPSC technology have enabled the IPSC Collaborators to differentiate iPSCs into cardiac myocytes with high purity and consistency under GMP conditions—a significant step toward clinical application. Under the RCA for Preclinical Assessment of Cardiovascular Regenerative Therapy, the IPSC Collaborators have established heart failure rat models through ligating the left anterior descending coronary artery and cryoinjury. Additionally, the Collaborators have completed a preclinical trial using human iPSC-derived CMs to treat cryoinjured rat hearts. Early results demonstrate that the regenerative effect is superior when combining CMs with hiPSC-differentiated PECs, leading to enhanced regional vascularization and increased CM survival four weeks after injection (refer Figure 20 below). These findings represent a significant milestone, especially as the scientists extend the trial to examine the long-term therapeutic effects in large animals and ultimately prove the product’s safety in human trials. Nonetheless, the process of iPSC generation, the differentiation protocol, quality control, assessment of the cell product, and cell storage are marketable as services to customers and stakeholders (including research institutions, patients with special needs, mothers of newborn babies, etc.) during the development of the iPSC production pipeline on a large scale for human therapy.

108

Figure 20. Regenerative Effect in Cell Treatment After 4 Weeks in Cryoinjured Rat Hearts.

Internationally, iPSC-based cardiac therapy research is evolving, with clinical trials in various phases. For instance, in Japan, pioneering efforts are underway to assess iPSC-derived cardiomyocytes in treating heart disease. The United States has seen substantial investment, as evidenced by a significant award granted for trials aimed at heart regeneration. Germany also contributes to this global effort, with advancements that may complement the wide-ranging international research landscape. Collectively, these efforts underline the potential of iPSCs to revolutionize cardiac therapy and highlight the substantial commercial and therapeutic promise of this technology.

109

The IPSC Collaborators’ objective is to establish the production of iPSCs derived from adult peripheral blood within a GMP-compliant framework, coupled with the strategic banking of these cells from donors with unique medical profiles. This endeavor will serve as the foundation for bespoke regenerative treatments. In the subsequent year, the IPSC Collaborators will focus on refining in-house protocols for the expansion and differentiation of iPSCs, with the aim of crafting cardiac cells of exceptional purity and reliability, again under cGMP guidelines. A patent application to safeguard our methods in iPSC production is slated for 2025. This lays the path for the commercial rollout of these groundbreaking cells over the next three to five years. The IPSC Collaborators’ commercialization efforts will include the provision of personalized cardiomyocyte production for therapy, development of robust heart cells for in vitro cardiotoxicity testing, and offering iPSC manufacturing services for individual or institutional needs, including cell storage and academic research. Additionally, the IPSC Collaborators aim to provide a comprehensive iPSC quality assessment service, meticulously evaluating iPSC karyotypes, genomic stability, and adaptations upon request. As the trial is collaborative effort between the IPSC Collaborators, the timing of subsequent clinical trial is not under our control, and is subject to change by USM.

mRNA (Diagnostic)

MyGenome is currently working on a comprehensive study and data collection on gene expression profiling, specifically targeting breast, lung, colorectal, and cervical cancers. The primary objective is to develop a diagnostic tool for these cancers, leveraging data from the nCounter PanCancer IO 360™ Panel. As of the date of this registration statement, Alps has not yet developed any diagnostic products or kits for commercial use. MyGenome is still in the process of collecting and analyzing data for the targeted breast, lung, colorectal and cervical cancers to support the development of the diagnostic tools.

One of our pipeline diagnostic candidates involves leveraging mRNA biomarkers for cancer diagnosis. Through our research and development efforts, this candidate focuses on analyzing specific mRNA molecules associated with cancerous cells to provide valuable insights into disease onset, progression, and treatment response. By examining the expression profiles of these mRNA biomarkers, we aim to develop highly sensitive and accurate diagnostic tools that can detect diseases at early stages with precision. Currently, we, in partnership with USM, are gathering specific cancer data for our mRNA diagnosis initiatives, with a targeted focus on breast, lung, colorectal, and cervical cancers. This pipeline is currently undergoing the POC stage, focusing on recruiting patients for breast, lung, cervical, and colorectal cancers and collecting data to develop diagnostic kits for these cancers. Upon completing the data gathering phase, MyGenome will commence the development of diagnostic prototypes for the identification of differentially expressed genes.

Overview of mRNA

Messenger RNA (mRNA) is a large family of RNA molecules that convey genetic information from DNA to specify the protein products of gene expression. mRNA gene expression profiling stands at the forefront of cutting-edge molecular biology, poised to revolutionize healthcare by offering advanced diagnostic and therapeutic solutions. mRNA biomarkers have the potential to shape the future of medical innovation and patient care. At its essence, mRNA serves as the conduit for translating genetic information from DNA into functional proteins, orchestrating fundamental cellular processes essential for health. Leveraging the power of molecular messengers, we are working to develop a cutting-edge platform that harnesses mRNA transcripts as dynamic biomarkers, providing unparalleled insights into disease pathology.

With one in four Malaysians affected by cancer, the urgency to advance diagnostic capabilities and therapeutic interventions are apparent.

Figure 21. Prevalence of Common Cancers in Malaysia from 2012-2016 according to the National Cancer Registry (2019).

110

Breast cancer is the most common cancer in Malaysia. The common sites for invasive breast cancer to metastasize are the lung, liver, bone and brain while for cervical cancer, the frequent metastatic sites are the lungs, extra-pelvic nodes, liver and bones.

One of the standout advantages of mRNA biomarkers lies in their ability to deliver early and predictive insights, offering a proactive approach to healthcare management. mRNA testing serves several critical purposes in healthcare:

●	Early Disease Detection. mRNA testing enables the early detection of diseases, providing clinicians with valuable insights that can facilitate timely intervention and potentially prevent the onset or progression of illnesses. By detecting abnormalities in gene expression patterns, mRNA testing can identify subtle changes indicative of disease onset before symptoms manifest, allowing for proactive management and improved patient outcomes. This preemptive capability not only enhances treatment efficacy but also has the potential to mitigate disease burden and improve patient outcomes.

●	Monitoring Disease Relapse. mRNA testing is beneficial in monitoring disease progression and detecting signs of relapse, particularly in conditions such as cancer. Changes in gene expression profiles can serve as early indicators of disease recurrence, prompting clinicians to adjust treatment strategies promptly and optimize patient care. Through regular mRNA testing, healthcare providers can closely monitor disease status and tailor therapeutic interventions to mitigate the risk of relapse.

●	Personalized Treatment Approaches. mRNA testing facilitates personalized treatment approaches by analyzing dynamic gene expression patterns. Unlike static DNA tests, mRNA testing offers insights into real-time gene expression changes influenced by lifestyle and environmental factors. This dynamic nature allows for a more comprehensive understanding of disease progression and treatment response, enabling clinicians to tailor interventions to individual patient’s needs.

There is a distinction between DNA and mRNA testing. While DNA tests offer insights into lifetime genetic risks, mRNA testing provides real-time assessments of present disease dynamics. This differentiation empowers healthcare providers with actionable information for personalized patient care, facilitating timely interventions and enhancing overall treatment efficacy.

Aspect	DNA Testing	mRNA Testing
Genetic Material	DNA (Deoxyribonucleic Acid)	mRNA (Messenger Ribonucleic Acid)

Risk Assessment	Evaluates lifetime risks of cancer/disease	Evaluates current risk of cancer/disease

Genetic Stability	Genes do not change (static)	Gene expression can be influenced by lifestyle, diet, and other external factors

Test Consistency	Repeated tests will reveal the same results	Repeated tests will reveal current gene expression levels

Frequency of Testing	Typically performed once in a lifetime	Often performed annually to monitor improvements in gene expression levels

Market Analysis

The global gene expression market, valued at USD 9.07 billion in 2020, is projected to exhibit a robust CAGR of 9.96% from 2021 to 2028.11 This growth trajectory is attributed to the emergence of technologically advanced solutions, offering promising avenues for market expansion.

111

The forecasted growth is underpinned by the development of sophisticated and specialized tests aimed at early disease detection and management, coupled with the rising demand for lab automation. Additionally, the increasing adoption of point-of-care diagnostic products has spurred a decentralization trend in the healthcare sector, empowering patients and healthcare facilities to avail medical services remotely, thus curbing costs. Other driving factors include the escalating prevalence of chronic diseases such as diabetes, heart failure, and colon cancer, alongside the surging demand for personalized medicine, expanding geriatric population, and growing patient awareness regarding disease diagnosis.

Our Solution

In the landscape of cancer diagnosis and monitoring, traditional approaches encounter significant challenges. These include limitations in clinical sampling for high-frequency detection and the constraints of early diagnosis and monitoring. Currently, reliance on tumor markers for screening and early cancer detection predominates in commercial labs’ practices. However, the inherent limitations of tumor markers underscore the urgent need for a more robust and reliable diagnostic paradigm.

Pursuant to the Research Collaboration Agreement, Alps Biotech has initiated a collaborative effort with USM to gather cancer data, specifically focusing on breast, lung, colorectal and cervical cancer. As of the date of this registration statement, the agreement has expired, and Alps is negotiation with USM to enter into a new research collaboration agreement for the next phase of research and development.

Our objective is to advance mRNA gene expression profiling, utilizing the latest advancements in molecular biology and bioinformatics to transform the standards of care, empower healthcare providers, and ultimately improve patient outcomes.

Our capabilities extend to investigating a multitude of gene expressions that intricately intertwine vital components within the complex dynamics of tumors, microenvironments, and immune responses in cancer. By employing the technology, it is possible to simultaneously identify over-expressed and under-expressed genes, offering a comprehensive view of gene expression dynamics. This unique capability enables for discerning genes undergoing significant changes during pivotal processes such as development, carcinogenesis, and disease progression.

11 MarketsandMarkets, “Gene Expression Analysis Market Size, Share, Trends and Revenue Forecast,” March 2024. Available at: Gene Expression Analysis Market Report.

Presently, the MyGenome biomarker laboratory uses the nCounter PanCancer IO 360™ Panel (the “Panel”) which is a unique 770 gene expression panel. According to the Panel’s manufacturer, the Panel integrates key elements essential for understanding the complex interactions between tumors, their surrounding environments, and the body’s immune response, thereby enabling a comprehensive analysis of disease biology and the exploration of immune evasion mechanisms. By leveraging the gene expression profiling capabilities of the Panel, MyGenome’s laboratory can predict the risk of incidence of the following 31 types of diseases:

●	Bladder cancer
●	Endometrial cancer
●	Liver cancer
●	Ovarian cancer
●	Brain Glioma
●	Esophagus cancer
●	Lung cancer
●	Pancreatic cancer
●	Breast cancer
●	Gastric cancer

112

●	Lymphoma
●	Prostate cancer
●	Cervical cancer
●	Head and neck cancer
●	Muscular sarcoma
●	Skin melanoma
●	Colorectal cancer
●	Kidney cancer
●	Nasopharyngeal cancer
●	Thyroid cancer
●	Alzheimer’s
●	Asthma
●	Atopic Eczema
●	Autism (Babies)
●	Cardiovascular disease
●	Diabetes
●	Hypertension
●	Obesity
●	Osteoarthritis
●	Parkinson’s
●	Bipolar disorder

The Panel is not a standalone diagnostic tool and does not detect the presence of such 31 diseases. Instead, the data and information provided by the Panel, when integrated with additional bioinformatic data sequenced by MyGenome, will enhance its predictive ability. In addition to using the Panel to develop its mRNA diagnostic products, MyGenome also uses the Panel to provide genetic screening services in its wellness clinic.

MyGenome does not have any formal agreements, partnerships, or exclusive arrangements with the manufacturer of the Panel. Alps acquired the Panel as a standard purchaser and utilizes it within its facilities alongside other tools and methodologies to support its genetic screening services and mRNA diagnostic product development. The relationship with the Panel manufacturer is limited strictly to that of a buyer and manufacturer.

MyGenome’s mRNA diagnostic pipeline is currently dedicated to four (4) cancers – breast, lung, colorectal, and cervical cancers (the “Targeted Diseases”) – out of the 31 diseases mentioned above. To create its diagnostic products, in addition to relying on the gene expression capabilities of the Panel, MyGenome will need to accumulate data to enhance the precision of disease detection. As such, MyGenome selected the Targeted Diseases due to their high prevalence in Malaysia and clinical need for early detection. MyGenome’s current efforts are focused on gene expression profiling and data collection to advance the development of its proprietary diagnostic tool for the Targeted Diseases. While MyGenome is in the POC stage and actively gathering data, its studies and data indicate that each of the Targeted Disease exhibits distinct mRNA and genetic patterns, demonstrating correlations between the gene expression changes specifically associated with the Targeted Diseases. As MyGenome’s bioinformatics database expands, driven by the continuous accumulation of gene expression data, its ability to detect and characterize the molecular signatures of the Targeted Diseases will be further enhanced. This increase in bioinformatics data will provide deeper insights into the underlying gene expression patterns specific to each Targeted Disease, thereby improving the precision of MyGenome’s proprietary diagnostic tool for the Targeted Diseases.

Our mRNA Profiling Process

Our primary objective is the development of diagnostic tools for predicting the prognosis of the Targeted Diseases, thereby enabling early intervention for treatment. As at the date of this registration statement, MyGenome offers mRNA profiling services, which also serve as a channel for collecting bioinformatic data.

Our screening process begin with blood samples collected from the patient, either collected in-house or other healthcare providers.

113

Upon receipt of the blood sample, we initiate a meticulously structured workflow for mRNA testing, ensuring both accuracy and efficiency. The process unfolds as follows:

1.	Sample Logging and Identification: Each received blood sample is logged into our laboratory system, receiving a unique identifier to facilitate comprehensive tracking throughout the testing journey.
2.	mRNA Extraction: Employing the QIAamp RNA Blood mini extraction kit and protocol (Qiagen), our scientists extract mRNA from the blood sample. This crucial step ensures the attainment of high-quality mRNA is essential for subsequent analysis.
3.	mRNA Quantification: The concentration and purity of the extracted mRNA are determined using the NanoDrop One (Thermo Scientific). This ensures that the mRNA sample meets stringent quality standards required for downstream analysis.
4.	Hybridization and Detection: Following extraction, the mRNA undergoes hybridization with the probes in the nCounter PanCancer IO 360™ panel. Utilizing the cutting-edge NanoString nCounter sequencing platform, we accurately detect the expression levels of target genes. This analysis provides quantitative data on gene expression levels and the presence of disease biomarkers, furnishing crucial insights for precise diagnosis and treatment planning.
5.	Analysis and Data Interpretation: The generated data then undergoes thorough interpretation utilizing the nSolver™ Analysis Software before uploading the results to Alps’ in-house mRNA system which generates the final report.
6.	Reporting: A comprehensive report summarizing the mRNA testing results is generated by the Alps’ in-house mRNA system. This report encapsulates pertinent findings, insightful interpretations, and recommendations tailored to inform patient management. This report can be used by the patient and the patient’s physician to plan future tests and therapies. Figure 22 below details the diagnostics and recommendations the report provides based on the screening results.
7.	Quality Control: Throughout the entire process, we adhere to stringent quality control measures to uphold the accuracy, reproducibility, and reliability of mRNA testing outcomes. This encompasses rigorous monitoring of instrument performance, adherence to validated protocols, and meticulous documentation of procedures.

114

MYGENOME
ETHICAL LIFE SCIENCE

SECTION I

RISK SNAPSHOT™ (6 KEY DISEASES IN MALAYSIA)

Because you're under 40, we are not able to estimate your risk as accurately as in someone 40 and older.

Your Disease Risk is still a great way to see how healthy your lifestyle is right now and what your risk might be in the future. Making healthy changes now - no matter what your age - will pay off in the years ahead.

(Based on Siteman Cancer Center's Disease Risk Calculator)

- MyGenome's molecular barcoding platform is used for single molecule counting of genetic samples. The information herein is given in good faith but no warranty, expressed or implied, is made.
- MyGenome recognizes that the field of genetic screening is rapidly changing and that other tests may become available.
- Please be aware that there may be national differences between countries regarding specific medical information, including licensed uses. If there is any confusion or concern about any of the results, please contact your GP.

115

Diabetes mellitus
Low

Keep Up the Good Work
You're already doing these things to stay healthy:
- You eat 3 or more servings of whole grains on most days.
- You are physically active for at least 30 minutes a day.
- You don't smoke.
- You aren't overweight.

What Makes Up My Risk?

Based on how you filled out the questionnaire and what we know about diabetes, these are the things that affect your risk of the disease. You can change some of them, but not all of them.

What raises your risk:

- You eat more than 3 servings of refined starch each day.
- You are Asian.

What lowers your risk:

- You eat 3 or more servings of whole grains on most days.
- You are physically active for at least 30 minutes a day.
- You use unsaturated fats (like liquid vegetable oil) on most days.
- You don't smoke.
- You don't have a family history of diabetes.
- You aren't overweight.

Prevention Tips

Over 3.6 million people in Malaysia have diabetes, but it's a very preventable disease.

Most scientists agree that these things affect the risk of diabetes. Some may apply to you, but others may not. And some you can change, but others you cannot.

Choose a healthy lifestyle to lower your risk of diabetes as well as other important diseases.

- MyGenome's molecular barcoding platform is used for single molecule counting of genetic samples. The information herein is given in good faith but no warranty, expressed or implied, is made.
- MyGenome recognizes that the field of genetic screening is rapidly changing and that other tests may become available.
- Please be aware that there may be national differences between countries regarding specific medical information, including licensed uses. If there is any confusion or concern about any of the results, please contact your GP.

116

Alzheimer's Disease

Alzheimer's Disease

DESCRIPTION

Alzheimer's disease is characterised by dementia that typically begins with subtle and poorly recognised failure of memory (mild cognitive impairment) and slowly becomes more severe and eventually incapacitating. Other common findings include confusion, poor judgment, language disturbance, visual complaints, agitation, withdrawal and hallucinations.

Major risk factors include:

- Age 65 and older
- Family history with Alzheimer's disease
- Genetics (hereditary)
- Smoking
- High blood pressure
- Diabetes type 2
- Obesity and high cholesterol

SYMPTOMS

- Loss of recent memories that disrupts daily life
- Challenges in planning and solving problems
- Difficulty completing familiar tasks
- Confusion with time or place
- Language problems
- Mood swings that involve depression

PREVENTION

You may mitigate the risk of Alzheimer's disease by:

- Stop smoking
- Keeping alcohol to a minimum
- Eating healthy, balanced diet including fruits and vegetables
- Exercise at least for at least 150 minutes every week
- Making sure blood pressure is checked and controlled your cholesterol

- MyGenome's molecular barcoding platform is used for single molecule counting of genetic samples. The information herein is given in good faith but no warranty, expressed or implied, is made.
- MyGenome recognizes that the field of genetic screening is rapidly changing and that other tests may become available.
- Please be aware that there may be national differences between countries regarding specific medical information, including licensed uses. If there is any confusion or concern about any of the results, please contact your GP.

117

Figure 22. Sample pages from a report generated for the mRNA testing.

Through this systematic and meticulously executed process flow, we ensure the integrity and precision of mRNA testing results, thereby facilitating predictive disease detection and enabling personalized patient care.

Our Competitive Advantage

●	Established Wholly Owned Infrastructure: With a robust and fully owned infrastructure, Alps operates with autonomy and agility. Our dedicated team of scientists, renowned for their expertise in biomedicine and biotechnology, collaborates seamlessly within this infrastructure, enabling efficient execution of research and development initiatives.

●	Facilitating Broader Access to Early-Stage Precision Medicine: We aim to broaden access to early-stage precision medicine, particularly in the realm of cancer treatments. Through efficient processes and resource optimization, we seek to offer cost-effective solutions that equip patients and healthcare providers with a range of diagnostic and therapeutic options.

●	Maximizing Resources and Fostering Knowledge Sharing: At Alps, we recognize the importance of collaboration and knowledge exchange in driving innovation. Through strategic partnerships and alliances with external scientists and research centres, we maximize resources and leverage collective expertise to advance the frontier of WGS and mRNA gene expression profiling, ultimately enhancing patient care and outcomes globally.

Development Status and Future Outlook

Currently, our mRNA profiling solely functions as a predictive test, with no ongoing development of new technologies or methodologies. Our primary focus is on accumulating sufficient data in respect of the Targeted Diseases, and we are actively engaged in the data collection process to ensure the accuracy of our tests and facilitate the development of its diagnostic products. MyGenome believes that with a sufficient volume of data, the diagnostic products will achieve higher accuracy in prognostic assessments of the Targeted Diseases. Our ultimate objective is to leverage these data to commercialize diagnostic kits for the Targeted Diseases, contingent upon obtaining necessary regulatory approvals.

CELESOME(+)

Exosome-infused cosmetic products hold potential for transforming skincare and beauty routines. By leveraging the potent properties of exosomes, we are committed to creating cosmetic formulations that enhance skin health, stimulate collagen production, alleviate inflammation, and enhance overall complexion. With Celestialab’s cGMP-accredited cell cultivation laboratory, Celestialab intends to develop, a robust and reproducible exosome manufacturing process. This process will be designed for large-scale operation, ensuring high productivity, purity, and quality, assuring compliance with regulatory standards, including good manufacturing practices.

Alps has completed its POC phase, which involved evaluating and refining exosome isolation methods and characterization. Alps is now finalizing an in-house protocol for further exosome characterization. After characterizing the exosomes, Alps plans to conduct comprehensive toxicity studies, including cytotoxicity tests and acute toxicity studies through animal models.

Exosomes in Cosmetic Industry

Exosomes, which are nano-sized vesicles ranging from 30 to 200 nanometers in diameter, are enriched with a diverse array of proteins, lipids, and genetic materials, including mRNA and microRNA (miRNA). These vesicles are produced by a wide range of cell types, notably stem cells, and are disseminated throughout the body via the bloodstream. The genesis of exosomes involves the inward budding of multivesicular bodies (MVBs), which contain intraluminal vesicles (ILVs); these are subsequently released into the extracellular space through the endosomal-lysosomal pathway. Playing a pivotal role in cellular communication, exosomes are instrumental in numerous biological functions, including the repair of tissue, modulation of the immune system, and facilitation of messaging between cells. Their anti-inflammatory and immunomodulatory properties are particularly valuable in procedures such as skin flap reconstructions.

118

The cosmetic industry is increasingly leveraging the potential of exosomes, incorporating them into various topical formulations such as creams, serums, and masks. These applications exploit the therapeutic and anti-aging properties of exosomes, delivering essential proteins, lipids, and other beneficial molecules that promote skin healing, hydration, and protection from environmental stressors. Notably, exosomes significantly contribute to the enhancement of collagen production, reduction of inflammation, and reinforcement of skin defense mechanisms. Additionally, the synergistic interaction of exosomes with other active ingredients, including hyaluronic acid, peptides, and antioxidants, potentiates their effectiveness.

Illustrative of their impact, adipose stem cell-derived conditioned media (ASC-CM) and bone marrow stem cell-derived (BMSC) exosomes have been shown to reduce levels of reactive oxygen species (ROS) and TNF-α while concurrently increasing TGF-β. This biochemical modulation results in elevated levels of MMP-1 and pro-collagen type I, leading to enhanced collagen synthesis, improved skin elasticity, and the visible reduction of wrinkles. Such outcomes establish a solid foundation for exosomes as an effective anti-aging treatment modality. By stimulating collagen production, exosomes aid in the diminishment of wrinkles and fine lines, support the repair of skin damage from sun exposure and acne scars, and contribute to overall skin plumpness and hydration. The inclusion of a spectrum of bioactive compounds within exosomes, such as cytokines, nucleic acids, and proteins, provides comprehensive protection against environmental stressors and aids in minimizing the appearance of dark spots and discoloration. Through these multifaceted therapeutic and aesthetic benefits, exosomes represent a ground-breaking and promising approach to enhancing skin tone, texture, and overall appearance in the field of regenerative medicine and cosmetic applications.

Figure 23. Role of exosomes for anti-aging treatment.

The application of adipose stem cell-derived conditioned media (ASC-CM) and bone marrow stem cell-derived exosomes (BMSC-exos) has demonstrated significant impacts on skin health, particularly in the context of anti-aging treatments. These interventions lead to a notable reduction in the production of reactive oxygen species (ROS), effectively minimizing oxidative stress within the skin. Concurrently, there’s a marked decrease in the expression levels of tumor necrosis factor-alpha (TNF-α), a cytokine known for its role in inflammation. In contrast, the expression of transforming growth factor-beta (TGF-β) is increased, which is crucial for its healing and regenerative properties.

119

The biochemical shifts induced by ASC-CM and BMSC-exos administration catalyze a series of downstream effects that are beneficial for skin rejuvenation. Specifically, there is an upregulation in the production of matrix metalloproteinase-1 (MMP-1) and pro-collagen type I. MMP-1 plays a pivotal role in the degradation of damaged collagen fibers, facilitating the turnover and renewal of the extracellular matrix. The increase in pro-collagen type I, a precursor of collagen, is particularly significant for the skin’s structural integrity and health.

These molecular and cellular responses cumulatively foster an environment conducive to enhanced collagen synthesis. As the foundational protein responsible for the skin’s strength and elasticity, collagen’s augmented production directly translates to improvements in skin elasticity and firmness. This not only aids in reducing the visibility of existing wrinkles but also prevents the formation of new ones, underscoring the effectiveness of ASC-CM and BMSC-exos as potent anti-aging therapies. By addressing the underlying causes of skin aging at a molecular level, these treatments offer a promising approach to achieving healthier, more youthful-looking skin, making them a cornerstone in the advancement of regenerative dermatology.

Evolving Demand in the Cosmetics Industry

The cosmetics industry is currently experiencing a significant surge in consumer demand, particularly in the realm of skincare products. This uptrend is attributed to a confluence of cultural and societal shifts, including a heightened emphasis on self-care, the pervasive influence of social media, and an increased awareness regarding the health implications of sun exposure. The philosophy underpinning the self-care movement posits skincare not just as a routine but as a form of personal stewardship for the body’s largest organ. Consequently, there’s a growing preference for products that are not only effective but also formulated with natural, organic, and ethically sourced ingredients.

Social media platforms have emerged as pivotal arenas for beauty discourse, with influencers and content creators sharing insights and recommendations that shape consumer preferences and behaviors. This digital proliferation of skincare knowledge has fostered a demand for products that cater to specific beauty ideals and skincare routines. Moreover, the recognition of sun damage’s long-term effects has catalyzed a demand for products offering robust protection against UV radiation, with sunscreens and SPF-infused moisturizers seeing heightened consumer interest.

Within this burgeoning market for skincare products, exosome-based therapies represent a novel frontier. Exosomes are being explored for their potential to rejuvenate facial skin and promote hair health. However, their integration into consumer products faces hurdles, primarily due to the absence of formal approval from regulatory bodies. Currently, the only stem cell treatments approved by FDA are products that treat certain cancers and disorders of the blood and immune system.

Our Ongoing Developments in Regenerative Dermatology and Cosmetology

Insights gathered from our own research endeavors, in conjunction with findings from parallel studies, underscore a probable correlative relationship between the specific composition of exosomes and their originating cells. This suggests that various cell types secrete uniquely characterized exosomes, each carrying distinct molecular payloads reflective of the parent cell’s function. Notably, human umbilical mesenchymal stem cells (hUMSCs) have been identified for their critical roles in modulating the immune response, facilitating cell growth, and managing cell turnover—key processes in the body’s healing, repair, and regeneration pathways. The remarkable capability of hUMSCs to produce functionally potent exosomes underpins our strategic decision to harness these cells for our advanced exosome-based therapies.

hUMSCs exhibit paracrine effects, releasing a variety of soluble factors that significantly enhance the body’s intrinsic repair and regeneration mechanisms upon topical application. This aspect of hUMSCs has paved the way for the development of cell therapies showing immense clinical promise, as evidenced by encouraging outcomes from pre-clinical and clinical evaluations. These studies have explored the efficacy and safety of hUMSC-based treatments across a spectrum of dermatological applications, including the management of skin burns, wounds, scars, wrinkles, and conditions such as psoriasis vulgaris and Romberg’s syndrome.

120

Our commitment to advancing regenerative dermatology and cosmetology solutions is supported by our in-house production facilities, which has the potential to source for high-quality hUMSCs exosomes. Our approach ensures a reliable and consistent supply of umbilical cords derived hUMSCs, ethically sourced in collaboration with our partner maternity clinics and based on informed consent from donors. The exosomes derived from these cells exhibit a concentration of 3.36e+10 +/- 1.96e+09 particles/ml, one of the highest concentration level of exosomes amongst the Malaysian players of similar scale and focus.

Potential products may be derived from this product candidate include facial masks, and treatments for both the face and scalp, incorporating our exosomes. By infusing such potential products with growth factor-rich exosomes from hUMSCs, we aim to redefine the standards of skincare and haircare.

The exosomes we utilize, approximately 62.1 nanometers in diameter, are enveloped in a lipid bilayer that not only safeguards their cargo but also enhances absorption by the skin, bolstering the skin’s moisture barrier. By delivering these growth factors topically, products can significantly rejuvenate the skin’s moisture barrier, promoting a healthier, more radiant complexion. Additionally, our ongoing research into the use of our exosomes in hair serums, face serums, ampoules, facial mesotherapy, and micro needling treatments is aimed at exploring their potential to visibly reduce hair shedding and improve scalp health.

We are also currently in the early stages of evaluating the adjunctive and topical use of our exosomes on through the use of pipeline hair serums, face serums, ampoules, facial mesotherapy, and facial micro needling. We hope our studies will show that if topically applied, our hUMSC’s exosomes will have a positive impact as it relates to noticeably reducing the appearance of hair shedding. We anticipate this effect will be primarily through hydrating and nourishing the scalp and topically applying nutrients to the scalp.

We operate a cGMP Stem Cell Research and Cultivation Laboratory, certified by the Ministry of Health in Malaysia. Our facility’s cleanrooms are classified as Grade B and C, as per the specified table of cleanroom classification:

Cleanliness Level	Grade	Maximum concentration limits (particles/m3 of air) for particles equal to and larger than the considered sizes shown
		At rest		In operation
		≥0.5 µm	≥5.0 µm	≥0.5 µm	≥5.0 µm
Extremely clean	A	3,520	20	3520	20
	B	3,520	29	352,000	2,900
Clean	C	352,000	2,900	3,520,000	29,000
	D	3,520,000	29,000	Not Defined	Not Defined

Table 1: Cleanliness level classification and maximum particle concentration limits.

As part of our endeavour to introduce innovative exosome-infused cosmetic products into the Malaysian market, we are aligning with the regulatory framework established by the NPRA under the MOH. Unlike pharmaceuticals, clinical trials are not mandatory for cosmetic products. Our focus is on navigating the regulatory landscape efficiently, leveraging the unique positioning of cosmetic products within this framework.

Under the Malaysian regulatory framework, entities planning to introduce cosmetic products must follow a structured notification process. This entails formally declaring to the Director of Pharmaceutical Services (DPS) through the NPRA. The designated Cosmetic Notification Holder (CNH) must adhere to all specified requirements outlined in the relevant guidelines. Compliance encompasses various aspects, including product safety, quality, labeling, and advertising standards. Our potential product candidates, distinguished by their inclusion of in-house manufactured exosomes, benefit strategically from this regulatory pathway. As these products fall under the cosmetic category, they are exempt from the rigorous clinical trial requirements typically mandated for therapeutic products. This classification not only speeds up the time-to-market but also provides greater flexibility in product development and marketing strategies.

121

Microbiological Test

TEST PARAMETER	UNIT	METHOD USED	RESULTS
Bacterial Endotoxin	EU/ml	In-house Method (ML-14) Based On USP<85> Using Limulus Amebocyte Lysate (LAL) kit by Cape Cod	ND(<0.25)

Table 2: This table presents the results of a microbiological test for bacterial endotoxin levels in our exosomes sample. The sample tested indicating that the sample has very low to negligible levels of endotoxins.

Chemical/ Physical Test

TEST PARAMETER	UNIT	METHOD USED	RESULTS
Mycoplasma	-	In-house Method, NA/PH/001, Using Real-time PCR	ABSENT

Table 3: This table displays information about a microbiological test conducted to detect the presence of Mycoplasma in a sample. The result “ABSENT” indicates that the test did not detect any Mycoplasma DNA in the sample, suggesting that the sample is free from Mycoplasma contamination.

Microbiological Test

MICROBIOLOGICAL TEST		RESULT
TEST PARAMETER	METHOD USED	Day 3	Day 7	Day 14
Sterility Test	BP 2019, Vol. IV, Appendix XVIA	NO GROWTH	NO GROWTH	NO GROWTH

Table 4: This table provides information about a sterility test performed on a sample, with results recorded over a 14-day period. The repeated confirmation of ‘NO GROWTH’ results across a two-week span is significant, as it not only supports the immediate sterility of the sample but also indicates stability in its sterility over time, which is essential for ensuring the safety of products with a longer shelf life.

Our Income Streams

Alps currently generates revenue through its subsidiaries, Alps Wellness Sdn. Bhd. and TMC Global Holdings Sdn. Bhd. These entities operate the Alps Wellness Centre and Alps Medical Centre, respectively. They offer a range of services, including surgical aesthetic treatments, non-surgical aesthetic treatments, and general healthcare and other wellness services. In the competitive biotechnology sector where high cash burn is typical for product and pipeline development, these revenue streams which allows Alps to sustain its operations and partially fund research and our product pipelines and reduce reliance on external funding. Additionally, Alps collaborates with third-party service providers to deliver certain services, enhancing its operational efficiency.

(A)	Cosmetic and Aesthetic Services

Our aesthetic services and cosmetic surgery services include:

Non-Surgical Aesthetic Services

Our non-surgical aesthetic services can be categorized into (i) skin treatments; (ii) facial sculpting; and (iii) body contouring. All treatments are performed by our qualified team of utilizing non-invasive or minimally-invasive procedures, and are personalized to each individual based on the analysis of their skin and personal objective.

122

(i)	Skin Treatments

Consistent facial and skin treatments are essential for maintaining optimal skin health. However, factors such as an unhealthy diet and the use of inappropriate off-the-shelf products can pose challenges in achieving and sustaining good skin health. Upon consultation, our doctors will create a customized treatment plan tailored to address each customer’s unique conditions and concerns.

To effectively address common skin issues such as acne, pigmentation, and scarring, we provide treatments that incorporate a variety of topical products and advanced medical equipment. For more complex procedures during skin treatments, we employ potent topical products like chemical solutions to induce skin peeling, along with specialized medical machinery and equipment.

Skin Treatments	Description
Chemical Peels

Chemical peels are effective in stimulating collagen and elastin production, thereby enhancing skin elasticity, reducing the appearance of fine lines, and promoting a more even skin tone by lightening dark spots and scars. These peels utilize an exfoliating acid solution that is both safe and gentle on the skin, making them a non-invasive option. This treatment is particularly beneficial for addressing deeper-set wrinkles and dark spots.

Fractional CO2 Laser

The procedure involves directing short-pulsed energy onto the skin’s surface in a scanning pattern, removing damaged outer layers in thin increments. This process eliminates dead skin cells and activates the production of microthermal zones within the skin, stimulating the body’s natural healing response and promoting collagen production for skin remodeling. The goal of this treatment is to replace old and damaged skin cells with new, healthy ones.

Radiofrequency (RF)

RF treatment is a non-invasive cosmetic procedure that uses radiofrequency energy to heat the skin’s deeper layers, promoting collagen production and tightening the skin. During the treatment, a device delivers controlled RF energy to the targeted area, generating heat that stimulates the production of new collagen fibers. This helps to improve skin elasticity, reduce the appearance of wrinkles and fine lines, and firm up sagging skin.

Q-Switch Laser	This is a type of laser therapy that delivers short bursts of high-energy laser light to target specific pigments in the skin, such as melanin (responsible for pigmentation like freckles, age spots, and sun spots) or tattoo ink. In addition to targeting pigmentation, Q-switched lasers can also stimulate collagen production and improve overall skin texture, leading to a more youthful and radiant complexion.

123

(ii)	Facial Sculpting

As we age, the natural contours of our face can diminish, leading to an older appearance or asymmetry. We provide non-invasive facial sculpting treatments aimed at restoring a youthful look and enhancing natural beauty. Through professional consultation and personalized treatment planning by our doctors, we offer treatments designed to rejuvenate and enhance natural beauty. Key treatments offered by Alps include:

●	Dermal Fillers

Hyaluronic Acid fillers are proven safe as dermal fillers and are effective to smoothen the appearance of deep grooves and facial wrinkles, enhancing facial features and restoring lost volume and facial structure. Dermal fillers give a natural result without affecting the facial expression.

●	Botox

Botox treatment is the single most popular aesthetic procedure worldwide and is incredibly safe. It helps to correct facial lines and dynamic wrinkles such as frown lines, forehead creases and crow’s feet. It also helps in treating hyperhidrosis.

●	High Intensity Focused Ultrasound (HIFU)

HIFU lifting is a non-invasive alternative to traditional facelift surgery to perform a skin tightening treatment. This procedure utilises ultrasound energy to target the layers of skin below the surface to encourage the production of collagen for firmer skin.

●	Platelet Rich Plasma (PRP)

PRP is effective for facial rejuvenation. It uses the patient’s own blood to obtain a high concentration of platelet and growth factors. It is injected into the whole face, and this ignites tissue regeneration, blood vessel formation and collagen production. Wrinkles, photodamaged skin, and skin discoloration can be treated by PRP injections.

●	Non-Surgical Thread Lifts

Thread lift is one of the most effective ways to lift the loose skin without surgery. This procedure is suitable for the eyebrows, areas around the eyes, the cheeks, the jowls and the neck. Thread lifts treatments result in an instant and natural looking improvement in the appearance of the sagging skin.

(iii)	Body Contouring

●	Cryolipolysis

Cryolipolysis treatment is a procedure commonly known as fat freezing, is a non-surgical fat reduction procedure that uses intense cold temperatures to freeze the layer of fat cells underneath the skin. The cold temperatures damage the fat cells which triggers an inflammatory response by the body which causes the body to dispel the fat cells.

●	Fat Melting Injection

Fat Melting Injection is a non-surgical cosmetic procedure aimed at reducing localized fat deposits in various areas of the body. It involves the injection of a solution directly into the targeted fatty tissue, which breaks down the fat cells over time. It offers a minimally invasive alternative to traditional liposuction, with minimal downtime.

Surgical Aesthetic Services

We provide customary surgical aesthetic services, including double eye lid surgery, nasal augmentation, lip augmentation, breast augmentation, fat transfer, liposuction, lifts and tucks operation and thread lifts, among others. Surgical aesthetic treatments typically involve local or full anesthesia, and an extended recovery time. All of our surgical aesthetic treatments are performed in fully equipped operating rooms in our treatment center.

124

Treatment	Description
Double Eye Lids Surgery	Enhances the appearance of the eyes by creating or refining double eyelids for symmetry.
Nose Surgery	Change the shape or appearance of the nose by adding fillers or cartilage.
Lip Augmentation	Enhances the volume, shape, or definition of the lips using fillers or implants for a fuller appearance.
Breast Augmentation	Procedures designed to enlarge/reduce or change the shape of the breasts.
Fat Transfer	Transfers fat from one area of the body to another to add volume or improve contours, commonly used for the face, buttocks, or breasts.
Liposuction	Procedure in which excess fatty tissue is removed from a specific part of the body through suction
Lifts & Tucks Operation	Tightens and removes excess skin from various body areas to improve contours and firmness, commonly performed on the face, neck, arms, or abdomen.
Thread lift	Uses dissolvable threads inserted under the skin to lift and tighten sagging facial tissues.

Due to their complexity, we require all our surgical aesthetic procedures be conducted by highly experienced doctors. We implement a standardized process for treatments to uphold consistent quality and safety standards. Our surgeon, Dr. Benjamin GEORGE Jr., who is also the Medical Director for Alps Medical Centre, graduated from Royal College of Surgeons in Ireland with a Bachelor of Medicine and Surgery (M.B.B.Ch.) and obtained his Fellows of the Royal College of Surgeons FRCS (Ed) Surgery in the Royal College of Surgeons, Edinburgh. With over 30 years of experience in cosmetic, plastic, and reconstructive surgery, he holds an LCP certification and is an active member of several medical associations, including the Malaysian Association of Plastic and Cranio-Facial Surgeons, Academy of Medicine, Malaysia, and Malaysian Medical Association.

(B)	Hair Transplant Solutions

We provide hair transplant procedures, including techniques for natural looking hair, beard, scar revision on scalp, and eyebrow transplantation, as well as other non-surgical hair loss treatments. Factors such as stress, genetics, hormonal imbalances, and environmental pollutants contribute to hair loss. These modern influences, combined with lifestyle choices like poor diet and styling practices, play a significant role in causing hair loss among individuals.

At Alps, we specialize in the follicular unit extraction (FUE) method for hair restoration. This technique involves harvesting hair follicles from a donor area and transplanting them to areas experiencing hair loss. Our approach is tailored to each individual’s needs, ensuring personalized care and optimal results. Unlike the follicular unit transplantation (FUT) method, FUE leaves minimal scarring, making it a preferred option for many clients.

Our medical team consists of highly skilled specialists with extensive experience in hair transplantation. With a track record of thousands of successful procedures, we demonstrate our dedication to achieving excellence in every aspect of our practice. Each patient’s journey begins with a thorough private consultation, during which we conduct a detailed scalp analysis and develop a comprehensive plan tailored to promote hair regrowth.

Our facilities are equipped with technology to maintain the success rates for every graft implanted. Our methodology combines the latest medical advancements with a deep understanding of human biology to optimize the health and longevity of transplanted hair.

We distinguish ourselves from competitors through meticulous processes that include the use of optimal hair holding solutions, growth-promoting nutritional formulas, and precision temperature-controlled environments for graft preservation.

What makes Alps unique is our ability to conduct comprehensive genetic screenings to uncover underlying causes of hair loss related to inherited genes. This service allows us to offer personalized solutions and preventive strategies to slow down or reverse hair loss.

125

(C)	General Medical and Wellness Services

We offer a range of general health and wellness services, including medical consultation, health screenings, cellular therapy and research and COVID-19 testing. For the medical consultations, our doctors will conduct an assessment to provide a diagnosis, medical advice, and offer a relevant treatment plan for our customers. In addition, we offer a comprehensive range of health screenings – such as diabetic screening tests, liver function tests, mineral tests, general tumor markers, lipid profiles, and more, to identify and address potential health concerns.

Additionally, Alps Medical Center provides professional dietetic consultation and guidance. We offer personalized nutritional and dietary advice tailored to individual needs, along with lifestyle recommendations. Our services include specialized weight management programs and one-on-one nutrition coaching. To complement our consultations, we offer a range of supplements, designed to support various health needs and enhance overall well-being.

(D)	Whole Genome Sequencing (WGS) and Pharmacogenomics

Apart from the above, we currently offer comprehensive genomic services, specializing in WGS, and are strategically positioned to expand our offerings to include pharmacogenomics. Our services are aimed at personalized healthcare and precision medicine dedicated to empowering individuals and healthcare providers with actionable genetic insights. Leveraging our advance technology and expertise, we offer a wide range of genomic services tailored to meet the diverse needs of our clients.

Our pharmacogenomics analysis system is currently in the development stage, where we are currently in the process of refining the algorithm required for interpreting genetic data to ensure a comprehensive result generated. We anticipate launching our pharmacogenomics analysis service within a year from the date of this registration statement.

Background of Genetic Sequencing

In living organisms, genetic information is transmitted through deoxyribonucleic acid (DNA), which stores information in linear sequences of chemical bases (adenine (“A”), cytosine (“C”), guanine (“G”), and thymine (“T”)). Within cells, these sequences form pairs in a double helix structure by complementary base pairing. An organism’s entire DNA sequence, its genome, comprises approximately three billion base pairs in humans. The arrangement of these bases on the DNA molecule creates the genetic code, which contains instructions for protein synthesis and regulating biological functions. DNA replication, transcription, and translation are essential biological activities that depend on the structure and function of DNA.

Genetic sequencing involves determining the sequence of nucleotide bases (A, C, G, or T) in a sample, comprising three main phases: sample preparation, sequencing, and raw data analysis. Initially, during sample preparation, the target genome is fragmented into smaller pieces or amplified, depending on the available DNA amount. In the sequencing phase, individual bases within each fragment are identified, forming sequence reads, with the length of contiguous bases termed “read length”. Sequencing throughput is calculated as the product of the number of sequence reads and their average length. Subsequently, bioinformatics tools are used in the analysis phase to align overlapping reads, reconstructing the original genome sequence.

Exploring genomes aids in understanding biological inheritance, developmental processes, and normal and pathological cell and organism states. Genetic variability contributes to individual differences, including traits like eye color and blood type, and influences disease susceptibility, such as cancer, heart disease, or diabetes. Moreover, genetic variability affects individual responses to drug therapies.

126

Genetic sequencing, the foundation of WGS and Pharmacogenomics, provides insights into biological inheritance, disease susceptibility, and individual responses to drug therapies. As healthcare trends shift towards personalized medicine, integrating genomic data enables more precise predictive outcomes and treatment strategies. This transition towards precision-personalized medicine promises earlier disease detection, reduced healthcare costs, and optimized treatment efficacy, ultimately enhancing patient quality of life.

Current genomic testing offers insights into disease predisposition and medication response based on an individual’s unique genetic makeup. Researchers recognize the genomics potential, facilitating health assessment, early disease detection, treatment selection, monitoring treatment response, and identifying adverse effects.

Overview of Pharmacogenomics

Pharmacogenomics is an innovative approach that customizes treatment strategies to improve the effectiveness and safety of drug prescriptions. This field acknowledges the impact of genetic backgrounds on drug responses, highlighting the significance of personalized medicine. It offers the potential in optimizing drug therapy by tailoring treatments to each patient’s genetic profile based on the understanding that genetic differences among individuals influence how their body respond to medications of specific drug.

The primary goals and applications of pharmacogenomics are multifaceted. Firstly, it aims to optimize drug therapy by tailoring treatments based on a patient’s genotype, with the ultimate goal of achieving maximum efficacy while minimizing adverse effects. Additionally, pharmacogenomics contributes to the advancement of precision medicine, shifting away from the traditional “one-dose-fits-all” approach towards personalized medicine, where drugs are optimized for specific subsets of patients or even customized to an individual’s unique genetic profile. Furthermore, pharmacogenomics plays a crucial role in reducing trial and error in medication management by providing physicians with genetic insights to make informed decisions about drug dosages. This approach not only minimizes trial-and-error but also provides explanations for past treatment failures, paving the way for more effective and personalized healthcare interventions.

Market Industry

The global DNA sequencing market is projected to reach USD 23.56 billion by 2026, with a compound annual growth rate (CAGR) of 20.85% from 2021.12 The demand for services facilitating the sequencing of the entire human genome is increasing, driven by the need to convert vast amounts of raw genetic data into medically valuable insights. Automation in pre-sequencing protocols, post-sequencing protocols, and data analysis is expected to positively impact the whole genome sequencing (WGS) market. Additionally, the adoption of novel platforms for personalized medicine development at a genetic level is anticipated to drive demand for WGS in the coming years.

The demand for disease management, prevention, and treatment, along with advancements in bioinformatics, will further fuel the market, aligning with Alps’ core focus on utilizing in-house WGS capabilities. Additionally, the global rise in cancer prevalence and the availability of advanced healthcare facilities are expected to drive market growth. According to GLOBOCAN 2020, new cancer cases are projected to increase from 192,927,89 in 2020 to 288,879,40 by 2040, thereby stimulating cancer research and accelerating growth in the Next-Generation Sequencing (NGS) market.

The Problem

The challenges inherent in conventional treatments are multifaceted:

●	The pervasive use of conventional, uniform treatment modalities has led to widespread drug resistance, diminishing the efficacy of therapies provided to patients. This “one-size-fits-all” approach fails to account for the individual variability in drug response, leading to suboptimal outcomes.

●	In oncology, the majority of diseases are associated with genetic mutations, some of which are hereditary. These life-threatening conditions are seldom detected during the initial stages when interventions could be more effective. Targeted treatment on specific genetic mutations potentially minimize treatment needed.

●	Finding the right medication often involve a lengthy process of trial and error. Prolonged trial and error delay achieving the desired therapeutic outcomes, while patient’s condition may worsen and potentially leading to complications that could have been avoided with more immediate effective treatment. Furthermore, this can also put a strain on healthcare resources.

127

Advancements in Genomic Sequencing

Personalized medicine represents a paradigm shift in healthcare, aiming to tailor medical treatments to the unique needs of individual patients. This specialized field holds promise for the future expansion of genomic sequencing technologies, offering unprecedented insights into disease susceptibility, treatment efficacy, and patient outcomes. Ongoing research in evolutionary biology is leveraging genomic sequencing to deepen our understanding of disease susceptibility and predict individual responses to medications. By deciphering the intricate genetic makeup of patients, genomic sequencing emerges as an invaluable tool in driving healthcare advancements and improving patient care.

Personalized targeted sequencing plays a crucial role in accelerating the identification of mutations and pinpointing cancer targets or pathways, facilitating the development of pharmacological treatments. The integration of NGS protocols into global-scale projects is leading to the generation of new foundational knowledge in oncology precision medicine.

12 Research and Markets. (November 16, 2022). Global DNA Sequencing Market to Grow by $23.56 Billion During 2022-2026 - ResearchAndMarkets.com. Business Wire. Retrieved from https://www.businesswire.com/news/home/20221116005663/en/ Global-DNA-Sequencing-Market-to-Grow-by-23.56-Billion-During-2022-2026---ResearchAndMarkets.com

13 Please refer to https://www.technavio.com/report/next-generation-sequencing-market-size-industry-analysis

Alps’ subsidiary, MyGenome, is leveraging on its current WGS analysis pipeline by integrating pharmacogenomics analysis into the existing framework. While our in-house WGS analysis has traditionally focused on analyzing patients’ traits and wellness, this integration represents a groundbreaking leap forward in genetic analysis capabilities. By incorporating insights into the characteristics of drug treatment for individual patients, we achieve a more comprehensive understanding of each individual’s genetic profile. This holistic approach not only enhances our ability to provide personalized healthcare but also enables us to offer tailored treatment strategies based on an individual’s unique genetic makeup. This integration promises to revolutionize genomic analysis, empowering both patients and healthcare providers with actionable insights for optimized treatment outcomes and patient safety.

Effectiveness of Pharmacogenomics

1.	Optimization of Therapeutics: Pharmacogenomics testing has demonstrated its potential in optimizing therapeutics. From genetic variations, pharmacogenomic analysis can enhance treatment efficacy and safety, ensuring that medications are tailored to individual genetic profiles for improved outcomes.

2.	Reducing Adverse Drug Reactions (ADRs): Pharmacogenomics analysis enables the identification of risk of ADRs based on an individual’s genetic profiles. Predictive capability from pharmacogenomics analysis can significantly reduce the incidence of ADRs which may lead to hospitalization or death.

3.	Personalized Medicine: Unlike traditional approaches that rely on population averages, pharmacogenomics testing predicts medication responses based on an individual’s genetic variations. This personalized approach ensures that treatments are tailored to each patient’s genetic makeup, optimizing effectiveness and minimizing adverse reactions. By offering insights into how genetic variations of an individual handle a specific drug differently, pharmacogenomics testing enables personalized medication selection and dosage, leading to improved treatment outcomes and patient safety.

128

Our Methodology

WGS allows for genetic assessment, delivering comprehensive insights by mapping the entire DNA sequence. For individual’s intent on uncovering their complete genetic profile, WGS requires just a one-time analysis. This methodology is a foundational element in the evolution of personalized medicine, offering clarity on the functions and variations of genes. Our services efficiently furnish detailed genetic information that can be pivotal in transforming patient-specific treatment modalities, refining existing drugs and therapies, and even paving the way for curing diseases.

Leveraging public established genetic data, our WGS technology decodes every segment of the genome, including the often-overlooked intronic regions, as well as the coding exons. With the capacity to promptly generate data comprising billions of base pairs at a 30x read depth, we produce what can be considered clinical-grade data. We believe that the comprehensive scope and the non-discriminatory nature of our genomic analysis means that clinical-grade whole-genome sequencing (cWGS) is on the cusp of setting a new standard in medical practice, with the potential to be integrated as a routine element in clinical diagnostics.

Figure 24. Comparative Analysis of SNP Genotyping, Whole Exome Sequencing (WES), and WGS in Precision Medicine.

129

Moreover, we are utilizing a platform that merges raw genomic data with sophisticated bioinformatics software, known as novoClinic. This platform equips end users with the means to optimize health and wellness decisions by granting them access to an in-depth understanding of their genetic makeup. It provides actionable insights that are both relevant and tailored to individual health profiles, enabling users to make informed choices about their well-being.

Our process begins with the collection of a blood sample from the patient. Subsequently, the blood sample undergoes processing, during which DNA is extracted. This extracted DNA is then subjected to WGS to obtain the raw genetic data. Following this, a comprehensive genetic analysis is conducted on the obtained data, enabling the identification of genetic variations.

These genetic variations are then interpreted in the context of pharmacogenomics markers and drug-gene interactions. This interpretation process allows us to derive actionable insights that inform decision-making processes, including personalized medication selection, dosage adjustments, or tailored treatment plans for individual patients, optimizing therapeutic outcomes and enhancing patient safety and efficacy. A comprehensive report of the testing results will be generated. We utilize the findings from the pharmacogenetic test, in conjunction with other pertinent information about the patient’s condition, to tailor their treatment regimen or make adjustments as necessary. This may involve recommending the most suitable type of medication for their body and determining the optimal dosage to maximize therapeutic benefits. Additionally, the test results can help predict whether the client is likely to experience any adverse side effects from certain medications. Should the test results indicate that a particular medication is not well-suited, we will explore alternative treatment options that may better suit the genetic makeup and medical needs.

NovoClinic is the analysis software used for our whole genome sequencing data. NovoClinic is a platform for NGS targeted sequence analysis, focusing on personalized medicine. It is a patient-centric NGS targeted sequence analysis platform that provides integrated sample tracking for quality control and compliance. This software resolves the burden of data mining and interpretation, allowing researchers to focus on genetic changes and mutations. NovoClinic allows built-in customizable analysis of pipeline including data trimming, sequence alignment, variant calling and variant annotation from various established databases including GWAS, clinvar, dbSNP, COSMIC, etc., to generate both wellness and clinical reports.

Our Unique Capabilities

We believe our services impart the following unique capabilities, which serve as the core tenets for the development:

Built-in customizable analysis of pipeline: Having our built-in customizable analysis pipeline for whole genome sequencing empowers our researchers with:

●	Flexibility: customizable pipelines allow researchers to tailor the analysis workflow to their specific research questions, experimental design, and data characteristics;
●	Efficiency: customizable pipelines streamline the analysis process by automating repetitive tasks and integrating multiple analysis steps into a coherent workflow. This automation reduces the manual effort required for data processing, analysis, and result interpretation, allowing researchers to focus on higher-level tasks and insights, scalability, integration, community support, and adaptability, enabling comprehensive and customized analysis of genomic data for various research and clinical applications; and
●	Adaptability: our researchers are able to incorporate updates, improvements, and new features into the pipeline as advances in technology, algorithms, and genomic knowledge emerge, ensuring that the analysis workflow remains current and relevant.

In-House Laboratory: Equipped with our own laboratory facilities, we have full control over the entire genetic testing process. This ensures the highest standards of quality control, confidentiality, and efficiency in delivering results to our clients. By managing the entire testing process in-house, we can expedite turnaround times and maintain the integrity of the genetic data, enhancing the overall reliability and accuracy of our services.

130

High accuracy: The DNBSEQ™ WGS sequencer, which is our current genetic sequencing tool is designed to provide high sensitivity and accuracy for each base detected during sequencing for reliable data generation. According to the specifications and performance benchmarks provided by MGI Tech Co., Ltd , the sequencer is anticipated to achieve an SNP and Indel calling rate of 99.9% and 99%, respectively, along with a decreased duplication rate of less than 2 percent, and an almost negligible Index mis-assignment rate.

Competition

The biotechnology sector, particularly the cell therapy segment, is characterized by rapid technological advancements, intense competition, and a strong focus on intellectual property. Despite our belief in the competitiveness of our approach, strategy, technology, knowledge, and experience, we face significant competition both in our current product development pipeline and in potential future product candidates. Competitors include major pharmaceutical and biotechnology companies, academic research institutions, governmental agencies, and public/private research institutions worldwide. Many of these competitors possess greater financial resources and expertise across various stages of product development, from research and development to regulatory approval and marketing. Mergers and acquisitions within the industry may further concentrate resources among fewer competitors, while smaller or early-stage companies could also pose significant competition, either independently or through partnerships with larger entities.

Competition extends beyond product development to areas such as recruitment and retention of scientific and management talent, establishing clinical trial sites, patient enrollment, and acquiring complementary technologies. Consequently, competitors may introduce products that are safer, more effective, have fewer side effects, are more convenient, or are less expensive than ours, potentially reducing or eliminating our commercial opportunity. Rapid regulatory approvals by competitors could also result in them establishing a dominant market position before we can enter. Key factors influencing the success of our programs include efficacy, safety, convenience, pricing, and reimbursement considerations.

We aim to research and develop cell-based therapies for a broader spectrum of diseases, including cancers, general wellness, and anti-aging, demonstrating a more expansive and inclusive approach to addressing health and wellness challenges.

Additionally, the aesthetic and beauty-related care industry in Malaysia is highly competitive. We face competition from various providers of cosmetic and aesthetic services, including aesthetic medical clinics and private hospitals. Furthermore, some of our competitors, such as private hospitals, have a longer operating history with stronger financial strength and more resources compared to us.

Competitive Strengths

We believe that we possess numerous competitive advantages. These strengths include:

●	Regional Efficacy and Efficiency: Alps is strategically positioned to deliver highly effective and efficient vaccines tailored for the Southeast Asian region. By understanding the unique epidemiological landscape and healthcare infrastructure of the region, Alps aim to develop vaccines that address specific regional needs, thereby enhancing their efficacy and impact.

●	Proprietary Platform Technology: Alps possesses its own development platform, enabling the rapid and streamlined production. This proprietary platform allows for faster turnaround times from product conceptualization to market launch, providing a competitive edge in responding to emerging infectious diseases and public health crises.

●	Strategic Location in Malaysia: Malaysia’s status as a member of the Pharmaceutical Inspection Cooperation Scheme (PICs) enhances Alps’ regulatory capabilities and facilitates smoother international collaborations. The country’s favorable regulatory environment and infrastructure support expedited approval processes, enabling Alps to bring product candidates to market more efficiently.

131

●	Cost Effectiveness: Alps prioritizes cost-effectiveness in product development and manufacturing processes across all pipelines and our services. Through efficient resource utilization, streamlined operations, and strategic partnerships, Alps aims to deliver high-quality products and services at competitive prices, making them accessible to a broader population.

●	Expertise and Talent: Alps boasts a multidisciplinary team comprising experts in various fields, including scientific research, clinical trials, manufacturing, business development, and leadership. This diverse talent pool brings together extensive experience and knowledge in biotechnology, platform research, drug discovery, and development, enabling Alps to innovate and excel in the various competitive markets.

●	Tax Incentives: Malaysia’s favourable tax policies and incentives further enhance Alps’ competitive advantage. Lower taxes and investment incentives encourage business growth and innovation, allowing Alps to allocate resources more efficiently towards research and development efforts.

Medical Tourism in Malaysia

Malaysia has emerged as a premier destination for medical tourism, attributed to its provision of high-quality services, competitive medical rates, and access to advanced medical facilities. The government has implemented various initiatives to promote healthcare travel, aiming to bolster Malaysia’s reputation as a hub for top-notch healthcare by enhancing medical treatment quality, embracing medical digitization, and ensuring affordability.

Chart 1 and 2 illustrate a consistent upward trend in both Malaysia’s revenue and the number of tourists visiting for medical purposes from 2015 (859,000 travelers, USD 205 million) to 2019 (1.2 million tourists, USD 382 million) according to the statistics reported by the Malaysian Healthcare Travel Council.14

The majority of medical tourism in Malaysia is facilitated through private medical facilities, offering a wide range of services including dental care, cosmetic surgery, elective surgery, and reproductive therapy. Malaysia distinguishes itself by integrating both modern and traditional medical practices within its healthcare sector. The enactment of the Traditional and Complementary Medicine Act 2016 exemplifies Malaysia’s commitment to integrating traditional and complementary medicine into its healthcare system, ensuring the delivery of high-quality care through proper registration and education of practitioners. This has contributed to the growing popularity of traditional and complementary medicine among medical tourists seeking alternative yet safe treatments for various ailments.

In addition, the Malaysia Healthcare Travel Industry Blueprint 2021-2025 established by the Malaysia Healthcare Travel Council (MHTC) outlines a strategic roadmap for the development and enhancement of the healthcare travel sector in Malaysia over the next five years. This blueprint aims to leverage Malaysia’s strengths in healthcare to position the country as a leading destination for medical tourism globally. Its key strategies include improving the quality of medical care, digitizing the patient journey and continuing efforts to be a world-leading destination that provides affordable medical offerings to healthcare travelers.

Malaysia’s excellence in healthcare has garnered international recognition, with accolades such as being named the ‘Best Country in the World for Healthcare’ by US-based International Living magazine from 2015 to 2017 and in 2019. Additionally, the UK-based International Medical Travel Journal recognized Malaysia as the ‘Destination of the Year’ for healthcare travel from 2015 to 2017, coinciding with the milestone achievement of one million medical tourism arrivals in Malaysia in 2017.

14 Please see: https://www.mhtc.org.my/statistics/

132

Description of Properties

As of the date of this registration statement, we currently occupy the following properties:

Company Name	Address	Purpose	Tenancy Period	Monthly Rental

Celestialab Sdn. Bhd.	Suites G-05, Ground Floor Menara See Hoy Chan, No. 374, Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.	Cell manufacturing lab, R&D (approx. 5,301 sq. ft.)	1 March 2025 to 28 February 2028	RM 25,179.75 ((approximately US$ 6,111.59)

MyGenome Sdn. Bhd.	Suites G-03 & G-04, Ground Floor, Menara See Hoy Chan, No. 374, Jalan Tun Razak, 50400, Kuala Lumpur, Malaysia.	Molecular lab, R&D (approx. 4,853 sq. ft.)	1 March 2025 to 28 February 2028	RM 23,051.75 (approximately US$ 5595.08)

Alpscap Berhad	E-18-01 & E-18-02, Level 18, The ICON, No 1, Jalan 1/68F, Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.	HQ office (approx. 14,180 sq. ft.)	1 July 2023 to 30 June 2026	RM 63,810.00 (approximately US$ 15,487.86)

TMC Global Holding Sdn. Bhd.	Suite 02-06, 2nd Floor Menara See Hoy Chan , No. 374, Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.	Wellness center focusing on hair transplant, men’s health, joint & knee pain relief, aesthetics center (approx. 3,691 sq. ft.)	1 December 2024 to 30 November 2027	RM 13,066.14 (approximately US$ 3,171.39)

TMC Global Holding Sdn Bhd	Suite 02-05, 2nd Floor Menara See Hoy Chan, No. 374, Jalan Tun Razak, 50400 Kuala Lumpur	Medical centre (approx. 2,168 sq. ft.)	1 April 2024 to 31 March 2027	RM11,444.90 (approximately US$ 2,777.89)

TMC Global Holding Sdn. Bhd.	Suites 02-03 & 02-04, 2nd Floor Menara See Hoy Chan, No. 374, Jalan Tun Razak, 50400 Kuala Lumpur	Ambulatory care center for cellular therapy and plastic surgery (approx. 6,116 sq. ft.)	1 April 2024 to 31 March 2027	RM 32,414,80 (approximately US$ 7,867.67)

[Exchange Rate: USD 1.00 = MYR 4.12]

133

cGMP Facility

Celestialab’s cGMP facility, located at Suites G-03 & G-04, Ground Floor, Menara See Hoy Chan, No. 374, Jalan Tun Razak, 50400 Kuala Lumpur, is equipped with the capacity to manufacture our cell therapy product candidates. Our cleanrooms for sterile manufacturing of cellular products adhere to the cGMP standards of the Pharmaceutical Inspection Co-operation Scheme, ISO cleanroom guidelines, and WHO guidelines on GMP, ensuring compliance and quality in our manufacturing processes.

Figure 25. Celestialab’s cGMP facility.

Intellectual Property

We strive to protect the proprietary technology that we believe is important to our business, including seeking and maintaining patents intended to cover our product candidates and technologies that are important to the development of our business, either directly or in collaboration with third parties. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, as well as know-how, trademarks, continuing technological innovation and in-licensing opportunities to develop and maintain its proprietary position. We have not sought but may in the future seek appropriate patent protection for our product candidates, as well as other proprietary technologies and their uses by filing patent applications in Malaysia, the U.S. and other select countries.

Patent License

On March 31, 2021, Alps Global Holding Berhad entered into a lease agreement with Celestialab Sdn. Bhd. (“Lease Agreement”), pursuant to which Alps Global Holding Berhad granted Celestialab Sdn. Bhd. a right to use a patented process, specifically the dual channel – liposuction system for the collection and separation of adipose tissue-derived primary stem cells (the “Patent”), for a term of 10 years commencing on March 31, 2021 and expiring on March 31, 2031. Under this Lease Agreement, Celestialab Sdn. Bhd. is required to pay Alps Global Holding Berhad a monthly fee of RM12,500.00 (approximately US$2,612.88). Celestialab Sdn. Bhd. is a wholly-owned subsidiary of Alps Global Holding Berhad and utilizes the Patent in the course of its health and wellness business activities. The Lease Agreement was established and entered to ensure that this Celestialab’s usage of the patent is conducted on arm’s length, to comply with transfer pricing regulations in Malaysia.

134

On March 3, 2024, Alps entered into a patent license agreement with Dr. THAM Seng Kong, pursuant to which Alps received (i) an exclusive, royalty-free and non-transferable right and license ten (10) patents co-owned by Dr. THAM Seng Kong and the other individuals, as detailed in the table below, and (ii) the right to use, license, sublicense, manufacture, produce, develop, market and/or sell the licensed products and licensed processes. Unless otherwise agreed upon by the parties, the term of the patent license is for the life and duration of the licensed patents from the date of the patent license agreement, including any renewals subsequently granted for each licensed patent.

Description of the Patent	Patent No./Application No.	Patentee	Expiration Date	Jurisdiction Covered
A kind of cell-penetrating peptide-acetyl group Argireline nano-emulsion and preparation method thereof	CN108714111A	Yang Yong Peng Tham Seng Kong Ding KeXiang	May 5, 2038	China
A hierarchical extraction element that is arranged in external cell culture liquid skin cell growth factor	CN214345637U	Yang Yong Peng Tham Seng Kong Ding KeXiang	January 28, 2031	China
Instrument for rapidly extracting and separating stem cell exosomes	CN212476724U	Tham Seng Kong Yang Yong Peng Ding KeXiang	June 1, 2030	China
For the fat-derived primary stem cell collection piece-rate system of binary channels of human body liposuction	CN207452106U	Tham Seng Kong Yang Yong Peng Ding KeXiang	June 27, 2027	China
Synchronous multi-person continuous automatic infusion system capable of keeping constant temperature for stem cell exosomes	CN219963615U	Tham Seng Kong Ding KeXiang	May 16, 2033	China
Rapid preparation instrument for skin external stem cell membrane dressing loaded with cell growth support	CN217014449U	Tham Seng Kong Ding KeXiang	January 19, 2032	China
Device for simply and rapidly preparing nanoemulsion	CN219111470U	Tham Seng Kong Ding KeXiang Ding Yu	December 28, 2032	China
A continuous grading extraction system for natural bioactive peptide	CN219804616U	Tham Seng Kong Ding KeXiang	October 10, 2033	China
Liquid gel spray preparation and treatment system for stem cell exosomes and secretion factors	CN218687190U	Tham Seng Kong Ding KeXiang	June 30, 2032	China
Liquid stem cell temperature-sensitive gel spraying operation system with adjustable cell density	CN217854156U	Tham Seng Kong Ding KeXiang	April 28, 2032	China

135

On March 3, 2024, Alps entered into a patent license agreement with YANG YongPeng, pursuant to which Alps received (i) an exclusive, royalty-free and non-transferable right and license four (4) patents co-owned by YANG YongPeng and other individuals, as detailed in the table below, and (ii) the right to use, license, sublicense, manufacture, produce, develop, market and/or sell the licensed products and licensed processes. Unless otherwise agreed upon by the parties, the term of the patent license is for the life and duration of the licensed patents from the date of the patent license agreement, including any renewals subsequently granted for each licensed patent.

Description of the Patent	Patent No./Application No.	Patentee	Expiration Date	Jurisdiction Covered
A kind of cell-penetrating peptide-acetyl group Argireline nano-emulsion and preparation method thereof	CN108714111A	Yang Yong Peng Tham Seng Kong Ding KeXiang	May 5, 2038	China

A hierarchical extraction element that is arranged in external cell culture liquid skin cell growth factor	CN214345637U	Yang Yong Peng Tham Seng Kong Ding KeXiang	January 28, 2031	China

Instrument for rapidly extracting and separating stem cell exosomes	CN212476724U	Tham Seng Kong Yang Yong Peng Ding KeXiang	June 1, 2030	China

For the fat-derived primary stem cell collection piece-rate system of binary channels of human body liposuction	CN207452106U	Tham Seng Kong Yang Yong Peng Ding KeXiang	June 27, 2027	China

136

On March 3, 2024, Alps entered into a patent license agreement with DING KeXiang. In consideration for an aggregate payment of Five Million Chinese Yuan (CNY5,000,000.00) (approximately US$696,262) by Alps, DING KeXiang has granted Alps (i) an exclusive, royalty-free and non-transferable right and license fifteen (15) patents co-owned by DING KeXiang and other individuals, as detailed in the table below, and (ii) the right to use, license, sublicense, manufacture, produce, develop, market and/or sell the licensed products and licensed processes. Unless otherwise agreed upon by the parties, the term of the patent license is for the life and duration of the licensed patents from the date of the patent license agreement, including any renewals subsequently granted for each licensed patent.

Description of the Patent	Patent No./Application No.	Patentee	Expiration Date	Jurisdiction Covered
A kind of cell-penetrating peptide-acetyl group Argireline nano-emulsion and preparation method thereof	CN108714111A	Yang Yong Peng Tham Seng Kong Ding KeXiang	May 5, 2038	China

A hierarchical extraction element that is arranged in external cell culture liquid skin cell growth factor	CN214345637U	Yang Yong Peng Tham Seng Kong Ding KeXiang	January 28, 2031	China

Instrument for rapidly extracting and separating stem cell exosomes	CN212476724U	Tham Seng Kong Yang Yong Peng Ding KeXiang	June 1, 2030	China

For the fat-derived primary stem cell collection piece-rate system of binary channels of human body liposuction	CN207452106U	Tham Seng Kong Yang Yong Peng Ding KeXiang	June 27, 2027	China

Synchronous multi-person continuous automatic infusion system capable of keeping constant temperature for stem cell exosomes	CN219963615U	Tham Seng Kong Ding KeXiang	May 16, 2033	China

Rapid preparation instrument for skin external stem cell membrane dressing loaded with cell growth support	CN217014449U	Tham Seng Kong Ding KeXiang	January 19, 2032	China

Device for simply and rapidly preparing nanoemulsion	CN219111470U	Tham Seng Kong Ding KeXiang Ding Yu	December 28, 2032	China

A continuous grading extraction system for natural bioactive peptide	CN219804616U	Tham Seng Kong Ding KeXiang	October 10, 2033	China

Liquid gel spray preparation and treatment system for stem cell exosomes and secretion factors	CN218687190U	Tham Seng Kong Ding KeXiang	June 30, 2032	China

Liquid stem cell temperature-sensitive gel spraying operation system with adjustable cell density	CN217854156U	Tham Seng Kong Ding KeXiang	April 28, 2032	China

Freezing-dried and non-freezing-dried hydroquinone mono-propionate beautifying effect nanometer emulsion and preparation method thereof	CN100508952C	Ding KeXiang	October 24, 2027	China

Rapid separation, purification and concentration system for preparing high-capacity stem cell exosomes	CN215517397U	Ding KeXiang	June 25, 2031	China

Skin externally-applied liquid state and solid state kreotoxin (liushengtai) composite nano emulsion and preparation thereof	CN101214200B	Ding KeXiang	January 21, 2028	China

Novel method for analyzing human thymidine kinase fluorescence immune based on magnetic nanometer particular	CN101231288A	Ding KeXiang	January 31, 2028	China

Breast cancer early warning chip for easily rapid measuring human I type thymidine kinase gene protein	CN101275954A	Ding KeXiang	May 9, 2028	China

On March 3, 2024, Alps entered into a patent license agreement with DING Yu, pursuant to which Alps received (i) an exclusive, royalty-free and non-transferable right and license one (1) patent co-owned by DING Yu, Dr. THAM Seng Kong and DING Kexiang, as detailed in the table below, and (ii) the right to use, license, sublicense, manufacture, produce, develop, market and/or sell the licensed products and licensed processes. Unless otherwise agreed upon by the parties, the term of the patent license is for the life and duration of the licensed patent from the date of the patent license agreement, including any renewals subsequently granted for the licensed patent.

Description of the Patent	Patent No./Application No.	Patentee	Expiration Date	Jurisdiction Covered
Device for simply and rapidly preparing nanoemulsion	CN-219111470-U	Ding Yu; Tham Seng Kong; and Ding Kexiang	December 28, 2032	China

137

Alps currently does not own any patents. However, pursuant to the patent license agreements dated March 3, 2024, as mentioned above, Alps has exclusively in-licensed fifteen (15) foreign patents in China. The actual protection afforded by a patent varies on a product-by-product basis and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent. As of the date of this registration statement, Alps has identified five (5) of the fifteen (15) in-licensed patents as material and important to its business (“Material Patents”). These in-licensed patents cover stem cell and/or exosome processing technologies, which would be expected to expire between June 27, 2027 and January 19, 2032, without taking into account any possible patent term adjustment or extension and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees.

A tabular summary of the Material Patents is set forth below:

Description of the Patent	Patent No./Application No.	Expiration Date	Jurisdiction Covered
A rapid separation, purification and concentration system to prepare high-capacity stem cell exosomes	CN215517397U	June 25, 2031	China

Rapid preparation instrument for skin external stem cell membrane dressing loaded with cell growth support	CN217014449U	January 19, 2032	China

Instrument for rapidly extracting and separating stem cell exosomes	CN212476724U	June 1, 2030	China

Liquid gel spray preparation and treatment system for stem cell exosomes and secretion factors	CN218687190U	June 30, 2032	China

For the fat-derived primary stem cell collection piece-rate system of binary channels of human body liposuction	CN207452106U	June 27, 2027	China

Trade Secrets

Various agreements among contracting member states and legislation in certain countries may provide some level of protection for trade secrets. Remedies available for breaches of such agreements vary, ranging from the destruction of products manufactured using illegally obtained proprietary information to punitive damages, injunctive relief, provisional relief to prevent infringement and preserve evidence, and even criminal sanctions. As our reliance on trade secrets to safeguard our proprietary information, know-how, and technologies is paramount, we are committed to continuously exploring and implementing proactive measures to protect them. This includes entering into confidentiality agreements with our employees and third parties and refraining from conducting business in environments where such protection is insufficient.

138

However, despite our efforts, breaches of these agreements may occur, and we may lack adequate remedies in such instances. Furthermore, there is a risk that our trade secrets could be acquired or independently discovered by competitors. Disputes may also arise regarding the rights to related or resulting know-how and inventions if our contractors, commercial partners, collaborators, employees, or consultants utilize intellectual property owned by others in their work for us. For more details, please refer to the section titled “Risk Factors—Risks Related to Alps’ Business and Industry and the Combined Company—Risks Related to Our Intellectual Property”.

We are also committed to maintaining the integrity and confidentiality of our data and trade secrets by ensuring continual physical security for our premises, enhancing the physical and electronic security of our information technology systems, and regularly backing up our information.

Trademarks

We have registered trademark protection for “Ethical Life Science” in Malaysia on March 11, 2021 and we have submitted applications to register the mark “MYGENOME” in Malaysia on March 17, 2021.

Domain Names

In addition, we also have registered domain names for websites that we use in our business, such as https://alps-holdings.com; https://alpsmedical.com; https://mygenome.asia; https://celestialab.com; https://celebre.com.my; https://alpscap.com.my; and https://alpsglobemedic.com.

Employees

As of March 31, 2023, Alps had 72 employees, 88 employees as of March 31, 2024, and 93 employees as of March 31, 2025, all of whom are full-time, consisting of clinical, research, operations, regulatory, finance and business development personnel. There are no collective bargaining agreements that pertain to our employees, and we have never experienced a work stoppage. We contribute to social security insurance (SOCSO), the Employee Provident Fund (EPF). and Employment Insurance System (EIS). For the years ended March 31, 2023, 2024, and 2025, SOCSO contributions were $11,015.23, $11,240.96, and $12,000.21, respectively, EPF contributions were $107,922.59, $112,971.69 and $116,314.25, respectively, and EIS contributions were $1,227.16, $1,551.09 and $1,255.25, respectively.

Insurance

Our employees presently are covered by SOCSO and EPF. We do not maintain business interruption insurance or key person insurance. Our insurance coverage is consistent with industry standards and is sufficient to cover our key assets, facilities, and liabilities. As part of our business, we also maintain burglary content risks, fire, malpractice liability, burglary money risk, public liability, special contingency, group health plan and group term life insurances.

Legal Proceedings

To the best of our knowledge, we are not subjected to nor engaged in any litigation, arbitration, or claim of material importance, and no litigation, arbitration, or claim of material importance is known to us to be pending or threatened by or against us that would have a material adverse effect on our Group’s results of operations or financial condition.

139

Regulatory Regime

Laws And Regulations Relating to Our Business and Operations

Local Government Act 1976 (“LGA 1976”)

According to the LGA 1976 and the by-laws of the relevant local authorities in Peninsular Malaysia, we are required to obtain and maintain business and advertisement licenses to carry out our operations and to display our signboard at our offices. A person to whom such license has been granted is generally required to exhibit the license at all times in some prominent place of the licensed premises and to produce the license if required to do so by any officer of the local authority authorized to demand the same. Any person who contravenes any of the provisions of the LGA 1976 and /or the by-laws of the relevant local authorities in Peninsular Malaysia shall be liable for an offence and shall on conviction, be liable to a fine not exceeding RM2,000 or to imprisonment for a term not exceeding one (1) year or to both.

Personal Data Protection Act 2010 (“PDPA 2010”)

The PDPA 2010 regulates the processing of personal data in commercial transactions and provides for connected and incidental matters. The PDPA 2010 applies to (a) any person who processes and (b) any person who has control over or authorizes the processing of any personal data in respect of commercial transactions (“Data User”).

Our business activities customarily involve the processing of personal data belonging to third parties. The processing of personal data by a Data User shall be in compliance with the personal data protection principles as stipulated in the PDPA 2010, namely (a) the General Principle; (b) the Notice and Choice Principle; (c) the Disclosure Principle; (d) the Security Principle; (e) the Retention Principle; (f) the Data Integrity Principle; and (g) the Access Principle (collectively, “the Personal Data Protection Principles”). A Data User who contravenes the Personal Data Protection Principles commits an offence and shall, on conviction, be liable to a fine not exceeding RM300,000.00 or to imprisonment for a term not exceeding two (2) years or to both.

Private Healthcare Facilities and Services Act 1998 (“PHFSA 1998”)

Private medical clinics are regulated by MOH in accordance with the PHFSA 1998 and its relevant regulations, including Private Healthcare Facilities and Services (Private Medical Clinics or Private Dental Clinics) Regulations 2006 (“Private Medical Clinic Regulation”). Under the PHFSA 1998, no one shall establish, maintain, operate or provide a private medical clinic or private dental clinic unless it is registered with the Director General of Health of Malaysia (“DG”). The PHFSA 1998 provides that a person who establishes, maintain, operate or provide any private medical clinic without a certificate of registration or approval from the DG shall commit an offence under the PHFSA 1998. The certificate of registration to operate private medical clinic will only be issued to a registered medical practitioner under the PHFSA 1998.

The holder of a certificate of registration or a person in charge of a private medical clinic shall ensure that all healthcare professional staff are registered under any law regulating their registration and in the absence of such law, hold such qualifications and possess such experience as are recognized by the DG and have such qualification, training, experience and skill to practice in his particular or other healthcare profession as are recognized by the DG.

Medical Act 1971 (“MA 1971”)

A medical practitioner is required to register with the MMC to practice medicine in Malaysia as per the Medical Act of 1971. According to this act, any fully registered individual who intends to practice as a medical practitioner after December 21st of any year must submit an application for a certificate to practice before December 1st of that same year. Upon application, the Registrar of Medical Practitioners will issue an Annual Practicing Certificate (APC) authorizing the applicant to practice as a medical practitioner for the following year.

Furthermore, the Medical Act of 1971 stipulates that only individuals whose names are entered into the register are allowed to practice as specialists in their respective specialties. Practicing medicine without registration with the MMC is considered a violation, and individuals who do so are subject to the disciplinary jurisdiction of the MMC.

140

Guidelines on Aesthetic Medical Practice for Registered Medical Practitioners (“Guidelines on Aesthetic Medical Practice”)

Guidelines on Aesthetic Medical Practice issued by the MOH provides that a medical practitioner who intends to practice aesthetic medical practice must be fully registered with the MMC and possess with a current and valid APC.

The Guidelines on Aesthetic Medical Practice also provides that all registered medical practitioners who intends to practice aesthetic medical practice to have a minimum of 2 years of clinical experience as a medical officer or equivalent after registration, and subsequently complete 2 years of relevant training in aesthetic medical practice under supervision/attachment and practicing as a general practitioner. Besides, the medical practitioner must be free from any disciplinary actions, exercise strict patient selection criteria, communicate to the potential patient the risks involved, the possible outcome, obtain valid consent for the aesthetic medical procedure planned, generally observe all aspects of the Code of Professional Conduct of the Malaysian Medical Council, place patient safety as the primary concern and should provide aesthetic medical services in a healthcare facility licensed or registered under the PHFSA 1998 and Private Medical Clinic Regulation.

All registered medical practitioners who qualify and wish to practice aesthetic medical practice are required to have an LCP for the aesthetic procedure(s) which he intends to perform and register under the National Registry of Registered Medical Practitioners Practicing Aesthetic Medical Practice, MOH. Pursuant to the Guidelines on Aesthetic Medical Practice, general practitioners who wish to embark on aesthetic medical practice as a new area of practice are required to undergo training.

Medicine (Advertisement and Sale) Act 1956 (“MA 1956”)

The MA 1956 and its relevant regulations and guidelines which include Medicine Advertisements Board Regulations 1976 that regulates the advertisement and dissemination of information in relation to healthcare matters to general public.

The information provided in the advertisements must be factually accurate and capable of being substantiated. It must not be exaggerated, false, misleading or deceptive. The authenticity and the accuracy of the information imparted in the advertisements should be verifiable by the Medicine Advertisements Board (“MAB”). The MA 1956 also provides that no person shall take part in the publication of any advertisement which refers to any skill or service relating to the treatment, prevention or diagnosis of any ailment, disease, injury, infirmity or condition affecting the human body and which is capable of inducing, or which contains an invitation, whether express or implied, to, any person to seek advice of the advertiser or any person referred to in the advertisement in connection with such skill or service provided that the requirements shall not apply to any advertisement published with the approval of MAB, by any professional body related to the medical profession or to any other allied profession which is established by or registered under any written law or with the approval of the MAB established by the MOH, by any private hospitals or by any private clinic, private radiological clinic, and private medical laboratory operated by a registered medical practitioner having a valid APC under the MA 1971.

Guidelines for Stem Cell Research and Therapy 2009 (“Guidelines for Stem Cell”)

The Guidelines for Stem Cell provide that all stem cell research and applications must be reviewed by the relevant institutional review board (IRB) or institutional ethics committee (IEC) for approval. Research on human adult stem cells, stem cells derived from fetal tissues from legally performed termination of pregnancies, non-human stem cells and human embryonic stem (HES) cell lines derived from surplus embryos are allowed. This soft law prohibits among others, the following matters:

(i)	creation of human embryos by means such as assisted reproductive technology or somatic cell nuclear transfer for scientific research purposes;
(ii)	research involving in vitro culture of any intact human embryo for longer than 14 days or until formation of the primitive streak begins;
(iii)	research in which HES cells are introduced into non-human primate blastocysts or in which any embryonic stem cells are introduced into human blastocysts;
(iv)	no animal into which HES cells have been introduced at any stage of development should be allowed to breed; and
(v)	fusion of human stem cell or other cells of pluripotent nature with cells of non-human origin, longer than 14 days, or until the formation of the primitive streak begins, whichever occurs first.

141

Sale of Drugs Act 1952 (“SDA 1952”)

In Malaysia, clinical trials are regulated by the NPRA, which is an agency under the MOH. The NPRA oversees the approval and conduct of clinical trials to ensure the safety, efficacy, and quality of investigational products, as well as the protection of participants’ rights and welfare. The IRB/IEC of the respective institutions also assist in the regulation of clinical trials in Malaysia, as their approval is mandatory before a trial can commence.

The primary legislation governing the regulation of clinical trials in Malaysia is the SDA 1952. Section 26 of the SDA 1952 empowers the MOH to impose regulations with respect to drugs, including the regulation of clinical trials as provided for under the Control of Drugs and Cosmetics Regulations 1984 (“Drugs and Cosmetics Regulations”).

Generally, clinical trials in Malaysia can be categorized in 4 phases:

●	For phase 1 trials, the aim is to determine the safety and tolerance of the investigational product. Examples of Phase 1 trials include first-in-human (FIH) studies, pharmacokinetics and pharmacodynamics studies, and drug-drug interaction studies. The number of subjects involved are usually small numbers of healthy volunteers or patients (10-100 subjects).

●	For phase 2 trials, the aim is to determine the efficacy and safety of the investigational product. Phase 2 trials explore the therapeutic dose range of the investigational product to treat a disease or condition and gathering more information on the investigational products’ safety in a larger group of patients (100-300 subjects).

●	For phase 3 trials, the aim is to determine the safety, efficacy or effectiveness of the investigational product. Phase 3 trials are confirmatory trials conducted to determine the therapeutic effect in patient populations for which the investigational product is intended. They also provide a definitive assessment of risk-benefit balance (to support drug registration or change in clinical practice). The number of subjects involved usually includes a large group of patients, ranging from several hundred to several thousand (300-3000 subjects).

●	For phase 4 trials, the aim is to conduct a post-marketing surveillance to monitor safety in real-world populations, including the long-term benefits and risks of the product. These trials take place after the product is approved and is on the market, and usually involve a large group of patients (1000 subjects).

Drugs and Cosmetics Regulations 1984

Except as otherwise provided in the Drugs and Cosmetics Regulations, no person shall manufacture, sell, supply, import, possess or administer any medicinal product unless the product is registered or notified (for cosmetics) and the person holds a CTIL. Any person who wishes to manufacture any product solely for the purpose of producing samples for clinical trials, for registration or issuance of notification note under the Drugs and Cosmetics Regulations may on application be exempted from Regulation 7(1) (CTX). Only a person responsible for the conduct of the clinical trial at a trial site or an authorized person from a locally registered pharmaceutical company, sponsor or contract research organization with a permanent address in Malaysia can apply for a CTIL or CTX. The CTIL or CTX holder need not necessarily conduct the clinical trial him or herself. The NPRA shall not issue the approved CTIL or CTX application if the investigator fails to declare that he or she has attended any of the courses or training sessions certified by the National Committee for Clinical Research.

142

Guideline for Application of Clinical Trial Import License and Clinical Trial Exemption Eighth Edition

This guidance document provides a step by step procedure on submitting the documents for the CTIL/CTX application including a requirement to contact officers from the Investigational Product Evaluation and Safety Section (IPESS), Centre of Product and Cosmetic Evaluation (CPCE) to schedule for an appointment to submit the CTIL application in person. A flow chart of the CTIL/CTX application process and CTIL/CTX application process involving the First-in-Human Clinical Trial is included in the document for the applicants.

The Drug Control Authority (“DCA”) should be informed by the CTIL/CTX holder in case there are any changes in information or any information received by him/her that may cast doubt on the validity of the data which was submitted for the CTIL. This guidance document also entails information on how the applicants should proceed and engage with the DCA when the trial is completed and communicate with the authorities in the event of early termination of trials.

Guideline for Good Clinical Practice Forth Edition

The Malaysian Guideline for Good Clinical Practice mandates that all clinical trials in Malaysia should be conducted in accordance with the ethical principles of the Declaration of Helsinki. An IRB or IEC that reviews proposed clinical trials must consist of not fewer than five members with at least one member who specialises in a non-scientific field and one member who is independent of the trial site. Prior to commencing the trial, the investigator should have the IRB or IEC’s written approval or favourable opinion of the written informed consent form and any other written information to be provided to the subjects. A qualified physician (or dentist, when appropriate), who is an investigator or a sub-investigator for the trial, is responsible for all trial-related medical or dental decisions.

All serious adverse events (SAEs) detected or being notified should be reported immediately to the sponsor except for those SAEs that the protocol or other document identifies as not needing immediate reporting. If the trial is prematurely terminated or suspended, the investigator should promptly inform the subjects and provide them with the appropriate follow-up therapy and inform the regulatory authorities and the IRB or IEC. Upon completion of the trial, the investigator should inform the institution and where applicable provide the IRB or IEC with a summary of the trial’s outcome. If required by the applicable regulatory requirements, the sponsor should provide insurance or should indemnify the investigator against claims arising from the trial except for claims that arise from malpractice or negligence.

Laws and Regulations relating to Intellectual Property Rights

Intellectual property system in Malaysia is administered by the Intellectual Property Corporation of Malaysia (MyIPO), an agency under the Ministry of Domestic Trade and Consumer Affairs.

Trademarks Act 2019 (Act 815)

Trademark in Malaysia is governed by Trademarks Act 2019 (Act 815) (“TMA 2019”). Malaysia is also a member of various trademark-related treaties, including:

(i)	Protocol relating to the Madrid Agreement concerning the International Registration of Marks since December 27, 2019;

(ii)	Nice Agreement concerning the International Classification of Goods and Services since September 28, 2007;

(iii)	Paris Convention for the Protection of Industrial Property since January 1, 1989; and

(iv)	Agreement on Trade-related Aspects of Intellectual Property Rights (TRIPS) since January 1, 1995.

The TMA 2019 provides that any person who claims to be the bona fide proprietor of a trademark may apply for the registration of the trademark if:

(i)	the person is using or intends to use the trademark in the course of trade; or

(ii)	the person has authorized or intends to authorize another person to use the trademark in the course of trade.

143

The TMA 2019 has also expanded the types of trademarks recognized for registration to be more than just word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, color, sound, scent, hologram, positioning marks and sequence of motion of any combination thereof; provided that they must be signs capable of being represented graphically.

In general, Malaysia provides for protection for both registered and unregistered trademarks. Unregistered trademarks are protected under common law rights, particularly in the tort of passing off. In fact, even during the examination of trademark, the Registrar shall refuse, under relative grounds of Section 24(4) of the TMA 2019, to register it if the mark’s use in Malaysia is prevented by virtue of any rule of law protecting an unregistered trademark or other sign used in the course of trade including the law of passing of.

The scope of trademark infringement and its exemptions has been substantially expanded by the TMA 2019. There could now be infringement even in the use of a similar mark on similar goods or services (as opposed to being identical). Secondary users who know or have reason to believe that such use is without authorization of the trademark proprietor may also become liable under TMA 2019.

The TMA 2019 and relevant regulation are applicable to our trademark, brand, word, logo, numbers, name. signature, letter and to include shape of goods or their packaging, color, sound, scent, hologram, positioning marks and/or sequence of motion of any combination.

Patents Act 1983 (“PA 1983”) and Patents Regulations 1986 (“PR 1986”)

The PA 1983 and PR 1986 are the laws and regulations which govern patent protection in Malaysia. PA 1983 would cover amongst others, the criteria for patentability, rights attached to patents, duration of patents and acts relating to infringement, whereas the PR 1986 predominantly encompass the procedures for the application of patents.

An invention is patentable if it is new, involves an inventive step, is industrially applicable and is not explicitly excluded by the PA 1983. An invention which may relate to a product or process means an idea of an inventor which permits in practice the solution to a specific problem in the field of technology. Registration of a patent grants the patent owner rights to exploit the patented invention, to assign or transmit the patent and to conclude license contacts.

A patent shall be deemed granted and shall take effect on the date the certificate of grant of patent is issued. The duration of a patent will generally be for a period of 20 years from the filing date of the application.

Copyright Act 1987 (“CA 1987”)

Copyright protection in Malaysia is governed by the CA 1987 which provides comprehensive protection for copyrightable works. The CA 1987 outlines the nature of works eligible for copyright (which includes computer software), the scope of protection, and the manner in which the protection is accorded. A unique feature of the CA 1987 is the inclusion of provisions for enforcing the Act, which include such powers to enter premises suspected of having infringing copies and to search and seize infringing copies and contrivances. Malaysia is a signatory of the Berne Convention. Foreign works of non-Berne member countries are also protected if they are made in Malaysia and are published in Malaysia within thirty days of their first publication in the country of origin.

Unlike trademarks, designs and patents (other intellectual property rights), there is no specific system of registration for copyright in Malaysia. Although copyright is a non-registrable right in Malaysia and enjoys automatic protection, ownership of copyright is difficult to establish. As such, proper documentation can be prepared to prove ownership. Copyright owners can claim ownership by way of a Statutory Declaration or by filing a Voluntary Notification at the MyIPO.

144

The definition of a literary work now includes table or compilations “whether or not expressed in words, figures or symbols and whether or not in a visible form”. The owner of copyright in a work including a derivative work, will have the exclusive right to control “the transmission of a work through wire or wireless means to the public, including the making available of a work to the public in such a way that members of the public may access the work from a place and at a time individually chosen by them”.

It is also an infringement of copyright to circumvent any effective technological measures aimed at restricting access to works, removal or alteration of any electronic rights management information without authority, or distribution, importation for distribution or communication to the public, without authority, works or copies of works in respect of which electronic rights management information has been removed or altered without authority.

The CA 1987 and the relevant regulations are benefited us which we are eligible to claim ownership by compiling proper documentation to prove ownership via a Statutory Declaration or by filing a Voluntary Notification at the MyIPO.

Laws and Regulations relating to Employment and Social Security

Employment Act 1955 (“EA 1955”)

The EA 1955 is the primary legislation on labor matters in Malaysia. The EA 1955 provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits.

Employees’ Provident Fund Act 1991 (“EPF 1991”)

The EPF 1991 imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the EPF 1991, any employer who fails to pay the necessary contributions shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand ringgit or to both.

Employee’ Social Security Act 1969 (“ESSA 1969”)

The ESSA 1969 was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the ESSA 1969 are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the ESSA 1969, any person who fails to make contribution shall be all be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand ringgit, or with both.

Employment Insurance System Act 2017 (“EIS 2017”)

EIS 2017 was introduced and enforced with the aim to provide protection and assist workers who have lost employment through two (2) main components namely, the Employment Insurance and Active Labor Market Policies. The Employment Insurance System (EIS) provides protection to workers who have lost their employment through income replacement, reskilling and upskilling training to enhance their employability as well as employment services so that they can secure other suitable jobs fast.

Our all employees which under definition of the EA 1955 are subject to the provision of EPF 1991, ESSA 1969, and EIS 2017.

Laws and Regulations relating to Consumer Protection

Consumer Protection Act 1999 (“CPA 1999”)

The principal law for consumer protection in Malaysia is the CPA 1999. The CPA 1999 establishes various consumer protection mechanisms in Malaysia, and bridge gaps that may occur in other major laws, which may be inadequate in protecting consumers. The government agency which is primarily responsible for policy-making and law enforcement on consumer protection in Malaysia and receiving consumer complaints is the Ministry of Domestic Trade and Consumer Affairs.

The CPA 1999 covers almost every aspects of consumer protection; ranging from misleading and deceptive conducts, false representation and unfair practices; safety of goods and services; unfair contract terms; guarantees in respect of the supply of goods and services; and product liability; to the establishment, structure and functions of the National Consumer Advisory Council; the Committee on Advertisement; the Tribunals for Consumer Claims; and other matters related to enforcement, offences, remedies, and compensation.

145

MANAGEMENT

Management and Board of Directors

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Our board is comprised of five directors.

Name	Age	Position
Dr. THAM Seng Kong	56	Director and Chief Executive Officer
CHEW Yoke Ling	54	Director
LOW Wei Sim	30	Chief Operating Officer
CHEING Lye-Ping, Penny	53	Chief Financial Officer
Professor Manickam RAVICHANDRAN	57	Chief Scientific Officer
Professor POH Chit Laa	74	Chief Vaccine Development Officer
Tan Sri Dato’ Seri Dr. Suleiman bin MOHAMED	77	Independent Director
CHUA Boon Ping	41	Independent Director
Intan Ilyani binti Ghazali	46	Independent Director

Dr. THAM Seng Kong serves as Managing Director on the Combined Company’s board of director. Dr. Tham has served as Alps’ Managing Director, Group Chief Executive Officer and Group Chief Research Scientist since its inception. Dr. Tham is a veteran in the field of life sciences, with a focus in the field of Cellular Therapy. He is an established member of the Malaysian Society for Stem Cell Research & Therapy and the Malaysia Association for Cell Therapy. He has been involved in ongoing extensive research on anti-aging cellular therapy since 2006. Dr. Tham also actively participates in cancer research. Dr. Tham obtained his Bachelor of Medicine from Xiamen University in 1994, and Masters of Business Administration from the Business Institute of Pennsylvania in 2012. Dr. Tham obtained his Ph.D. in Integrated Chinese Medicine & Western Clinical Medicine (Oncology) from Guangzhou University of Chinese Medicine (GUCM) in 2017. Dr. Tham will bring to the Combined Company his deep expertise in the field of life sciences and cellular therapy.

CHEW Yoke Ling serves as a Director on the Combined Company’s board of director. She has served as a Director of Alps since 2017. With a background in the beauty industry, Ms. Chew has leveraged her expertise to drive strategic initiatives within our organization. In her role as a marketing director, Ms. Chew oversees sales and marketing activities for Alps’ products and services. Her responsibilities extend to the planning and coordination of Alps medical tourism efforts, catering to both local and international clients. She obtained a Diploma in Marketing from Stamford Group of Colleges, in 1992, and a Diploma in Secretarial Studies from RIMA College, in 1990. Ms. Chew will bring to the Combined Company her expertise and knowledge in marketing and medical tourism

LOW Wei Sim (Amanda) serves as the Chief Operating Officer of the Combined Company. Ms. Amanda has been appointed as our Deputy Chief Operating Officer from April 1, 2024. Prior to this role, she held a senior executive position within the same company. Since December 1, 2018, Ms. Amanda has served as a director at Aiiot Technologies Sdn. Bhd., which specializes in information system development and supporting services ancillary to the Internet of Things (IoT). Additionally, she also serves as the executive director in Alps Globemedic Sdn. Bhd., a company dedicated to healthcare business developments, since November 2018. Amanda obtained her Bachelor of Science (BSc) Hons. in Business Studies from Sunway University, Malaysia in 2018. Ms. Low will bring to the Combined Company her expertise in healthcare and wellness operations.

146

CHEING Lye-Ping (Penny) serves as the Chief Financial Officer of the Combined Company. Ms. Penny has over 30 years of experience in finance and accounting, including senior leadership roles in public-listed and private companies across multiple industries. Prior to joining Alps Group Inc, from 2014 to 2025, Ms. Penny served as the Chief Financial Officer of a property development company primarily involved in an integrated mixed-use development project in the city centre. From 2009 to 2013, she served as Chief Executive Officer of Premier Asia Capital Sdn. Bhd., where she led the company’s investment strategies and managed its investment and joint venture portfolios. From 2003 to 2008, she headed the corporate affairs department of Equine Capital Berhad, a property development company listed on the Main Market of Bursa Malaysia. In this role, her key responsibilities included financial reporting, corporate finance, corporate governance, risk management, and investor relations. Earlier in her career, from 1995 to 2002, she was with the audit division of Arthur Andersen & Co, where she worked across a range of industries including manufacturing, aviation and logistics, and services. Ms. Penny holds a Bachelor of Business (Accountancy) from RMIT University, Australia, and a Master of Business Administration from Deakin University, Australia. She is a Chartered Accountant registered with the Malaysian Institute of Accountants and a Fellow of CPA Australia (FCPA). Ms. Penny brings to the Combined Company extensive expertise in strategic planning, financial management, and corporate governance.

Professor Manickam RAVICHANDRAN serves as the Combined Company’s Chief Scientific Officer. Professor Ravichandran has been Alps’ Chief Scientific Officer since December 1, 2022. He is responsible for overseeing the scientific and research-related activities. He also serves as the Dean of the Faculty of Applied Sciences at AIMST University, and previously served as the Vice-Chancellor of AIMST University, Malaysia. Professor Ravichandran received his Bachelor of Science in Botany from Madurai Kamaraj University, India in 1988. He obtained his M.Sc. in Medical Microbiology from Christian Medical College, Vellore in 1991, and gained his Ph.D. in Biotechnology from Anna University, Chennai, India in 1977. Professor Ravichandran also contributes to the academic community as an Editorial Board Member of the Tropical Biomedicine Journal, a position he has held since July 7, 2020. Professor Ravichandran’s academic and research excellence has been recognized with 44 national and international awards, including honors from prestigious exhibitions such as IENA in Nuremberg, Germany, and the International Exhibition of Inventions in Geneva. He has also been awarded the Anugerah Inovasi Negara in Malaysia. As an associate member and committee member of ‘Top Research Scientists Malaysia’ at the Academy of Sciences Malaysia. Professor Ravichandran will bring to the Combined Company his deep knowledge and expertise in scientific and research related activities.

Professor POH Chit Laa serves as the Combined Company’s Chief Vaccine Development Officer. Professor Poh is Alps’ Chief Vaccine Development Officer since 2024. Professor Poh has a prestigious career in higher education, focusing on medical microbiology, bacteriology, and biotechnology. She has served as distinguished professor and Head of the Centre for Virus and Vaccine Research at Sunway University from 2011 to 2024. Professor Poh held numerous academic positions, including Professor of Environmental Biotechnology at Swinburne University of Technology (Australia) from 2007 to 2009, and Professor of Biomedical Science at Curtin University of Technology (Australia) from 2005 to 2006. Earlier in her career, Professor Poh was an Associate Professor at the National University of Singapore from 1982 to 2007. Professor Poh obtained a Bachelor of Science (BSc) with First Class Honors in 1975, and a Ph.D. in Medical Microbiology and Bacteriology from Monash University, Australia in 1980. Additionally, Professor Poh contributes to the academic community as a member of the Editorial Committee of the Journal of Bioscience and Bioengineering, published by the Society for Biotechnology in Japan, a role she has held since 2023. Professor Poh will bring to the Combined Company her expertise and knowledge in medical microbiology, bacteriology and biotechnology.

Non-Executive and Independent Directors

Tan Sri Dato’ Seri Dr. Suleiman bin Mohamed serves as an independent director after the Business Combination. Tan Sri Suleiman has had a distinguished career in journalism, government, and education. Since 2009, he has been the founder and Chairman of Koperasi Khazanah Suria (KL) Berhad, a company focused on business consulting and promoting financial literacy, education, and planning for its members. From 2012 to 2016, he served as the Chairman of UNITAR International University. Tan Sri Suleiman was elected as a Member of the Parliament of Malaysia for four consecutive terms from 1986 to 2004. During his tenure, he held several significant positions, Deputy Minister of Health from 1999 to 2004, Deputy Minister of Information from 1995 to 1999, and Deputy Minister of the Prime Minister’s Department from 1987 to 1995. Tan Sri Suleiman holds a Doctorate in Philosophy in Malay Literature Studies from Universiti Kebangsaan Malaysia. He obtained a Doctorate in Journalism and a Bachelor’s Degree in Communication Science from Universitas Negeri Padjadjaran, Bandung, Indonesia. Tan Sri Suleiman will bring to the board his deep experience and knowledge of Malaysia’s governmental policies and structure in the healthcare field.

CHUA Boon Ping serves as an independent director after the Business Combination. Mr. Chua possesses over 18 years of experience in internal auditing, risk management, internal controls, sustainability reporting and corporate governance. Since August 2021, he has served as Head of Risk Management and Internal Audit at Kossan Rubber Industries Bhd, overseeing the company’s risk assessment activities, internal audit functions, sustainability-related matters and regulatory compliance matters. From November 2014 to July 2021, he was with AYS Ventures Berhad where he held various senior roles and responsibilities in overall corporate matters, including corporate governance, strategic planning, sustainability reporting, risk management, internal audits, ISO and regulatory compliances. Mr. Chua began his career as a Business Analyst with Deloitte Enterprise Risk Services Sdn Bhd and subsequently held internal audit roles in several public listed companies in Malaysia across diverse sectors including trading and manufacturing, leisure and hospitality, milling, healthcare, construction, and property development. Mr. Chua holds a Bachelor’s Degree in Accounting (with Honours) from the University of Hertfordshire, United Kingdom, in 2005. He is a Chartered Accountant registered with the Malaysian Institute of Accountants (C.A.(M)), a Fellow of the Association of Chartered Certified Accountants (FCCA), and a Professional Member of The Institute of Internal Auditors Malaysia (CMIIA). Mr. Chua brings to the board his expertise in internal auditing, internal controls, risk management, sustainability and corporate governance.

147

Intan Ilyani binti Ghazali serves as an independent director of the Combined Company after the Business Combination. Ms. Intan has extensive experience in strategic partnerships, branding, and stakeholder management. Since August 2024, she has served as Vice President of Retail & eCommerce at Shui Xing Group Ventures. From July 2021 to July 2024, Ms. Intan was the Head of Strategic Partnership & Branding at JLand Group, where she managed partnerships with companies including Petronas Gentari and Mitsui. Previously, she held roles at Maybank Group, including Special Officer to the Chairman from 2008 to 2014 and Executive, Corporate Services & Legal from 2006 to 2008. Ms. Intan also founded Face & Co, a skincare brand, and managed it from 2017 to 2020. Ms. Intan holds a Master of Business Administration from the University of Technology, Malaysia, awarded in 2023, and a Diploma in Executive Secretaryship from MARA University of Technology, Malaysia, awarded in 2000. She brings expertise in partnership development and branding to the board.

 Committees of the Board of the Directors

The Company’s board of directors has an audit committee, compensation committee and nominating and corporate governance committee. All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Company’s board of directors are described below. Each member of these committees is appointed by the Company’s board of directors and will serve for such term or terms as the board may determine or until such member’s earlier resignation or death.

Audit Committee

The Company is required to maintain an audit committee consisting of at least three independent directors in accordance with the Nasdaq listing standards and applicable SEC rules. The audit committee is composed of three independent directors: Mr. Chua Boon Ping (chair), Tan Sri Dato’ Seri Dr. Suleiman bin Mohamed, and Ms. Intan Ilyani binti Ghazali. The parties have determined that Mr. Chua Boon Ping qualifies as the “audit committee financial expert” under Nasdaq listing standards and under Rule 10-A-3(b)(1) under the Exchange Act.

The audit committee’s role is to compile the necessary audit committee report for the SEC to be included in PubCo’s proxy statements and to support the Combined Company’s board of directors in supervising (1) the integrity of the financial reports, (2) adherence to legal and statutory obligations, (3) the qualifications and autonomy of Alps’ independent accountants, (4) the internal audit function’s efficacy, and (5) the performance of the independent accounting firm engaged by the Combined Company.

Compensation Committee

The Company maintains a compensation committee composed of Tan Sri Dato’ Seri Dr. Suleiman bin Mohamed (chair), Ms. Intan Ilyani binti Ghazali, and Mr. Chua Boon Ping. The Company’s board of directors has determined that each proposed member of PubCo’s remuneration committee is independent under the Nasdaq listing standards and applicable SEC rules, including the additional independence requirements applicable to the members of a remuneration committee.

The Company’s board of directors has adopted a charter setting forth the responsibilities of the committee, which are consistent with the Nasdaq listing standards and applicable SEC rules, and include among others:

●	recommending to the Company’s board of directors for its approval a compensation policy in accordance with the requirements of Cayman Islands law as well as other compensation policies, incentive-based compensation plans and equity-based compensation plans, and overseeing the development and implementation of such policies and recommending to Combined Company’s board of directors any amendments or modifications the committee deems appropriate, including as required under Cayman Islands law;

●	implementing and administering our incentive compensation equity-based remuneration plans;

148

●	assisting management in complying with the proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the officers and employees;

●	if required, producing a report on executive compensation to be included in the annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nomination Committee

The Company maintains a nominating and corporate governance committee composed of Ms. Intan Ilyani binti Ghazali (chair), Tan Sri Dato’ Seri Dr. Suleiman bin Mohamed, and Mr. Chua Boon Ping. The primary purposes of the nominating and corporate governance committee are to (A) (i) identify individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, (ii) recommend that the board of directors approve a slate of director nominees for election by the shareholders of the Company at the annual meeting of the shareholders of the Company and (iii) recommend director nominees in the event of a vacancy on the board of directors, (B) (i) develop and recommend to the board of directors a set of corporate governance policies and principles to be applicable to the Company and (ii) periodically re-evaluate such policies and guidelines for the purpose of recommending amendments to them if appropriate, (C) oversee an annual evaluation of the board of directors, each of the committees of the board of directors, and management of the Company, (D) (i) review the stock ownership guidelines applicable to each of the directors, the Chief Executive Officer and each other individual identified as an executive officer of the Company, (ii) determine compliance with such guidelines at least annually, (iii) review such guidelines annually, and (iv) recommend any necessary changes to the board of directors, and (E) perform such other duties and responsibilities as may be delegated to it from time to time by the board of directors.

Compensation of Directors and Executive Officers

In connection with the Closing the Business Combination, the Combined Company entered into employment agreements with each of its executive officers. Each such agreement supersedes any prior employment arrangement with the respective officer. Under the employment agreements, each officer is entitled to receive a base annual salary, the amount of which is determined by the Board, and reimbursement for reasonable, pre-approved travel and other business-related expenses incurred in the performance of duties. Employment under each agreement is at will and continues until either party provides at least sixty (60) days’ prior written notice of its intention to terminate the employment relationship. If an officer’s employment is terminated by the Combined Company without “cause” or by the officer for “just cause,” the officer will be entitled to receive (i) accrued but unpaid base salary through the termination date; (ii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the termination date; (iii) accrued but unused annual leave days; (iv) all other payments or benefits to which she shall be entitled as of the termination date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant; and (v) in lieu of benefits under any severance plan or policy of the Combined Company, any such amount as may be agreed between the parties. The foregoing description of the form of Employment Agreement is qualified in its entirety by the terms of the Employment Agreement attached hereto and incorporated herein as Exhibit 4.20.

Following the Business Combination, the Combined Company anticipates that it will enter into Director Retainer Agreements with each of its independent directors. Pursuant to the terms of such agreements, the independent directors serve as independent contractors and not as employees of the Combined Company. Each independent director is   entitled to a compensation with the form and amount of which is determined by the Board and the Compensation Committee, and to reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of Board duties, subject to the Company’s prior written approval. The foregoing description of the form of Director Retainer Agreement is qualified in its entirety by the terms of the Director Retainer Agreement attached hereto and incorporated herein as Exhibit 4.28.

149

Family Relationships

There are no family relations among any of our executive officers or directors.

Foreign Private Issuer Status

As a foreign private issuer, the Company is exempt from the rules under the Exchange Act, prescribing the furnishing and content of registration statement, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. The Company is also permitted to follow corporate governance practices in accordance with the Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result the Company’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, the Company adheres to the rules of such exchange, as applicable to foreign private issuers, in determining whether a director is independent. The board of directors of the Company has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The size of board of directors is five directors, three of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. Mr. Chua Boon Ping (chair), Tan Sri Dato’ Seri Dr. Suleiman bin Mohamed, and Ms. Intan Ilyani binti Ghazali are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on the Company’s website.    The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 6-K.

Insurance and Indemnification

To the extent permitted under Cayman Islands law, the Company is empowered to indemnify its current and former directors and officers against any liability they incur by reason of their directorship or position. out of the assets of the Company. Our Company has also entered into indemnification agreements with each of our directors and executive officers. Additionally, the Company has obtained directors’ and officers’ insurance to insure such persons against certain liabilities. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the board of directors, executive officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

150

SELECTED HISTORICAL FINANCIAL INFORMATION AND OPERATING DATA

Alps’ consolidated statement of profit or loss and other comprehensive income for the fiscal years ended March 31, 2025 and 2024 and consolidated statement of financial position as of March 31, 2025 and 2024 are derived from Alps’ consolidated financial statements prepared under International Financial Reporting Standards included elsewhere in this prospectus. Alps’ unaudited consolidated statement of profit or loss and other comprehensive income for the fiscal quarters ended September 30, 2025 and September 30, 2024 and consolidated statement of financial position as of September 30, 2025 and September 30, 2024 are derived from Alps’ unaudited consolidated financial statements included elsewhere in this prospectus.

The following selected historical financial information for Alps set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Alps’ historical financial statements and the related notes included elsewhere in this prospectus.

In the opinion of Alps management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024

Consolidated Statement of Operations Data
Revenue	2,199,845	1,829,681	3,371,037	2,403,552
Total operating expenses	(2,978,783)	(2,604,324)	(4,898,654)	(3,927,166)
Total other income / (expenses)	(561,876)	(487,388)	(1,097,121)	(867,547)
Net loss	(1,340,814)	(1,262,031)	(2,624,738)	(2,391,161)

	As of September 30, 2025	As of September 30, 2024	As of March 31, 2025	As of March 31, 2024
Consolidated Balance Sheets Data
Total current assets	2,270,928	1,898,008	1,490,968	1,284,502
Total assets	12,585,410	8,085,097	7,133,637	6,700,933
Total current liabilities	9,863,105	7,904,623	7,489,747	5,055,579
Total liabilities	10,221,076	7,757,634	8,249,553	5,249,941
Stockholders’ equity	2,364,334	327,463	(1,115,916)	1,450,992

151

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “Alps Group,” “we,” “us” or “our” refer to the business of Alps Life Sciences Inc, Alps Global Holding Berhad and its subsidiaries prior to the Closing.

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Consolidated Financial Data of Alps”, the historical audited consolidated financial statements as of and for the years ended March 31, 2025 and 2024. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Alps Life Sciences Inc (“Alps Holdco”) is an exempted company incorporated in the Cayman Islands with limited liability, and Alps Global Holding Berhad (“Alps”) is a public limited company incorporated in Malaysia on April 14, 2017. Alps became the wholly-own subsidiary of Alps Holdco in July 2024. Alps’ primary objective is to evolve into a fully integrated bench-to-bedside platform encompassing biotechnology research, medical services, and wellness solutions. Alps’ principal activities are research and development in various biotechnology-related products and services, with a focus on the use of precision and preventive medicine.

Alps intends to take a targeted approach to addressing challenges in the biotech and healthcare sector in ASEAN. Its efforts focus on the following areas:

●	Transitioning scientific discoveries into commercially viable products and treatments, thereby improving access to healthcare solutions.
●	Enhancing research capabilities by facilitating the development of infrastructure and establishing dependable supply chains to support innovation.
●	Implementing programs to recruit, train, and retain skilled professionals in specialized biotech disciplines.
●	Enabling collaboration among startups, corporations, and research institutions to build cohesive ecosystems that support growth.
●	Addressing funding gaps for early-stage research and development by working to reduce risk perceptions and facilitating investment opportunities.

Financial Operations Overview

The following table summarizes our consolidated results of operations for the period ended September 30, 2025:

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Revenue	2,199,845	1,829,681	3,371,037	2,403,552
Cost of sales	(1,668,192)	(905,382)	(2,069,772)	(1,804,622)
Gross profit	531,653	924,299	1,301,265	598,930
Other operating income	2,732	20,468	31,405	49,977
Distribution expenses	(55,367)	(174,794)	(273,487)	(160,855)
Administrative expenses	(1,176,879)	(1,486,992)	(2,400,790)	(1,929,680)
Other operating expenses	(564,608)	(507,856)	(1,128,526)	(917,524)
Share of results of associates	19,418	33,456	(10,760)	3,421
	(1,243,051)	(1,191,419)	(2,480,893)	(2,355,731)
Finance costs	(28,623)	(17,141)	(48,283)	(42,844)
Loss before income tax	(1,271,674)	(1,208,560)	(2,529,176)	(2,398,575)
Income tax (expense)/credit	(69,140)	(53,471)	(95,562)	7,414
Loss for the financial period/year	(1,340,814)	(1,262,031)	(2,624,738)	(2,391,161)

Other comprehensive income, net of income tax
Foreign currency translation	31,423	138,348	57,830	(121,298)
Unrealised gain from change in fair value of other investment	4,789,639	-	-	-
Total comprehensive gain/(loss) for the financial period/year	3,480,248	(1,123,683)	(2,566,908)	(2,512,459)

Loss for the financial period/year attributable to:
Owners of the Company	(42,541)	(1,170,942)	(2,513,573)	(2,304,026)
Non-controlling interests	(1,298,273)	(91,089)	(111,165)	(87,135)
	(1,340,814)	(1,262,031)	(2,624,738)	(2,391,161)

152

Revenue

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$

Cellular therapy	54,254	278,242	586,440	407,443
Medical testing, laboratory and aesthetics beauty services	1,747,886	1,322,845	2,617,110	1,755,910
Consultation fee	48,687	219,496	157,467	232,173
Sales of medicine and healthcare product	349,018	9,098	10,020	8,026
	2,199,845	1,829,681	3,371,037	2,403,552

The increase in revenue of $370,164 for the six months period ended September 30, 2025 comparing to corresponding period was mainly due to the increase in medical testing, laboratory and aesthetics beauty services of $425,041 and increase in sales of medicine and healthcare products of $339,920, which were partially offset with the decrease in cellular therapy revenue of $223,988 and consultation fee income of $170,809.

For the financial year ended March 31, 2025, Alps Group recorded a revenue growth of 40.3%, with total revenue increasing from $2,403,522 in financial year ended March 31, 2024 to $3,371,037 in financial year ended March 31, 2025. This growth was primarily attributable to the revenue increase in medical testing, laboratory, and aesthetics beauty services segment, delivering a 49% year-on-year revenue increase, which added approximately $861,200 to total revenue.

In parallel, the cellular therapy segment recorded revenue growth of 43.93%, contributing an additional $178,997 compared to the previous financial year. Revenue from sales of medicine and healthcare products grew by 25%. Conversely, consultation fee income declined by 32.1%, primarily due to bundled packages whereby individual consultations are no longer charged separately

In the near future, we expect to continue to derive the majority of our revenues from the provision of medical testing, laboratory and aesthetics beauty services as we continue to advance our product candidates through and beyond the pre-clinical phase.

Cost of sales

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$

Cost of inventories	499,279	182,216	585,298	833,774
Direct labour costs	83,772	178,262	334,686	432,315
Profit sharing on aesthetic services	1,015,211	458,923	1,085,830	522,066
Cellular therapy cost	69,341	70,776	59,354	15,499
Research expenses	-	15,065	-	-
Others	589	140	4,604	968
	1,668,192	905,382	2,069,772	1,804,622

153

Alps’ cost of sales includes cost of inventories for services performed and products sold, personnel-related expenses, profit sharing on hair implant, bone joint, aesthetic and men’s health services, cellular therapy cost and others as shown in the table above.

The overall increase in cost of sales for the six months period ended September 30, 2025 of $762,810 comparing to corresponding period was mainly due to the increase in profit sharing on hair implant, bone joint, aesthetic and men’s health services of $556,288 and the increase in cost of inventories of $317,063, which were partially offset by the decrease in direct labour costs of $94,490 and other costs of $16,051. The overall increase in cost of sales was in line with the growth of revenue which was driven mainly from the provision of testing, laboratory and aesthetics beauty services.

For the financial year ended March 31, 2025, Alps Group’s cost of sales increased by 14.7% to $2,069,772, compared to $1,804,622 in the previous financial year. The increase was primarily attributable to a 108% rise in profit sharing related to aesthetic and related products and services which amounted to $1,085,830.

Notably, this increase was partially offset by cost optimization initiatives across various areas. Inventory costs declined by 29.8% (a reduction of $248,476), while direct labor expenses declined by 22.6% (a reduction of $97,629). These improvements demonstrate Alps Group’s continued efforts to enhance operational efficiency. Consequently, Alps Group’s gross profit increased from $598,930 to $1,301,265, representing a 117% increase. The higher cost of sales was attributable to the increase in gross profit.

Alps Wellness Centre Sdn. Bhd. (“Alps Wellness”) has entered into multiple agreements with three (3) partners to provide specialized medical and aesthetic services. Alps Wellness entered into a Memorandum of Agreement dated November 1, 2023 (the “MoA”) with Advanced Hair Transplant Specialist Sdn. Bhd. (“Advanced Hair”), under which Advanced Hair agreed to provide hair transplant, mesotherapy, and hair filler services using Alps Wellness’s facilities and equipment. Pursuant to the MoA, Alps Wellness is responsible in providing the facilities and financial support, while Advanced Hair will deliver the services and conduct marketing efforts. The agreement is valid for two years, from November 1, 2023, to October 31, 2025, with an option for extension. Profits, after deducting the cost of goods sold, will be distributed with 40% to Alps Wellness and 60% to Advanced Hair.

Alps Wellness has also entered into a Memorandum of Understanding dated November 21, 2023 (the “MOU”) with Advanced Bone Joints Health Centre Sdn. Bhd. (“ABJHC”), under which ABJHC agreed to provide bone joint care and physiotherapy services, including orthopedic consultations, physical therapy, joint injections, pain management, spinal care, osteoporosis management, nutritional counseling, wellness programs, patient education, and telehealth services, using Alps Wellness’s facilities and equipment. Alps Wellness will provide the facilities, financial support for equipment, and rent-free clinic space, while ABJHC will deliver professional services, provide skilled staff, and conduct marketing efforts. The MOU is effective for two years, from November 21, 2023, to November 20, 2025, with an option for extension. Profits, after deducting expenses such as marketing and cost of goods sold, will be allocated with 29.8% to Alps Wellness and 70% to ABJHC.

Additionally, Alps Wellness is a party to a Memorandum of Agreement dated December 1, 2023 (the “MOA”) with Advanced Aesthetic Specialist Sdn. Bhd. (“AAS”), pursuant to which AAS agreed to provide aesthetic services, including beauty, skin, hair, and body treatments, using Alps Wellness’s facilities and equipment. Alps Wellness will provide the facilities, financial support for equipment, and collect payments directly from clients, while AAS will refer clients to Alps Wellness and deliver professional services. The MOA is valid for two years, from December 1, 2023, to November 30, 2025, with an option for extension. Profits, after deducting expenses such as marketing and cost of goods sold, will be shared between Alps Wellness and AAS in the proportion of 40% and 60% respectively.

These agreements establish collaborative partnerships between Alps Wellness and its partners, with clear roles, responsibilities, and profit-sharing arrangements for the provision of specialised medical and aesthetic services. Alps generates revenues through the provision of aesthetic services, including hair implants, to support its overall business and also to enable Alps to reinvest in its research and development initiatives. As of the date of this registration statement, these agreements have expired, and the parties have, in principle, agreed to renew the agreements and are currently negotiating extensions or renewal arrangements to continue these collaborative activities.

154

Other Operating Income

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$

Refund of research fees	-	-	-	48,457
Refund of HR software	-	-	6,224	-
Sundry income	85	20,468	6,720	1,305
Wages subsidy	-	-	7,114	-
Realized foreign exchange gain	2,647	-	11,347	-
Gain on disposal of investment	-	-	-	215
	2,732	20,468	31,405	49,977

Other operating income for the six months period ended September 30, 2025 comprised mainly realised gain on foreign exchange of $2,647.

For the financial year ended March 31, 2025, Alps Group recorded other income of $31,405, compared to $49,977 in the previous financial year. The decrease of $18,572 was mainly attributable to the absence of one-off income items recorded in the prior year, including a refund of research fees of $48,457 and a gain on disposal of an investment of $215.

Offsetting this decline, the Group recognized several new or increased income items during the year. These included a refund of HR software totaling $6,224, sundry income of $6,720 representing a 414.9% increase from $1,305 in the previous year as well as a wage subsidy of $7,114 and a realized foreign exchange gain of $11,347.

Distribution expenses

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$

Agent commission	55,367	174,794	240,717	159,998
Advertisement and promotion	-	-	32,770	857
	55,367	174,794	273,487	160,855

During the period ended September 30, 2025, distribution expenses which comprised agent commissions decreased to $55,367 in tandem with the lower cellular therapy revenue during this period.

For the financial year ended March 31, 2025, distribution expenses increased by 70.0% to $273,487, compared to $160,855 in the previous financial year. This increase was primarily driven by higher agent commissions, which rose by 50.5% to $240,717, reflecting stronger sales performance and expanded distribution efforts. In addition, advertisement and promotion expenses increased substantially to $32,770 from $857 in the prior year, representing a 3,723.8% increase. This increase was attributable to Alps Group’s strategic investment in brand awareness and promotional activities to support revenue growth and enhance market visibility.

Administrative expenses

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Payroll costs	529,547	598,387	1,076,211	962,102
Research expenses*	28,120	47,405	169,987	276,957
Advisory fee	-	15,406	18,896	19,374
Professional fees - audit fee	-	-	278,344	214,839
Professional fees - DE-SPAC related	218,100	224,446	214,239	102,090
Professional fees - Others	67,680	93,296	73,605	28,725
Professional fees - Tax and secretary statutory filing	4,852	3,445	24,690	10,600
Subscription & membership fees	12,372	13,093	29,501	27,504
Transportation fee	17,563	28,045	2,454	4,047
Travelling expenses - Lodging and Accommodation	3,625	13,708	15,167	16,710
Travelling expenses - Air fare	1,771	24,982	13,217	19,332
Telephone & Fax charges	7,139	6,287	26,401	12,894
Water & electricity	34,028	38,767	66,210	58,299
R&M - Laboratory equipment	29,808	24,080	44,897	66,898
Miscellaneous	222,274	355,645	346,971	109,309
	1,176,879	1,486,992	2,400,790	1,929,680

*Alps has excluded salaries and payroll costs for employees engaged in research activities from the research expenses component and instead included them in the payroll costs component.

155

The decrease in administrative expenses for the six months period ended September 30, 2025 of $310,113 compared to corresponding period was primarily due to decrease in payroll costs of $68,840, decrease in de-SPAC related and other professional fees in total of $31,962, transportation and travelling expenses of $43,776 and miscellaneous expenses (which included one-off items in the previous period) of $133,371.

For the financial year ended March 31, 2025, administrative expenses increased by 24.4% to $2,400,790, compared to $1,929,680 in the previous financial year. This increase was primarily attributable to higher payroll costs, which rose by 11.9% to $1,076,211, reflecting annual salary adjustments and additional headcount in administrative functions. Administrative expenses primarily consist of expenses incurred on research expenses, salaries, welfare benefits, and other related costs for employees in finance, operations, and administrative roles. Professional fees related to de-SPAC activities also increased significantly by 109.8% to $214,239, in line with Alps Group’s listing efforts.

During the financial year ended March 31, 2025, miscellaneous expenses increased by 217.4% to $346,971 compared to $109,309 in the previous financial year. The increase was primarily attributable to several additional or one-off items incurred during the year. These includes the rental of signage space on the façade of the office tower housing Alps’ leased premises which amount to an increase of $31,062. Donation to community organizations recorded an increase of $26,883. Contribution to staff welfare covering the company’s annual dinner attributed an increase of $21,460 as well as sponsorship for staff training, development and education. Repair and maintenance cost recorded an increase of $26,949, while service tax, bank charges and postage and courier charges collectively increased $30,908, consistent with higher revenue activity during the year.

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$

NK Cell Therapy - MyImmune*	-	-	62,851	22,195
CAR-T Cell*	*	*	*	*
COVID-19 Vaccine (mRNA)*	-	-	13,093	18,513
Cholera Vaccine*	*	*	*	*
MYCELEST*	11,977	47,405	65,932	221,291
BioAge	1,016	-	-	-
iPSC (Heart Failure)*	-	-	8,659	218
Pharmaco-Interaction	-	-	11,385	-
mRNA (Diagnostic)*	15,127	-	8,067	11,845
CELESOME(+)*	-	-	-	2,895
	28,120	47,405	169,987	276,957

*In these pipelines, certain expenses, particularly salaries and payroll costs, are not individually tracked. These expenses are shared across research and development of various pipelines, and Alps Group does not allocate them to any specific pipeline.

Research and development expenses for the period ended September 30, 2025 decreased by $19,285 as compared to the corresponding previous period. The decrease in R&D expenses for MYCELEST of $35,428 has been partially offset by the increase in R&D activities for mRNA (diagnostics) of $15,127 during this period.

Research and development expenses totaled $169,987 for the financial year ended March 31, 2025, compared to $276,957 in the previous financial year. Key R&D activities during the year included expenditures in the NK Cell Therapy MyImmune program ($62,851, FY2024: $22,195), MYCELEST ($65,932, FY2024: $221,291), and Pharmaco-Interaction studies ($11,385, FY2024: nil). Other pipelines, such as the COVID-19 mRNA vaccine and iPSC for heart failure, recorded expenditures of $13,093 and $8,659, respectively.

156

Other Operating Expenses

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Amortisation of right-of-use assets	232,616	232,510	500,144	403,019
Depreciation of property, plant and equipment	245,603	250,522	465,287	455,613
Amortisation of intangible assets	84,965	24,668	163,095	44,807
Property, plant and equipment written off		-	-	14,085
Loss on realised foreign exchange differences	1,424	156	-	-
	564,608	507,856	1,128,526	917,524

Other operating expenses for the financial year ended March 31, 2025, primarily comprised of amortization of right-of-use assets, amortization of intangible assets and depreciation charge on property, plant and equipment.

The increase in other operating expenses for the six months period ended September 30, 2025 of $56,752 as compared to corresponding previous period was mainly due to increase in amortisation of intangible assets of $60,297 relating to the intellectual property acquired in March 2024 as stated in the paragraph below.

For the financial year ended March 31, 2025, other operating expenses have increased by 23.0% or $211,002, to $1,128,526 compared to $917,524 in the previous financial year. This increase reflects the commencement of amortization on intellectual property acquired in March 2024, which began impacting expenses in the financial year ended March 31, 2025.

Finance Costs

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Interest expense on lease liabilities	28,623	16,119	48,245	42,250
Hire purchase interests	-	1,022	38	594
	28,623	17,141	48,283	42,844

Finance costs for the period ended September 30, 2025 relates to interest on lease liabilities only and the increase during the period was attributable to higher lease rental arising from renewal of certain leases upon expiry.

Income Tax Expense

For the period ended September 30, 2025, the income tax expense increased by $15,669, compared to the same period in 2024 due mainly to higher contribution to revenue from the aesthetic beauty segment for the current period.

For the financial year ended March 31, 2025, income tax expense rose to $95,562, compared to the financial year. This increase was primarily driven by Alps Wellness’s chargeable income, which was computed after deducting allowable expenses and taxed at a rate of 24%.

Other Comprehensive Income

Other comprehensive income for the period ended September 30, 2025 comprised mainly unrealized gain of $4,789,639 arising from the change in the fair value of the Group’s investment in Cylo Cybin Holdings Limited (the “Cilo Cybin”), a company listed on the Johannesburg Stock Exchange, whose principal activities are in the Biotech, Biohacking and Pharmaceutical businesses.

During the financial period, Cilo Cybin completed its acquisition of Cilo Cybin Pharmaceutical, which resulted in the enlargement of Cilo Cybin’s issued share capital post-acquisition, thereby reducing Alps Group’s shareholding to approximately 9.98% of the total issued capital of the combined post-acquisition entity. The investment in Cilo Cybin was reclassified from investment in associates to other investment, and measured at fair value, with unrealized gain as at end of the financial period recorded under other comprehensive income.

Liquidity and Capital Resources

Overview

Since our inception, we have incurred significant operating losses and expect to continue incurring substantial expenses for the foreseeable future as we advance the preclinical and clinical development of our research programs and product candidates. Our research and development and general and administrative expenses are anticipated to increase due to the execution of clinical trials and preclinical studies, expansion of our intellectual property portfolio, and provision of general and administrative support for our operations. Consequently, we will require additional capital to fund our operations, which may be obtained through additional equity or debt financings, collaborations, licensing arrangements, or other sources. We expect that we will need approximately US$1,500,000 in the next 12 months to finance our working capital needs and an additional US$1,000,000 for the next 12 months following.

157

The table below is extracted from the unaudited pro forma condensed combined balance sheet, presenting the anticipated liquidity position of the Combined Company post-Business Combination:

US$

Cash and cash equivalent	3,478,521
Total liabilities	(13,675,036)
Anticipated Liquidity Position	(10,196,515)

Cash Flows

The following table summarizes our cash flows for the period presented:

	Six months period ended September 30, 2025	Six months period ended September 30, 2024	Year ended March 31, 2025	Year ended March 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
	US$	US$	US$	US$
Net cash flows from/(used in)
Operating Activities	(776,181)	(731,653)	(1,608,783)	(1,366,743)
Investing Activities	(18,665)	(70,255)	(100,062)	(1,714,113)
Financing Activities	906,536	858,130	1,866,596	3,300,614
Exchange Rate Differences	(22,015)	8,515	(299,286)	(21,105)
Net increase in cash and cash equivalents	89,675	64,737	(141,535)	198,653

Operating activities

The cash flows used in operating activities for the six months period ended September 30, 2025 of $776,181 comprised loss before tax of $1,271,672, positive non-cash adjustments of US$595,380, net negative change in assets and liabilities of $76,041 and tax paid of $23,848. Non-cash adjustments primarily included amortization of right-of-use assets, depreciation of property, plant and equipment and amortization of intangible assets. The net negative change in assets and liabilities was primarily due to an increase in inventories, trade receivables, trade payables and advance from customers.

The cash flows used in operating activities for the six months period ended September 30, 2024 of $731,653 comprised loss before tax of $1,208,560, positive non-cash adjustments of US$491,386, net negative change in assets and liabilities of $26,686 and tax refund of $12,207. Non-cash adjustments primarily included amortization of right-of-use assets, depreciation of property, plant and equipment and amortization of intangible assets. The net negative change in assets and liabilities was primarily due to an increase in inventories, trade receivables, trade payables and advance from customers.

The cash flows used in operating activities for the financial year ended March 31, 2025 of $1,608,783 comprised loss before tax of $2,529,176 positive non-cash adjustments of $1,187,569, net negative change in assets and liabilities of $155,62, tax paid of $122,030 and tax refund of $10,477. Non-cash adjustments primarily included amortization of right-of-use assets, depreciation of property, plant and equipment and amortization of intangible assets. The net negative change in assets and liabilities was primarily due to an increase in inventories, trade payables and advance from customers.

The cash flows used in operating activities for the financial year ended March 31, 2024 of $1,366,743 comprised loss before tax of $2,398,575, positive non-cash adjustments of $956,730, net positive change in assets and liabilities of $191,793 and tax paid of $116,691. Non-cash adjustments primarily included amortization of right-of-use assets, depreciation of property, plant and equipment, amortization of intangible assets and property, plant and equipment written off. The net negative change in assets and liabilities was primarily due to an increase in inventories, trade receivables, trade payables and other payables and accruals.

Investing activities

The cash flows used in investing activities for the six months period ended September 30, 2025 of $18,655 comprised purchase of property, plant and equipment of $16,226 and net advances to associate companies of $2,439.

The cash flows used in investing activities for the six months period ended September 30, 2024 of $70,255 comprised purchase of property, plant and equipment of $72,659 and net advances to associate companies of $2,404.

The cash flows used in investing activities for the financial year ended March 31, 2025 of $100,062 comprised purchase of property, plant and equipment of $83,772 and net advances to associate companies of $16,290.

The cash flows used in investing activities for the year ended March 31, 2024 of US$1,714,113 comprised purchase of property, plant and equipment of US$221,317, acquisition of associates of $1,492,955 and net advances to associate companies of US$159.

158

Financing activities

The cash flows from financing activities for the six months period ended September 30, 2024 of $905,536 comprised repayment of lease liabilities of $182,644, advances from directors of $1,117,803 and interest paid of $28,623.

The cash flows from financing activities for the six months period ended September 30, 2024 of $858,130 comprised repayment of hire purchase of $5,110, repayment of lease liabilities of $154,424, advances from directors of $1,034,805 and interest paid of $17,141.

The cash flows from financing activities for the financial year ended March 31, 2025 of $1,866,596 comprised repayment of hire purchase of $7,260, net repayment of lease liabilities of $460,170, advances from directors of $2,361,546, interest paid of $48,283 and advances from associates of $20,763.

The cash flows from financing activities for the financial year ended March 31, 2025 of $3,300,614 comprised proceeds from issuance of shares of $2,317,209, repayment of hire purchase of $10,544, repayment of lease liabilities of $414,819, advances from directors $1,451,612 and interest paid of $42,844.

Off-Balance Sheet Arrangements

Alps does not have any off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

For a discussion of new accounting pronouncements see “Notes to Consolidated Financial Statements” located elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risks

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices. Market risk comprises of three types of risk: interest risk, foreign currency risk and other price risk. Alps’ exposure to these risks is not material.

Critical Accounting Policies

Alps prepares its consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board. In doing so, it has to make estimates and assumptions that affect its reported amounts of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. To the extent that there are material differences between these estimates and actual results, Alps’ financial condition or operating results and margins would be affected. Alps bases its estimates on past experience and other assumptions that it believes are reasonable under the circumstances, and it evaluates these estimates on an ongoing basis. Alps refers to accounting estimates of this type as critical accounting policies and estimates, which is discussed further below.

Impairment of Financial Assets

Alps recognises a loss allowance for expected credit losses (“ECL”) on trade receivables, other receivables and deposits, amount owing due associates as well as cash and bank balances. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

Alps recognises lifetime ECL for trade receivables. Alps considers past loss experience, timing of billing and observable data such as current changes and future forecasts in economic conditions to estimate the amount of expected impairment loss. The methodology and assumptions including any forecasts of future economic conditions are reviewed regularly.

For all other financial instruments, Alps Group recognise lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, Alps measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

159

Reversal of impairment loss to profit or loss, if any, is restricted to not exceeding what the amortised cost would have been had the impairment not been recognised previously.

Significant increase in credit risk

In assessing whether the credit risk on a financial asset has increased significantly since initial recognition, Alps compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, Alps considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information such as financial evaluation of the creditworthiness of the debtors, ageing of receivables, defaults and past due amounts, past experience with the debtors, current conditions and reasonable forecast of future economic conditions.

Alps presumes that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 365 days past due, unless Alps has reasonable and supportable information that demonstrates otherwise.

Probability of default

Alps considers the information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including Alps, in full, as constituting an event of default for internal credit risk management purposes as historical experience indicates that financial assets are generally not recoverable.

Alps considers that default has occurred when a financial asset is more than 365 days past due unless Alps has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

Write-off policy

Alps writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, with case-by-case assessment performed based on indicators such as insolvency or demise. Financial assets written off may still be subject to enforcement activities under Alps’ recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss as bad debts recovered.

Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to Alps in accordance with the contract and all the cash flows that Alps expects to receive, discounted at the original effective interest rate.

If Alps has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determine at the current reporting date that the conditions for lifetime ECL are no longer met, Alps measures the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which the simplified approach was used.

Alps recognizes an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

160

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Globalink Related Party Transactions

On August 19, 2021, the Sponsor purchased an aggregate of 2,875,000 shares of Globalink common stock for an aggregate purchase price of $25,000, or approximately $0.009 per share. We refer to these shares throughout this section as the “insider shares.” The number of insider shares issued was determined based on the expectation that such insider shares would represent 20% of the outstanding shares after the IPO (not including the shares underlying the private units). On October 14, 2021, the Sponsor transferred 15,000 insider shares to Globalink’s Chief Executive Officer, 10,000 insider shares to Mr. Cliff (Ming Hong) Chong, Globalink’s former Chief Financial Officer, and 5,000 insider shares to each of the independent directors at their original purchase price.

Globalink’s private investor and an affiliate of the Sponsor, PGM, purchased an aggregate of 570,000 private units at a price of $10.00 per unit ($5,700,000 in aggregate) in a private placement that closed simultaneously with the closing of the IPO. The private units are identical to the units sold in the IPO. Additionally, Globalink’s private investor has agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of Globalink’s initial business combination.

In order to meet its working capital needs following the consummation of the IPO, Globalink’s insiders, officers and directors may, but are not obligated to, loan funds to Globalink, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of Globalink’s initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of Globalink’s business combination into additional private units at a price of $10.00 per unit. Globalink stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of Globalink’s initial business combination. If Globalink does not complete a business combination, any outstanding loans from Globalink’s insiders or their affiliates, will be repaid only from amounts remaining outside the Trust Account, if any. As of September 30, 2025, March 31, 2025, December 31, 2024 and 2023, no loans from Globalink’s insiders, officers and directors were outstanding to Globalink.

The holders of the insider shares, as well as the holders of the private units and any units Globalink’s insiders or their affiliates may be issued upon conversion of working capital loans or extension loans made to Globalink (and any securities underlying the private units or units issued upon conversion of the working capital loans or extension loans), will be entitled to registration rights pursuant to the terms of a registration rights agreement entered into with such holders. The holders of a majority of these securities are entitled to make up to two demands that Globalink registers such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and any units issued upon conversion of working capital loans or extension loans made to Globalink can elect to exercise these registration rights at any time after Globalink consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of Globalink’s initial business combination. Globalink will bear the expenses incurred in connection with the filing of any such registration statements.

The Sponsor has agreed that, commencing on the date of the IPO prospectus through the earlier of the consummation of Globalink’s initial business combination or liquidation, it will make available to Globalink certain general and administrative services, including office space, utilities and administrative support, as Globalink may require from time to time. Globalink agreed to pay $10,000 per month for these services. However, pursuant to the terms of such agreement, Globalink may delay payment of such monthly fee upon a determination by its audit committee that Globalink lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with its initial business combination. Such unpaid amount accrues without interest and will be due and payable no later than the date of the consummation of Globalink’s initial business combination. On each of September 5, 2023, September 29, 2023 and November 7, 2023, an affiliate of the Company’s sponsor advanced $130,000 to the Company, for a total advance of $390,000. The $390,000 advance to fund trust extension deposits is reflected in “Due to related parties” on the consolidated balance sheets. As of September 30, 2025, March 31, 2025, December 31, 2024 and 2023, the balance of unpaid amount due to the Sponsor was $277,000, $277,000, $607,000, and $127,000, respectively. On September 30, 2023, Globalink terminated the administrative services agreement. As a result, Globalink is not required to pay the sponsor $10,000 monthly starting from September 30, 2023.

161

Simultaneously with the closing of the IPO, Globalink consummated the sale of 517,500 units, or private units, at a price of $10.00 per private unit in a private placement to PGM, generating gross proceeds of $5,175,000.

Simultaneously with the exercise of the over-allotment, Globalink consummated a private sale of an additional 52,500 private units to PGM at a price of $10.00 per unit, generating additional gross proceeds of $525,000. Since Chardan’s over-allotment was exercised in full, the Sponsor did not forfeit any Founder Shares.

On March 3, 2023, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $390,000 for the purpose of extension fees payment. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial business combination. As of December 31, 2023, the full $390,000 had been borrowed and no amount was available under this note for borrowing.

On March 23, 2023, Globalink entered into a promissory note subscription term sheet with PGM for an amount of up to $250,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial business combination. As of December 31, 2023, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On June 2, 2023, Globalink entered into a promissory note subscription term sheet with PGM for an amount of up to $700,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial business combination. As of December 31, 2023, the full $700,000 had been borrowed and no amount was available under this note for borrowing.

On October 10, 2023, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial business combination. As of December 31, 2023, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On December 8, 2023, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $110,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial business combination. As of December 31, 2023, the full $110,000 had been borrowed and no amount was available under this note for borrowing.

On each of September 5, 2023, September 29, 2023 and November 11, 2023, an affiliate of the Sponsor, Ng Yan Xun, advanced $130,000 to Globalink, for a total advance of $390,000. As of December 31, 2023, $390,000 of advance is reflected in “Due to Affiliate” on Globalink’s consolidated balance sheet. On March 24, 2025, Ng Yan Xun, Globalink and PubCo, entered into an agreement to convert the total advance of $390,000 into ordinary shares of PubCo at a conversion price of $10.0 per share, immediately upon and subject to the closing of the Business Combination.

On January 5, 2024, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $250,000 for the purpose of working capital.

On January 25, 2024, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $300,000 for the purpose of working capital.

On February 22, 2024, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $300,000 for the purpose of working capital.

162

On April 4, 2024, Globalink entered into a promissory note subscription term sheet with PGM for an amount of $300,000 for the purpose of working capital.

On June 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $400,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2024, the full $400,000 had been borrowed and no amount was available under this note for borrowing.

On August 14, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2024, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

Globalink’s total promissory note liability as of September 30, 2025, March 31, 2025, December 31, 2024, December 31, 2023 and 2022, March 31, 2024 and September 30, 2024 is $5,194,421, $4,179,808, $4,445,458, $1,757,255, zero, $2,640,649 and $3,736,066, respectively.

On October 3, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital.

On December 9, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $350,000 for the purpose of working capital.

On March 6, 2025, the Company’s chief executive officer deposited $60,000 into the trust account. The $60,000 advance to fund trust extension deposits was reflected in “Due to affiliate” on the consolidated balance sheets.

On March 6, 2025, the Company, PubCo and Public Gold Marketing Sdn Bhd entered into an agreement, pursuant to which the parties agreed that $2 million of the outstanding balance under the Promissory Notes shall be due and payable in cash within 60 days from the date of the closing of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), and the remaining balance under the Promissory Notes shall be converted into ordinary shares of PubCo at the time of Closing, at a conversion price of $10.00 per share.

The Company used extinguishment accounting for the amendment and recorded the difference between the initial amount of the promissory note and the fair value of the amended note as of the date of the amendment as a gain on modification of terms of promissory notes and advances from affiliate of $880,656, included in the Company’s consolidated statement of changes in stockholders’ deficit with corresponding recognition of the debt discount related to the amended promissory note, which is amortized over the expected term of the note. The net amount of the note of $4,804,421, which includes $143,398 in additional interest expense incurred after March 6, 2025 through September 30, 2025, and is included in “Convertible notes - related party, net of debt discount” on the Company’s consolidated balance sheet as of September 30, 2025.

On March 25, 2025, the Company entered into a promissory note with Dr. Tham Seng Kong, who is one of the parties of the Merger Agreement, for an amount of $300,000 for the   purpose of working capital. The promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination. As of March 31, 2025, $30,000 had been borrowed under the promissory note. Subsequent to March 31, 2025, the company withdrew an additional $270,000 under the promissory note with Dr. Tham Seng Kong, as a result of which, the total outstanding balance of this promissory note was $300,000, up to the date the unaudited condensed consolidated financial statements were available to be issued.

On May 27, 2025, the Company entered into a promissory note with Dr. Tham Seng Kong for an amount of $350,000, also for working capital purposes. This promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination.

On August 11, 2025, the Company entered into a promissory note with Dr. Tham Seng Kong for an amount of $250,000 for working capital purposes. This promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination.

163

On September 26, 2025, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $170,000 for the purpose of working capital.

On October 13, 2025, the Company entered into a promissory note with Dr. Tham Seng Kong for an amount of $130,000, also for working capital purposes. This promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination.

GL Sponsor LLC, the Sponsor, is the record holder of 2,835,000 shares of Globalink common stock. GL Sponsor LLC is managed by Ng Yan Xun. Ng Yan Xun may be deemed to beneficially own the shares held by the Sponsor by virtue of his control of the Sponsor. Ng Yan Xun disclaims beneficial ownership of the shares held by the Sponsor except to the extent of his pecuniary interest therein.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to Globalink’s insiders or any of the members of its management team, for services rendered to Globalink prior to, or in connection with the consummation of its initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on behalf of Globalink, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by Globalink; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account and the interest income earned on the amounts held in the Trust Account, such expenses would not be reimbursed by Globalink unless Globalink consummate an initial business combination.

After the initial business combination, members of Globalink’s management team who remain with Globalink, if any, may be paid consulting, Board, management or other fees from the Combined Company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to Globalink’s stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider Globalink’s initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a current report as required by the SEC.

All ongoing and future transactions between Globalink and any of its officers and directors or their respective affiliates will be on terms believed by Globalink to be no less favorable to Globalink than are available from unaffiliated third parties. Such transactions will require prior approval by Globalink’s audit committee and a majority of its uninterested independent directors, in either case who had access, at its expense, to its attorneys or independent legal counsel. Globalink will not enter into any such transaction unless its audit committee and a majority of its disinterested independent directors determine that the terms of such transaction are no less favorable to Globalink than those that would be available to Globalink with respect to such a transaction from unaffiliated third parties.

Agreements Relating to the Business Combination

In connection with the execution of the Merger Agreement, Globalink, Alps Holdco, and each of certain stockholders of Globalink have entered into a Globalink Support Agreement, pursuant to which the stockholders of Globalink that are parties to the Globalink Support Agreements have agreed to vote all shares of Globalink common stock beneficially owned by them in favor of the transactions contemplated by the Merger Agreement.

In connection with the Business Combination, certain Globalink stockholders also entered into an Amended and Restated Registration Rights Agreement and Lock-up Agreements with PubCo at the Closing.

164

Certain Relationships and Transactions of Alps

On March 31, 2021, Alps Global Holding Berhad entered into a Lease Agreement with Celestialab Sdn. Bhd. to lease a patent to Celestialab from Alps for a ten-year term with an annual payment of RM1,500,000.00.

On April 1, 2021, Alps Global Holding Berhad entered into a Management Service Agreement with Alpscap Berhad for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 36 months, with a service fee of RM12,000.00 annually for the first year and RM24,000.00 annually for the second and third years.

On February 1, 2022, TMC Global Holdings Sdn. Bhd. entered into a Scientific Research Cooperation Agreement with Ding KeXiang, wherein the parties agreed to collaborate on a scientific research project focused on anti-aging between China and Malaysia for a term of three (3) years, from February 1, 2022, to January 31, 2025.

On November 1, 2022, Alps Global Holding Berhad entered into a Management Service Agreement with Celebre Pro Medic Sdn. Bhd. for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 24 months, with a service fee of RM60,000.00 annually.

On November 1, 2022, Alps Global Holding Berhad entered into a Management Service Agreement with Alps Wellness Centre Sdn. Bhd. for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 24 months, with a service fee of RM60,000.00 annually.

On November 1, 2022, Alps Global Holding Berhad entered into a Management Service Agreement with Alps Globemedic Sdn. Bhd. for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 24 months, with a service fee of RM60,000.00 annually.

On April 1, 2021, Alps Global Holding Berhad entered into a Management Service Agreement with Mont Life (M) Sdn. Bhd. for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 36 months, with a service fee of RM12,000.00 annually for the first year and RM24,000.00 annually for the second and third years.

165

On November 1, 2022, Alps Global Holding Berhad entered into a Management Service Agreement with Celetialab Sdn. Bhd., for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 24 months, with a service fee of RM60,000.00 annually.

On November 1, 2022, Alps Global Holding Berhad entered into a Management Service Agreement with TMC Global Holdings Sdn. Bhd., for the provision of management services for the establishment, development, operation, strategy formulation, financial, and human resources management for an initial term of 24 months, with a service fee of RM96,000.00 annually.

On February 15, 2023, a Share Subscription Agreement was entered into between Alps Global Holding Berhad, Dr. Tham Seng Kong, Cilo Cybin Holdings Limited and Gabriel Theron for the subscription of Cilo Cybin Holdings Limited’s ordinary shares by Alps Global Holding Berhad and Dr. Tham Seng Kong for a total consideration of USD3,000,000.00.

On August 1, 2023, TMC Global Holdings Sdn. Bhd. entered into a Service Agreement with Alps Globemedic Sdn. Bhd. for the provision of medical aesthetics, wellness, cosmetic and plastic surgery, cellular therapy related products and services, as well as facility to use the premises for a term of two (2) years.

On September 11, 2023, Dr. Tham Seng Kong, Mohd. Razef Bin Abdullah, Poon Kian Huat (collectively, “Vendors”) and Alpscap Berhad entered into a Sale Shares (Share Swap) Agreement for sale of all shares held by the Vendors in Alps Insurance PCC Inc. to Alpscap Berhad.

On January 11, 2024, MyGenome Sdn. Bhd. entered into a Service Agreement with Celetialab Sdn. Bhd., wherein MyGenome Sdn. Bhd. provides Microbiology Examination services including Bacterial Endotoxin, Sterility Test, and Mycoplasma tests, while Celestialab Sdn. Bhd. is responsible for providing information, evaluating service provider competence, and ensuring proper sample packaging and labeling.

On March 3, 2024, Alps Global Holding Berhad entered into a Patent License Agreement with Ding KeXiang, wherein Ding KeXiang shall grant to Alps Global Holding Berhad the rights to exploit, use, license and sublicense all the patents owned by Ding KeXiang and develop, produce, manufacture, market, sell, import and distribute the products and practice the processes under such patents, at the consideration of CNY 5,000,000.00 (approximately US$ 690,684.05).

On March 3, 2024, Alps Global Holding Berhad entered into a Patent License Agreement with Dr. Tham Seng Kong, wherein Dr. Tham Seng Kong shall grant to Alps Global Holding Berhad an exclusive, royalty-free and non-transferable right and license all the patents stated therein.

During the year ended March 31, 2024, Dr. Tham Seng Kong, director and Chief Executive Officer of Alps, advanced to Alps, RM14,313,532.87 (approximately US$ 2,991,957.78) for working capital purposes. This advance is unsecured, interest free and repayable on demand. Dr. Tham Seng Kong agreed to convert half of the outstanding advances owed to him by Alps Group shall be converted into such number of ordinary shares of PubCo, at a conversion price of $10 per share.

During the year ended March 31, 2024, Chew Yoke Ling, director of Alps, advanced to Alps, RM611,305.58 (approximately US$ 127,781.21) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the year ended March 31, 2024, Alps Global Holding Berhad advanced to ANH Healthcare Sdn. Bhd., RM15,815.14 (approximately US$ 3,305.84) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the year ended March 31, 2024, Alps Global Holding Berhad advanced to Vax Biotech Sdn. Bhd., RM10,141.04 (approximately US$ 2,119.78) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the year ended March 31, 2025, Dr. Tham Seng Kong, director and Chief Executive Officer of Alps, advanced to Alps, RM11,544,202.35 (approximately US$ 2,842,369.22) for working capital purposes. This advance is unsecured, interest free and repayable on demand. Dr. Tham Seng Kong agreed to convert half of the outstanding advances owed to him by Alps Group shall be converted into such number of ordinary shares of PubCo, at a conversion price of $10 per share.

During the year ended March 31, 2025, Alps Global Holding Berhad advanced to ANH Healthcare Sdn. Bhd., RM15,815.14 (approximately US$ 3,584.57) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the year ended March 31, 2025, Alps Global Holding Berhad advanced to Vax Biotech Sdn. Bhd., RM10,141.04 (approximately US$ 2,298.51) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the six months period ended September 30, 2025, Dr. Tham Seng Kong, director and Chief Executive Officer of Alps, advanced to Alps, RM3,371,277 (approximately US$801,015) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

During the six months period ended September 30, 2025, Alps Global Holding Berhad advanced to Vax Biotech Sdn. Bhd., RM5,858.96 (approximately US$ 1,407.34) for working capital purposes. This advance is unsecured, interest free and repayable on demand.

Related Person Transaction Policy

Alps Group’s Audit Committee is responsible for reviewing and approving  all related party transactions, which include any transaction, arrangement, or relationship requiring disclosure under Item 404 of Regulation S-K, or any transaction between Alps Group and (i) any director or executive officer, (ii) any nominee for election as a director, (iii) any holder of more than 5% of any class of Alps Group securities, or (iv) any immediate family member of the foregoing. In evaluating such transactions, the Committee considers all relevant facts and circumstances, including whether the terms are no less favorable than those generally available to unaffiliated third parties and the related party’s interest in the transaction.

166

DESCRIPTION OF SECURITIES

References in this section to “we,” “us,” or “our” are to PubCo, except where the context requires otherwise.

PubCo, or Alps Group Inc (formerly known as “Alps Global Holding Pubco”), is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act, and the common law of the Cayman Islands.

PubCo Ordinary Shares

The following includes a summary of the terms of PubCo ordinary shares, based on its amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) and Cayman Islands law.

General. PubCo’s authorized share capital is US$50,000 divided into 500,000,000 shares comprising (i) 495,000,000 PubCo ordinary shares of US$0.0001 par value each, and (ii) 5,000,000 PubCo preferred shares of US$0.0001 par value each. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Unless the board of directors determine otherwise, each holder of PubCo ordinary shares will not receive a certificate in respect of such ordinary shares. PubCo may not issue share or warrant to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of PubCo ordinary shares are entitled to such dividends as may be declared by its board of directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, PubCo’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. Dividends may also be declared and paid out of share premium account with the sanction of an ordinary resolution or any other lawfully available fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless PubCo’s directors determine that, immediately following the date on which the dividend is proposed to be paid, PubCo will be able to pay its debts as they fall due in the ordinary course of business and PubCo has funds lawfully available for such purpose. Holders of PubCo ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. A resolution put to the vote of a meeting of shareholders shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, PubCo is not obliged by the Companies Act to call shareholders’ annual general meetings. PubCo’s Memorandum and Articles of Association provide that PubCo may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case PubCo will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq Listing Rules. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of PubCo’s shareholders may be called by the majority of all its directors or all of its Class A directors or, upon a requisition of one or more shareholders who together holding at least 10% of the rights to vote at such general meeting, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

167

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to PubCo’s Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in the PubCo’s Memorandum and Articles of Association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and
●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq, the board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. The board of directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with the company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary share transferred is fully paid and free of any lien in favor of the company;

●	any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

If the directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as the directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

Liquidation. If the PubCo is wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of assets of the company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and
●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

168

Redemption, Repurchase and Surrender of Ordinary Shares. PubCo may issue shares on terms that such PubCo ordinary shares are subject to redemption, at PubCo’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such PubCo ordinary shares, by a board resolution of PubCo’s directors. PubCo may also repurchase any of its PubCo ordinary shares in such manner and on such other terms as agreed between the board of directors and the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of PubCo’s profits, out of any combination of capital, profits and the proceeds of a fresh issue of shares if PubCo can, immediately following the date on which the payment is proposed to be paid, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act no such PubCo ordinary shares may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding, other than shares held as treasury shares.

General Meetings of Shareholders. PubCo may, but shall not (unless required by the rules and regulations of the Nasdaq or any other national securities exchange on which the Shares are listed for trading) be obliged to, hold an annual general meeting in each year at such time and place as the board of directors of PubCo will determine. At least five (5) clear days’ notice shall be given for any general meeting. The majority of all the directors or all the Class A directors of PubCo may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. One or more shareholders who together hold not less than one-third of the issued and outstanding PubCo ordinary shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

Variations of Rights of Shares. If at any time PubCo ordinary shares capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by at a separate general meeting of the members holding the issued shares of such class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred upon the holders of the shares of any class issued shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Inspection of Books and Records. The board of directors of PubCo or the shareholders by ordinary resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of PubCo will be open to the inspection by PubCo shareholders, and no PubCo shareholder will otherwise have any right of inspecting any account or book or document of PubCo except as required by the Companies Act.

Changes in Capital

PubCo may from time to time by ordinary resolution:

●	increase its share capital by new shares of the amount fixed by that ordinary resolution;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

●	sub-divide its shares or any of them into shares of a smaller amount; or

●	cancel any shares that at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

169

Exempted Company

PubCo is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue no par value shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

Pubco Warrants

As of the date of this prospectus, the Company had 11,500,000 public warrants and 570,000 private warrants outstanding. Each warrant entitles the registered holder to purchase one half of a share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by January 26, 2026, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire on October 28, 2030 at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

The private warrants are identical to the public warrants except that such private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or its permitted transferees.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”); and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

170

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average trading price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of the shares of common stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the shares of common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the private warrants are still held by PGM or its permitted transferees, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from PGM or its affiliates, these arrangements will no longer apply. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

171

SHARES ELIGIBLE FOR FUTURE SALES

Business Combination Shares

According to the Memorandum and Articles of Association of PubCo, the authorized share capital of the PubCo is US$50,000 divided into 500,000,000 shares comprising (i) 495,000,000 PubCo ordinary shares of US$0.0001 par value each; and (ii) 5,000,000 preferred shares of US$0.0001 par value each. All of the PubCo ordinary shares issued in connection with the Redomestication Merger will be freely transferable by persons other than PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below.

The PubCo ordinary shares issued in connection with the Acquisition Merger were registered at the Closing, but will be subject to the Lock-up Agreements described below. Sales of substantial amounts of PubCo ordinary shares in the public market could adversely affect prevailing market prices of the PubCo ordinary shares.

Transfer of PubCo Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and the Memorandum and Articles of Association, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed: (i) where the ordinary shares are fully paid, by or on behalf of that shareholder; and (ii) where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee. The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Lock-up Agreements

At the Closing of the Business Combination, certain Alps Holdco Shareholders and certain Globalink stockholders executed Lock-up Agreements, pursuant to which such holders agree, subject to certain customary exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the PubCo ordinary shares subject to lock-up, including the Merger Consideration Shares (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined in the Lock-up Agreement) with respect to the Lock-Up Shares until (i) (w) with respect to one hundred percent (100%) of the Lock-Up Shares, the date from the Closing until the last date that is six (6) months after the date of the Closing, (x) with respect to ninety percent (90%) of the Lock-Up Shares, the 1st day of the 7th month from the Closing until the date that is nine (9) months after the date of the Closing, (y) with respect to seventy percent (70%) of the Lock-Up Shares, the 1st day of the 10th month from the Closing until the date that is twelve (12) months after the date of the Closing, (z) with respect to forty percent (40%) of the Lock-Up Shares, the 1st day of the 13th month from the Closing until the date that is fifteen (15) months after the date of the Closing, or (ii) if sooner, the date after the Closing on which Globalink consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Globalink’s stockholders having the right to exchange their equity holdings in Globalink for cash, securities or other property. For the avoidance of doubt, no Lock-up Shares shall be subject to the terms in the Lock-up Agreement from and after the date that is fifteen (15) months after the date of the Closing.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

172

Persons who have beneficially owned restricted Ordinary Shares or Warrants for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of such securities then issued and outstanding; or
●	the average weekly reported trading volume of the securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and
●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act, any of PubCo’s employees, directors, officers, consultants or advisors, other than PubCo’s affiliates, who purchased shares from PubCo in connection with a qualified compensatory stock plan or other written agreement in compliance with Rule 701 before the effective date of a registration statement under the Securities Act is entitled to rely on Rule 701 to resell such shares in reliance on Rule 144. An affiliate of PubCo can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of PubCo can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about PubCo.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Registration Rights

At the Closing, PubCo entered into the Amended and Restated Registration Rights Agreement with certain existing stockholders of Globalink with respect to the PubCo ordinary shares they own at the Closing, and with certain Alps Holdco shareholders who own PubCo ordinary shares after the Closing. The Amended and Restated Registration Rights Agreement requires PubCo to, among other things, file a resale shelf registration statement no later than 90 days after the Closing. The Amended and Restated Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

173

EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Ordinary Shares as of December 18, 2025 by:

●	each person known by us to be the beneficial owner of more than 5% of Ordinary Shares;
●	each of our directors and executive officers; and
●	all our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if that person possesses sole or shared voting or investment power over that security. A person is also deemed to be a beneficial owner of securities that the person has a right to acquire within 60 days including, without limitation, through the exercise of any option, warrant or other right or the conversion of any other security. Such securities, however, are deemed to be outstanding only for the purpose of computing the percentage beneficial ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage beneficial ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The calculations of the percentage of beneficial ownership are based on 166,400,326 Ordinary Shares issued and outstanding, as of January 7, 2026.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares (All Classes) (#)	Pct. (%)	Vot. Pct. (%)
Executive Officers and Directors(1):
Dr. Tham Seng Kong	77,144,380	46.36%	46.36%
Chew Yoke Ling	6,882,720	4.14%	4.14%
Low Wei Sim	821,083	*	*
Cheing Lye-Ping, Penny	-	-	-
Professor Manickam Ravichandran	20,000	*	*
Professor Poh Chit Laa	2,000	*	*
Tan Sri Dato’ Seri Dr. Suleiman bin Mohamed	-	-	-
Chua Boon Ping	149,771	*	*
Intan Ilyani binti Ghazali	10,000	*	*
All Directors and Executive Officers as a Group (8 Individuals)	84,724,445	50.90%	50.90%
Greater than 5% Holders:
Dr. Tham Seng Kong	77,144,380	46.36%	46.36%
Lim Kuang Sia	17,171,873	10.32%	10.32%
Crystal Propel Sdn. Bhd.	15,750,454	9.46%	9.46%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each shareholder is Unit E-18-01 & E-18-02, Level 18, Icon Tower (East), No. 1, Jalan 1/68F, Jalan Tun Razak, 50400 Kuala Lumpur, Wilayah Persekutuan, Malaysia.

174

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time by the Selling Shareholders named in this prospectus or their permitted transferees of up to (a) 1,002,854 Ordinary Shares issued to certain affiliates of Alps Global Holding Pubco who were former shareholders of Alps Holdco in connection with the Business Combination as Merger Consideration Shares (as defined below) at an implied purchase price of $10.00 per share; (b) 2,875,000 Ordinary Shares issued to the Initial Stockholders upon conversion of the Founder Shares issued to the Initial Stockholders prior to the IPO, which were originally purchased for an aggregate purchase price of $25,000 (approximately $0.009 per share); (c) 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO at a price of $10.00 per unit, with each Warrant exercisable for one-half of one Ordinary Share at $11.50 per share; 310,788 Ordinary Shares issued to PIPE Investors pursuant to certain PIPE Subscription Agreements; (d) 305,509 Ordinary Shares issued to Alps directors to settle certain payable owed to such directors; and (e) 946,395 Ordinary Shares consists of (i) 627,000 Ordinary Shares issued to PGM at Closing of the Business Combination converted from Private Shares and Private Rights; (ii) 280,395 Ordinary Shares issued to PGM as partial conversion of amounts due at Closing of the Business Combination and (iii) 39,000 Ordinary Shares issued to Ng Yan Xun as partial conversion of amounts due at Closing of the Business Combination. The Selling Shareholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.

Upon expiration of a lock-up period which is six months to fifteen months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, the Selling Shareholders, collectively the beneficial owners of 5,725,546 Ordinary Shares, constituting approximately 3.44% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming no exercise of Warrants). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer).

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the aggregate number of the securities beneficially owned by such Selling Shareholder immediately prior to the offering, the number of the securities that may be sold by the Selling Shareholder under this prospectus and the number of Ordinary Shares that the Selling Shareholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

175

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Ordinary Shares registered on its behalf. A Selling Shareholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The calculations in the table below are based on 166,400,326 Ordinary Shares and 12,070,000 Warrants outstanding as of the date of this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	Ordinary Shares Registered for Sale in this Offering	Ordinary Shares beneficially owned after this Offering (1)%
PIPE Investors
Abayazi Bin Zainul	1,400	1,000	1,400	*	%
Agilan A/L Murugiah	1,400	1,000	1,400	*	%
Ahmad Hassanudin Bin Ahmad Kamaluddin	1,400	1,000	1,400	*	%
Ang Wan Kuan	1,400	1,000	1,400	*	%
Audrie Au (2)	1,400	1,000	1,400	*	%
Benjamin See Jian Hooi	5,400	5,000	5,400	*	%
Cheah Boon Yee	1,400	1,000	1,400	*	%
Cheah Choon Mee	1,400	1,000	1,400	*	%
Chua Kuan Hong	1,400	1,000	1,400	*	%
Dolly Anne Elizabeth	1,400	1,000	1,400	*	%
Elena Dowden	1,400	1,000	1,400	*	%
Ernest Au	1,400	1,000	1,400	*	%
Heng Cher Huan	1,400	1,000	1,400	*	%
Heng Cher Then	1,400	1,000	1,400	*	%
Heng Man Huan	1,400	1,000	1,400	*	%
Heng Man Ling	1,400	1,000	1,400	*	%
Heng Sui Kheng	1,400	1,000	1,400	*	%
Heng Sui Phing	1,400	1,000	1,400	*	%
Hew Pik Wai	18,588	1,000	18,588	*	%
Hew Zhao Xuan	1,400	1,000	1,400	*	%
Johan Alexander Bin Yusof	1,400	1,000	1,400	*	%
Lau Wei Kai	1,400	1,000	1,400	*	%
Lee Bee Yean	1,400	1,000	1,400	*	%
Lee Fong Thye	1,400	1,000	1,400	*	%
Lee Wai Min	1,401	1,001	1,401	*	%
Lian Beng Teck	1,400	1,000	1,400	*	%
Lian Ooi Long	1,400	1,000	1,400	*	%
Lim Huey Xin	1,400	1,000	1,400	*	%
Lim Kee Ing	1,400	1,000	1,400	*	%
Lim Kee Mei	1,400	1,000	1,400	*	%
Lim Kuang Sia	17,171,873	150,000	17,171,873	10.32%
Lim Lee Cheng	1,400	1,000	1,400	*	%
Lim Zhee Qian	1,400	1,000	1,400	*	%
Low Hong Yeng	300	150	300	*	%
Low Kai Chuan	1,400	1,000	1,400	*	%
Low Wei Suan	300	150	300	*	%
Lusia Virtanlius Chia	1,400	1,000	1,400	*	%
Maslina Binti Alias	1,400	1,000	1,400	*	%
Neo Wei Sheng	1,400	1,000	1,400	*	%
Neo Yee Feng	1,400	1,000	1,400	*	%
Neo Yee Jing	1,400	1,000	1,400	*	%
Ng Lek Cheng	2,800	2,000	2,800	*	%
Nguyen Thi Diem	1,400	1,000	1,400	*	%
Ong Teng Haw	1,400	1,000	1,400	*	%

176

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	Ordinary Shares Registered for Sale in this Offering	Ordinary Shares beneficially owned after this Offering (1)%
P. Janet Suganthamalar	210	150	210	*	%
Qu Hong Jun	1,400	1,000	1,400	*	%
Rinani Group	1,000	1,000	1,000	*	%
Sauna Luxe Sdn Bhd	1,400	1,000	1,400	*	%
Say Ming Cong	1,400	1,000	1,400	*	%
Say Yi Jun	1,400	1,000	1,400	*	%
Soo Choon Han	1,400	1,000	1,400	*	%
Soraya Anne Binti Yusof Dayan	1,400	1,000	1,400	*	%
Tan Chong Jean	1,400	1,000	1,400	*	%
Tan Jia Er	1,400	1,000	1,400	*	%
Tan Koon Swan	28,000	20,000	28,000	*	%
Tan Mee Su	304,169	47,337	304,169	*	%
Tan Saw Sim	7,000	5,000	7,000	*	%
Tan Seng Kuang	1,400	1,000	1,400	*	%
Tang Hooi Sim	1,400	1,000	1,400	*	%
Tang Lit Hiang	1,400	1,000	1,400	*	%
Valerie Koh Shu Yin	1,400	1,000	1,400	*	%
Wong Chee Loo	1,400	1,000	1,400	*	%
Wong Chee Yin	1,400	1,000	1,400	*	%
Ahmad Taufiq Hidayat Bin Ahmad Hassanudin	1,400	1,000	1,400	*	%
Wong Heng Wai	1,400	1,000	1,400	*	%
Wong Jun Kien	1,400	1,000	1,400	*	%
Wong Nei Chin	100,074	20,000	100,074	*	%
Wong Ooi Lee	1,400	1,000	1,400	*	%
Yee Chee Yin	1,400	1,000	1,400	*	%
Yong Siew Eng	1,400	1,000	1,400	*	%
Yaw Chee Leong	1,400	1,000	1,400	*	%
Sponsor
GL Sponsor LLC	2,835,000	2,835,000	2,835,000	1.70%
Globalink’s Directors and Executive Officers
Say Leong Lim	15,000	15,000	15,000	*	%
Hong Shien Beh	5,000	5,000	5,000	*	%
Kian Huat Lai	5,000	5,000	5,000	*	%
Hui Liang Wong	5,000	5,000	5,000	*	%
Kelvin (Zeng Yenn) Chin	10,000	10,000	10,000	*	%
Company’s Directors and Executive Officers
Dr. Tham Seng Kong	77,144,380	291,716	77,144,380	46.36%
Chew Yoke Ling	6,882,720	13,793	6,882,720	4.14%
Low Wei Sim	821,083	821,083	821,083	*	%
Professor Manickam Ravichandran	20,000	20,000	20,000	*	%
Professor Poh Chit Laa	2,000	2,000	2,000	*	%
Chua Boon Ping	149,771	149,771	149,771	*	%
Intan Ilyani binti Ghazali	10,000	10,000	10,000	*	%

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	Ordinary Shares Registered for Sale in this Offering	Ordinary Shares beneficially owned after this Offering	%
Public Gold Marketing Sdn. Bhd.(2)	907,395	280,395	907,395	*	%
Ng Yan Xun(2)	39,000	39,000	39,000	*	%

Notes:

*	Represents beneficial ownership of less than 1%.
(1)	Assumes that the Selling Shareholders do not dispose of, transfer, or otherwise sell any of the Ordinary Shares beneficially owned by them following the Offering.
(2)	Ordinary Shares to be issued in connection with the conversion of Promissory Notes.

177

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 6,035,000 Ordinary Shares, which consist of (i) up to 5,750,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, at $11.50 per whole share, and (ii) up to 285,000 Ordinary Shares issuable upon the exercise of 570,000 Warrants, which were issued at Closing of the Business Combination in connection with the conversion of Globalink warrants included in the Private Units sold to PGM in a private placement concurrently with the IPO at a price of $10.00 per unit, with each Warrant exercisable for one-half of one Ordinary Share at $11.50 per whole share.

We are also registering the offer and resale, from time to time, by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of (a) up to 5,725,546 Ordinary Shares and (b) up to 285,000 Ordinary Shares underlying 570,000 Warrants, held by certain Selling Shareholders.

We will not receive any proceeds from any sale by the Selling Shareholders of Ordinary Shares being registered hereunder, except that we will receive up to an aggregate of $69.4 million from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Ordinary Shares to be made directly or through agents.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

178

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

179

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have agreed to indemnify the Selling Shareholders who is a party to the Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for the Company by Loeb & Loeb LLP. Certain Cayman Islands legal matters will be passed upon for the Company by Ogier. Legal matters as to Malaysia law will be passed upon for the Company by Darryl, Edward & Co.

180

EXPERTS

The consolidated financial statements of Globalink Investment Inc. for the years ended December 31, 2024 and 2023, appearing in this registration statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Globalink Investment Inc. to continue as a going concern), appearing elsewhere in this registration statement, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The audited consolidated financial statements of Alps Global Holding Berhad for the years ended March 31, 2023, 2024, and 2025 and balance sheet data as of March 31, 2023, 2024, and 2025 have been included in this registration statement in reliance on the report of UHY Malaysia PLT, an independent registered public accounting firm, appearing elsewhere in this registration statement, and are included herein in reliance upon the authority of the said firm as experts in accounting and auditing.

The financial statements of PubCo for the financial period May 14, 2024 (date of incorporation) to March 31, 2025, included in this registration statement were audited by UHY Malaysia PLT, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alps Holdco and its subsidiaries as of March 31, 2025, and 2024, included in this registration statement were audited by UHY Malaysia PLT, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN ACCOUNTANTS

Globalink, a former special purpose acquisition company and predecessor of the Company, previously engaged Marcum LLP (“Marcum”) as its independent registered public accounting firm.

Effective November 17, 2025, Alps Group Inc dismissed Marcum LLP as Globalink’s independent registered public accounting firm solely as a result of the business combination that was completed on October 28, 2025 and engaged UHY Malaysia PLT (“UHY”) to conduct a review of Globalink’s financial statements for three- and nine-month periods ended September 30, 2025.

Marcum’s reports on Globalink’s consolidated financial statements for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles, except that the reports included an explanatory paragraph expressing substantial doubt about Globalink’s ability to continue as a going concern. Furthermore, during our two most recent fiscal years and through November 17, 2025, there had been no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports on Globalink’s financial statements for such periods.

For Globalink’s two most recent fiscal years and the subsequent interim period through November 17, 2025, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses reported by management.

The Company provided Marcum with a copy of the above disclosure and requested that Marcum furnish Globalink with a letter addressed to the SEC stating whether or not it agrees with the above statement. A copy of the letter of Marcum is filed as Exhibit 23.5 to the registration statement.

During Globalink’s two most recent fiscal years and any subsequent interim periods prior to the engagement of UHY on November 17, 2025, neither Globalink, nor anyone on behalf of Globalink, has consulted UHY regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on Globalink’s consolidated financial statements. Neither a written report was provided to the Company nor was any oral advice provided that UHY concluded was an important factor considered by Globalink in reaching a decision as to the accounting, auditing, or financial reporting issue. Additionally, neither the Globalink nor anyone acting on our behalf consulted UHY with respect to any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://alps-holdings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

181

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s operations are conducted outside the United States, and a majority of our Company’s assets are located outside the United States. A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Company has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Ogier, our Company’s counsel as to Cayman Islands law, have advised our Company that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Malaysia

Under Malaysian law, the judgment creditor is generally responsible for enforcing any civil judgment, and the Malaysian courts do not initiate enforcement proceedings on their own. Enforcement of a judgment may be effected through various legal mechanisms, including writs of possession, writs of seizure and sale, judgment debtor summons, winding-up proceedings, and garnishee proceedings. Where a party subject to a judgment fails to comply with a court order, the Malaysian court may initiate committal proceedings, through which penalties may be imposed on the non-compliant party.

With respect to foreign judgments, a party seeking enforcement must generally register the judgment with the Malaysian High Court before it can be enforced in Malaysia. Although the United States and Malaysia are parties to a Mutual Legal Assistance Treaty (“MLAT”), which facilitates cooperation in criminal matters, the MLAT does not provide for the reciprocal recognition or enforcement of civil judgments. Malaysia does not have treaties with the United States providing for the automatic recognition or enforcement of U.S. judgments. Accordingly, enforcement of a U.S. judgment may require commencing a fresh action in Malaysia under common law principles to obtain recognition and enforcement. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

182

INDEX TO FINANCIAL STATEMENTS

Globalink Investment Inc.

ALPS LIFE SCIENCE INC

ALPS GLOBAL HOLDING PUBCO

F-1

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$357,729	$253,507
Prepaid expenses	6,833	96,892
Total current assets	364,562	350,399
Cash held in Trust Account	1,375,147	3,349,591
TOTAL ASSETS	$1,739,709	$3,699,990

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$213,625	$79,886
Franchise tax payable	363,102	209,906
Income tax payable	515,293	479,279
Promissory note - related party	—	4,445,458
Due to affiliate	277,000	607,000
Convertible note - related party, net of debt discount	5,194,421	—
Promissory note - third party	720,000	—
Excise tax liability	1,631,756	1,313,485
Total current liabilities	8,915,197	7,135,014
Warrant liabilities	28,500	2,736
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	12,968,697	11,162,750

COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK
Common stock subject to possible redemption, $0.001 par value, 72,601 and 277,511 shares at redemption value of $12.78 and $11.62 per share, respectively, at September 30, 2025 and December 31, 2024	927,722	3,223,514

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 500,000,000 shares authorized; 3,445,000 shares issued and outstanding at September 30, 2025 and December 31, 2024 (excluding 72,601 and 277,511 shares subject to possible redemption, respectively)	3,445	3,445
Additional paid-in capital	990,399	—
Accumulated deficit	(13,150,554)	(10,689,719)
Total Stockholders’ Deficit	(12,156,710)	(10,686,274)
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$1,739,709	$3,699,990

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
OPERATING EXPENSES
General and administrative expenses	$300,423	$287,590	$904,506	$1,310,672
Provision (reversal) for franchise tax expense	93,600	50,000	127,200	93,662
Total operating expenses	(394,023)	(337,590)	(1,031,706)	(1,404,334)

OTHER INCOME (EXPENSE)
Income on cash held in Trust Account	14,218	349,494	80,554	1,036,806
Taxes penalties and interest	(56,769)	—	(354,108)	(2,356)
Interest expense	(392,985)	(51,814)	(1,129,811)	(128,811)
Change in fair value of warrant liabilities	(5,700)	14,250	(25,764)	(12,369)
Total other (loss) income, net	(441,236)	311,930	(1,429,129)	893,270

Loss before provision for income taxes	(835,259)	(25,660)	(2,460,835)	(511,064)
Provision for income taxes	6,875	(91,087)	—	(198,175)
NET LOSS	$(828,384)	$(116,747)	$(2,460,835)	$(709,239)

Weighted average shares outstanding Common stock – redeemable	72,601	2,562,567	188,942	2,562,567
Basic and diluted net income per share, Common stock – redeemable	$0.04	$0.07	$0.94	$0.17
Weighted average shares outstanding Common stock – non-redeemable	3,445,000	3,445,000	3,445,000	3,445,000
Basic and diluted net loss per share, Common stock – non-redeemable	$(0.24)	$(0.08)	$(0.77)	$(0.33)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2024	3,445,000	$3,445	$—	$(10,689,719)	$(10,686,274)
Gain on modification of terms of promissory notes and advances from affiliate	—	—	940,847	—	940,847
Remeasurement of common stock subject to redemption	—	—	(162,099)	—	(162,099)
Net loss	—	—	—	(738,555)	(738,555)
Balance - March 31, 2025	3,445,000	3,445	778,748	(11,428,274)	(10,646,081)
Remeasurement of common stock subject to redemption	—	—	(138,638)	—	(138,638)
Excise tax liability in connection with redemption	—	—	(26,173)	—	(26,173)
Net loss	—	—	—	(893,896)	(893,896)
Balance – June 30, 2025	3,445,000	3,445	613,937	(12,322,170)	(11,704,788)
Remeasurement of common stock subject to redemption	—	—	(20,752)	—	(20,752)
Claw back for the December 2024 Extension Overpayment Amount	—	—	397,214	—	397,214
Net loss	—	—	—	(828,384)	(828,384)
Balance – September 30, 2025	3,445,000	$3,445	$990,399	$(13,150,554)	$(12,156,710)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit
Balance - December 31, 2023	3,445,000	$3,445	$(7,267,190)	$(7,263,745)
Remeasurement of common stock subject to redemption	—	—	(455,764)	(455,764)
Net loss	—	—	(375,307)	(375,307)
Balance – March 31, 2024	3,445,000	$3,445	$(8,098,261)	$(8,094,816)
Remeasurement of common stock subject to redemption	—	—	(440,824)	(440,824)
Net loss	—	—	(217,185)	(217,185)
Balance - June 30, 2024	3,445,000	$3,445	$(8,756,270)	$(8,752,825)
Remeasurement of common stock subject to redemption	—	—	(388,406)	(388,406)
Net loss	—	—	(116,747)	(116,747)
Balance - September 30, 2024	3,445,000	$3,445	$(9,261,423)	$(9,257,978)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,460,835)	$(709,239)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on cash held in Trust Account	(80,554)	(1,036,806)
Change in fair value of warrant liabilities	25,764	12,369
Amortization of debt discount	940,847	—
Changes in operating assets and liabilities:
Prepaid expenses	90,059	64,879
Income tax payable	36,014	(91,956)
Interest expense accrual	188,964	128,811
Excise tax payable	292,098	—
Accounts payable	133,738	(75,678)
Franchise tax payable	153,196	(50,000)
Net cash used in operating activities	(680,709)	(1,757,620)

Cash Flows from Investing Activities:
Cash deposited to Trust Account	—	(540,000)
Cash deposited to Trust Account for extension	(740,774)	—
Cash withdrawn from trust in connection with redemption of common stock	2,617,281	—
Cash withdrawn from Trust Account to pay tax obligations	178,491	433,768
Net cash provided by (used in) investing activities	2,054,998	(106,232)

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	170,000	1,850,000
Proceeds from promissory note - third party	720,000	—
Redemption of common stock	(2,617,281)	—
Redemption refund	397,214	—
Due to affiliate- advance	60,000	—
Net cash (used in) provided by financing activities	(1,270,067)	1,850,000

NET CHANGE IN CASH	104,222	(13,852)
CASH, BEGINNING OF PERIOD	253,507	79,073
CASH, END OF PERIOD	$357,729	$65,221

Supplementary Cash Flow Information:
Cash paid for income tax	$—	$—
Cash paid for interest expense	$—	$—
Non-cash investing and financing activities:
Remeasurement of Common stock subject to redemption	$321,489	$1,284,994
Gain on modification of terms of promissory notes and advances from affiliate	$940,847	$—
Excise tax accrued for common stock redemption	$26,173	$—
Reclassification of due to affiliate	$390,000	$—
Reclassification of promissory note - related party	$5,745,269	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

GLOBALINK INVESTMENT INC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 1 – Description of Organization and Business Operations and Liquidity

Globalink Investment Inc. (the “Company” or “Globalink”) was incorporated in Delaware on March 24, 2021. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”). As of September 30, 2025, the Company had not commenced any operations. All activity through September 30, 2025 relates to the Company’s formation, Initial Public Offering (the “IPO”), and preparing for a Business Combination, as described below. The Company completed a Business Combination on October 28, 2025.

On July 27, 2022, Globalink Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, was formed. Globalink Merger Sub, Inc. had not commenced any operations as of September 30, 2025.

On April 3, 2024, Globalink Merger Sub (Cayman), was incorporated in the Cayman Islands as a wholly-owned subsidiary of the Company. On December 31, 2024, Globalink Merger Sub (Cayman) was deregistered.

Initial Public Offering

The registration statement for the Company’s Initial Public Offering (the “IPO”) was declared effective on December 6, 2021. On December 9, 2021, the Company consummated the IPO of 10,000,000 units (collectively, the “Units” and each, a “Unit”) at $10.00 per Unit generating gross proceeds of $100,000,000, which is discussed in Note 3. The Company has selected December 31 as its fiscal year end.

Simultaneously with the closing of the IPO, the Company consummated the sale of 517,500 units (collectively, the “Private Placement Units” and each, a “Private Placement Unit”) at a price of $10.00 per Private Placement Unit in a private placement to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company and a related party of the Company, generating gross proceeds of $5,175,000, which is described in Note 4.

Additionally with the closing of the IPO, the Company granted the underwriters a 45-day option to purchase up to 1,500,000 Units to cover over-allotment. On December 13, 2021, the underwriters fully exercised the option and purchased 1,500,000 additional Units (the “Over-allotment Units”), generating additional gross proceeds of $15,000,000.

Simultaneously with the exercise of the over-allotment option, the Company consummated a private sale of an additional 52,500 Private Placement Units to Public Gold Marketing Sdn. Bhd. at a price of $10.00 per Private Placement Unit, generating additional gross proceeds of $525,000. Since the underwriters’ over-allotment option was exercised in full, the sponsor did not forfeit any Founder Shares (as defined in Note 5).

Offering costs for the IPO and the exercise of the underwriters’ over-allotment option amounted to $6,887,896, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees payable (which are held in the Trust Account (as defined below)) and $562,896 of other costs. As described in Note 6, the $4,025,000 of deferred underwriting fee payable is contingent upon the consummation of a Business Combination, subject to the terms of the underwriting agreement.

Trust Account

Following the closing of the IPO, $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Units were placed in a trust account (“Trust Account”) and, prior to July 2023, were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act. As of September 30, 2025, $1,375,147 was held in Trust Account.

To mitigate the risk of being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), in July 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee of the Trust Account (the “Trustee” or “Continental”), to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (which may include demand deposit accounts) until the earlier of consummation of the Company’s Business Combination or liquidation. Furthermore, such cash is held in bank accounts, which exceeds federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”).

Business Combination

On January 30, 2024, the Company entered into a Merger Agreement (as amended and restated on May 20, 2024, further amended on March 6, 2025 and April 18, 2025, and as may be further amended, restated or supplemented from time to time, the “Merger Agreement”), by and among the sponsor, in the capacity as the representative from and after the effective time of the Acquisition Merger (as defined below) (the “Effective Time”) in accordance with the terms and conditions of the Merger Agreement (the “Parent Representative”), Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Life Sciences Inc, a Cayman Islands exempted company (“Alps Holdco”) and Dr. Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective Time for the shareholders of Alps Holdco as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”). Pursuant to the terms of the Merger Agreement, the Business Combination between Globalink and Alps Holdco will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of the Company, the Company will be merged with and into PubCo, with PubCo remaining as the surviving publicly traded entity and (ii) Merger Sub will merge with and into Alps Holdco, resulting in Alps Holdco remaining as the surviving entity and being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

F-6

On March 6, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative, entered into a First Amendment to the Merger Agreement, pursuant to which, parties agreed to:

●	remove the earn-out provision from the Merger Agreement; and

●	remove the $5,000,001 net tangible asset requirement for (i) Globalink immediately prior to the Closing, and (ii) PubCo upon Closing, provided that the PubCo satisfies the listing requirements of and is approved for listing on the Nasdaq Global Market or the Nasdaq Capital Market.

On April 18, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative entered into a Second Amendment to the Merger Agreement. pursuant to which, parties agreed to:

●	remove the continued listing of Globalink’s securities on Nasdaq as a condition to the closing of the transactions contemplated by the Merger Agreement; and

●	remove the limitation that Parent will not consummate any initial business combination unless it (or any successor) has net tangible assets of at least $5,000,001 upon consummation of such business combination.

Upon the consummation of the Business Combination on October 28, 2025, and pursuant to the Merger Agreement:

●	All of the outstanding shares of Alps Holdco were cancelled in exchange for the right to receive PubCo ordinary shares equal to the Conversion Ratio (as defined in the Merger Agreement). The aggregate consideration for the Business Combination is US$1.6 billion, payable at the Closing in the form of newly issued PubCo ordinary shares, at $10.00 per share, of US$0.0001 par value each (the “Merger Consideration Shares”). The Merger Consideration Shares were allocated pro rata with each shareholder of Alps Holdco receiving a number of PubCo ordinary shares determined in accordance with the terms of the Merger Agreement.

●	Each share of Globalink common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares), were automatically cancelled, and PubCo issued to its holder (other than Globalink stockholders who exercised their redemption rights in connection with the Business Combination) one validly issued PubCo ordinary share, which was fully paid;

●	Each Globalink warrant to purchase one-half (1/2) of one share of Globalink common stock issued and outstanding immediately prior to effective time of the Redomestication Merger converted into one warrant to purchase one-half (1/2) of one PubCo ordinary share (“PubCo warrant”) (or equivalent portion thereof). The PubCo warrants will have substantially the same terms and conditions as set forth in the Globalink warrants;

●	The holders of Globalink rights (convertible into one-tenth (1/10) of one share of Globalink common stock) issued and outstanding immediately prior to the effective time of the Redomestication Merger obtained the right to receive one-tenth (1/10) of one PubCo ordinary share (“PubCo right”) in exchange for the cancellation of each Globalink right; and

●	8,000,000 shares of ordinary shares the Combined Company (representing five percent (5%) of the Merger Consideration Shares) were issued and held in escrow with Continental Stock Transfer & Trust (“Escrow Agent”) to satisfy any indemnification obligations incurred under the Merger Agreement (the “Escrow Shares”).

●	The name of the Combined Company was changed to “Alps Group Inc”.

PIPE Investment

On June 4, 2024, June 5, 2024, and August 27, 2024, the Company, Alps Holdco and PubCo entered into subscription agreements with three investors on substantially same terms, pursuant to which, among other things, PubCo has agreed to issue and sell to the investors, and the investors agreed to subscribe for and purchase certain number of ordinary shares of PubCo (“PIPE Shares”) at a purchase price of $10.00 per share for an aggregate purchase price of $40,200,000, in a private placement. On March 25, 2025 and March 26, 2025, the Company, Alps Holdco and PubCo executed the termination agreements with two investors who entered into the subscription agreements to purchase $40 million worth of PIPE Shares, dated June 4, 2024 and June 5, 2024, respectively, and the parties agreed that, upon the execution of the termination agreements, the subscription agreements shall be deemed null and void, and neither party shall have any further rights, obligations, or liabilities under the subscription agreements.

Subsequent to the execution of the Merger Agreement and as a condition and an inducement to Globalink and Alps Holdco to consummate the Business Combination, PubCo, Globalink and Alps Holdco entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “PIPE Investors”) for an aggregate subscription amount of US$3,107,875 (excluding the $40 million subscription that was terminated) in PubCo ordinary shares in a private placement to be consummated substantially concurrently with the Closing (the “PIPE Investment”). The PIPE Investment closed immediately prior to the consummation of the transactions contemplated by the Merger Agreement. The PIPE Investors, together with certain former shareholders of Globalink also entered into the Registration Rights Agreement with Pubco pursuant to which Pubco will, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 60 days after the Closing. The Amended and Restated Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods.

F-7

Risks and Uncertainties

The Company continues to evaluate the impact of increases in inflation and rising interest rates, financial market instability, including the recent bank failures, the potential government shutdown, the lingering effects of the COVID-19 pandemic and certain geopolitical events, including the wars in Ukraine and the surrounding region and between Israel and Hamas. The Company has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on its financial position, results of operations and/or ability to complete an initial Business Combination, the Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business and its ability to complete an initial Business Combination.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024.

The Company is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full. A detailed discussion of exercise tax was disclosed in Note 2.

Liquidity, Capital Resources and Going Concern

As of September 30, 2025, the Company had $357,729 of cash available to meet working capital needs and a working capital deficit of approximately $8.6 million.

On October 28, 2025, the Company consummated the Business Combination pursuant to the terms of the Merger Agreement as disclosed above. Following the Business Combination, the Company became part of Alps, and all its assets and liabilities became assets and liabilities of Alps; the Company has had no operations on its own at all and would not incur any additional expenses and liabilities for its business prior to the Business Combination. The Company’s ability to meet all of its obligations as of September 30, 2025 has been testified by the subsequent settlement by the Company itself or by Alps and its subsidiaries.

The management of Alps has developed specific plans to improve Alps’ liquidity position. If Alps is unable to repay the debt as it comes due with cash generated from operations, the management of Alps attempts to finance its short-term obligations through related party loans. However, there’s no assurance that the management of Alps could successfully get enough funds prior the maturity of short-term obligations. These factors raised substantial double of the Company’s ability to continue as a going concern. The unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on August 21, 2025. The interim results for the three and nine months ended September 30, 2025 presented are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-8

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these unaudited condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Cash Held in Trust Account

As of September 30, 2025 and December 31, 2024, all of the assets held in the Trust Account were held in cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the FDIC coverage limit. As of September 30, 2025 and December 31, 2024, the Company had not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying unaudited condensed consolidated balance sheets, primarily due to their short-term nature.

Debt Modification or Extinguishment

The Company evaluates amendments to determine whether a change was a modification or an extinguishment of debt. For a modification, no gain or loss is recorded, and a new effective interest rate is established based on the carrying value of the debt and revised cash flow. If the debt is extinguished, the old debt is derecognized and the new debt is recorded at fair value, which becomes the new carrying value. A gain or a loss is recorded for the difference between the net carrying value of the original debt and the fair value of the new debt. Interest expense is recorded based on the effective interest rate of the new debt. A debt is considered extinguished if the terms of the new debt and original instrument are “substantially different.”

Convertible Debt

The Company issues debt that may have conversion features.

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, the Company must first assess whether the embedded equity-linked component is clearly and closely related to its host instruments. If a component is clearly and closely related to its host instruments, then the Company has to assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlying, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, the Company estimates the fair value of the embedded derivative using the Black Scholes method upon the date of issuance. If the fair value of the embedded derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. The derivative shall be recorded at fair value as liability and the carrying value assigned to the host contract represents the difference between the previous carrying amount of the hybrid instrument and the fair value of the derivative; therefore, there is no gain or loss from the initial recognition and measurement of an embedded derivative that is accounted for separately from its host contract.

The ASU 2020-06 “Debt with conversion and other option”, changes the accounting for convertible instruments by reducing the number of accounting models. It requires convertible debt instruments to be accounted for under one of the following three models: embedded derivative, substantial premium, or no proceeds allocated (traditional debt) models. It eliminates the cash conversion and beneficial conversion feature models, which will likely result in more convertible debt instruments being accounted for as a single unit. The Company has adopted this ASU on January 1, 2024, as a result of these changes, companies are no longer required to separately account for embedded conversion features solely due to a beneficial conversion or cash settlement provision, unless the feature meets the definition of a derivative under ASC 815 and does not qualify for the equity scope exception.

For the three and nine months ended September 30, 2025, the Company evaluated the added conversion feature (see Note 5 and Note 7) under ASC 835, Interest (“ASC 835”). In accordance with ASC 835, the Company capitalized the debt discount and amortized the debt discount ratably to interest expense in the consolidated statements of operations. Amortization of the debt discount was recognized from the inception of the agreement through September 15, 2025, the expected date of the consummation of the proposed Business Combination. The Company presents the convertible promissory notes on the consolidated balance sheet at face value, net of its amortized debt discount.

F-9

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2025 and December 31, 2024, the Company’s deferred tax asset for start-up organizational expenses had a full valuation allowance recorded against it. The Company’s effective tax rate was (0.82)% and (354.98)% for the three months ended September 30, 2025 and 2024, respectively, and 0.00% and (38.78)% for the nine months ended September 30, 2025 and 2024, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2025 and 2024 due to penalties and interest on excise tax, business combination expenses, change in fair value of warrants and amortization of debt discount. The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through September 30, 2025 and does not use the annual effective tax rate (AETR) method.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2025 or December 31, 2024. No amounts were paid for interest and penalties for the three and nine months ended September 30, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of September 30, 2025 and December 31, 2024, the balance of income tax payable was $515,293 and $479,279, respectively (including $239,374 of tax payable due from the year ended December 31, 2023, which are overdue). The Company is subject to income tax examinations by major taxing authorities since inception.

On July 4, 2025, the U.S. government enacted tax reform, commonly referred to as the One Big Beautiful Bill Act (“OBBB”). OBBB amends U.S. tax law, including provisions related to bonus depreciation, interest expense limitation, research and development, global intangible low-taxed income, foreign derived intangible income and base erosion and anti-abuse tax. The Company is still evaluating the impact of the OBBB, however, does not currently believe it will have a material impact on its effective tax rate in the current year.

Excise Tax

In connection with the vote to approve the charter amendment proposal presented at the March 2023 Special Meeting, holders of 6,756,695 shares of common stock properly exercised their right to redeem their shares of common stock for an aggregate redemption amount of approximately $69.92 million. In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting on November 28, 2023, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million. In connection with the votes at December 2024 Special Meeting, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. In connection with the votes at the June 2025 Special Meeting, holders of 204,910 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $12.77 per share, for an aggregate of approximately $2.6 million. As of September 30, 2025, the Trust Account had a balance of approximately $1.4 million.

In connection with the votes at the December 2024 Special Meeting, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. It was later determined that the Company did not withdraw all of the interest from the Trust Account that it was allowed to withdraw to cover income and franchise taxes. The December 2024 Extension Redeeming Stockholders were notified of this situation and instructed to return the December 2024 Extension Overpayment Amount to Continental. As of this filing, the Company has recovered $397,214. Due to the reduced redemption, the Company will reduce the excise tax liability when final results of the request are determined.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full. As such, the Company has recorded a 1% Excise Tax liability in the amounts of $1,631,756 and $1,313,485, including interest and penalty of $401,466 and $109,368, respectively, on the consolidated balance sheets as of September 30, 2025 and December 31, 2024. The liability for the excise tax does not impact the unaudited condensed consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available. All interest and penalties related to the non-filing and non-payment of the excise tax liability are recorded within the accompanying unaudited condensed consolidated statements of operations.

For the three months ended September 30, 2025, the Company recognized $30,772 interest and $nil penalties in connection with the unpaid excise tax. For the nine months ended September 30, 2025, the Company recognized $84,590 in interest and $207,508 in penalties in connection with the unpaid excise tax.

Shares of Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s shares of common stock sold in the IPO and as a result of the exercise by the underwriters of their over-allotment option features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on September 30, 2025 and December 31, 2024, 72,601 and 277,511 shares of common stock subject to possible redemption, respectively, were presented as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.

On March 6, 2023, in connection with the approval of the extension amendment proposal and the trust amendment proposal presented at the March 2023 Special Meeting, holders of 6,756,695 of the Company’s shares of common stock exercised their right to redeem those shares for cash at an approximate price of $10.35 per share, for an aggregate of approximately $69.92 million.

On November 28, 2023, in connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the November 2023 Special Meeting, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million.

F-10

In connection with the December 2024 Special Meeting held on December 3, 2024, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. It was later determined that the Company did not withdraw all of the interest from the Trust Account that it was allowed to withdraw to cover income and franchise taxes and, therefore, the December 2024 Payment should have been approximately $11.52 per share. This meant that the December 2024 Extension Redeeming Stockholders were overpaid in the amount of $563,108, approximately $0.25 per share (the “December 2024 Extension Overpayment Amount”).

In connection with the votes at the June 2025 Special Meeting, holders of 204,910 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $12.77 per share, for an aggregate of approximately $2.6 million, leaving 72,601 Public Shares outstanding. On July 25, 2025, in connection with the June 2025 Special Meeting, the Company paid redeeming shareholders $2,617,281, approximately $12.77 per share. During a subsequent re-calculation of the price paid to redeeming shareholders, it was determined that the redeeming shareholders should have been paid $2,594,214, approximately $12.66 per share. The Company will make efforts recover the $23,067, $0.11 per share overpayment, however there are no assurances of recovery.

The difference between the Trust Account balance and the common stock subject to possible redemption as of September 30, 2025 was the amount available to the Company to pay accrued income and franchise taxes. The Company intends to pay the accrued income and franchise taxes upon the earlier of the completion of the business combination or liquidation.

As of September 30, 2025 and December 31, 2024, the shares of common stock subject to possible redemption reflected in the consolidated balance sheets is reconciled in the following table:

	Schedule of Common Stock Subject to Possible Redemption
	Shares	Amount
Common stock subject to possible redemption, December 31, 2023	2,562,567	27,938,713
Less:
Redemptions	(2,285,056)	(26,890,379)
Plus:
Remeasurement of carrying value to redemption value	—	2,175,180
Common stock subject to possible redemption, December 31, 2024	277,511	$3,223,514
Plus:
Remeasurement of carrying value to redemption value	—	162,099
Common stock subject to possible redemption, March 31, 2025	277,511	$3,385,613
Plus:
Remeasurement of carrying value to redemption value	—	138,638
Redemptions	(204,910)	(2,594,214)
Common stock subject to possible redemption, June 30, 2025	72,601	$930,037
Plus:
Remeasurement of carrying value to redemption value	—	20,752
Redemption adjustments	—	(23,067)
Common stock subject to possible redemption, September 30, 2025	72,601	$927,722

Net Income (Loss) Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share” and uses the two-class method. Net income (loss) per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Any remeasurement of the accretion to redemption value of the shares of common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

The Company has one authorized class of common stock. Warrants included in the Units sold in the IPO (the “Public Warrants”) (see Note 3) and warrants included in the Private Placement Units (the “Private Placement Warrants,” together with the Public Warrants, the “warrants”) (see Note 4) to purchase 7,242,000 shares of common stock of the Company at $10.00 per share were issued on December 9, 2021. For the three and nine months ended September 30, 2025 and 2024, no Public Warrants or Private Placement Warrants had been exercised. The 7,242,000 potential shares of common stock underlying the outstanding Public Warrants and Private Placement Warrants to purchase the Company’s shares of common stock were excluded from diluted earnings per share for three and nine months ended September 30, 2025 and 2024 because they are contingently exercisable, and the contingencies have not yet been met. The 319,407 shares of common stock contingent to exercise of convertible notes were excluded from diluted earnings per share for three and nine months ended September 30, 2025 because they are contingently exercisable, and the contingencies have not yet been met. Additionally, the rights are able to be demanded on or any time after the Business Combination, and as the contingency has not been met, the rights are excluded from diluted earnings per share for the three and nine months ended September 30, 2025 and 2024. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of stock.

F-11

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	For the Three Months Ended September 30,
	2025	2024
Net loss	$(828,384)	$(116,747)
Remeasurement of common stock subject to redemption	(20,752)	(388,406)
Net loss including remeasurement of common stock subject to redemption value	$(849,136)	$(505,153)

	For the Three Months Ended September 30,
	2025		2024
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share of common stock
Numerator:
Allocation of net loss including remeasurement of common stock subject to redemption value	$(17,526)	$(831,610)	$(215,476)	$(289,677)
Remeasurement of common stock subject to redemption	20,752	—	388,406	—
Allocation of net loss, as adjusted	$3,226	$(831,610)	$172,930	$(289,677)
Denominator:
Basic and diluted weighted average shares outstanding	72,601	3,445,000	2,562,567	3,445,000
Basic and diluted net income (loss) per share of common stock	$0.04	$(0.24)	$0.07	$(0.08)

	For the Nine Months Ended September 30,
	2025	2024
Net loss	$(2,462,010)	$(709,239)
Remeasurement of common stock subject to redemption	(321,489)	(1,284,994)
Net loss including remeasurement of common stock subject to redemption value	$(2,782,324)	$(1,994,233)

	For the Nine Months Ended September 30,
	2025		2024
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share of common stock
Numerator:
Allocation of net loss including remeasurement of common stock subject to redemption value	$(144,663)	$(2,637,661)	$(850,653)	$(1,143,580)
Remeasurement of common stock subject to redemption	321,489	—	1,284,994	—
Allocation of net loss, as adjusted	$176,826	$(2,637,661)	$434,341	$(1,143,580)
Denominator:
Basic and diluted weighted average shares outstanding	188,942	3,445,000	2,562,567	3,445,000
Basic and diluted net income (loss) per share of common stock	$0.94	$(0.77)	$0.17	$(0.33)

Accounting for Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. The Company accounts for the warrants issued in connection with the Company’s IPO in accordance with the guidance contained in ASC 815 under which the public warrants meet the criteria for equity treatment and the private warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the private warrants as liabilities at their fair value and adjust the private warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value of the warrants was estimated using a binomial lattice model.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASC 2023-07 for the year ended December 31, 2024.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management is still evaluating the impact of ASU 2023-09 on its unaudited condensed consolidated financial statements.

F-12

Note 3 — Initial Public Offering and Over-allotment

Pursuant to the IPO and the underwriters’ exercise of the over-allotment option in December 2021, the Company sold an aggregate of 11,500,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock, one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”) and one right (each a “Public Right” and collectively, the “Public Rights”). Each Public Warrant entitles its holder to purchase one-half (1/2) of one share of common stock at a price of $11.50 per share, subject to adjustment. Each Public Right entitles the holder to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination (see Note 9).

Note 4 — Private Placement

On December 9, 2021 and December 13, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 570,000 Private Placement Units in a private placement transaction at a price of $10.00 per Private Placement Unit, generating gross proceeds of $5,700,000. Each whole Private Placement Unit consists of one share, one warrant (each a “Private Placement Warrant” and collectively the “Private Placement Warrants”) and one right to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination. Each whole Private Placement Warrant will be exercisable to purchase one-half of one share of common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units were added to the proceeds from the IPO to be held in the Trust Account.

Note 5 — Related Party Transactions

Founder Shares

On August 19, 2021, the sponsor purchased 2,875,000 shares (the “Founder Shares”) of the Company’s common stock, par value $0.001, for an aggregate price of $25,000. The Founder Shares are subject to certain transfer restrictions, as described in Note 9.

The Initial Stockholders have agreed, subject to limited exceptions, that 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after its initial Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the IPO, the Company consummated the sale of 570,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company, a related party generating gross proceeds of $5,700,000, which is described in Note 4.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the sponsor or an affiliate of the sponsor, or certain officers or directors of the Company may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of September 30, 2025 and December 31, 2024, there were no Working Capital Loans outstanding.

The Company entered into promissory notes with Public Gold Marketing Sdn. Bhd., which is considered a related party due to a familial relationship between the controlling member of the sponsor and a 95% shareholder of Public Gold Marketing Sdn. Bhd. The promissory notes bear an interest of 6% per annum and repayable upon consummation of an initial Business Combination (Note 7).

Support Services

The Company previously entered into an administrative services agreement pursuant to which the Company agreed to pay its sponsor a total of $10,000 per month for office space, administrative and support services. On September 30, 2023, the Company terminated the administrative services agreement. As a result, the Company is no longer be required to pay the sponsor $10,000 monthly since September 30, 2023.

As of September 30, 2025 and December 31, 2024, $217,000 had been accrued under this arrangement and shown under “Due to affiliate” in the accompanying consolidated balance sheets.

Advances

On each of September 5, 2023, September 29, 2023 and November 7, 2023, an affiliate of the Company’s sponsor advanced $130,000 to the Company, for a total advance of $390,000. On March 6, 2025, the Company’s chief executive officer deposited $60,000 into the Trust Account. On March 24, 2025, the $390,000 advance was amended to include a conversion option and as of September 30, 2025, as described below, as a result of which, the $390,000 advance was included in “Convertible note - related party, net of debt discount” on the accompanying consolidated balance sheets. The $60,000 advance to fund trust extension deposits was reflected in “Due to affiliate” on the consolidated balance sheets as of September 30, 2025 and December 31, 2024.

F-13

On March 24, 2025, the Company, PubCo and the affiliate of the Company’s sponsor entered into an agreement, pursuant to which the parties agreed that $390,000 of the advances received from the affiliate of the Company’s sponsor shall be converted into ordinary shares of PubCo at the time of the Closing, at a conversion price of $10.00 per share. The Company used extinguishment accounting for the amendment and recorded the difference between the initial principal amount of the promissory note in the amount of $390,000 and the fair value of the amended note as of the date of the amendment in the amount of $329,809, which resulted in a gain on modification of terms of the promissory note and advances from affiliate of $60,191. The Company recorded a gain on debt distinguishment in the equity due to it was a related party loan. The new debt was recorded at fair value with the difference between the face value and the fair value was accreted over the remaining term of the note, which was expected to be September 15, 2025. For the three and nine months ended September 30, 2025, $25,261 and $60,191 amortization of debt discount was recorded as interest expenses on the accompanying unaudited consolidated statement of operations. As of September 30, 2025, the net amount of the note, $390,000, was included in “Convertible notes - related party, net of debt discount” on the Company’s consolidated balance sheet. Upon closing of the Business Combination on October 28, 2025, the $390,000 advances were converted into 39,000 shares of Pubco’s ordinary shares.

The Company developed a Probability Weighted Expected Return Model (“PWERM”) to estimate the fair value of “Convertible note - related party, net of debt discount” as of the date of the amendment of the terms of the initial promissory note were made.

The following table presents the quantitative information regarding assumptions used in the valuation of “Convertible note - related party, net of debt discount,” which was determined principally by reference to the fair value of the underlying shares. Assumptions used to estimate the fair value of the underlying shares are as follows:

March 24, 2025
Closing stock price	$12.00
Expected time to liquidity	0.32 years
Risk free rate	4.31%
Volatility	29.6%

Note 6 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares into shares of common stock) pursuant to a registration rights agreement signed on the date of the prospectus for the IPO. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per unit on the offering including the Units issued with the underwriter’s exercise of their over-allotment option, or $2,300,000 in the aggregate at the closing of the IPO. In addition, the underwriters are entitled to deferred underwriting discounts of $0.35 per unit, or $4,025,000 from the closing of the IPO and the exercise of the over-allotment option. On May 22, 2025, the Company, Alps Holdco and the underwriter entered into an Amendment & Acknowledgement of Engagement Letter and Underwriting Agreement (the “Amendment & Acknowledgement”), in relation to an aggregate of $5,025,000 (the “Fee Amount”) the underwriter will be entitled to receive at the closing of the business combination of the Company and Alps Holdco, comprising of $4,025,000 of deferred underwriting commission and $1,000,000 of M&A fee. The Amendment & Acknowledgement provides that certain shareholders of Alps Holdco will transfer 4,187,500 Alps Holdco Shares to Chardan immediately prior to the consummation of the business combination and such transfer shall be treated as full satisfaction of the Company’s obligation to pay the Fee Amount; provided that the business combination is consummated no later than July 31, 2025, or such other date as may be mutually agreed determined by the parties. Upon closing of the Business Combination, shareholders of Alps Holdco transferred 4,187,500 Alps Holdco Shares to Chardan, thereby fully satisfying the Company’s obligation to pay the Fee Amount.

Note 7 — Promissory Notes – Related Party

On March 3, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $390,000 for the purpose of extension fees payment. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $390,000 had been borrowed and no amount was available under this note for borrowing.

On March 23, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of up to $250,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On June 2, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of up to $700,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $700,000 had been borrowed and no amount was available under this note for borrowing.

On October 13, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On December 8, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $110,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $110,000 had been borrowed and no amount was available under this note for borrowing.

On January 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

F-14

On January 25, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On February 22, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On April 4, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On June 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $400,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $400,000 had been borrowed and no amount was available under this note for borrowing.

On August 14, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On October 3, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On December 9, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $350,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $350,000 had been borrowed and no amount was available under this note for borrowing.

On September 26, 2025, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $170,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of September 30, 2025, the full $170,000 had been borrowed and no amount was available under this note for borrowing.

For the three and nine months ended September 30, 2025, the above-mentioned notes have incurred $64,001 and $188,964 of interest and were reflected in the promissory note balance on the consolidated balance sheets and on the unaudited condensed consolidated statements of operations in other income, respectively. For the three and nine months ended September 30, 2024, the above-mentioned notes have incurred $51,814 and $128,811 of interest and were reflected in the promissory note balance on the consolidated balance sheets and on the consolidated statement of operations in other income, respectively. As of September 30, 2025 and December 31, 2024, the total principal and interest amount borrowed against the promissory notes was $4,804,421 and $4,507,595, respectively.

On March 6, 2025, the Company, PubCo and Public Gold Marketing Sdn Bhd entered into an agreement, pursuant to which the parties agreed that $2 million of the outstanding balance under the promissory notes shall be due and payable in cash within 60 days from the date of the closing of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), and the remaining balance under the promissory notes shall be converted into ordinary shares of PubCo at the time of Closing, at a conversion price of $10.00 per share.

The Company used extinguishment accounting for the amendment and recorded the difference between the initial principal amount of the promissory note in the amount of $4,491,025 and the fair value of the amended note as of the date of the amendment in the amount of $3,610,369, which resulted in a gain on modification of terms of promissory notes and advances from affiliate of $880,656. The Company recorded a gain on debt distinguishment in the equity due to it was a related party loan. The new debt was recorded at fair value with the difference between the face value and the fair value was accreted over the remaining term of the note, which was expected to be September 15, 2025. For the three and nine months ended September 30, 2025, $303,725 and $880,656 amortization of debt discount was recorded as interest expenses on the accompanying unaudited consolidated statement of operations.

The net amount of the note was $4,804,421, which included $170,000 additional note issued on September 26, 2025 and $143,398 of additional interest expense incurred after March 6, 2025 through September 30, 2025, and was included in “Convertible notes - related party, net of debt discount” on the Company’s consolidated balance sheet as of September 30, 2025.

Upon closing of the Business Combination on October 28, 2025, 280,395 Pubco ordinary shares were issued to Public Gold Marketing Sdn Bhd, reflecting the settlement of $2,804,421 balance of the convertible notes issued to Public Gold Marketing Sdn Bhd. Pubco and Public Gold Marketing Sdn Bhd have mutually agreed to revise the repayment schedule, pursuant to which PubCo is obligated to make cash payment totaling $2,000,000 to Public Gold Marketing Sdn Bhd, comprising $1,000,000 paid on December 31, 2025 and a further $1,000,000 payable on or before March 20, 2026. On December 31, 2025, Pubco paid $1,000,000 to Public Gold Marketing Sdn Bhd. Up to the date the consolidated financial statements were issued, there are $1,000,000 still outstanding under the notes issued to Public Gold Marketing Sdn Bhd.

The Company developed PWERM to estimate the fair value of “Convertible note - related party, net of debt discount” as of the date the amendment of the terms of the initial promissory note were made.

The following table presents the quantitative information regarding assumptions used in the valuation of “Convertible note - related party, net of debt discount,” which was determined principally by reference to the fair value of the underlying shares. Assumptions used to estimate the fair value of the underlying shares are as follows:

March 6, 2025
Closing stock price	$12.00
Expected time to liquidity	0.37 years
Risk free rate	4.31%
Volatility	27.7%

F-15

Note 8 — Promissory Note - Third Party

On March 25, 2025, May 27, 2025, and August 11, 2025, the Company entered into three promissory notes with Dr. Tham Seng Kong, who is one of the parties of the Merger Agreement, for $300,000, $350,000 and $250,000 respectively, for the purpose of working capital. The promissory notes are non-interest bearing and repayable upon consummation of an initial Business Combination. As of September 30, 2025, $720,000 had been borrowed under the promissory notes.

On October 13, 2025, the Company entered into an additional promissory note with Dr. Tham Seng Kong, for $130,000, for the purpose of working capital. The promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination.

Up to the date the unaudited consolidated financial statements were issued, $1,020,000 had been borrowed under the promissory notes issued to Dr. Tham Seng Kong and remained unpaid.

Note 9 — Stockholders’ Deficit

Common stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of September 30, 2025 and December 31, 2024, there were 3,445,000 (excluding 72,601 and 277,511 shares of common stock subject to possible redemption, respectively) shares of common stock issued and outstanding.

Upon Closing of the merger with Pubco on October 28, 2028, 59,966 shares of common stock were redeemed, leaving 12,635 public common stock converted to PubCo ordinary share on one-for-one basis.

Warrants:

As of September 30, 2025 and December 31, 2024, the Company had 11,500,000 Public Warrants and 570,000 Private Placement Warrants outstanding.

The Public Warrants are accounted for as equity instruments in the Company’s unaudited condensed consolidated financial statements. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of the completion of an initial Business Combination and will expire five years after the completion of an initial Business Combination, or earlier upon redemption. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Redemption of warrants when the price per common stock equals or exceeds $16.50

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the “30-day redemption period”; and
●	if, and only if, the last reported sale price (the “closing price”) of our common stock equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Placement Warrants are substantially in the same form as the Public Warrants, except they (i) will be exercisable either for cash or on a cashless basis at the holder’s option pursuant and (ii) will not be redeemable by the Company, in either case as long as the Private Placement Warrants are held by the initial purchasers or any of their permitted transferees (as prescribed in the Subscription Agreement, dated December 6, 2021, by and between the Company and Public Gold Marketing Sdn. Bhd.). Once a Private Placement Warrant is transferred to a holder other than a permitted transferee, it shall be treated as a Public Warrant for all purposes. Due to these terms the Private Warrants are required to be liability classified.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of the warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

F-16

In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 165% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional common stock or equity-linked securities.

Rights

Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

Note 10 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

As of September 30, 2025 and December 31, 2024, the assets held in the Trust Account were held in cash.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Level	(Level 1)	(Level 2)	(Level 3)

September 30, 2025

Liabilities:
Warrant Liabilities- Private Warrants	2	$—	$28,500	$—

December 31, 2024

Liabilities:
Warrant Liabilities- Private Warrants	2	$—	$2,736	$—

As of September 30, 2025 and December 31, 2024, the Private Placement Warrants were valued using the observable price for the public warrant as a benchmark, as a result of which, the fair value of the Private Placement Warrant liability was classified as Level 2.

The following table presents the changes in the fair value of warrant liabilities for the three and nine months ended September 30, 2025 and 2024:

Private Placement Warrants
Fair value as of January 1, 2025	$2,736
Change in valuation inputs or other assumptions	1,539
Fair value as of March 31, 2025	$4,275
Change in valuation inputs or other assumptions	18,525
Fair value as of June 30, 2025	$22,800
Change in valuation inputs or other assumptions	5,700
Fair value as of September 30, 2025	$28,500

F-17

Private Placement Warrants
Fair value as of January 1, 2024	$1,881
Change in valuation inputs or other assumptions	11,799
Fair value as of March 31, 2024	$13,680
Change in valuation inputs or other assumptions	14,820
Fair value as of June 30, 2024	$28,500
Change in valuation inputs or other assumptions	(14,250)
Fair value as of September 30, 2024	$14,250

Note 11 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of September 30, 2025, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO, which are held in Trust Account, and non-operating income or expense from the changes in the fair value of warrant liability and Capital Contribution Note, which are not considered measures of financial performance used by the CODM.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. The CODM does not review assets, which primarily consists of cash held in the Trust Account, in evaluating the results of the Company, and therefore, such information is not presented.

When evaluating the Company’s primary measure of performance and making key decisions, by the CODM, regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Three Months Ended
	September 30,
	2025	2024
Professional service fee in connection with Business Combination	$(45,828)	$(69,446)
Franchise tax expense	(93,600)	(50,000)
Other general and administrative expenses and tax expenses	(254,596)	(218,144)
Total operating expenses	$(394,023)	$(337,590)

Income on cash held in Trust Account	$14,218	$349,494

	For the Nine Months Ended
	September 30,
	2025	2024
Professional service fee in connection with Business Combination	$(221,156)	$(222,449)
Franchise tax expense	(127,200)	(100,000)
Other general and administrative expenses and tax expenses	(683,350)	(1,081,885)
Total operating expenses	$(1,031,706)	$(1,404,334)

Income on cash held in Trust Account	$80,554	$1,036,806

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in the Trust Account and the formation and operating expenses. The CODM reviews interest earned on investment in the Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees in connection with the Business Combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other operating expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 12 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review the Company did not identify any subsequent events, other than the below, that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On October 13, 2025, the Company entered into an additional promissory note with Dr. Tham Seng Kong, for the amount of $130,000, for the purpose of working capital. The promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination.

Up to the date the unaudited consolidated financial statements were issued, $1,020,000 had been borrowed under the promissory notes issued to Dr. Tham Seng Kong and remained unpaid.

On October 28, 2025, the Company closed the merger with Pubco as described in Note 1.

Pubco and Public Gold Marketing Sdn Bhd have mutually agreed to revise the repayment schedule set forth in the Agreement dated March 7, 2025, pursuant to which, PubCo is obligated to make cash payment totaling $2,000,000 to Public Gold Marketing Sdn Bhd, comprising $1,000,000 paid on December 31, 2025 and a further $1,000,000 payable on or before March 20, 2026. On December 31, 2025, Pubco paid $1,000,000 to Public Gold Marketing Sdn Bhd. Up to the date the consolidated financial statements were issued, there are $1,000,000 still outstanding under the notes issued to Public Gold Marketing Sdn Bhd.

F-18

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (As Restated)	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$3,468	$253,507
Prepaid expenses	50,229	96,892
Total current assets	53,697	350,399
Cash held in Trust Account	3,561,690	3,349,591
TOTAL ASSETS	$3,615,387	$3,699,990

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$143,440	$79,886
Franchise tax payable	259,906	209,906
Income tax payable	479,279	479,279
Promissory note - related party	—	4,445,458
Due to affiliate	277,000	607,000
Convertible note - related party, net of debt discount	4,179,808	—
Promissory note - third party	30,000	—
Excise tax liability	1,477,147	1,313,485
Total current liabilities	6,846,580	7,135,014
Warrant liabilities	4,275	2,736
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	10,875,855	11,162,750

COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK
Common stock subject to possible redemption, $0.001 par value, 277,511 shares at redemption value of $12.20 (as restated) and $11.62 per share, respectively, at March 31, 2025 and December 31, 2024	3,385,613	3,223,514

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 500,000,000 shares authorized; 3,445,000 shares issued and outstanding at March 31, 2025 and December 31, 2024 (excluding 277,511 shares subject to possible redemption)	3,445	3,445
Additional paid-in capital (as restated)	778,748	—
Accumulated deficit (as restated)	(11,428,274)	(10,689,719)
Total Stockholders’ Deficit (as restated)	(10,646,081)	(10,686,274)
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$3,615,387	$3,699,990

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-19

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2025 (As Restated)	2024
OPERATING EXPENSES
General and administrative expenses	$270,256	$603,471
Provision (reversal) for franchise tax expense	50,000	(6,338)
Total operating expenses	(320,256)	(597,133)

OTHER INCOME (EXPENSE)
Income on cash held in Trust Account	32,099	342,667
Tax penalties and interest	(163,662)	(2,356)
Interest expense	(285,197)	(33,395)
Change in fair value of warrant liabilities	(1,539)	(11,799)
Total other income (expenses), net	(418,299)	295,117

Loss before provision for income taxes	(738,555)	(302,016)
Provision for income taxes	—	(73,291)
NET LOSS	$(738,555)	$(375,307)

Weighted average shares outstanding Common stock – redeemable	277,511	2,562,567
Basic and diluted net (loss) income per share, Common stock – redeemable (as restated)	$0.34	$0.04
Weighted average shares outstanding Common stock – non-redeemable	3,445,000	3,445,000
Basic and diluted net loss per share, Common stock – non-redeemable (as restated)	$(0.24)	$(0.14)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-20

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025 (AS RESTATED)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2024	3,445,000	$3,445	$—	$(10,689,719)	$(10,686,274)
Gain on modification of terms of promissory notes and advances from affiliate	—	—	940,847	—	940,847
Remeasurement of common stock subject to redemption (as restated)	—	—	(162,099)		(162,099)
Net loss	—	—	—	(738,555)	(738,555)
Balance - March 31, 2025 (as restated)	3,445,000	$3,445	$778,748	$(11,428,274)	$(10,646,081)

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit
Balance - December 31, 2023	3,445,000	$3,445	$(7,267,190)	$(7,263,745)
Remeasurement of common stock subject to redemption	—	—	(455,764)	(455,764)
Net loss	—	—	(375,307)	(375,307)
Balance – March 31, 2024	3,445,000	$3,445	$(8,098,261)	$(8,094,816)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-21

GLOBALINK INVESTMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2025 (As Restated)	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(738,555)	$(375,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on cash held in Trust Account	(32,099)	(342,667)
Change in fair value of warrant liabilities	1,539	11,799
Amortization of debt discount	223,060	—
Changes in operating assets and liabilities:
Prepaid expenses	46,663	(9,655)
Income tax payable	—	73,291
Accrued interest payable	62,137	33,395
Accounts payable	63,554	(126,663)
Excise tax liability	163,662	—
Franchise tax payable	50,000	(150,000)
Net cash used in operating activities	(160,039)	(885,807)

Cash Flows from Investing Activities:
Cash deposited to Trust Account	(180,000)	(180,000)
Cash withdrawn from Trust Account to pay tax obligations	—	143,612
Net cash used in investing activities	(180,000)	(36,388)

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	—	850,000
Proceeds from promissory note - third party	30,000	—
Due to affiliate- advance	60,000	—
Net cash provided by financing activities	90,000	850,000

NET CHANGE IN CASH	(250,039)	(72,195)
CASH, BEGINNING OF PERIOD	253,507	79,073
CASH, END OF PERIOD	$3,468	$6,878

Supplementary Cash Flow Information:
Cash paid for interest expense	$—	$—
Cash paid for income tax	$—	$—

Non-cash investing and financing activities:
Remeasurement of Common stock subject to redemption (as restated)	$162,099	$455,764
Gain on modification of terms of promissory notes and advances from affiliate	$940,847	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-22

GLOBALINK INVESTMENT INC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

Note 1 – Description of Organization and Business Operations and Liquidity

Globalink Investment Inc. (the “Company” or “Globalink”) was incorporated in Delaware on March 24, 2021. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

On July 27, 2022, Globalink Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, was formed. Globalink Merger Sub, Inc. had not commenced any operations as of March 31, 2025.

On April 3, 2024, Globalink Merger Sub (Cayman), was incorporated in the Cayman Islands as a wholly-owned subsidiary of the Company. Globalink Merger Sub (Cayman) had not commenced any operations as of March 31, 2025. On December 31, 2024, Globalink Merger Sub (Cayman) was deregistered.

As of March 31, 2025, the Company had not commenced any operations. All activity through March 31, 2025 relates to the Company’s formation and Initial Public Offering (“IPO”), which is described below and, since the offering, the search for a prospective initial Business Combination and negotiation for the Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. The registration statement for the Company’s IPO was declared effective on December 6, 2021. On December 9, 2021, the Company consummated the IPO of 10,000,000 units (“Units”) at $10.00 per Unit generating gross proceeds of $100,000,000, which is discussed in Note 4. The Company has selected December 31 as its fiscal year end.

Simultaneously with the closing of the IPO, the Company consummated the sale of 517,500 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company and a related party of the Company, generating gross proceeds of $5,175,000, which is described in Note 5.

Additionally with the closing of the IPO, the Company granted the underwriters a 45-day option to purchase up to 1,500,000 Units to cover over-allotment. On December 13, 2021, the underwriters fully exercised the option and purchased 1,500,000 additional Units (the “Over-allotment Units”), generating additional gross proceeds of $15,000,000.

Simultaneously with the exercise of the over-allotment, the Company consummated a private sale of an additional 52,500 Private Placement Units to Public Gold Marketing Sdn. Bhd. at a price of $10.00 per Private Placement Unit, generating additional gross proceeds of $525,000. Since the underwriters’ over-allotment was exercised in full, the sponsor did not forfeit any Founder Shares (as defined in Note 6).

Offering costs for the IPO and the exercise of the underwriters’ over-allotment option amounted to $6,887,896, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $562,896 of other costs. As described in Note 7, the $4,025,000 of deferred underwriting fee payable is contingent upon the consummation of a Business Combination, subject to the terms of the underwriting agreement.

Following the closing of the IPO, $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Units were placed in a trust account (“Trust Account”) and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act.

To mitigate the risk of being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), in July 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee of the Trust Account (the “Trustee” or “Continental”), to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (which may include demand deposit accounts) until the earlier of consummation of our Business Combination or liquidation. Furthermore, such cash is held in bank accounts, which exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account excluding the deferred underwriting discounts and taxes payable on income earned on the Trust Account at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance the Company will be able to successfully effect a Business Combination.

The Company will provide the holders (the “Public Stockholders”) of the outstanding shares of common stock included in the Units, or the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants.

F-23

All of the Public Shares contain a redemption feature, which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (as amended and restated and may be further amended and restated from time to time, the “Certificate of Incorporation”). In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require the Public Shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants and rights), the initial carrying value of common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Public Shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately.

Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the shares of common stock sold in the IPO, without the prior consent of the Company.

The Company’s sponsor, officers and directors (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders should acquire any Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to deferred underwriting discounts (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.15 per share held in the Trust Account. In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Extension and Redemptions

The Company originally had until March 9, 2023, 15 months from the closing of the IPO to complete a Business Combination. On March 6, 2023, the Company held a special meeting (the “March 2023 Special Meeting”), during which the stockholders of the Company approved a proposal to amend the Company’s amended and restated certified articles of incorporation which included extending the time in which the Company must complete a Business Combination (the “Extension Amendment Proposal”) and a proposal to amend the Company’s investment management trust agreement, dated as of December 6, 2021 (the “Trust Agreement”), by and between the Company and Continental (the “Trust Amendment Proposal”). The Company had the option of two (2) three-months extensions, followed by three (3) one-month extensions, or until December 9, 2023, if all extensions are exercised. The Company exercised the option for two three-month extensions and as a result the Company has deposited a total of $780,000, or $390,000 for each three-month extension, into the Trust Account and had until September 9, 2023 to complete its Business Combination, which was funded by a promissory note with Public Gold Marketing Sdn. Bhd. which has a current balance of $4,507,595. On September 9, 2023, October 4, 2023, and October 31, 2023, the Company deposited $130,000 each time into the Trust Account, representing $0.0275 per public share, which further extended the period of time it has to consummate its initial business combination to December 9, 2023 (“Combination Period”). The September 9, 2023, October 9, 2023 and November 1, 2023 payments were funded by the advance of $390,000 provided by an affiliate of GL Sponsor, LLC, the Company’s sponsor (the “sponsor”).

On March 6, 2023, in connection with the approval of the proposals presented at the March 2023 Special Meeting which extended the time in which the Company must complete a Business Combination, holders of 6,756,695 of the Company’s shares of common stock exercised their right to redeem those shares for cash at an approximate price of $10.35 per share, for an aggregate of approximately $69.92 million.

F-24

On November 28, 2023, the Company held a special meeting of its stockholders (the “November 2023 Special Meeting”). At the November 2023 Special Meeting, the Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation, changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s outstanding public shares of common stock included as part of the units sold in the Company’s IPO that closed on December 9, 2021, which was December 9, 2023 at the time of the November 2023 Special Meeting unless extended. The charter amendment allows the Company to extend the Termination Date by up to twelve (12) monthly extensions, to December 9, 2024 (each of which is referred to as an “Extension”, and such later date, the “Extended Deadline”). To obtain each Extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Account with Continental by the deadline applicable prior to such Extension $60,000 for each monthly Extension; approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s Certificate of Incorporation to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s outstanding public shares of common stock included as part of the units sold in the Company’s IPO that was consummated on December 9, 2021, from December 9, 2023 to, if the Company elects to extend the date to consummate a business combination, for up to twelve monthly Extensions, December 9, 2024, unless the closing of the Company’s initial business combination shall have occurred; approved the proposal to amend the Company’s Trust Agreement with Continental (the “Trust Amendment Proposal”), pursuant to which the Company’s Trust Agreement with Continental be amended to extend the time for the Company to complete its initial business combination under the Trust Agreement from (x) December 9, 2023, to (y) up to December 9, 2024, if the Company elects to extend the date to consummate a business combination, for up to twelve monthly Extensions, by depositing into the Trust Account $60,000 for each one-month Extension from December 9, 2023 to December 9, 2024, unless the closing of the Company’s initial business combination shall have occurred; and approved the proposal to re-elect Kian Huat Lai as Class I director of the Company, until the annual meeting of the Company to be held in 2026 or until his successor is appointed and qualified.

On November 28, 2023, the stockholders of the Company approved a proposal to amend the Company’s Certificate of Incorporation, allowing the Company to the Extended Deadline from December 9, 2023 to up to December 9, 2024 through monthly Extensions. To obtain each Extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Account with Continental by the deadline applicable prior to such Extension, $60,000 for each Extension. On November 28, 2023, the stockholders of the Company also approved a proposal to amend the Company’s Trust Agreement (as defined above), by and between the Company and Continental. In connection with the approval of the proposals presented at the special meeting held on November 28, 2023, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million.

From November 2023 to November 2024, the Company has extended the Termination Date twelve times under its Certificate of Incorporation, as amended (or seventeen times since the IPO), and has until December 9, 2024 to complete its initial business combination.

On December 3, 2024, the Company held a special meeting of its stockholders (the “December 2024 Special Meeting”). At the December 2024 Special Meeting, the Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation, allowing the Company to extend the Termination Date by up to six (6) monthly Extensions, to June 9, 2025. To obtain each Extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Account with Continental by the deadline applicable prior to the extension $60,000 for each monthly Extension. In connection with the meeting, Hui Liang Wong and Hong Shien Beh were elected as Class II directors of the Company, until the annual meeting of the Company to be held in 2027 or until their successors are appointed and qualified.

In connection with the votes at the December 2024 Special Meeting, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. Following the payment of the redemptions, the Trust Account had a balance of approximately $3.27 million.

From December 2024 to May 2025, the Company deposited six tranches of $60,000, for an aggregated of $360,000 into the Trust Account, extending the Termination Date to June 9, 2025.

Nasdaq Notice

On December 10, 2024, the Company, received a notice (the “Delisting Notice”) from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule IM-5101-2, which requires a special purpose acquisition company to complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since the Company failed to complete its initial business combination by December 6, 2024, the Company did not comply with IM-5101-2, which triggered the issuance of a delisting determination from Nasdaq to delist the Company’s securities. According to the Delisting Notice, the Company’s common stock, warrants, rights and units would be suspended at the opening of business on December 17, 2024, and a Form 25-NSE would be filed with the SEC, which would remove the Company’s securities from listing and registration on Nasdaq. The Company did not appeal this ruling.

On April 30, 2025, the Nasdaq announced that it would delist the Company’s common stock, warrants, rights, and units. The Company’s securities were suspended from trading on December 17, 2024, and have not traded on Nasdaq since that time. Since December 17, 2024, the Company’s securities, including common stock, warrants, rights and units, have been quoted on the OTC Pink under the same ticker symbols following the delisting of the Company’s securities on Nasdaq. Nasdaq filed a Form 25 with the SEC on May 9, 2025, to complete the delisting. The delisting became effective on May 19, 2025, ten days after the Form 25 was filed. Following the effectiveness of the Form 25, The Company’s securities, including common stock, warrants, rights and units, continued to be quoted on the OTC Pink under the same ticker symbols.

Despite the delisting of its securities, the Company expects to continue proceeding with the transactions contemplated by the Merger Agreement (as defined below).

F-25

Business Combination

On January 30, 2024, the Company entered into a Merger Agreement (as amended and restated on May 20, 2024, March 6, 2025, April 18, 2025 and as may be further amended, restated or supplemented from time to time, the “Merger Agreement”), by and among GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the effective time of the Acquisition Merger (as defined below) (the “Effective Time”) in accordance with the terms and conditions of the Merger Agreement (the “Parent Representative” or the “Sponsor”), Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Life Sciences Inc, a Cayman Islands exempted company (“Alps Holdco”) and Dr. Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective Time for the shareholders of Alps Holdco as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”). Pursuant to the terms of the Merger Agreement, the Business Combination between Globalink and Alps Holdco will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of the Company, the Company will be merged with and into PubCo, with PubCo remaining as the surviving publicly traded entity and (ii) Merger Sub will merge with and into Alps Holdco, resulting in Alps Holdco remaining as the surviving entity and being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

On March 6, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative, entered into a First Amendment to the Merger Agreement, pursuant to which, parties agreed to:

●	remove the earn-out provision from the Merger Agreement; and

●	remove the $5,000,001 net tangible asset requirement for (i) Globalink immediately prior to the Closing, and (ii) PubCo upon Closing, provided that the PubCo satisfies the listing requirements of and is approved for listing on the Nasdaq Global Market or the Nasdaq Capital Market.

On April 18, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative entered into a Second Amendment to the Merger Agreement. pursuant to which, parties agreed to:

●	remove the continued listing of Globalink’s securities on Nasdaq as a condition to the closing of the transactions contemplated by the Merger Agreement; and

●	remove the limitation that Parent will not consummate any initial business combination unless it (or any successor) has net tangible assets of at least $5,000,001 upon consummation of such business combination.

PIPE Investments

On June 4, June 5 and August 27, 2024, the Company, Alps Holdco and PubCo entered into subscription agreements with three investors on substantially same terms, pursuant to which, among other things, PubCo has agreed to issue and sell to the investors, and the investors agreed to subscribe for and purchase certain number of ordinary shares of PubCo (“PIPE Shares”) at a purchase price of $10.00 per share for an aggregate purchase price of $40,200,000, in a private placement. On March 25, 2025 and March 26, the Company, Alps Holdco and PubCo executed the termination agreements with two investors who entered into the subscription agreements to purchase $40 million worth of PIPE Shares, dated June 4, 2024 and June 5, 2024, respectively, and the parties agreed that, upon the execution of the termination agreements, the subscription agreements shall be deemed null and void, and neither party shall have any further rights, obligations, or liabilities under the subscription agreements.

Subsequent to December 31, 2024, the Company, Alps Holdco and PubCo entered into additional subscription agreements (together with previous executed subscription agreement on August 27, 2024, the “PIPE Subscription Agreements”) with several investors on substantially same terms (together with previous investor who entered into a subscription agreement dated August 27, 2024, the “PIPE Investors”), pursuant to which, among other things, PubCo has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to subscribe for and purchase certain number of ordinary shares of PubCo at a purchase price of $10.00 per share for an aggregate purchase price of $3,279,911, in a private placement (the “PIPE Investment”). As of the date of this report, the PIPE Investors have subscribed for an aggregate of $3,479,911 (excluding the $40 million subscription that was terminated). Up to the date the condensed consolidated financial statements were available to be issued, PIPE Investment of $1,124,361 was received by PubCo’s escrow agent, and held in an escrow account on behalf of PubCo.

The purpose of the PIPE Investment is to raise additional capital for use by PubCo following the closing of the Business Combination (the “Closing”). The PIPE Subscription Agreements contain customary representations and warranties of each of the Company, Alps Holdco, PubCo and the PIPE Investors, and customary conditions to closing, including the consummation of the Business Combination. Under the terms of the PIPE Subscription Agreements, PubCo is obligated to file a registration statement to register for the resale of all the PIPE Shares within 60 days of the Closing (the “Filing Deadline”), and to use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing there of.

Risks and Uncertainties

The Company continues to evaluate the impact of increases in inflation and rising interest rates, financial market instability, including the recent bank failures, the potential government shutdown, the lingering effects of the COVID-19 pandemic and certain geopolitical events, including the wars in Ukraine and the surrounding region and between Israel and Hamas. The Company has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on its financial position, results of operations and/or ability to complete an initial Business Combination, the Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business and its ability to complete an initial Business Combination.

F-26

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024.

The Company is currently evaluating its options with respect to this obligation. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full. A detailed discussion of exercise tax was disclosed in Note 3.

Liquidity, Capital Resources and Going Concern

As of March 31, 2025, the Company had $3,468 of cash available to meet working capital needs and a working capital deficit of approximately $6.8 million.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company will need to raise additional capital through loans or additional investments from its sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and the sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing.

If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and its sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company currently has until June 9, 2025 to consummate a business combination. It is uncertain that the Company will be able to consummate a business combination by this time. If a business combination is not consummated by this date and an extension is not requested by the sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and an extension is not requested by the sponsor, and potential subsequent dissolution as well as liquidity condition noted above raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 9, 2025. The Company intends to complete a business combination before the mandatory liquidation date.

Note 2 — Restatement of Previously Issued Financial Statements

In connection with the December 2024 Extension Meeting, as set forth in the Company’s Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 6, 2024, the holders of 2,285,056 shares of the Company’s common stock properly exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. On December 11, 2024, a redemption payment was made by CST, as trustee of the Trust Account, to the December 2024 Extension Redeeming Stockholders at a rate of $11.76793003 per share. It was later determined that the Company did not withdrawal all of the interest from the Trust Account that was permitted to withdrawal to cover income and franchise taxes and, therefore, the December 2024 Redemption Payment should have been approximately $11.52149928 per share. This meant that the December 2024 Extension Redeeming Stockholders were overpaid in the amount of $0.24643075 per share.

As a result of the December 2024 Extension Overpayment Amount, the Company lacked the available amounts of interest in the Trust Account to fully cover the permitted withdrawals for income tax and franchise tax liabilities. When calculating the common stock subject to possible redemption as of March 31, 2025, considering permitted withdrawals for income and franchise taxes the per share redemption price was below the $10.15 (“principal per share price”) reported at the initial public offering. As a result, within the Form 10-Q for the three months ended March 31, 2025, the Company adjusted the common stock subject to possible redemption to reflect the principal per share price reported at the initial public offering. After further review, management determined that the principal per share price that was reported within the Form 10-Q for the three months ended March 31, 2025 did not consider additional extension payments that were placed into the trust account by the Sponsor and interest earned that was included in the December 2024 Extension Overpayment Amount for non-redeeming stockholders, which has been now considered within this Form 10-Q/A for the three months ended March 31, 2025. The table below represents the impacts of this error to the consolidated financial statements and notes:

	As Previously Reported	Adjustments	As Restated
Condensed Consolidated Balance Sheet as of March 31, 2025
Common stock subject to possible redemption	$2,822,505	$563,108	$3,385,613
Accumulated deficit	(11,021,551)	(406,723)	(11,428,274)
Additional paid in capital	935,133	(156,385)	778,748
Total Stockholders’ Deficit	(10,082,973)	(563,108)	(10,646,081)
Redemption value per redeemable common stock	10.17	2.03	12.20

Condensed Consolidated Statement of Operations (unaudited) for the Three Months ended March 31, 2025
Basic and diluted net income per share, Common stock – redeemable	$(0.18)	$0.52	$0.34
Basic and diluted net loss per share, Common stock – non-redeemable	(0.20)	(0.04)	(0.24)

Condensed Consolidated Statement of Changes in Stockholders’ Deficit (unaudited) for the Three Months Ended March 31, 2025
Remeasurement of common stock subject to redemption	$(5,714)	$(156,385)	$(162,099)

Condensed Consolidated Statement of Cash Flows (unaudited) for the Three Months Ended March 31, 2025
Remeasurement of Common stock subject to redemption	$5,714	$156,385	$162,099

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 25, 2025. The interim results for the three months ended March 31, 2025 presented are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods.

F-27

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these unaudited condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Cash Held in Trust Account

As of March 31, 2025 and December 31, 2024, all of the assets held in the Trust Account were held in cash.

To mitigate the risk of being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), on July 27, 2023, the Company instructed the Trustee of the Trust Account, to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (which may include demand deposit accounts) until the earlier of consummation of our Business Combination or liquidation. Furthermore, such cash is held in bank accounts, which exceed federally insured limits as guaranteed by the FDIC.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit. As of March 31, 2025 and December 31, 2024, the Company had not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying unaudited condensed consolidated balance sheets, primarily due to their short-term nature.

Debt Modification or Extinguishment

The Company evaluates amendments to determine whether a change was a modification or an extinguishment of debt. For a modification, no gain or loss is recorded, and a new effective interest rate is established based on the carrying value of the debt and revised cash flow. If the debt is extinguished, the old debt is derecognized and the new debt is recorded at fair value, which becomes the new carrying value. A gain or a loss is recorded for the difference between the net carrying value of the original debt and the fair value of the new debt. Interest expense is recorded based on the effective interest rate of the new debt. A debt is considered extinguished if the terms of the new debt and original instrument are “substantially different.”

Convertible Debt

The Company issues debt that may have conversion features.

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, the Company must first assess whether the embedded equity-linked component is clearly and closely related to its host instruments. If a component is clearly and closely related to its host instruments, then the Company has to assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlying, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, the Company estimates the fair value of the embedded derivative using the Black Scholes method upon the date of issuance. If the fair value of the embedded derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. The derivative shall be recorded at fair value as liability and the carrying value assigned to the host contract represents the difference between the previous carrying amount of the hybrid instrument and the fair value of the derivative; therefore, there is no gain or loss from the initial recognition and measurement of an embedded derivative that is accounted for separately from its host contract.

The ASU 2020-06 “Debt with conversion and other option”, changes the accounting for convertible instruments by reducing the number of accounting models. It requires convertible debt instruments to be accounted for under one of the following three models: embedded derivative, substantial premium, or no proceeds allocated (traditional debt) models. It eliminates the cash conversion and beneficial conversion feature models, which will likely result in more convertible debt instruments being accounted for as a single unit. The Company has adopted this ASU on January 1, 2024, as a result of these changes, companies are no longer required to separately account for embedded conversion features solely due to a beneficial conversion or cash settlement provision, unless the feature meets the definition of a derivative under ASC 815 and does not qualify for the equity scope exception.

For the three months ended March 31, 2025, the Company evaluated the added conversion feature (see Note 6 and Note 8) under ASC 835, Interest (“ASC 835”). In accordance with ASC 835, the Company capitalized the debt discount and amortized the debt discount ratably to interest expense in the consolidated statements of operations. Amortization of the debt discount was recognized from the inception of the agreement through the expected date of the consummation of the proposed Business Combination. The Company presents the convertible promissory notes on the consolidated balance sheet at face value, net of its amortized debt discount.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2025 and December 31, 2024, the Company’s deferred tax asset for start-up organizational expenses had a full valuation allowance recorded against it. As of March 31, 2025 and December 31, 2024, The Company’s effective tax rate was 0% and -32.48%, respectively. The effective tax rate differs from the statutory tax rate of 21% for the ended March 31, 2025 due to penalties and interest on excise tax, business combination expenses and change in fair value of warrants.

F-28

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2025 or December 31, 2024. No amounts were paid for interest and penalties for the three months ended March 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of March 31, 2025 and December 31, 2024, the balance of income tax payable was $479,279 (including $239,374 of tax payable due from the year ended December 31, 2023, which are overdue). The Company is subject to income tax examinations by major taxing authorities since inception.

Excise Tax

In connection with the vote to approve the charter amendment proposal presented at the March 2023 Special Meeting, holders of 6,756,695 shares of common stock properly exercised their right to redeem their shares of common stock for an aggregate redemption amount of approximately $69.92 million. In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting on November 28, 2023, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million. In connection with the votes at December 2024 Special Meeting, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. As of March 31, 2025, the Trust Account had a balance of approximately $3.56 million. As such, the Company has recorded a 1% Excise Tax liability in the amount of $1,477,147 and $1,313,485, including interest and penalty of $163,662 and $109,368, respectively, on the consolidated balance sheets as of March 31, 2025 and December 31, 2024. The liability does not impact the unaudited condensed consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

As of March 31, 2025, $1,477,147 excise tax liability was due. For the three months ended March 31, 2025, the Company recognized $23,380 interest and $140,282 penalties in connection with the unpaid excise tax.

Shares of Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s shares of common stock sold in the IPO and as a result of the exercise by the underwriters of their over-allotment option features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on March 31, 2025 and December 31, 2024, 277,511 shares of common stock subject to possible redemption were presented as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.

On March 6, 2023, in connection with the approval of the extension amendment proposal and the trust amendment proposal presented at the March 2023 Special Meeting, holders of 6,756,695 of the Company’s shares of common stock exercised their right to redeem those shares for cash at an approximate price of $10.35 per share, for an aggregate of approximately $69.92 million.

On November 28, 2023, in connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the November 2023 Special Meeting, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million.

In connection with the December 2024 Special Meeting held on December 3, 2024, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million.

The difference between the Trust Account balance and the common stock subject to possible redemption as of March 31, 2025 was the amount available to the Company to pay accrued income and franchise taxes. The Company intends to pay the accrued income and franchise taxes upon the earlier of the completion of the business combination or liquidation.

As of March 31, 2025 and December 31, 2024, the shares of common stock subject to possible redemption reflected in the consolidated balance sheets is reconciled in the following table:

	Schedule of Common Stock Subject to Possible Redemption (As Restated)
	Shares	Amount
Common stock subject to possible redemption, December 31, 2023	2,562,567	27,938,713
Less:
Redemptions	(2,285,056)	(26,890,379)
Plus:
Remeasurement of carrying value to redemption value	—	2,175,180
Common stock subject to possible redemption, December 31, 2024	277,511	$3,223,514
Plus:
Remeasurement of carrying value to redemption value (as restated)	—	162,099
Common stock subject to possible redemption, March 31, 2025 (as restated)	277,511	$3,385,613

F-29

Net (Loss) Income Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share” and uses the two-class method. Net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted average number of shares of common stock outstanding for the period. Any remeasurement of the accretion to redemption value of the shares of common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

The Company has one authorized class of common stock. Warrants included in the Units sold in the IPO (the “Public Warrants”) (see Note 4) and warrants included in the Private Placement Units (the “Private Placement Warrants,” together with the Public Warrants, the “warrants”) (see Note 5) to purchase 7,242,000 shares of common stock of the Company at $10.00 per share were issued on December 9, 2021. For the three months ended March 31, 2025 and 2024, no Public Warrants or Private Placement Warrants had been exercised. The 7,242,000 potential shares of common stock underlying the outstanding Public Warrants and Private Placement Warrants to purchase the Company’s shares of common stock were excluded from diluted earnings per share for three months ended March 31, 2025 and 2024 because they are contingently exercisable, and the contingencies have not yet been met. The 289,759 shares of common stock contingent to exercise of convertible notes were excluded from diluted earnings per share for three months ended March 31, 2025 because they are contingently exercisable, and the contingencies have not yet been met. Additionally, the rights are able to be demanded on or any time after the Business Combination, and as the contingency has not been met, the rights are excluded from diluted earnings per share for the three months ended March 31, 2025 and 2024. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of stock.

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Three Months Ended March 31,
	2025 (As Restated)	2024
Net loss	$(738,555)	$(375,307)
Remeasurement of common stock subject to redemption (as restated)	(162,099)	(455,764)
Net loss including remeasurement of common stock subject to redemption value (as restated)	$(900,654)	$(831,071)

	For the Three Months Ended March 31,
	2025 (As Restated)		2024
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net (loss) income per share of common stock
Numerator:
Allocation of net loss including remeasurement of common stock subject to redemption value (as restated)	$(67,143)	$(833,511)	$(354,499)	$(476,572)
Remeasurement of common stock subject to redemption (as restated)	162,099	—	455,764	—
Allocation of net (loss) income, as adjusted (as restated)	$94,956	$(833,511)	$101,265	$(476,572)
Denominator:
Basic and diluted weighted average shares outstanding	277,511	3,445,000	2,562,567	3,445,000
Basic and diluted net (loss) income per share of common stock (as restated)	$0.34	$(0.24)	$0.04	$(0.14)

Accounting for Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. The Company accounts for the warrants issued in connection with the Company’s IPO in accordance with the guidance contained in ASC 815 under which the public warrants meet the criteria for equity treatment and the private warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the private warrants as liabilities at their fair value and adjust the private warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value of the warrants was estimated using a binomial lattice model.

F-30

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASC 2023-07 for the year ended December 31, 2024.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management is still evaluating the impact of ASU 2023-09 on its unaudited condensed consolidated financial statements.

Note 4 — Initial Public Offering and Over-allotment

Pursuant to the IPO and the over-allotment in December 2021, the Company sold 11,500,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock, one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”) and one right (each a “Public Right” and collectively, the “Public Rights”). Each Public Warrant entitles its holder to purchase one-half (1/2) of one share of common stock at a price of $11.50 per share, subject to adjustment. Each Public Right entitles the holder to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination (see Note 10).

Note 5 — Private Placement

On December 9, 2021 and December 13, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 570,000 Private Placement Units in a private placement transaction at a price of $10.00 per Private Placement Unit, generating gross proceeds of $5,700,000. Each whole Private Placement Unit consists of one share, one warrant (each a “Private Placement Warrant” and collectively the “Private Placement Warrants”) and one right to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination. Each whole Private Placement Warrant will be exercisable to purchase one-half of one share of common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.

Note 6 — Related Party Transactions

Founder Shares

On August 19, 2021, the Company’s sponsor purchased 2,875,000 shares (the “Founder Shares”) of the Company’s common stock, par value $0.001, for an aggregate price of $25,000. The Founder Shares are subject to certain transfer restrictions, as described in Note 10.

The Initial Stockholders have agreed, subject to limited exceptions, that 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after its initial Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the IPO, the Company consummated the sale of 570,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company, a related party generating gross proceeds of $5,700,000, which is described in Note 5.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of March 31, 2025 and December 31, 2024, there were no Working Capital Loans outstanding.

The Company entered into promissory notes with Public Gold Marketing Sdn. Bhd., which is considered a related party due to a familial relationship between the controlling member of the sponsor and a 95% shareholder of Public Gold Marketing Sdn. Bhd. The promissory notes bear an interest of 6% per annum and repayable upon consummation of an initial Business Combination (Note 8).

F-31

Support Services

The Company has entered into an administrative services agreement pursuant to which the Company will pay its sponsor a total of $10,000 per month for office space, administrative and support services. On September 30, 2023, the Company terminated the administrative services agreement. As a result, the Company is no longer be required to pay the sponsor $10,000 monthly since September 30, 2023.

As of March 31, 2025 and December 31, 2024, $217,000 had been accrued under this arrangement and shown under “Due to affiliate” in the accompanying consolidated balance sheets.

Advances

On each of September 5, 2023, September 29, 2023 and November 7, 2023, an affiliate of the Company’s sponsor advanced $130,000 to the Company, for a total advance of $390,000. During the three months ended March 31, 2025, the $390,000 advance was amended to include a conversion option and $334,885 was included in “Convertible note - related party, net of debt discount” on the accompanying consolidated balance sheets. On March 6, 2025, the Company’s chief executive officer deposited $60,000 into the trust account. As of March 31, 2025 and December 31, 2024, $334,885 convertible debt and $390,000 advance to fund trust extension deposits was reflected in “Convertible note - related party, net of debt discount” and “Due to affiliate” on the consolidated balance sheets, respectively. The $60,000 advance to fund trust extension deposits was reflected in “Due to affiliate” on the consolidated balance sheets as of March 31, 2025 and December 31, 2024.

On March 24, 2025, the Company, PubCo and the affiliate of the Company’s sponsor entered into an agreement, pursuant to which the parties agreed that $390,000 of the advances received from the affiliate of the Company’s sponsor shall be converted into ordinary shares of PubCo at the time of the Closing, at a conversion price of $10.00 per share. The Company used extinguishment accounting for the amendment and recorded the difference between the initial principal amount of the promissory note in the amount of $390,000 and the fair value of the amended note as of the date of the amendment in the amount of $329,809, which resulted in a gain on modification of terms of the promissory note and advances from affiliate of $60,191, included in the Company’s consolidated statement of changes in stockholders’ deficit with the gain being considered a debt discount related to the amended promissory note, which is amortized over the expected term of the note. The net amount of the note, $334,885, was included in “Convertible notes - related party, net of debt discount” on the Company’s consolidated balance sheet as of March 31, 2025. As of March 31, 2025, the Company has amortized $5,076 of the debt discount with $324,733 remaining to be amortized.

The Company developed a Probability Weighted Expected Return Model (“PWERM”) to estimate the fair value of “Convertible note - related party, net of debt discount” as of the date of the amendment of the terms of the initial promissory note were made.

The following table presents the quantitative information regarding assumptions used in the valuation of “Convertible note - related party, net of debt discount,” which was determined principally by reference to the fair value of the underlying shares. Assumptions used to estimate the fair value of the underlying shares are as follows:

March 24, 2025
Closing stock price	$12.00
Expected time to liquidity	0.32 years
Risk free rate	4.31%
Volatility	29.6%

Note 7 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares into shares of common stock) pursuant to a registration rights agreement signed on the date of the prospectus for the IPO. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per unit on the offering including the Units issued with the underwriter’s exercise of their over-allotment option, or $2,300,000 in the aggregate at the closing of the IPO. In addition, the underwriters are entitled to deferred underwriting discounts of $0.35 per unit, or $4,025,000 from the closing of the IPO and the exercise of the over-allotment option. The deferred discounts will become payable to the underwriters from the amounts held in the Trust Account solely if the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 8 — Promissory Notes – Related Party

On March 3, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $390,000 for the purpose of extension fees payment. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $390,000 had been borrowed and no amount was available under this note for borrowing.

On March 23, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of up to $250,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On June 2, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of up to $700,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $700,000 had been borrowed and no amount was available under this note for borrowing.

On October 13, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On December 8, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $110,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $110,000 had been borrowed and no amount was available under this note for borrowing.

On January 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On January 25, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On February 22, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On April 4, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

F-32

On June 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $400,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $400,000 had been borrowed and no amount was available under this note for borrowing.

On August 14, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On October 3, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On December 9, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $350,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of March 31, 2025, the full $350,000 had been borrowed and no amount was available under this note for borrowing.

For the three months ended March 31, 2025, the above-mentioned notes have incurred $62,137 of interest and is reflected in the promissory note balance on the consolidated balance sheets and on the unaudited condensed consolidated statements of operations in other income, respectively. For the three months ended March 31, 2024, the above-mentioned notes have incurred $33,395 of interest and is reflected in the promissory note balance on the consolidated balance sheets and on the unaudited condensed consolidated statements of operations in other income, respectively. As of March 31, 2025 and December 31, 2024, the total principal and interest amount borrowed against the promissory notes was $4,507,595 and $4,445,458, respectively.

On March 6, 2025, the Company, PubCo and Public Gold Marketing Sdn Bhd entered into an agreement, pursuant to which the parties agreed that $2 million of the outstanding balance under the promissory notes shall be due and payable in cash within 60 days from the date of the closing of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), and the remaining balance under the promissory notes shall be converted into ordinary shares of PubCo at the time of Closing, at a conversion price of $10.00 per share.

The Company used extinguishment accounting for the amendment and recorded the difference between the initial principal amount of the promissory note in the amount of $4,491,025 and the fair value of the amended note as of the date of the amendment in the amount of $3,610,369, which resulted in a gain on modification of terms of promissory notes and advances from affiliate of $880,656, included in the Company’s consolidated statement of changes in stockholders’ deficit with the gain being considered a debt discount related to the amended promissory note, which is amortized over the expected term of the note. The net amount of the note was $3,844,923, which included $16,570 of additional interest expense incurred after March 6, 2025 through March 31, 2025, and was included in “Convertible notes - related party, net of debt discount” on the Company’s consolidated balance sheet as of March 31, 2025. As of March 31, 2025, the Company has amortized $217,984 of the debt discount with $662,672 remaining to be amortized.

The Company developed a Probability Weighted Expected Return Model (“PWERM”) to estimate the fair value of “Convertible note - related party, net of debt discount” as of the date the amendment of the terms of the initial promissory note were made.

The following table presents the quantitative information regarding assumptions used in the valuation of “Convertible note - related party, net of debt discount,” which was determined principally by reference to the fair value of the underlying shares. Assumptions used to estimate the fair value of the underlying shares are as follows:

March 6, 2025
Closing stock price	$12.00
Expected time to liquidity	0.37 years
Risk free rate	4.31%
Volatility	27.7%

Note 9 — Promissory Note - Third Party

On March 25, 2025, the Company entered into a promissory note with Dr. Tham Seng Kong, who is one of the parties of the Merger Agreement, for an amount of $300,000 for the purpose of working capital. The promissory note is non-interest bearing and repayable upon consummation of an initial Business Combination. As of March 31, 2025, $30,000 had been borrowed under the promissory note.

Note 10 — Stockholders’ Deficit

Common stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of March 31, 2025 and December 31, 2024, there were 3,445,000 (excluding 277,511 shares of common stock subject to possible redemption, respectively) shares of common stock issued and outstanding.

Warrants:

As of March 31, 2025 and December 31, 2024, the Company had 11,500,000 Public Warrants and 570,000 Private Placement Warrants outstanding.

The Public Warrants are accounted for as equity instruments in the Company’s unaudited condensed consolidated financial statements. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of the completion of an initial Business Combination and will expire five years after the completion of an initial Business Combination, or earlier upon redemption. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Redemption of warrants when the price per common stock equals or exceeds $16.50

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the “30-day redemption period”; and
●	if, and only if, the last reported sale price (the “closing price”) of our common stock equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

F-33

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Placement Warrants are substantially in the same form as the Public Warrants, except they (i) will be exercisable either for cash or on a cashless basis at the holder’s option pursuant and (ii) will not be redeemable by the Company, in either case as long as the Private Placement Warrants are held by the initial purchasers or any of their permitted transferees (as prescribed in the Subscription Agreement, dated December 6, 2021, by and between the Company and Public Gold Marketing Sdn. Bhd.). Once a Private Placement Warrant is transferred to a holder other than a permitted transferee, it shall be treated as a Public Warrant for all purposes. Due to these terms the Private Warrants are required to be liability classified.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of the warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 165% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional common stock or equity-linked securities.

Rights

Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

Note 11 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

As of March 31, 2025 and December 31, 2024, the assets held in the Trust Account were held in cash.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of March 31, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Level	(Level 1)	(Level 2)	(Level 3)

March 31, 2025

Liabilities:
Warrant Liabilities- Private Warrants	2	$—	$4,275	$—

December 31, 2024

Liabilities:
Warrant Liabilities- Private Warrants	2	$—	$2,736	$—

As of March 31, 2025 and December 31, 2024, the Private Placement Warrants were valued using the observable price for the public warrant as a benchmark, as a result of which, the fair value of the Private Placement Warrant liability was classified as Level 2.

F-34

The following table presents the changes in the fair value of warrant liabilities for the three months ended March 31, 2025 and 2024:

Private Placement Warrants
Fair value as of January 1, 2025	$2,736
Change in valuation inputs or other assumptions	1,539
Fair value as of March 31, 2025	$4,275

Private Placement Warrants
Fair value as of January 1, 2024	$1,881
Change in valuation inputs or other assumptions	11,799
Fair value as of March 31, 2024	$13,680

Note 12 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of March 31, 2025, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering, which are held in Trust Account, and non-operating income or expense from the changes in the fair value of warrant liability and Capital Contribution Note, which are not considered measures of financial performance used by the CODM.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. The CODM does not review assets, which primarily consists of cash held in the Trust Account, in evaluating the results of the Company, and therefore, such information is not presented.

When evaluating the Company’s primary measure of performance and making key decisions, by the CODM, regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Three Months Ended
	March 31,
	2025	2024
Professional service fee in connection with Business Combination	$(77,512)	$(405,502)
Franchise tax expense (reversal)	(50,000)	6,338
Other general and administrative expenses and tax expenses	(192,744)	(197,969)
Total operating expenses	$(320,256)	$(597,133)

Income on cash held in Trust Account	$32,099	$342,667

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in Trust Account and formation and operating expenses. The CODM reviews interest earned on investment in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees in connection with the Business Combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other operating expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 13 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review the Company did not identify any subsequent events, other than the below, that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On each of April 8, 2025 and May 5, 2025, the Company deposited $60,000, for an aggregated of $120,000 into the Trust Account of the Company for its public stockholders, which enables the Company to further extend the period of time it has to consummate the business combination from April 9, 2025 to June 9, 2025.

On April 18, 2025, the Company, Alps Holdco, Parent Representative and Seller Representative entered into Amendment No. 2 to the Merger Agreement, as disclosed in Note 1.

On April 30, 2025, the Nasdaq announced that it would delist the Company’s common stock, warrants, rights, and units. The Company’s securities were suspended from trading on December 17, 2024, and have not traded on Nasdaq since that time. Since December 17, 2024, the Company’s securities, including common stock, warrants, rights and units, have been quoted on the OTC Pink under the same ticker symbols following the delisting of The Company’s securities on Nasdaq. Nasdaq filed a Form 25 with the SEC on May 9, 2025, to complete the delisting. The delisting became effective on May 19, 2025, ten days after the Form 25 was filed. Following the effectiveness of the Form 25, the Company’s securities, including common stock, warrants, rights and units, continued to be quoted on the OTC Pink under the same ticker symbols.

Subsequent to March 31, 2025, the Company withdrew additional $270,000 under the note with Dr. Tham Seng Kong, as a result of which, the total outstanding balance of this note was $300,000, up to the date the unaudited condensed consolidated financial statements were available to be issued.

On May 22, 2025, the Company, Alps Holdco and Chardan Capital Markets LLC (“Chardan”) entered into an Amendment & Acknowledgement of Engagement Letter and Underwriting Agreement (the “Amendment & Acknowledgement”), in relation to an aggregate of $5,025,000 (the “Fee Amount”) Chardan will be entitled to receive at the closing of the business combination of the Company and Alps Holdco, comprising of $4,025,000 of deferred underwriting commission and $1,000,000 of M&A fee. The Amendment & Acknowledgement provides that certain shareholders of Alps Holdco will transfer 4,187,500 Alps Holdco Shares to Chardan immediately prior to the consummation of the business combination and such transfer shall be treated as full satisfaction of the Company’s obligation to pay the Fee Amount; provided that the business combination is consummated no later than July 31, 2025.

F-35

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Globalink Investment Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Globalink Investment Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audits, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of and for the year ended December 31, 2024 have been restated for the correction of an error.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities on or before April 9, 2025 or at the discretion of the board accompanied by making additional contributions to the trust to extend the business combination deadline by an additional two months through June 9, 2025. The Company entered into a definitive merger agreement with a business combination target on January 30, 2024; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to April 9, 2025, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after April 9, 2025, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2021 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum LLP effective September 1, 2022) to 2025.

Costa Mesa, California

March 24, 2025, except for Note 2 as to which the date is August 21, 2025.

F-36

GLOBALINK INVESTMENT INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024 (As Restated)	December 31, 2023
ASSETS
CURRENT ASSETS
Cash	$253,507	$79,073
Prepaid expenses	96,892	125,625
Total current assets	350,399	204,698
Cash held in Trust Account	3,349,591	28,668,218
TOTAL ASSETS	$3,699,990	$28,872,916

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$79,886	$142,093
Franchise tax payable	209,906	200,000
Income tax payable	479,279	529,505
Promissory note – related party	4,445,458	1,757,255
Due to affiliate	607,000	607,000
Excise tax liability	1,313,485	935,214
Total current liabilities	7,135,014	4,171,067
Warrant liabilities	2,736	1,881
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	11,162,750	8,197,948

COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK
Common stock subject to possible redemption, $0.001 par value, 277,511 and 2,562,567 shares at redemption value of $11.62 (as restated) and $10.90 per share, respectively, at December 31, 2024 and 2023	3,223,514	27,938,713

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 500,000,000 shares authorized; 3,445,000 shares issued and outstanding at December 31, 2024 and 2023 (excluding 277,511 and 2,562,567 shares subject to possible redemption, respectively)	3,445	3,445
Accumulated deficit (as restated)	(10,689,719)	(7,267,190)
Total Stockholders’ Deficit (as restated)	(10,686,274)	(7,263,745)
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$3,699,990	$28,872,916

The accompanying notes are an integral part of the consolidated financial statements.

F-37

GLOBALINK INVESTMENT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024 (As Restated)	2023
OPERATING EXPENSES
General and administrative expenses	$1,569,710	$991,868
Provision for franchise tax expense	143,662	183,956
Total operating expenses	(1,713,372)	(1,175,824)

OTHER INCOME (LOSS)
Income on cash and investments held in Trust Account	1,285,520	3,090,407
Tax penalties and interest	(121,630)	(11,888)
Interest expense	(188,203)	(57,255)
Change in fair value of warrant liabilities	(855)	4,389
Total other income, net	974,832	3,025,653

(Loss) income before provision for income taxes	(738,540)	1,849,829
Provision for income taxes	(239,905)	(529,505)
NET (LOSS) INCOME	$(978,445)	$1,320,324

Weighted average shares outstanding Common stock – redeemable	2,425,214	5,755,364
Basic and diluted net income per share, Common stock – redeemable (as restated)	$0.36	$0.38
Weighted average shares outstanding Common stock – non-redeemable	3,445,000	3,445,000
Basic and diluted net loss per share, Common stock – non-redeemable (as restated)	$(0.54)	$(0.25)

The accompanying notes are an integral part of the consolidated financial statements.

F-38

GLOBALINK INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 (AS RESTATED) AND 2023

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit
Balance - December 31, 2022	3,445,000	$3,445	$(4,056,637)	$(4,053,192)

Excise tax imposed on common stock redemptions	—	—	(935,214)	(935,214)

Remeasurement of common stock subject to redemption	—	—	(3,595,663)	(3,595,663)

Net income	—	—	1,320,324	1,320,324

Balance – December 31, 2023	3,445,000	3,445	(7,267,190)	(7,263,745)

Remeasurement of common stock subject to redemption (as restated)	—	—	(2,175,180)	(2,175,180)

Excise tax imposed on common stock redemptions	—	—	(268,904)	(268,904)

Net loss	—	—	(978,445)	(978,445)

Balance - December 31, 2024 (as restated)	3,445,000	$3,445	$(10,689,719)	$(10,686,274)

The accompanying notes are an integral part of the consolidated financial statements.

F-39

GLOBALINK INVESTMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024 (As Restated)	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(978,445)	$1,320,324
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income on cash and investments held in Trust Account	(1,285,520)	(3,090,407)
Change in fair value of warrant liabilities	855	(4,389)
Changes in operating assets and liabilities:
Prepaid expenses	28,733	81,820
Deferred tax liability	—	(79,358)
Due to related parties	—	90,000
Income tax payable	(50,226)	300,678
Interest expense accrual	188,203	57,255
Accounts payable	(62,208)	(42,036)
Excise tax liability	109,368	—
Franchise tax payable	9,906	(36,365)
Net cash used in operating activities	(2,039,334)	(1,402,478)

Cash Flows from Investing Activities:
Cash deposited to Trust Account	(720,000)	(1,230,000)
Cash withdrawn from Trust Account in connection with redemption of common stock	26,890,379	93,521,369
Cash withdrawn from Trust Account to pay tax obligations	433,768	539,788
Net cash provided by investing activities	26,604,147	92,831,157

Cash Flows from Financing Activities:
Proceeds from promissory note	2,500,000	1,700,000
Due to affiliate - advance	—	390,000
Common stock redemption	(26,890,379)	(93,521,369)
Net cash used in financing activities	(24,390,379)	(91,431,369)

NET CHANGE IN CASH	174,434	(2,690)
CASH, BEGINNING OF PERIOD	79,073	81,763
CASH, END OF PERIOD	$253,507	$79,073

Supplementary cash flow information:
Cash paid for interest expense	$—	$—
Cash paid for income taxes	$290,131	$320,073

Non-cash investing and financing activities:
Excise tax accrued for common stock redemptions	$268,904	$935,214
Remeasurement of Common stock subject to redemption (as restated)	$2,175,180	$3,595,663

The accompanying notes are an integral part of the consolidated financial statements.

F-40

Note 1 – Description of Organization and Business Operations and Liquidity

Globalink Investment Inc. (the “Company”) was incorporated in Delaware on March 24, 2021. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On July 27, 2022, Globalink Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, was formed. Globalink Merger Sub, Inc. had not commenced any operations as of December 31, 2024.

On April 3, 2024, Globalink Merger Sub (Cayman), was incorporated in the Cayman Islands as a wholly-owned subsidiary of the Company. Globalink Merger Sub (Cayman) had not commenced any operations as of December 31, 2024. On December 31, 2024, Globalink Merger Sub (Cayman) was deregistered.

As of December 31, 2024, the Company had not commenced any operations. All activity through December 31, 2024 relates to the Company’s formation and Initial Public Offering (“IPO”), which is described below and, since the offering, the search for a prospective initial Business Combination and negotiation for the Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. The registration statement for the Company’s IPO was declared effective on December 6, 2021. On December 9, 2021, the Company consummated the IPO of 10,000,000 units (“Units”) at $10.00 per Unit generating gross proceeds of $100,000,000, which is discussed in Note 4. The Company has selected December 31 as its fiscal year end.

Simultaneously with the closing of the IPO, the Company consummated the sale of 517,500 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company and a related party of the Company, generating gross proceeds of $5,175,000, which is described in Note 5.

Additionally with the closing of the IPO, the Company granted the underwriters a 45-day option to purchase up to 1,500,000 Units to cover over-allotment. On December 13, 2021, the underwriters fully exercised the option and purchased 1,500,000 additional Units (the “Over-allotment Units”), generating additional gross proceeds of $15,000,000.

Simultaneously with the exercise of the over-allotment, the Company consummated a private sale of an additional 52,500 Private Placement Units to Public Gold Marketing Sdn. Bhd. at a price of $10.00 per Private Placement Unit, generating additional gross proceeds of $525,000. Since the underwriters’ over-allotment was exercised in full, the sponsor did not forfeit any Founder Shares (as defined in Note 6).

Offering costs for the IPO and the exercise of the underwriters’ over-allotment option amounted to $6,887,896, consisting of $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $562,896 of other costs. As described in Note 7, the $4,025,000 of deferred underwriting fee payable is contingent upon the consummation of a Business Combination, subject to the terms of the underwriting agreement.

Following the closing of the IPO, $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Units were placed in a trust account (“Trust Account”) and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act.

F-41

To mitigate the risk of being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), in July 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee of the Trust Account (the “Trustee” or “Continental”), to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (which may include demand deposit accounts) until the earlier of consummation of our Business Combination or liquidation. Furthermore, such cash is held in bank accounts, which exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account excluding the deferred underwriting discounts and taxes payable on income earned on the Trust Account at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance the Company will be able to successfully effect a Business Combination.

The Company will provide the holders (the “Public Stockholders”) of the outstanding shares of common stock included in the Units, or the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants.

All of the Public Shares contain a redemption feature, which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (as amended and restated and may be further amended and restated from time to time, the “Certificate of Incorporation”). In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of a company require the Public Shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants and rights), the initial carrying value of common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Public Shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately.

Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-42

Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the shares of common stock sold in the IPO, without the prior consent of the Company.

The Company’s sponsor, officers and directors (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders should acquire any Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to deferred underwriting discounts (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $11.62 per share held in the Trust Account. In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Extension and Redemptions

The Company originally had until March 9, 2023, 15 months from the closing of the IPO to complete a Business Combination. On March 6, 2023, the Company held a special meeting (the “March 2023 Special Meeting”), during which the stockholders of the Company approved a proposal to amend the Company’s amended and restated certified articles of incorporation which included extending the time in which the Company must complete a Business Combination (the “Extension Amendment Proposal”) and a proposal to amend the Company’s investment management trust agreement, dated as of December 6, 2021 (the “Trust Agreement”), by and between the Company and Continental (the “Trust Amendment Proposal”). The Company had the option of two (2) three-months extensions, followed by three (3) one-month extensions, or until December 9, 2023, if all extensions are exercised. The Company exercised the option for two three-month extensions and as a result the Company has deposited a total of $780,000, or $390,000 for each three-month extension, into the Trust Account and had until September 9, 2023 to complete its Business Combination, which was funded by a promissory note with Public Gold Marketing Sdn. Bhd. which has a current balance of $4,445,458. On September 9, 2023, October 4, 2023, and October 31, 2023, the Company deposited $130,000 each time into the Trust Account, representing $0.0275 per public share, which further extended the period of time it has to consummate its initial business combination to December 9, 2023 (“Combination Period”). The September 9, 2023, October 9, 2023 and November 1, 2023 payments were funded by the advance of $390,000 provided by an affiliate of GL Sponsor, LLC, the Company’s sponsor (the “sponsor”).

F-43

On March 6, 2023, in connection with the approval of the proposals presented at the March 2023 Special Meeting which extended the time in which the Company must complete a Business Combination, holders of 6,756,695 of the Company’s shares of common stock exercised their right to redeem those shares for cash at an approximate price of $10.35 per share, for an aggregate of approximately $69.92 million.

On November 28, 2023, the Company held a special meeting of its stockholders (the “November 2023 Special Meeting”). At the November 2023 Special Meeting, the Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation (the “Charter Amendment No. 1”), changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s outstanding public shares of common stock included as part of the units sold in the Company’s IPO that closed on December 9, 2021, which was December 9, 2023 at the time of the November 2023 Special Meeting unless extended. The Charter Amendment allows the Company to extend the Termination Date by up to twelve (12) monthly extensions, to December 9, 2024 (each of which is referred to as an “Extension”, and such later date, the “Extended Deadline”). To obtain each Extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Account with Continental by the deadline applicable prior to such Extension $60,000 for each monthly Extension; approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s Certificate of Incorporation to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s outstanding public shares of common stock included as part of the units sold in the Company’s IPO that was consummated on December 9, 2021, from December 9, 2023 to, if the Company elects to extend the date to consummate a business combination, for up to twelve monthly Extensions, December 9, 2024, unless the closing of the Company’s initial business combination shall have occurred; approved the proposal to amend the Company’s Trust Agreement with Continental (the “Trust Amendment Proposal”), pursuant to which the Company’s Trust Agreement with Continental be amended to extend the time for the Company to complete its initial business combination under the Trust Agreement from (x) December 9, 2023, to (y) up to December 9, 2024, if the Company elects to extend the date to consummate a business combination, for up to twelve monthly Extensions, by depositing into the Trust Account $60,000 for each one-month Extension from December 9, 2023 to December 9, 2024, unless the closing of the Company’s initial business combination shall have occurred; and approved the proposal to re-elect Kian Huat Lai as Class I director of the Company, until the annual meeting of the Company to be held in 2026 or until his successor is appointed and qualified.

On November 28, 2023, the stockholders of the Company approved a proposal to amend the Company’s Certificate of Incorporation, allowing the Company to the Extended Deadline from December 9, 2023 to up to December 9, 2024 through monthly Extensions. To obtain each Extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Account with Continental by the deadline applicable prior to such Extension, $60,000 for each Extension. On November 28, 2023, the stockholders of the Company also approved a proposal to amend the Company’s Trust Agreement (as defined above), by and between the Company and Continental. In connection with the approval of the proposals presented at the special meeting held on November 28, 2023, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million.

From November 2023 to November 2024, the Company has extended the Termination Date twelve times under its Certificate of Incorporation, as amended (or seventeen times since the IPO), and has until December 9, 2024 to complete its initial business combination.

F-44

On December 3, 2024, the Company held a special meeting of its stockholders (the “December 2024 Special Meeting”). At the December 2024 Special Meeting, the Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation (the “Charter Amendment No.2”), allowing the Company to extend the Termination Date by up to six (6) monthly Extensions, to June 9, 2025. To obtain each Extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Account with Continental by the deadline applicable prior to the extension $60,000 for each monthly Extension. In connection with the meeting, Hui Liang Wong and Hong Shien Beh were elected as Class II directors of the Company, until the annual meeting of the Company to be held in 2027 or until their successors are appointed and qualified.

In connection with the votes at December 2024 Special Meeting, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. Following the payment of the redemptions, the Trust Account had a balance of approximately $3.27 million.

On each of December 5, 2024, January 4, 2025, February 5, 2025 and March 6, 2025, the Company deposited four tranches of $60,000, for an aggregated of $240,000 into the Trust Account, extending the Termination Date to April 9, 2025.

Nasdaq Notice

On October 16, 2023, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain at least 400 total holders for continued listing on the Nasdaq Global Market (the “Minimum Total Holders Rule”). The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market. The Notice stated that the Company had 45 calendar days, or until November 30, 2023, to submit a plan to regain compliance with the Minimum Total Holders Rule. On January 29, 2024, the Company submitted an application to phase-down from The Nasdaq Global Market to The Nasdaq Capital Market. On March 6, 2024, the Company received a letter from the Nasdaq Listing Qualifications staff granting the Company’s request for transfer to The Nasdaq Capital Market. The Company’s securities were transferred to The Nasdaq Capital Market at the opening of business on March 12, 2024. In connection with the approval of the phase-down application, the staff indicated that the Company’s deficiency with the Minimum Total Holders Rule was cured and the matter was closed.

On December 10, 2024, the Company, received a notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq that the Company was not in compliance with Nasdaq Listing Rule IM-5101-2, which requires a special purpose acquisition company to complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since the Company failed to complete its initial business combination by December 6, 2024, the Company did not comply with IM-5101-2, which triggered the issuance of a delisting determination from Nasdaq to delist the Company’s securities. According to the Delisting Notice, the Company’s common stock, warrants, rights and units would be suspended at the opening of business on December 17, 2024, and a Form 25-NSE would be filed with the SEC, which would remove the Company’s securities from listing and registration on Nasdaq. The Company did not appeal this ruling. The Company transferred its securities, including common stock, warrants, rights and units, to OTC Pink for quotation under the same ticker symbols following the delisting of the Company’s securities on Nasdaq. Despite the delisting of its securities, the Company expects to continue proceeding with the transactions contemplated by the Merger Agreement (as defined below).

F-45

Business Combination

On January 30, 2024, the Company entered into a Merger Agreement (as amended and restated on May 20, 2024 and as may be further amended, restated or supplemented from time to time, the “Merger Agreement”), by and among GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the effective time of the Acquisition Merger (as defined below) (the “Effective Time”) in accordance with the terms and conditions of the Merger Agreement (the “Parent Representative” or the “Sponsor”), Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Life Sciences Inc, a Cayman Islands exempted company (“Alps Holdco”) and Dr. Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective Time for the shareholders of Alps Holdco as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”). Pursuant to the terms of the Merger Agreement, the Business Combination between Globalink and Alps Holdco will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of the Company, the Company will be merged with and into PubCo, with PubCo remaining as the surviving publicly traded entity and (ii) Merger Sub will merge with and into Alps Holdco, resulting in Alps Holdco remaining as the surviving entity and being a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

On March 6, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative, entered into a First Amendment to the Merger Agreement (the “Amendment”), pursuant to which, parties agreed to:

●	remove the earn-out provision from the Merger Agreement; and

●	remove the $5,000,001 net tangible asset requirement for (i) Globalink immediately prior to the Closing, and (ii) PubCo upon Closing, provided that the PubCo satisfies the listing requirements of and is approved for listing on the Nasdaq Global Market or the Nasdaq Capital Market.

On June 4, June 5 and August 27, 2024, the Company, Alps Holdco and PubCo entered into subscription agreements with three investors on substantially same terms, pursuant to which, among other things, PubCo has agreed to issue and sell to the investors, and the investors agreed to subscribe for and purchase certain number of ordinary shares of PubCo (“PIPE Shares”) at a purchase price of $10.00 per share for an aggregate purchase price of $40,200,000, in a private placement. As of the date of this report, the Company, Alps Holdco and PubCo are negotiating termination agreements with two investors who entered into the subscription agreements to purchase $40 million worth of PIPE Shares, dated June 4, 2024 and June 5, 2024, respectively, and the parties expect to enter into such termination agreement prior to the closing of the initial Business Combination.

Subsequent to December 31, 2024, the Company, Alps Holdco and PubCo entered into additional subscription agreements (together with previous executed subscription agreement on August 27, 2024, the “PIPE Subscription Agreements”) with several investors on substantially same terms (together with previous investor who entered into a subscription agreement dated August 27, 2024, the “PIPE Investors”), pursuant to which, among other things, PubCo has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to subscribe for and purchase certain number of ordinary shares of PubCo at a purchase price of $10.00 per share for an aggregate purchase price of $3,279,911, in a private placement (the “PIPE Investment”). As of the date of this report, the PIPE Investors have subscribed for an aggregate of $3,479,911 (excluding the $40 million subscription expected to be terminated). Up to the date the consolidated financial statements were available to be issued, PIPE Investment of $879,911 was received by PubCo’s escrow agent, and held in an escrow account on behalf of PubCo.

The purpose of the PIPE Investment is to raise additional capital for use by PubCo following the closing of the Business Combination (the “Closing”). The PIPE Subscription Agreements contain customary representations and warranties of each of the Company, Alps Holdco, PubCo and the PIPE Investors, and customary conditions to closing, including the consummation of the Business Combination. Under the terms of the PIPE Subscription Agreements, PubCo is obligated to file a registration statement to register for the resale of all the PIPE Shares within 60 days of the Closing (the “Filing Deadline”), and to use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing there of.

Risks and Uncertainties

The Company continues to evaluate the impact of increases in inflation and rising interest rates, financial market instability, including the recent bank failures, the potential government shutdown, the lingering effects of the COVID-19 pandemic and certain geopolitical events, including the wars in Ukraine and the surrounding region and between Israel and Hamas. The Company has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on its financial position, results of operations and/or ability to complete an initial Business Combination, the Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business and its ability to complete an initial Business Combination.

F-46

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024.

The Company is currently evaluating its options with respect to this obligation. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

Liquidity, Capital Resources and Going Concern

As of December 31, 2024, the Company had $253,507 of cash available to meet working capital needs and a working capital deficit of approximately $6.8 million.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company will need to raise additional capital through loans or additional investments from its sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and the sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing.

If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and its sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

F-47

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company currently has until April 9, 2025 to consummate a business combination, or up to June 9, 2025 if the time to complete the initial business combination is extended as described herein. It is uncertain that the Company will be able to consummate a business combination by this time. If a business combination is not consummated by this date and an extension is not requested by the sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and an extension is not requested by the sponsor, and potential subsequent dissolution as well as liquidity condition noted above raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 9, 2025 (or up to June 9, 2025 if the time to complete the initial business combination is extended as described herein). The Company intends to complete a business combination before the mandatory liquidation date.

Note 2 — Restatement of Previously Issued Financial Statements

In connection with the December 2024 Extension Meeting, as set forth in the Company’s Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 6, 2024, the holders of 2,285,056 shares of the Company’s common stock properly exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. On December 11, 2024, a redemption payment was made by CST, as trustee of the Trust Account, to the December 2024 Extension Redeeming Stockholders at a rate of $11.76793003 per share. It was later determined that the Company did not withdrawal all of the interest from the trust account that was permitted to withdrawal to cover income and franchise taxes and, therefore, the December 2024 Redemption Payment should have been approximately $11.52149928 per share. This meant that the December 2024 Extension Redeeming Stockholders were overpaid in the amount of $0.24643075 per share.

As a result of the December 2024 Extension Overpayment Amount, the Company lacked the available amounts of interest in the trust account to fully cover the permitted withdrawals for income tax and franchise tax liabilities. When calculating the common stock subject to possible redemption as of December 31, 2024, considering permitted withdrawals for income and franchise taxes the per share redemption price was below the $10.15 (“principal per share price”) reported at the initial public offering. As a result, within the Form 10-K for the year ended December 31, 2024, the Company adjusted the common stock subject to possible redemption to reflect the principal per share price reported at the initial public offering. After further review, management determined that the principal per share price that was reported within the Form 10-K for the year ended December 31, 2024, did not consider additional extension payments that were placed into the trust account by the Sponsor and interest earned that was included in the December 2024 Extension Overpayment Amount for non-redeeming stockholders, which has been now considered within this Form 10-K/A for the year ended December 31, 2024. The table below represents the impacts of this error to the consolidated financial statements and notes:

	As Previously Reported	Adjustments	As Restated
Consolidated Balance Sheet as of December 31, 2024 (audited)
Common stock subject to possible redemption	$2,816,791	$406,723	$3,223,514
Accumulated deficit	(10,282,996)	(406,723)	(10,689,719)
Total Stockholders’ Deficit	(10,279,551)	(406,723)	(10,686,274)
Redemption value per redeemable common stock	10.15	1.47	11.62

Consolidated Statement of Operations (audited) for the year ended December 31, 2024
Basic and diluted net income per share, Common stock – redeemable	$0.26	$0.10	$0.36
Basic and diluted net loss per share, Common stock – non-redeemable	(0.47)	(0.07)	(0.54)

Consolidated Statement of Changes in Stockholders’ Deficit (audited) for the year ended December 31, 2024
Remeasurement of common stock subject to redemption	$(1,768,457)	$(406,723)	$(2,175,180)

Consolidated Statement of Cash Flows (audited) for the year ended December 31, 2024
Remeasurement of Common stock subject to redemption	$1,768,457	$406,723	$2,175,180

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

F-48

Cash Held in Trust Account

As of December 31, 2024 and 2023, all of the assets held in the Trust Account were held in cash.

To mitigate the risk of being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), on July 27, 2023, the Company instructed the Trustee of the Trust Account, to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (which may include demand deposit accounts) until the earlier of consummation of our Business Combination or liquidation. Furthermore, such cash is held in bank accounts, which exceed federally insured limits as guaranteed by the FDIC.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit. As of December 31, 2024 and 2023, the Company had not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2024 and 2023, the Company’s deferred tax asset for start up organizational expenses had a full valuation allowance recorded against it.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2024 or December 31, 2023. No amounts were paid for interest and penalties for the fiscal year ended December 31, 2024. Interest and penalties related to the December 31, 2022 tax return of $11,888 was expensed on December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of December 31, 2024 and 2023, the balance of income tax payable was $479,279 (including $239,374 of tax payable due from the year ended December 31, 2023) and $529,505, respectively. The Company is subject to income tax examinations by major taxing authorities since inception.

Excise Tax

In connection with the vote to approve the charter amendment proposal presented at the March 2023 Special Meeting, holders of 6,756,695 shares of common stock properly exercised their right to redeem their shares of common stock for an aggregate redemption amount of approximately $69.92 million. In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting on November 28, 2023, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million. In connection with the votes at December 2024 Special Meeting, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million. Immediately following the payment of redemptions, the Trust Account had a balance of approximately $3.27 million. As such, the Company has recorded a 1% Excise Tax liability in the amount of $1,313,485, including interest and penalty of $109,368, on the consolidated balance sheets as of December 31, 2024. The liability does not impact the consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

F-49

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

As of December 31, 2024, $1,313,485 excise tax liability was due, and the Company recognized $15,847 interest and $93,521 penalties in connection with the unpaid excise tax.

Shares of Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s shares of common stock sold in the IPO and as a result of the exercise by the underwriters of their over-allotment option features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on December 31, 2024 and 2023, 277,511 and 2,562,567 shares of common stock subject to possible redemption were presented as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.

On March 6, 2023, in connection with the approval of the extension amendment proposal and the trust amendment proposal presented at the March 2023 Special Meeting, holders of 6,756,695 of the Company’s shares of common stock exercised their right to redeem those shares for cash at an approximate price of $10.35 per share, for an aggregate of approximately $69.92 million.

On November 28, 2023, in connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the November 2023 Special Meeting, holders of 2,180,738 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $10.82 per share, for an aggregate of approximately $23.60 million.

In connection with the December 2024 Special Meeting held on December 3, 2024, holders of 2,285,056 shares of the Company’s common stock exercised their right to redeem those shares for cash at an approximate price of $11.77 per share, for an aggregate of approximately $26.89 million.

As of December 31, 2024 and 2023, the shares of common stock subject to possible redemption reflected in the consolidated balance sheets is reconciled in the following table:

	Schedule of Common Stock Subject to Possible Redemption (As Restated)
	Shares	Amount
Common stock subject to possible redemption, December 31, 2022	11,500,000	117,864,419
Less:
Redemptions (paid in April and November 2023)	(8,937,433)	(93,521,369)
Plus:
Remeasurement of carrying value to redemption value	—	3,595,663
Common stock subject to possible redemption, December 31, 2023	2,562,567	27,938,713
Plus:
Remeasurement of carrying value to redemption value (as restated)	—	2,175,180
Less:
Redemptions	(2,285,056)	(26,890,379)
Common stock subject to possible redemption, December 31, 2024 (as restated)	277,511	$3,223,514

F-50

Net (Loss) Income Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share” and uses the two class method. Net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted average number of shares of common stock outstanding for the period. Any remeasurement of the accretion to redemption value of the shares of common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

The Company has one authorized class of common stock. Warrants included in the Units sold in the IPO (the “Public Warrants”) (see Note 4) and warrants included in the Private Placement Units (the “Private Placement Warrants,” together with the Public Warrants, the “warrants”) (see Note 5) to purchase 7,242,000 shares of common stock of the Company at $10.00 per share were issued on December 9, 2021. For the years ended December 31, 2024 and 2023, no Public Warrants or Private Placement Warrants had been exercised. The 7,242,000 potential shares of common stock underlying the outstanding Public Warrants and Private Placement Warrants to purchase the Company’s shares of common stock were excluded from diluted earnings per share for the years ended December 31, 2024 and 2023 because they are contingently exercisable, and the contingencies have not yet been met. Additionally, the rights are able to be demanded on or any time after the Business Combination, and as the contingency has not been met, the rights are excluded from diluted earnings per share for the years ended December 31, 2024 and 2023. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the years. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of stock.

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Years Ended December 31,
	2024 (As Restated)	2023
Net (loss) income	$(978,445)	$1,320,324
Remeasurement of common stock subject to redemption (as restated)	(2,175,180)	(3,595,663)
Net loss including remeasurement of common stock subject to redemption value (as restated)	$(3,153,625)	$(2,275,339)

	For the Years Ended December 31,
	2024 (As Restated)		2023
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net loss per share of common stock
Numerator:
Allocation of net loss including remeasurement of common stock subject to redemption value (as restated)	$(1,302,885)	$(1,850,740)	$(1,423,357)	$(851,982)
Remeasurement of common stock subject to redemption (as restated)	2,175,180	—	3,595,663	—
Allocation of net income (loss), as adjusted (as restated)	$872,295	$(1,850,740)	$2,172,306	$(851,982)
Denominator:
Basic and diluted weighted average shares outstanding	2,425,214	3,445,000	5,755,364	3,445,000
Basic and diluted net income (loss) per share of common stock (as restated)	$0.36	$(0.54)	$0.38	$(0.25)

F-51

Accounting for Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. The Company accounts for the warrants issued in connection with the Company’s IPO in accordance with the guidance contained in ASC 815 under which the public warrants meet the criteria for equity treatment and the private warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the private warrants as liabilities at their fair value and adjust the private warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statements of operations. The fair value of the warrants was estimated using a binomial lattice model.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASC 2023-07 for the year ended December 31, 2024.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management is still evaluating the impact of ASU 2023-09 on its consolidated financial statements.

Note 4 — Initial Public Offering and Over-allotment

Pursuant to the IPO and the over-allotment in December 2021, the Company sold 11,500,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock, one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”) and one right (each a “Public Right” and collectively, the “Public Rights”). Each Public Warrant entitles its holder to purchase one-half (1/2) of one share of common stock at a price of $11.50 per share, subject to adjustment. Each Public Right entitles the holder to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination (see Note 9).

F-52

Note 5 — Private Placement

On December 9, 2021 and December 13, 2021, simultaneously with the consummation of the IPO and the underwriters’ exercise of their over-allotment option, the Company consummated the issuance and sale (“Private Placement”) of 570,000 Private Placement Units in a private placement transaction at a price of $10.00 per Private Placement Unit, generating gross proceeds of $5,700,000. Each whole Private Placement Unit consists of one share, one warrant (each a “Private Placement Warrant” and collectively the “Private Placement Warrants”) and one right to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination. Each whole Private Placement Warrant will be exercisable to purchase one-half of one share of common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless.

Note 6 — Related Party Transactions

Founder Shares

On August 19, 2021, the Company’s sponsor purchased 2,875,000 shares (the “Founder Shares”) of the Company’s common stock, par value $0.001, for an aggregate price of $25,000. The Founder Shares are subject to certain transfer restrictions, as described in Note 9.

The Initial Stockholders have agreed, subject to limited exceptions, that 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after its initial Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the IPO, the Company consummated the sale of 570,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Public Gold Marketing Sdn. Bhd., a Malaysian private limited company, a related party generating gross proceeds of $5,700,000, which is described in Note 5.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of December 31, 2024 and 2023, there were no Working Capital Loans outstanding.

The Company entered into promissory notes with Public Gold Marketing Sdn. Bhd., which is considered a related party due to a familial relationship between the controlling member of the sponsor and a 95% shareholder of Public Gold Marketing Sdn. Bhd. The promissory notes bear an interest of 6% per annum and repayable upon consummation of an initial Business Combination (Note 8).

F-53

Support Services

The Company has entered into an administrative services agreement pursuant to which the Company will pay its sponsor a total of $10,000 per month for office space, administrative and support services. On September 30, 2023, the Company terminated the administrative services agreement. As a result, the Company is no longer be required to pay the sponsor $10,000 monthly since September 30, 2023.

As of December 31, 2024 and 2023, $217,000 had been accrued under this arrangement and shown under “Due to related parties” in the accompanying consolidated balance sheets.

Advances

On each of September 5, 2023, September 29, 2023 and November 7, 2023, an affiliate of the Company’s sponsor advanced $130,000 to the Company, for a total advance of $390,000. The $390,000 advance to fund trust extension deposits is reflected in “Due to related parties” on the consolidated balance sheets.

Note 7 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares into shares of common stock) pursuant to a registration rights agreement signed on the date of the prospectus for the IPO. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per unit on the offering including the Units issued with the underwriter’s exercise of their over-allotment option, or $2,300,000 in the aggregate at the closing of the IPO. In addition, the underwriters are entitled to deferred underwriting discounts of $0.35 per unit, or $4,025,000 from the closing of the IPO and the exercise of the over-allotment option. The deferred discounts will become payable to the underwriters from the amounts held in the Trust Account solely if the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 8 — Promissory Notes and Advances

On March 3, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $390,000 for the purpose of extension fees payment. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $390,000 had been borrowed and no amount was available under this note for borrowing.

On March 23, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of up to $250,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On June 2, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of up to $700,000 for working capital needs. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $700,000 had been borrowed and no amount was available under this note for borrowing.

F-54

On October 13, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $250,000 had been borrowed and no amount was available under this note for borrowing.

On December 8, 2023, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $110,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $110,000 had been borrowed and no amount was available under this note for borrowing.

On January 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $250,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination.

On January 25, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On February 22, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On April 4, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On June 5, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $400,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $400,000 had been borrowed and no amount was available under this note for borrowing.

On August 14, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn. Bhd. for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On October 3, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $300,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $300,000 had been borrowed and no amount was available under this note for borrowing.

On December 9, 2024, the Company entered into a promissory note subscription term sheet with Public Gold Marketing Sdn Bhd for an amount of $350,000 for the purpose of working capital. The promissory note bears an interest of 6% per annum and repayable upon consummation of an initial Business Combination. As of December 31, 2024, the full $350,000 had been borrowed and no amount was available under this note for borrowing.

For the year ended December 31, 2024 and 2023, the above-mentioned notes have incurred $188,203 and $57,255 of interest and are reflected in the promissory note balance on the consolidated balance sheets and on the consolidated statement of operations in other income, respectively. As of December 31, 2024 and 2023, the total of the promissory notes are reflected on the consolidated balance sheets as $4,445,458 and $1,757,255, respectively.

On March 6, 2025, the Company, PubCo and Public Gold Marketing Sdn Bhd entered into an agreement, pursuant to which the parties agreed that $2 million of the outstanding balance under the Promissory Notes shall be due and payable in cash within 60 days from the date of the Closing, and the remaining balance under the Promissory Notes shall be converted into ordinary shares of PubCo at the time of Closing, at a conversion price of $10.00 per share.

F-55

Note 9 — Stockholders’ Deficit

Common stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of December 31, 2024 and 2023, there were 3,445,000 (excluding 277,511 and 2,562,567 shares of common stock subject to possible redemption, respectively) shares of common stock issued and outstanding.

Warrants:

As of December 31, 2024 and 2023, the Company had 11,500,000 Public Warrants and 570,000 Private Placement Warrants outstanding.

The Public Warrants are accounted for as equity instruments in the Company’s consolidated financial statements. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of the completion of an initial Business Combination and will expire five years after the completion of an initial Business Combination, or earlier upon redemption. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Redemption of warrants when the price per common stock equals or exceeds $16.50

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the “30-day redemption period”; and
●	if, and only if, the last reported sale price (the “closing price”) of our common stock equals or exceeds $16.50 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Placement Warrants are substantially in the same form as the Public Warrants, except they (i) will be exercisable either for cash or on a cashless basis at the holder’s option pursuant and (ii) will not be redeemable by the Company, in either case as long as the Private Placement Warrants are held by the initial purchasers or any of their permitted transferees (as prescribed in the Subscription Agreement, dated December 6, 2021, by and between the Company and Public Gold Marketing Sdn. Bhd.). Once a Private Placement Warrant is transferred to a holder other than a permitted transferee, it shall be treated as a Public Warrant for all purposes. Due to these terms the Private Warrants are required to be liability classified.

F-56

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of the warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 165% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional common stock or equity-linked securities.

Rights

Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

Note 10 — Income Tax

The Company’s net deferred tax liabilities are as follows:

	December 31,	December 31,
	2024	2023
Deferred tax assets
Startup Costs	$563,038	$362,533
Valuation allowance	(563,038)	(362,533)
Deferred tax asset (liabilities), net of allowance	$—	$—

F-57

The income tax provision for the years ended December 31, 2024 and 2023 consists of the following:

	December 31,	December 31,
	2024	2023
Federal
Current	$239,905	$608,864
Deferred	(200,505)	(279,347)
State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	200,505	199,988
Income tax provision	$239,905	$529,505

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. For the years ended December 31, 2024 and 2023, the change in valuation allowance was $200,505 and $199,988, respectively.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	December 31,	December 31,
	2024	2023
Statutory federal income tax rate	21.0%	21.0%
Interest and penalties	(3.47)%	0.12%
Change in fair value of warrants	(0.02)%	(0.05)%
Business combination expenses	(22.84)%	1.10%
Broken Deal	(0.00)%	(4.37)%
Change in valuation allowance	(27.15)%	10.81%
Income tax provision expense	(32.48)%	28.61%

The Company’s effective tax rate was (32.48)% and 28.61% for the years ended December 31, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2024 and 2023, primarily due to changes in the fair value in warrant liabilities, valuation allowance on the deferred tax assets, non-deductible M&A costs, income tax penalties, and failed deal costs that are fully deductible.

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 11 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

F-58

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

As of December 31, 2024 and 2023, the assets held in the Trust Account were held in cash.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Level	(Level 1)	(Level 2)	(Level 3)

December 31, 2024

Liabilities:
Warrant Liabilities- Private Warrants	2	$—	$2,736	$—

December 31, 2023

Liabilities:
Warrant Liabilities- Private Warrants	3	$—	$—	$1,881

As of December 31, 2024, the Private Placement Warrants were valued using the observable price for the public warrant as a benchmark, as a result of which, the fair value of the Private Placement Warrant liability was re-classified as Level 2. As of December 31, 2023, the Private Placement Warrants were valued using a binomial lattice mode, which is considered to be a Level 3 fair value measurement. One of the more significant inputs is the implied volatility, which is based on the observed prices of the Company’s common stock and publicly-traded warrants. As of December 31, 2023, the estimated fair value of Warrant Liabilities – Private Warrants were determined based on the following significant inputs and are expressed on the basis of each being exercisable for a one-half of one share of common stock:

As of December 31, 2023
Exercise price	$5.75
Market price of public stock	$5.42
Term (years)	0.95
Volatility	immaterial
Risk-free rate	4.99%
Dividend yield	0.0%

The following table presents the changes in the fair value of warrant liabilities for the years ended December 31, 2024 and 2023:

Private Placement Warrants
Fair value as of January 1, 2024	$1,881
Change in valuation inputs or other assumptions	855
Fair value as of December 31, 2024	$2,736

Private Placement Warrants
Fair value as of January 1, 2023	$6,270
Change in valuation inputs or other assumptions	(4,389)
Fair value as of December 31, 2023	$1,881

F-59

NOTE 12. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of December 31, 2024, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering, which are held in Trust Account, and non-operating income or expense from the changes in the fair value of warrant liability and Capital Contribution Note, which are not considered measures of financial performance used by the CODM.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. The CODM does not review assets, which primarily consists of cash held in the Trust Account, in evaluating the results of the Company, and therefore, such information is not presented.

When evaluating the Company’s primary measure of performance and making key decisions, by the CODM, regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Year Ended
	December 31,
	2024	2023
Professional service fee in connection with Business Combination	$(803,128)	$(96,800)
Franchise tax expense	(143,662)	(183,956)
Other general and administrative expenses and tax expenses	(766,582)	(895,068)
Total operating expenses	$(1,713,372)	$(1,175,824)

Income on cash and investments held in Trust Account	$1,285,520	$3,090,407

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in Trust Account and formation and operating expenses. The CODM reviews interest earned on investment in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees in connection with the Business Combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other operating expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

NOTE 13. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review the Company did not identify any subsequent events, other than the below, that would have required adjustment or disclosure in the consolidated financial statements.

On each of January 4, 2025, February 5, 2025 and March 6, 2025, the Company deposited three tranches of $60,000, for an aggregated of $180,000 into the Trust Account, extending the Termination Date to April 9, 2025.

On March 6, 2025, the Company received an advance of $60,000 from the chief executive officer of the Company, the advance is non-interest bearing and repayable at the close of Business Combination.

On March 6, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative, entered into the Amendment of the Merger Agreement as disclosed in Note 1.

On March 7, 2025, the Company, PubCo and Public Gold Marketing Sdn Bhd entered into an agreement, pursuant to which the parties agreed that $2 million of the outstanding balance under the Promissory Notes shall be due and payable in cash. The parties have mutually agreed to revise the repayment schedule set forth in the Agreement dated March 7, 2025, pursuant to which PubCo has paid $1 million on December 31, 2025 and a further $1 million payable on or before March 20, 2026, and the remaining balance under the Promissory Notes shall be converted into ordinary shares of PubCo at the time of Closing, at a conversion price of $10.00 per share.

F-60

ALPS LIFE SCIENCE INC

Consolidated Statement of Financial Position as at 30 September 2025

(Unaudited)

		As at September 30, 2025	As at September 30, 2024
		(Unaudited)	(Unaudited)
	Note	USD	USD

ASSETS
Non-Current Assets
Property, plant and equipment	5	2,268,861	2,783,326
Right-of-use assets	6	751,398	705,367
Intangible assets	7	679,785	935,826
Other investments	8	6,590,708	-
Investment in associates	9	23,730	1,762,570

Total Non-Current Assets		10,314,482	6,187,089

Current Assets
Inventories	10	550,277	553,248
Trade receivables	11	572,775	341,356
Other receivables, deposits and prepayments	12	463,325	309,308
Amount due from associates	13	111	-
Tax recoverable		275,833	168,892
Cash and bank balances		408,607	525,204

Total Current Assets		2,270,928	1,898,008

Total Assets		12,585,410	8,085,097

EQUITY AND LIABILITIES
Capital and Reserves
Share capital	14	580	13,531,607
Merger reserves/(deficit)	15	10,463,980	(3,067,047)
Accumulated losses		(12,463,510)	(9,822,608)
Fair value reserve	16	4,789,639	-
Foreign translation reserve	17	(156,458)	(107,363)

Equity Attributable to the Owners of the Company		2,634,231	534,589
Non-controlling interests		(269,897)	(207,280)

Total Equity		2,364,334	327,309

Non-Current Liabilities
Lease liabilities	19	333,604	663,011
Deferred tax liabilities	20	24,367	-

Total Non-Current Liabilities		357,971	663,011

Current Liabilities
Trade payables	21	415,995	470,553
Other payables and accruals	22	1,452,222	1,076,723
Amount due to associates	13	324,399	155,595
Amount due to directors	13	7,090,060	5,201,137
Hire purchase liabilities	18	-	3,098
Lease liabilities	19	445,627	145,435
Tax liabilities		134,802	42,236

Total Current Liabilities		9,863,105	7,094,777

Total Liabilities		10,221,076	7,757,788

Total Equity and Liabilities		12,585,410	8,085,097

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-61

ALPS LIFE SCIENCE INC

Consolidated Statement of Profit or Loss and Other Comprehensive Income

For the Six Months ended 30 September 2025

(Unaudited)

		Six months ended September 30, 2025	Six months ended September 30, 2024
		(Unaudited)	(Unaudited)
	Note	USD	USD

Revenue	23	2,199,845	1,829,681
Cost of sales		(1,668,192)	(905,382)

Gross profit		531,653	924,299
Other operating income		2,732	20,468
Distribution expenses		(55,367)	(174,794)
Administrative expenses		(1,176,879)	(1,486,992)
Other operating expenses		(564,608)	(507,856)
Share of result of associates		19,418	33,456

Loss from operations		(1,243,051)	(1,191,419)
Finance costs	24	(28,623)	(17,141)

Loss before tax	25	(1,271,674)	(1,208,560)
Income tax expense	26	(69,140)	(53,471)

Loss for the financial period		(1,340,814)	(1,262,031)

Other comprehensive income, net of income tax
Foreign currency translation		31,423	138,348
Unrealised gain from change in fair value of other investment		4,789,639	-

Total comprehensive gain/(loss) for the financial period		3,480,248	(1,123,683)

Loss for the financial period attributable to:
Owners of the Company		(1,298,273)	(1,170,942)
Non-controlling interests		(42,541)	(91,089)

		(1,340,814)	(1,262,031)

Total comprehensive loss for the financial period attributable to:
Owners of the Company		3,522,789	(1,032,594)
Non-controlling interests		(42,541)	(91,089)

		3,480,248	(1,123,683)

Loss per ordinary share attributable to owners of the Company:
Basic/Diluted		(0.02)	(0.02)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-62

ALPS LIFE SCIENCE INC

Consolidated Statements of Changes in Equity

For the Six Months ended 30 September 2025

(Unaudited)

	Share capital	Share application money	Non-distributable reserve - Merger (deficit)/ reserves	Non-distributable reserve - Foreign translation reserve	Non-distributable reserve - Fair value reserve	Distributable reserve - Accumulated losses	Equity attributable to owners of the Company	Non-controlling interests	Total equity / (Capital deficiencies)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	USD	USD	USD	USD	USD	USD	USD	USD	USD

As at 1 April 2024	13,531,607	-	(3,067,047)	(245,711)	-	(8,651,666)	1,567,183	(116,191)	1,450,992

Loss for the financial period	-	-	-	-	-	(1,170,942)	(1,170,942)	(91,089)	(1,262,031)
Other comprehensive income	-	-	-	138,348	-	-	138,348	-	138,348

Total comprehensive loss for the financial period	-	-	-	138,348	-	(1,170,942)	(1,032,594)	(91,089)	(1,123,683)

As at 30 September 2024	13,531,607	-	(3,067,047)	(107,363)	-	(9,822,608)	534,589	(207,280)	327,309

As at 1 April 2025	580	-	10,463,980	(187,881)	-	(11,165,239)	(888,560)	(227,356)	(1,115,916)

Loss for the financial period	-	-	-	-		(1,298,273)	(1,298,273)	(42,541)	(1,340,814)
Other comprehensive income	-	-	-	31,423	4,789,639	-	4,821,062	-	4,821,062

Total comprehensive loss for the financial period	-	-	-	31,423	4,789,639	(1,298,273)	3,522,789	(42,541)	3,480,248

As at 30 September 2025	580	-	10,463,980	(156,458)	4,789,639	(12,463,510)	2,634,231	(269,897)	2,364,334

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-63

ALPS LIFE SCIENCE INC

Consolidated Statement of Cash Flows

For the Six Months ended 30 September 2025

(Unaudited)

	Six months ended September 30, 2025	Six months ended September 30, 2024
	(Unaudited)	(Unaudited)
	USD	USD

CASH FLOWS USED IN OPERATING ACTIVITIES
Loss before tax	(1,271,672)	(1,208,560)
Adjustments for:
Amortisation of intangible assets	84,965	24,668
Amortisation of right-of-use assets	255,607	232,510
Depreciation of property, plant and equipment	245,603	250,522
Interest expenses	28,623	17,141
Share of results of associates	(19,418)	(33,455)

Operating loss before changes in working capital	(676,292)	(717,174)

Changes in working capital:
(Decrease)/Increase in:
Inventories	5,938	(132,418)
Trade receivables	(527,247)	(250,317)
Other receivables, deposits and prepayments	(168,310)	(38,959)

Increase/(Decrease) in:
Trade payables	94,645	262,930
Advance from customers	-	151,781
Other payables and accruals	518,933	(19,703)

Cash Used In Operations	(752,333)	(743,860)
Tax paid	(23,848)	12,207

Net Cash Used In Operating Activities	(776,181)	(731,653)

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisition of associates	-	2,404
Advances to associates	(2,439)	-
Purchase of property, plant and equipment	(16,226)	(72,659)

Net Cash Used In Investing Activities	(18,665)	(70,255)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from directors	1,117,803	1,034,805
Interest paid	(28,623)	(17,141)
Repayment of hire purchase liabilities	-	(5,110)
Repayment of lease liabilities	(182,644)	(154,424)

Net Cash From Financing Activities	906,536	858,130

NET INCREASE IN CASH AND CASH EQUIVALENTS	111,690	56,222
Effect of exchange differences	(22,015)	8,515
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE FINANCIAL PERIOD	318,932	460,467

CASH AND CASH EQUIVALENTS AT END OF THE FINANCIAL PERIOD	408,607	525,204

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-64

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2025

1.	Corporate Information

Business Description

Alps Life Science Inc (the “Company”) is a private limited liability company incorporated and domiciled in Cayman Islands. The registered office of the Company is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The Company is principally engaged in the business of investment holding.

The subsidiaries are involving in the business of research and development (including stem cell) in all kinds of biotechnology related business, invest and manage business such as health and beauty centre, medical centre as well as acting as an investment holding company as disclosed in Note 31.

These unaudited consolidated financial statements comprise the results of the Group.

2.	Basis of Presentation

Statement of Compliance

The financial statements of the Group have been prepared in accordance with International Accounting Standards (“IAS”) and International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Adoption of amendments to IAS and IFRS

During the financial period, the Company adopted the following applicable amendments to IAS issued by IASB:

Amendments to IAS 21	Lack of Exchangeability

The adoption of the amendment to standards did not have any significant impact on the financial statements of the Group.

New IFRS and amendments to IAS and IFRSs issued but not yet effective

The Company has not applied the following new IFRS and amendments to IAS and IFRS that have been issued by the IASB but are not yet effective for the Group.

Effective dates for financial periods beginning on or after

Revised IFRS Practice Statement 1	Management Commentary	23 June 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	1 January 2026
Amendments to IFRS 9 and IFRS 7	Contracts Referencing Nature-dependent Electricity	1 January 2026
Amendments to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	Annual Improvements to IFRS Accounting Standards - Volume 11	1 January 2026
IFRS 18	Presentation and Disclosure in Financial Statements	1 January 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 28	Sales or Contribution of between an Investor and its Associate or Joint Venture	Deferred until further notice

The directors anticipate that the abovementioned new IFRS and amendments to IAS and IFRS will be adopted in the annual financial statements of the Group when they become effective.

The initial application of the above-mentioned new IFRS and amendments to IAS and IFRS are not expected to have any significant impacts on the financial statements of the Company except as disclosed below.

F-65

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

IFRS 18 additional requirements are as follows:

(i)	Statement of Profit or Loss and Other Comprehensive Income

IFRS 18 introduces newly defined “operating profit or loss” and “profit or loss before financing and income tax” subtotal which are to be presented in the statement of profit or loss, while the net profit or loss remains unchanged. Statement of profit or loss to be presented in five categories: operating, investing, financing, income taxes and discontinued operations.

(ii)	Statement of Cash Flows

The standard modifies the starting point for calculating cash flows from operations using the indirect method, shifting from “profit or loss” to “operating profit or loss”. It also provides guidance on classification of interest and dividend in statement of cash flows.

(iii)	New disclosures of expenses by nature

Entities are required to present expenses in the operating category by nature, function or a mix of both. IFRS 18 includes guidance for entities to assess and determine which approach is most appropriate based on the facts and circumstances.

(iv)	Management-defined Performance Measures (MPMs)

The standard requires disclosure of explanations of the entity’s company-specific measures that are related to the statement of profit or loss, referred to MPMs. MPMs are required to be reconciled to the most similar specified subtotal in IFRS Accounting Standards.

(v)	Enhanced Guidance on Aggregation and Disaggregation

IFRS 18 provides enhanced guidance on grouping items based on shared characteristics and requires disaggregation when items have dissimilar characteristics or when such disaggregation is material.

The potential impact of the new standard on the financial statements of the Group has yet to be assessed.

F-66

3.	Material Accounting Policy Information

Basis of accounting

The financial statements of the Group have been prepared under the historical cost unless otherwise indicated in the accounting policy information below.

Functional and presentation currency

The functional currency of the Group is Ringgit Malaysia (“RM”). The consolidated financial statements are presented in United States Dollar (“USD”), which is the presentation currency of the Group. All financial information is presented in USD.

Basis of consolidation

The Group adopts the merger method of accounting for all its subsidiaries.

A business combination involving entities under common control is a business combination in which all the combining subsidiary companies are ultimately controlled by the same party and parties both before and after the business combination, and that control is not transitory. Under the merger method of accounting, the results of subsidiary companies are presented as if the business combination had been affected throughout the current and previous financial years. The assets and liabilities combine are accounted for based on the carrying amounts from the perspective of the common control shareholder at the date of transfer. On consolidation, the difference between the carrying value of the investment in subsidiary companies and the share capital of the Group’s subsidiary companies is taken to merger reserve.

Non-controlling interests

At the acquisition date, components of non-controlling interests of the Group are measured at the non-controlling interest’s proportionate share of the acquiree’s identifiable assets.

Investment in subsidiary companies

In the Group’s separate financial statements, investment in subsidiary companies is stated at cost less accumulated impairment losses.

Investment in associates

Investment in associates is accounted for in the consolidated financial statements of the Group using the equity method.

Revenue

Revenue is recognised at a point in time when they transfer control over a product or service to a customer and satisfy their performance obligation to a customer. Where applicable, rebates and discounts to customers are accounted as net of revenue according to contract. The revenue is recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Group recognises revenue from the following major sources:

(a)	Cellular therapy

Cellular therapy uses living cells to treat diseases by repairing damaged tissues, replacing lost cells, or boosting the body’s ability to fight illness.

F-67

Revenue is recognised at a point in time when the services have been rendered to the customers and coincide with the delivery of services and acceptance by customers.

(b)	Medical testing, laboratory and aesthetics beauty services

Medical testing, laboratory, and aesthetics beauty services cover a variety of procedures for health assessment and cosmetic enhancement.

Included in aesthetics beauty services are hair implant services, whereby, the revenue recognised are based on profit sharing basis as agreed with another counterparty.

Principal versus agent

When another party is involved in providing services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified services itself (i.e. the Group is a principal) or to arrange for those services to be provided by the other party (i.e. the Group is an agent).

The Group is classified as a principal when it controls the specified service before it is transferred to the customer. This control implies that the Group is responsible for fulfilling the service and bears the associated risks and rewards. Conversely, the Group is an agent if its obligation is to arrange for the service to be provided by another party without controlling it before transfer. In this case, the Group recognises revenue as a fee or commission for facilitating the service.

For hair implant services, the Group exercises control over the delivery of the service before it reaches the customer. Consequently, the Group is deemed a principal for these services and recognises revenue based on the total amount charged to the customer.

Revenue is recognised at a point in time when the services have been rendered to the customers and coincide with the delivery of services and acceptance by customers.

(c)	Consultation fee

Consultation fee is the charge imposed by a doctor for providing medical advice, diagnosis, and treatment recommendations during a visit. This fee covers the time and expertise of the healthcare professional and may vary based on the complexity of the case and the doctor’s experience.

Revenue is recognised at a point in time when the services have been rendered to the customers and coincide with the delivery of services and acceptance by customers.

(d)	Sale of medicine and healthcare product

The sale of medicine and healthcare products involves distributing pharmaceuticals and wellness items to improve health, with strict regulations to ensure safety and effectiveness.

Revenue is recognised when the transfer of significant risk and rewards of ownership of the goods to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably.

F-68

Leases

Lessee accounting

The Group recognises a right-of-use asset and a lease liability at the lease commencement date. Right-of-use assets are initially measured at cost less any accumulated amortisation and accumulated impairment losses, and adjusted for any remeasurement of the lease liabilities. Amortisation is computed on the straight-line basis over the lease period.

The lease liabilities are initially measured at the present value of the lease payments that are paid at commencement date, discounted using the interest rate implicit in the lease contract. If that rate cannot be readily determined, the Group uses its incremental borrowing rate.

The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. The Group recognises the lease payments associated with these leases as an operating expense on a straight-line basis over the lease term.

Property, plant and equipment

Property, plant and equipment are measured at cost less any accumulated depreciation and accumulated impairment losses.

Property, plant and equipment are depreciated on straight-line basis over the estimated useful lives of the assets, at the following annual rates:

Furniture and fittings	10% - 20%
Office equipment	10% - 20%
Medical equipment	20%
Computer equipment	10% - 20%
Renovation	10% - 20%
Laboratory	10%
Air conditioner	10% - 20%
Mobile device	10% - 20%
Laboratory equipment	10% - 20%
Plant and machinery	10%
Computer and ICT	10% - 20%
Signboard	20%
Motor vehicles	20%

Inventories

Inventories are stated at lower of cost or net realisable value. Cost of inventories comprises the original cost of purchase plus incidental costs incurred in bringing the inventories to their present location, and accounted for on a first-in, first-out basis.

Financial instruments

Financial assets and financial liabilities are recognised in the Group’s statements of financial position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

F-69

Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortised cost:

●	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (“FVTPL”).

Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met; and

●	the Group may irrevocably designate a debt instrument that meets the amortised cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (ii) below).

(i)	Amortised cost and effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period.

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit-impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition. For purchased or originated credit-impaired financial assets, a credit-adjusted effective interest rate is calculated by discounting the estimated future cash flows, including expected credit losses, to the amortised cost of the debt instrument on initial recognition.

The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortisation using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.

F-70

Interest income is recognised using the effective interest method for debt instruments measured subsequently at amortised cost and at FVTOCI. For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognised by applying the effective interest rate to the amortised cost of the financial asset. If, in subsequent reporting periods, the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognised by applying the effective interest rate to the gross carrying amount of the financial asset.

For purchased or originated credit-impaired financial assets, the Group recognises interest income by applying the credit-adjusted effective interest rate to the amortised cost of the financial asset from initial recognition. The calculation does not revert to the gross basis even if the credit risk of the financial asset subsequently improves so that the financial asset is no longer credit-impaired.

(ii)	Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortised cost or FVTOCI are measured at FVTPL. Specifically:

●	Investments in equity instruments are classified as at FVTPL, unless the Group designates an equity investment that is neither held for trading nor a contingent consideration arising from a business combination as at FVTOCI on initial recognition.

●	Financial assets that do not meet the amortised cost criteria or the FVTOCI criteria are classified as at FVTPL. In addition, debt instruments that meet either the amortised cost criteria or the FVTOCI criteria may be designated as at FVTPL upon initial recognition if such designation eliminates or significantly reduces a measurement or recognition inconsistency (so called “accounting mismatch”) that would arise from measuring assets or liabilities or recognising the gains and losses on them on different bases. The Group has designated investment in quoted unit trust and other investment as at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognised in profit or loss to the extent they are not part of a designated hedging relationship. The net gain or loss from other financial assets are recognised in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other operating income” or “other operating expenses” line item.

(iii)	Financial assets at FVTOCI

On initial recognition of an equity investment that is not held for trading, the Group may irrevocably elect to present subsequent changes in fair value in OCI on an investment-by-investment basis. Financial assets categorized as FCVOCI are subsequently measured at fair value, with unrealized gains and losses recognized directly in OCI and accumulated under fair value reserve in equity. The Group has designated investment in quoted shares as at FVTOCI.

Financial liabilities

All financial liabilities are measured subsequently at amortised cost using the effective interest method.

Financial liabilities measured subsequently at amortised cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortised cost using the effective interest method.

F-71

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

Impairment of financial assets

The Group recognises a loss allowance for expected credit losses (“ECL”) on trade receivables, other receivables and deposits, amount owing due associates as well as cash and bank balances. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group recognises lifetime ECL for trade receivables. The Group considers past loss experience, timing of billing and observable data such as current changes and future forecasts in economic conditions to estimate the amount of expected impairment loss. The methodology and assumptions including any forecasts of future economic conditions are reviewed regularly.

For all other financial instruments, the Group recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Reversal of impairment loss to profit or loss, if any, is restricted to not exceeding what the amortised cost would have been had the impairment not been recognised previously.

Significant increase in credit risk

In assessing whether the credit risk on a financial asset has increased significantly since initial recognition, the Group compare the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group consider both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information such as financial evaluation of the creditworthiness of the debtors, ageing of receivables, defaults and past due amounts, past experience with the debtors, current conditions and reasonable forecast of future economic conditions.

The Group presume that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 365 days past due, unless the Group have reasonable and supportable information that demonstrates otherwise.

Probability of default

The Group consider the information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full, as constituting an event of default for internal credit risk management purposes as historical experience indicates that financial assets are generally not recoverable.

The Group consider that default has occurred when a financial asset is more than 365 days past due unless the Group have reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

F-72

Write-off policy

The Group write off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, with case-by-case assessment performed based on indicators such as insolvency or demise. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss as bad debts recovered.

Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expect to receive, discounted at the original effective interest rate.

If the Group have measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determine at the current reporting date that the conditions for lifetime ECL are no longer met, the Group measure the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which the simplified approach was used.

The Group recognise an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

Segments reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker is responsible for allocating resources and assessing performance of the operating segments and make overall strategic decisions. The Group’s operating segments are organised and managed separately according to the nature of the products and services provided, with each segment representing a strategic business unit that offers different products and serves different markets.

Intangible assets

The Group’s intangible assets comprise trademark, patent, and technical know-how related to Stem Cell Cultivation. These intangible assets were acquired and initially recognised at their respective purchase costs, in accordance with IFRS 38. The Group amortises the intangible assets over their estimated useful lives on a systematic basis, reflecting the pattern in which the economic benefits are expected to be consumed. The Group also assesses the intangible assets for impairment annually, or whenever there are indicators that the carrying amounts may not be recoverable.

Trademark

Trademark costs are capitalised as intangible assets when they meet the recognition criteria under IFRS 138. The trademark supports the branding and marketing of the Company’s stem cell products, contributing to future economic benefits through product recognition and market positioning. Management assesses the assets for impairment indicators annually or when events suggest the carrying amount may not be recoverable.

F-73

Patent

Patent expenditures are recognised as intangible assets when it is demonstrable that the patent will generate probable future economic benefits, either through product protection, commercialisation, or licensing. The risk of impairment is considered in relation to changes in technology, regulatory environment, or market demand, with impairment reviews performed when such indicators arise.

Technical Know-How Stem Cell Cultivation

Technical know-how related to the stem cell cultivation process is capitalised when development expenditures meet the recognition requirements under MFRS 138, including technical feasibility and reliable measurement. The know-how provides economic benefits through improved production efficiency and proprietary processes. Due to the evolving nature of biotechnology, there is an inherent risk of impairment, which is assessed regularly based on commercial viability and continued relevance of the processes.

Statement of cash flow

The Group adopts the indirect method in the preparation of the statements of cash flow.

For the purpose of the statements of cash flows, cash and cash equivalents are cash and bank balances.

4.	Critical accounting judgements and key sources of estimation uncertainty

Directors have used estimates and assumptions in measuring the reported amounts of assets and liabilities at the end of the reporting period and the reported amounts of expenses during the reporting period. Judgements and assumptions are applied in the measurement, and hence, the actual results may not coincide with the report amounts.

(a)	Critical judgements in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, the directors are of the opinion that there are no instances of application of judgements which are expected to have a significant effect on the amounts recognised in the financial statements.

(b)	Key sources of estimation uncertainty

Directors believe that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period, except for:

Useful lives of property, plant and equipment and amortisation of right-of-use (“ROU”) assets

The Group regularly reviews the estimated useful lives of property, plant and equipment and ROU assets based on factors such as business plan and strategies, expected level of usage and future technological developments. Future results of operations could be materially affected by changes in these estimates brought about by changes in the factors mentioned above. A reduction in the estimated useful lives of property, plant and equipment and ROU assets would increase the recorded depreciation or amortisation and decrease the value of property, plant and equipment and ROU assets. The carrying amount at the reporting date for property, plant and equipment and ROU asset are disclosed in Note 5 and 6 respectively.

Impairment of financial assets

The impairment provisions for trade receivables are based on assumptions about risk of default and expected loss rate. The Group uses judgement in making these assumptions and selecting inputs to the impairment calculation, based on the Group’s past history, existing market conditions as well as forward looking estimates at the end of each reporting period.

F-74

The Group uses a provision matrix to calculate expected credit losses for trade receivables. The provision rates are depending on the number of days that a trade receivable is past due. The Group uses the grouping according to the customer segments that have similar loss patterns.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience with forward-looking information. At the end of each reporting period, the historical observed default rates are updated and changes in the forward-looking estimates are analysed.

The assessment of the correlation between historical observed default rates, forward-looking estimates and expected credit losses is a significant estimate. The amount of expected credit losses is sensitive to changes in circumstances and of forecast economic conditions over the expected lives of the financial assets. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future.

5.	Property, plant and equipment

	Furniture and fittings	Office equipment	Medical equipment	Computer equipment	Renovation	Laboratory	Air conditioner	Mobile device	Laboratory equipment	Plant and machinery	Computer and ICT	Signboard	Motor vehicles	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD

Cost
As at 1 April 2024	70,263	89,925	22,208	187,568	612,090	2,146,949	1,121	1,132	767,253	289,977	12,932	43,922	251,750	4,497,090
Additions	1,475	7,445	-	4,645	-	-	2,778	-	31,295	23,352	1,669	-	-	72,659
Exchange difference	10,338	13,232	3,268	27,598	90,062	315,897	165	166	104,886	42,667	1,903	6,462	37,042	653,686

As at 30 September 2024	82,076	110,602	25,476	219,811	702,152	2,462,846	4,064	1,298	903,434	355,996	16,504	50,384	288,792	5,223,435
As at 1 April 2025	76,963	102,866	23,694	208,656	653,039	2,290,580	3,779	1,207	854,569	335,399	16,771	46,860	268,592	4,882,975
Additions	-	-	-	4,702	-	-	553	-	8,306	2,666	-	-	-	16,227
Exchange difference	4,082	(62,856)	1,257	40,691	34,640	156,634	39,025	64	224,851	(193,451)	(2,242)	2,485	14,247	259,427

As at 30 September 2025	81,045	40,010	24,951	254,049	687,679	2,447,214	43,357	1,271	1,087,726	144,614	14,529	49,345	282,839	5,158,629

Accumulated depreciation
As at 1 April 2024	43,952	56,547	6,904	73,143	335,735	631,811	648	699	343,502	152,292	2,645	5,601	251,750	1,905,229
Charge for the financial period	3,902	4,365	2,489	10,111	32,921	120,311	99	36	53,735	16,863	761	4,929	-	250,522
Exchange difference	6,558	8,423	1,075	11,000	50,173	96,931	98	104	48,802	22,805	407	941	37,041	284,358

As at 30 September 2024	54,412	69,335	10,468	94,254	418,829	849,053	845	839	446,039	191,960	3,813	11,471	288,791	2,440,109
As at 1 April 2025	54,293	68,715	12,104	98,250	417,908	903,137	983	828	465,313	195,185	4,379	15,263	268,592	2,504,950
Charge for the financial period	3,221	1,063	2,310	12,134	30,022	117,567	2,099	42	64,811	6,656	861	4,817	-	245,603
Exchange difference	2,962	(40,137)	702	20,919	22,942	50,943	28,291	44	122,042	(84,931)	255	934	14,247	139,214

As at 30 September 2025	60,476	29,641	15,116	131,303	470,872	1,071,647	31,373	914	652,166	116,910	5,495	21,014	282,839	2,889,768

Carrying amount

As at 30 September 2025	20,569	10,369	9,834	122,746	216,807	1,375,567	11,985	357	435,560	27,704	9,034	28,329	-	2,268,861

As at 30 September 2024	27,664	41,267	15,008	125,557	283,323	1,613,793	3,219	459	457,395	164,036	12,691	38,913	1	2,783,326

Included in the property, plant and equipment of the Group in the previous financial period was motor vehicles under hire purchase with net book value of USD Nil. These motor vehicles had been charged to local licensed banks for hire purchase as disclosed in Note 18.

F-75

6.	Right-of-use assets

Information about leases for which the Group is lessees are presented below:

Office premises
(Unaudited)
USD

Cost
As at 1 April 2024	1,396,730
Additions	393,556
Derecognition arising from lease termination	(287,750)
Exchange difference	160,005

As at 30 September 2024	1,662,541
As at 1 April 2025	2,151,802
Exchange difference	237,656

As at 30 September 2025	2,389,458

Accumulated amortisation
As at 1 April 2024	916,607
Charge for the financial year	232,510
Derecognition arising from lease termination	(287,750)
Exchange difference	95,807

As at 30 September 2024	957,174
As at 1 April 2025	1,211,647
Charge for the financial period	1,103,581
Exchange difference	(677,168)

As at 30 September 2025	1,638,060

Carrying amount

As at 30 September 2025	751,398

As at 30 September 2024	705,367

The Group leases office premises, some of which include options to extend or terminate the leases. Management has assessed these options on a lease-by-lease basis and has excluded extension periods and early termination clauses from the lease term where it is not reasonably certain that the respective options will be exercised. Accordingly, the related lease liabilities and right-of-use assets have been measured based on the lease term excluding such optional periods.

F-76

7.	Intangible assets

	Trademark	Patent	Technical know-how of stem cells cultivation	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	USD	USD	USD	USD

Cost
As at 1 April 2024	7,443	969,547	211,484	1,188,474
Additions	-	-	-	-
Exchange difference	731	142,656	31,117	174,504

As at 30 September 2024	8,174	1,112,203	242,601	1,362,978

As at 1 April 2025	7,941	1,034,410	225,632	1,267,983
Additions		760,743		760,743
Exchange difference	421	(705,875)	11,968	(693,486)

As at 30 September 2025	8,362	1,089,278	237,600	1,335,240

Accumulated amortisation
As at 1 April 2024	7,221	131,966	211,484	350,671
Charge for the financial period	18	24,650	-	24,668
Exchange difference	699	19,997	31,117	51,813

As at 30 September 2024	7,938	176,613	242,601	427,152

As at 1 April 2025	7,738	306,300	225,632	539,670
Charge for the financial period				-
Exchange difference	428	103,389	11,968	115,785

As at 30 September 2025	8,166	409,689	237,600	655,455

Carrying amount

As at 30 September 2025	196	679,589	-	679,785

As at 30 September 2024	236	935,590	-	935,826

The amortisation of the intangible assets of the Group is included in “other operating expenses” in the consolidated statements of profit or loss and other comprehensive income of the Group and the amortisation rate used is on a straight line basis based on the estimated useful lives of the intangible assets, at the following rates:

Trademark	10.00 years
Patent	6.25 years
Technical know-how of stem cells cultivation	5.00 years

F-77

8.	Other investments

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Unquoted shares, at cost
At cost	-	2,722
Less: Accumulated Impairment Loss	-	(2,702)
Exchange Differences	-	(20)

	-	-
Quoted shares,
At cost, reclassification from investment in associates (Note 9)	1,492,916	-
Add: Fair Value Through Other Comprehensive Income	4,789,639	-
Exchange Differences	308,153	-

	6,590,708	-

As at 30 September	6,590,708	-

Investment in quoted shares of the Group is measured at fair value through other comprehensive income (FVTOCI). Investment in unquoted shares of the Group is measured at fair value through profit or loss (FVTPL).

F-78

9.	Investment in associates

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Unquoted shares - at cost
As at 1 April	1,493,850	1,721,098
Reclassification to other investment (Note 8)	(1,492,916)	-

As at 30 September	934	1,721,098

Less: Accumulated impairment loss
As at 1 April	(257)	(270)
Addition during the financial period	-	-

As at 30 September	(257)	(270)

	677	1,720,828

Share of post-acquisition reserve
As at 1 April	13,911	7,327
Share of profit during the financial period	19,418	33,456

As at 30 September	33,329	40,783

	1,516,162	1,761,611
Exchange differences	(10,276)	959

	23,730	1,762,570

The details of associates are as follows:

	Place of	Effective equity
Name of Company	incorporation	interest		Principal activities
		2025	2024
		%	%
Vax Biotech Sdn. Bhd. (“Vax Biotech”)	Malaysia	30%	30%	Manufacture of medicaments

Alps Globemedics Sdn. Bhd. (“Alps Globemedics”)	Malaysia	30%	30%	Marketing of health and beauty product and services

Cilo Cybin Holdings Limited (“Cilo Cybin”)	South Africa	9,98%	40.5%	Investment in biotech, biohacking and pharmaceutical businesses

During the financial period, Cilo Cybin completed its acquisition of Cilo Cybin Pharmaceutical, which resulted in the enlargement of Cilo Cybin’s issued share capital post-acquisition, thereby reducing Alps Group’s shareholding to approximately 9.98% of the total issued capital of the combined post-acquisition entity. The investment in Cilo Cybin was reclassified from investment in associates to other investment.

F-79

9.	Investment in associates (Cont’d)

Investment in Vax Biotech

Summarised financial information of Vax Biotech is set out below. The summarised financial information represents the amount in the financial statements of the associate and not the Group’s share of those amounts.

Vax Biotech Sdn Bhd	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Statement of financial position
Current assets, representing total assets	1,103	313

Current liabilities, representing total liabilities	(6,330)	(3,856)

Net liabilities of the associate	(5,227)	(3,543)

Statement of comprehensive income
Expenses for the financial period	(417)	(1,155)

Loss for the financial period	(417)	(1,155)

Share of loss of the associate	-	-

Reconciliation of the above summarised financial information to the carrying amount of the interest in associate recognised in the consolidated financial statements:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Proportion of net liabilities of the associate	(1,568)	(1,063)

Carrying amount of the Group’s interest in associate	(1,568)	(1,063)

F-80

Investment in Alps Globemedics

Summarised financial information of Alps Globemedics is set out below. The summarised financial information represents the amount in the financial statements of the associate and not the Group’s share of those amounts.

Alps Globemedic Sdn Bhd	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Statement of financial position
Non-current assets	3,432	4,084
Current assets	185,609	62,004

Total assets	189,041	66,088

Non-current liabilities	-	(871)
Current liabilities	(109,977)	(16,931)

Total liabilities	(109,977)	(17,802)

Net assets of the associate	79,064	48,286

Statement of comprehensive income
Revenue for the financial year	201,105	142,809

Profit after taxation for the financial period	52,901	34,026

Share of profit of the associate	15,870	13,199

Reconciliation of the above summarised financial information to the carrying amount of the interest in associate recognised in the consolidated financial statements:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Proportion of net assets of the associate	22,934	14,486

Carrying amount of the Group’s interest in associate	22,934	14,486

F-81

10.	Inventories

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

At cost:
Trading
Beauty and healthcare product	244,539	346,634
Consumables
Beauty and healthcare product	271,441	206,614

Work-in-progress
Stem cells	34,297	-

	550,277	553,248

The cost of inventories recognised by the Group as an expense during the financial year is USD568,620 (2024: USD252,992).

11.	Trade receivables

The credit period granted to customers ranges from 30 to 60 days (2024: 30 to 60 days).

The Group applies a simplified approach in calculating loss allowances for trade receivable at an amount equal to lifetime ECL.

The Group does not hold any collateral or other credit enhancements over trade receivable balances.

The aged analysis of trade receivables at the end of the reporting period:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Neither past due nor impair	107,815	41,067

Past due but not impair:
1 to 30 days	53,595	21,818
31 to 60 days	100,649	86,960
More than 60 days	310,716	191,511

	572,775	341,356

Receivables that are neither past due nor impaired

Trade receivables that are neither past due nor impaired are creditworthy receivables with good payment records with the Group.

F-82

Receivables that are past due but not impaired

Trade receivables that were past due but not impaired relate to customers that have a good track record with the Group. Based on past experience and no adverse information to date, the directors of the Group are of the opinion that no provision for impairment is necessary in respect of these balances as there has not been a significant change in the credit quality and the balances are still considered recoverable.

12.	Other receivables, deposits and prepayments

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Other receivables	225,357	54,662
Deposits	234,645	235,735
Prepayments	3,323	18,911

	463,325	309,308

13.	Related party transactions

(a)	Identify related parties

For the purposes of the consolidated financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel. Key management personnel are defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Group either directly or indirectly. The key management personnel of the Group include directors of the Group.

(b)	Significant related party transactions and balances

Amount due from associates represent non-trade balances which are unsecured, interest free and receivable on demand.

F-83

Amount due to associates represent non-trade balances which are unsecured, interest free and repayable on demand.

Amount due to directors represent non-trade advances, interest free and repayable on demand.

Related party transactions have been entered in the normal course of business under negotiated terms. In addition to the related party balances disclosed elsewhere in the consolidated financial statements, the related party transactions of the Group are as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Associates:
Alps Globemedics
Agent commission	39,392	142,809
Management fee income	6,948	7,111

(c)	Compensation of key management personnel

The remuneration of key management personnel during the financial year are as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Fee	22,137	50,201
Salaries and other emoluments	110,018	80,690
Defined contribution plans	10,599	10,625

	142,754	141,516

F-84

14.	Share capital

	Number of ordinary shares		Amount
	2025	2024	2025	2024
	Units	Units	USD	USD

Issued and fully paid:
Ordinary shares
As at 1 April/30 September	58,041,998	58,041,998	13,531,607	13,531,607

15.	Merger reserves/(deficit)

The merger reserves/(deficit) represent the difference between the carrying value of the investment in subsidiaries and the share capital of the Company’s subsidiaries upon consolidation under the merger accounting principle.

16.	Fair value through other comprehensive income (FVTOCI)

The fair value reserve is used to record unrealized exchange gain or loss arising from the changes in fair value of quoted equity investments not held for trading purpose.

17.	Foreign translation reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements from functional currency to presentation currency.

18.	Hire purchase liabilities

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Total outstanding	-	3,139.00
Less: Interest-in-suspense	-	(41.00)

Principal outstanding	-	3,098.00
Less: Amount due within 12 months (shown under current liabilities)	-	(3,098.00)

In the previous financial year, the interest rates implicit in these hire-purchase obligations at 4.55% per annum. The hire purchase payables were secured by a charge over the property, plant and equipment under hire-purchase as disclosed in Note 5.

F-85

19.	Lease liabilities

The maturity analysis of the lease liabilities are as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Minimum lease payments:
Less than one year	263,028	147,961
Later than one year but not later than five years	563,986	677,714

Total minimum lease payments	827,014	825,675
Less: Unearned interest	(47,783)	(17,229)

Present value of lease liabilities	779,231	808,446

The lease liabilities component is analysed as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Current	445,627	145,435
Non-current	333,604	663,011

	779,231	808,446

F-86

The Group does not face a significant liquidity risk with regard to its lease liabilities.

The lease liabilities comprise of office premises. The Group applied the incremental borrowing rate to the lease liabilities of 6.65% (2024: 6.65%) per annum.

20.	Deferred tax liabilities

The movements in deferred tax during the financial year are as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

As at 1 April	21,561.00	7,797.00
Expense/(credited) to profit or loss:
Property, plant and equipment (Note 26)	1,621.00	(7,414.00)
Exchange differences	1,185.00	(383.00)

As at 30 September	24,367.00	-

The deferred tax in the financial statements is in respect of tax effects arising from deductible temporary differences on property, plant, and equipment.

21.	Trade payables

The normal credit terms granted to the Group ranges from 30 to 120 days (2024: 30 to 120 days).

F-87

22.	Other payables and accruals

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Other payables	1,226,589	892,292
Accruals	209,724	151,710
Deposit received	15,909	32,721

	1,452,222	1,076,723

23.	Revenue

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Cellular therapy	94,574	278,242
Medical testing, laboratory and aesthetics beauty services	1,715,785	1,322,844
Consultation fee	17,140	219,496
Sale of medicine and healthcare product	365,398	1,988
Management fees	6,948	7,111

	2,199,845	1,829,681

Timing of revenue recognition:
At a point in time	2,199,845	1,829,681

F-88

24.	Finance costs

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Interest expenses on:
Hire purchase liabilities	-	1,022
Lease liabilities	28,623	16,119

	28,623	17,141

25.	Loss before tax

Loss before tax for the financial year is arrived at after charging/(crediting):

	Six months period ended September 30, 2025	Six months period ended September 30, 2024
	(Unaudited)	(Unaudited)
	USD	USD

Auditors’remuneration	206,668	224,446
Amortisation of intangible assets	84,965	24,668
Amortisation of right-of-use assets	232,616	232,510
Depreciation of property, plant and equipment	245,603	250,522
Expenses relating to short-term leases	1,391	2,595
Staff costs:
Salaries, wages and allowances	343,148	574,278
Employees Provident Fund	37,564	63,963
Other employees’ benefit	8,882	7,068

	389,594	645,309

Included in staff costs of the Group is directors’ remuneration of USD142,754 (2024: USD141,516) as further disclosed in Note 13.

F-89

26.	Income tax expense

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Estimated tax payable:
Current financial year	67,519	53,471

Deferred tax (Note 20):
Current financial year	1,621	-

	69,140	53,471

A reconciliation of income tax credit applicable to loss before tax at the applicable statutory income tax rate to income tax expense at the effective income tax rate of the Group is as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Loss before tax	(1,271,674.00)	(1,208,560.00)
Less: Share of result of associates	(19,418.00)	(33,456.00)
	(1,291,092.00)	(1,242,016.00)

Taxation at statutory rate of 24% (2024: 24%)	(309,862.00)	(298,084.00)
Tax effects of:
Non-taxable income	-	-
Expenses not deductible	389,391.00	72,448.00
Utilisation of deferred tax assets previously not recognised	(10,389.00)	-
Deferred tax assets not recognised	-	279,107.00

	69,140.00	53,471.00

At the end of the reporting period, the estimated amount of deductible temporary differences, unabsorbed capital allowances and unutilised tax losses of the Group, for which the deferred tax assets have not been recognised in the financial statements due to uncertainty of their realisation, is as follows:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Temporary differences arising from:
Property, plant and equipment	(915,782)	(866,021)
Right-of-use assets and lease liabilities	11,878	(103,079)
Unabsorbed capital allowances	844,381	1,039,779
Unutilised tax losses	5,388,164	3,358,101

	5,328,641	3,428,780

F-90

26.	Income tax expense (Cont’d)

At the end of the reporting period, the Group has deductible temporary differences, unabsorbed capital allowances and unutilised tax losses that are available for offsetting against future taxable profits, subject to the agreement with the tax authorities.

Expiry date of the unutilised tax losses is summarised below:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Year of assessment:
2028	-	244,409
2029	21,403	242,553
2030	533,347	627,700
2031	1,025,589	1,081,341
2032	567,525	624,897
2033	487,881	537,201
2034	2,752,419	0

	5,388,164	3,358,101

27.	Loss per ordinary share

Basic and diluted loss per ordinary share attributable to owner of the Company are computed by dividing the loss for the financial year attributable to owners of the Company by the weighted average number of ordinary shares in issue during the financial year.

Basis loss per ordinary share

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Loss attributable to owners of the Company (USD)	(1,298,273)	(1,170,942)

Weighted average number of ordinary shares (units)	58,041,995	58,041,995

Basic and diluted loss per ordinary share (USD)	(0.02)	(0.02)

Diluted loss per ordinary share

There were no dilutive potential equity instruments in issue as at financial year ended that have dilutive effect to the loss per ordinary share.

F-91

28.	Operating segments

The Group is organised into business units based on its products and services, and has three reportable operating segments as follow:

Medical and Wellness	Non-surgical aesthetic services, surgical aesthetic services, medical consultation, health screenings, cellular therapy and research and COVID-19 testing
Life Science	Whole genome sequencing and pharmacogenomics
Others	Investment holding and provision for management services

Management monitors the operating results of its business units separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on operating profit or loss which, in certain respects as explained in the table below, is measured differently from operating profit or loss in the consolidated statement of profit or loss and other comprehensive income. Group financing (including finance costs) and income taxes are managed on a group basis and are not allocated to operating segments

The following is an analysis of the Group’s revenue and results by the operating segments.

	Medical and Wellness	Life Science	Others	Eliminations	Consolidated
	USD	USD	USD	USD	USD

The Group
1.4.2025 to 30.9.2025
Revenue
External sales	2,041,899	9,041	148,905		2,199,845
Inter-segment sales	107,905	355,206	41,691	(504,802)	-

Total revenue	2,149,804	364,247	190,596	(504,802)	2,199,845

Result
Loss from operations	(50,646)	(509,215)	(679,546)	(3,644)	(1,243,051)
Finance costs	(14,208)	(12,294)	(5,765)	3,644	(28,623)

Profit/(Loss) before tax	(64,854)	(521,509)	(685,311)	-	(1,271,674)
Income tax expense	(67,519)	-	-	(1,621)	(69,140)

Loss for the financial year	(132,373)	(521,509)	(685,311)	-	(1,340,814)

Segment assets	2,622,443	3,905,767	14,273,898	(8,216,698)	12,585,410
Segment liabilities	3,732,701	8,079,589	6,445,288	(8,036,502)	10,221,076

Other information
Amortisation of intangible assets	-	-	163,093	-	163,093

Amortisation of right-of-use assets	199,618	121,530	178,996	-	500,144

Additional of property, plant and equipment	35,675	41,989	6,108	-	83,772

Depreciation of property, plant and equipment	58,580	386,024	20,683	-	465,287

F-92

	Medical and Wellness	Life Science	Others	Eliminations	Consolidated
	USD	USD	USD	USD	USD

The Group
1.4.2024 to 30.9.2024
Revenue
External sales	1,822,108	462	7,111	-	1,829,681
Inter-segment sales	139,011	203,251	42,664	(384,926)	-

Total revenue	1,961,119	203,713	49,775	(384,926)	1,829,681

Result
Profit/(Loss) from operations	333,709	(656,631)	(868,497)	-	(1,191,419)
Finance costs	(13,781)	(3,360)	-	-	(17,141)

Profit/(Loss) before tax	319,928	(659,991)	(868,497)	-	(1,208,560)
Income tax expense	(12,207)	(41,264)	-	-	(53,471)

Loss for the financial year	307,721	(701,255)	(868,497)	-	(1,262,031)

Segment assets	2,906,779	3,261,435	10,113,596	(8,196,713)	8,085,097
Segment liabilities	3,537,863	6,582,980	5,610,567	(7,973,622)	7,757,788

Other information
Amortisation of intangible assets	18	-	24,650	-	24,668

Amortisation of right-of-use assets	81,837	64,474	86,199	-	232,510

Additional of property, plant and equipment	34,127	34,516	4,016	-	72,659

Depreciation of property, plant and equipment	33,371	207,215	9,936	-	250,522

Geographical segments

The Group’s revenue from contracts with customers were generated within Malaysia.

F-93

29.	Financial instrument

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Financial assets
At amortised cost
Trade receivables	572,775	341,356
Other receivables and deposits	463,325	309,308
Amount due from associates	111	-
Cash and bank balances	408,607	525,204

	1,444,818	1,175,868

Financial risk management objectives and policies

The Group is exposed to financial risk arising from its operations and the use of financial instruments. The key financial risks include credit risk and liquidity risk.

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of those risks.

(i)	Credit risk

Credit risk is the risk of a financial loss to the Group that may arise if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk mainly from trade receivables, other receivables and refundable deposits and amount due from associates.

The management has in place a credit procedure to monitor and minimises the exposure of default. Receivables are monitored on a regular and an ongoing basis. Credit evaluations are performed on all customers requiring credit over certain amount.

F-94

For cash and cash equivalents, the Group minimises credit risk by dealing exclusively with high credit rating counterparties.

The Group provides advances to associates. The Group monitors the results of the associates regularly.

Exposure to credit risk

The carrying amount of the financial assets recorded on the consolidated statement of financial position at the end of the reporting period represents the Group’s maximum exposure to credit risk in relation to financial assets. No financial assets carry a significant exposure to credit risk.

(ii)	Liquidity risk

Liquidity risk is the risk that the Group encounters difficulty in meeting its obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from trade payables, other payables and accruals, amounts due to directors, hire purchase liabilities and lease liabilities.

The Group’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Group manages liquidity risk by maintaining adequate reserves and banking facilities by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

Analysis of financial instruments by remaining contractual maturities

The table below summarises the maturity profile of the Group’s financial liabilities at the end of the reporting period based on undiscounted contractual payments:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Financial liabilities
At amortised cost
Trade payables	415,995	470,553
Other payables and accruals	1,436,313	1,044,002
Amount due to directors	7,090,060	5,201,137
Hire purchase liabilities	-	3,098
Lease liabilities	779,231	808,446

	9,721,599	7,527,236

F-95

Fair values of financial instruments

The carrying amounts of short-term receivables and payables and cash and cash equivalents approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

The fair value of hire purchase liabilities and lease liabilities are determined by discounting the relevant cash flows using current interest rates for similar instruments as at the end of the financial reporting period.

30.	Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amounts of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Group monitors capital on the basis of its business and operating requirements.

31.	List of subsidiaries are as follows:

	Date of	Place of
Name of Company	acquisition	incorporation	Effective interest		Principal activities
			2025	2024
			%	%
Alps Global Holding Berhad	June 11, 2024	Malaysia	100	100	Investment holding company

Held through Alps Global Holding Berhad:

Alps Biotech Sdn. Bhd.	May 9, 2019	Malaysia	95	95	Investment advisory services, leasing of intellectual property and research and development on medical sciences

Alpscap Berhad	April 11, 2018	Malaysia	51	51	Investment holding

Alps Wellness Centre Sdn. Bhd.	March 31, 2021	Malaysia	100	100	Business of health screening, beauty aesthetics and to act as wellness centre

Celestialab Sdn. Bhd.	February 7, 2018	Malaysia	100	100	Medical research, cultivating and manufacturing stem cells

Celebre Pro Medic Sdn. Bhd.	July 15, 2020	Malaysia	100	100	Business of beauty, healthcare consultancy and therapist

Mont Life (M) Sdn. Bhd.	July 6, 2020	Malaysia	100	100	Provision of consultancy services in relation to healthcare, beauty and aesthetics specialties

Mygenome Sdn. Bhd.	November 27, 2018	Malaysia	99	99	Research and development on biotechnology, provide medical testing and laboratory services, and manufacture and sales of medical medicaments

TMC Global Holdings Sdn. Bhd.	July 15, 2020	Malaysia	100	100	Beauty and health care consultants

Alps Insurance PCC INC	April 10, 2024	Labuan	51	51	Licensed Labuan insurance captive

F-96

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS

OF ALPS LIFE SCIENCE INC

[Registration No.: OC-408826]

(Incorporated in Cayman Islands)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Alps Life Science Inc and its subsidiaries (the “Group”) as of March 31, 2025 and 2024, and the consolidated statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for each of the years in the two-year period ended March 31, 2025 and 2024, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025 and 2024, in conformity with International Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

F-97

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS

OF ALPS LIFE SCIENCE INC (CONT’D)

[Registration No.: OC-408826]

(Incorporated in Cayman Islands)

Basis for Opinion (Cont’d)

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

UHY Malaysia PLT

202406000040(LLP0041391-LCA) & AF 1411

Chartered Accountants

KUALA LUMPUR, MALAYSIA

July 24, 2025

F-98

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS AT 31 MARCH 2025

		2025	2024
	Note	USD	USD

ASSETS
Non-Current Assets
Property, plant and equipment	5	2,378,025	2,591,861
Right-of-use assets	6	940,155	480,123
Intangible assets	7	728,313	837,803
Other investments	8	-	-
Investment in associates	9	1,596,176	1,506,644

Total Non-Current Assets		5,642,669	5,416,431

Current Assets
Inventories	10	556,215	364,137
Trade receivables	11	45,528	74,016
Other receivables, deposits and prepayments	12	295,015	234,873
Amount due from associates	13	18,435	2,145
Tax recoverable		256,843	148,864
Cash and bank balances		318,932	460,467

Total Current Assets		1,490,968	1,284,502

Total Assets		7,133,637	6,700,933

EQUITY AND LIABILITIES
Capital and Reserves
Share capital	14	580	13,531,607
Share application money	15	-	-
Merger reserves/(deficit)	16	10,463,980	(3,067,047)
Accumulated losses		(11,165,239)	(8,651,666)
Foreign translation reserve	17	(187,881)	(245,711)

Equity Attributable to the Owners of the Company		(888,560)	1,567,183
Non-controlling interests		(227,356)	(116,191)

(Capital Deficiencies)/Total Equity		(1,115,916)	1,450,992

Non-Current Liabilities
Lease liabilities	19	738,245	194,362
Deferred tax liabilities	20	21,561	-

Total Non-Current Liabilities		759,806	194,362

F-99

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS AT 31 MARCH 2025 (CONT’D)

		2025	2024
	Note	USD	USD

Current Liabilities
Trade payables	21	321,350	175,599
Other payables and accruals	22	878,421	956,063
Amount due to associates	13	20,763	-
Amount due to directors	13	5,972,257	3,610,711
Hire purchase liabilities	18	-	7,260
Lease liabilities	19	223,630	305,946
Tax liabilities		73,326	-

Total Current Liabilities		7,489,747	5,055,579

Total Liabilities		8,249,553	5,249,941

Total Equity and Liabilities		7,133,637	6,700,933

The accompanying notes are an integral part of the consolidated financial statements

F-100

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE FINANCIAL YEAR ENDED 31 MARCH 2025

		2025	2024
	Note	USD	USD

Revenue	23	3,371,037	2,403,552
Cost of sales		(2,069,772)	(1,804,622)

Gross profit		1,301,265	598,930
Other operating income		31,405	49,977
Distribution expenses		(273,487)	(160,855)
Administrative expenses		(2,400,790)	(1,929,680)
Other operating expenses		(1,128,526)	(917,524)
Share result of associates		(10,760)	3,421

Loss from operations		(2,480,893)	(2,355,731)
Finance costs	24	(48,283)	(42,844)

Loss before tax	25	(2,529,176)	(2,398,575)
Income tax (expense)/credit	26	(95,562)	7,414

Loss for the financial year		(2,624,738)	(2,391,161)

Other comprehensive income/(loss), net of income tax
Foreign currency translation, representing other comprehensive income/(loss) for the financial year		57,830	(121,298)

Total comprehensive loss for the financial year		(2,566,908)	(2,512,459)

Loss for the financial year attributable to:
Owners of the Company		(2,513,573)	(2,304,026)
Non-controlling interests		(111,165)	(87,135)

		(2,624,738)	(2,391,161)

Total comprehensive loss for the financial year attributable to:
Owners of the Company		(2,455,743)	(2,425,324)
Non-controlling interests		(111,165)	(87,135)

		(2,566,908)	(2,512,459)

Loss per ordinary share attributable to owners of the Company:
Basic/Diluted	27	(0.04)	(0.05)

The accompanying notes are an integral part of the consolidated financial statements

F-101

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE FINANCIAL YEAR ENDED 31 MARCH 2025

		Share capital	Share application money	Non- distributable reserve - Merger deficit	Non- distributable reserve - Foreign translation reserve	Distributable reserve - Accumulated losses	Equity attributable to owners of the Company	Non-controlling interests	Total equity
	Note	USD	USD	USD	USD	USD	USD	USD	USD

As at 1 April 2023		11,127,521	109,074	(3,067,047)	(124,413)	(6,351,762)	1,693,373	(24,934)	1,668,439

Contributions by and distribution to owners of the Company
Issuance of shares	14	2,404,086	(109,074)	-	-	-	2,295,012	-	2,295,012

Arising from part dilution of equity interest in a subsidiary		-	-	-	-	4,122	4,122	(4,122)	-
Loss for the financial year		-	-	-	-	(2,304,026)	(2,304,026)	(87,135)	(2,391,161)
Other comprehensive loss		-	-	-	(121,298)	-	(121,298)	-	(121,298)

Total comprehensive loss for the financial year		-	-	-	(121,298)	(2,304,026)	(2,425,324)	(87,135)	(2,512,459)

As at 31 March 2024		13,531,607	-	(3,067,047)	(245,711)	(8,651,666)	1,567,183	(116,191)	1,450,992

F-102

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE FINANCIAL YEAR ENDED 31 MARCH 2025 (CONT’D)

		Share capital	Share application money	Non- distributable reserve - Merger (deficit)/ reserves	Non- distributable reserve - Foreign translation reserve	Distributable reserve - Accumulated losses	Equity attributable to owners of the Company	Non- controlling interests	Total equity / (Capital deficiencies)
	Note	USD	USD	USD	USD	USD	USD	USD	USD

As at 1 April 2024		13,531,607	-	(3,067,047)	(245,711)	(8,651,666)	1,567,183	(116,191)	1,450,992

Loss for the financial year		-	-	-	-	(2,513,573)	(2,513,573)	(111,165)	(2,624,738)
Other comprehensive income		-	-	-	57,830	-	57,830	-	57,830

Total comprehensive income/(loss) for the financial year		-	-	-	57,830	(2,513,573)	(2,455,743)	(111,165)	(2,566,908)

Transaction with owners
Issuance of shares pursuant to investment in combining entities	14	(13,531,027)	-	13,531,027	-	-	-	-	-

As at 31 March 2025		580	-	10,463,980	(187,881)	(11,165,239)	(888,560)	(227,356)	(1,115,916)

The accompanying notes are an integral part of the consolidated financial statements

F-103

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL YEAR ENDED 31 MARCH 2025

		2025	2024
	Note	USD	USD

CASH FLOWS USED IN OPERATING ACTIVITIES
Loss before tax		(2,529,176)	(2,398,575)
Adjustments for:
Amortisation of intangible assets		163,093	44,807
Amortisation of right-of-use assets		500,144	403,019
Depreciation of property, plant and equipment		465,287	455,613
Gain on disposal of other investment		-	(215)
Interest expenses		48,283	42,844
Property, plant and equipment written off		-	14,083
Share of results of associates		10,760	(3,421)

Operating loss before changes in working capital		(1,341,609)	(1,441,845)

Changes in working capital:
(Decrease)/Increase in:
Inventories		(192,078)	26,235
Trade receivables		28,488	(55,478)
Other receivables, deposits and prepayments		(60,142)	25,595

Increase/(Decrease) in:
Trade payables		145,751	46,342
Other payables and accruals		(77,642)	149,099

Cash Used In Operations		(1,497,232)	(1,250,052)
Tax paid		(122,030)	(116,691)
Tax refund		10,477	-

Net Cash Used In Operating Activities		(1,608,785)	(1,366,743)

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisition of associates		-	(1,492,955)
Advances to associates		(16,290)	-
Purchase of property, plant and equipment		(83,772)	(221,317)

Net Cash Used In Investing Activities		(100,062)	(1,714,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from issuance of shares	14	-	2,295,012
Advances from directors		2,361,546	1,451,612
Interest paid		(48,283)	(42,844)
Repayment of hire purchase liabilities		(7,260)	(10,544)
Repayment of lease liabilities		(460,170)	(414,819)
Advances from associates		20,763	159

Net Cash From Financing Activities		1,866,596	3,278,576

F-104

ALPS LIFE SCIENCE INC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL YEAR ENDED 31 MARCH 2025 (CONT’D)

	2025	2024
	USD	USD

NET INCREASE IN CASH AND CASH EQUIVALENTS	157,749	197,561
Effect of exchange differences	(299,284)	1,092

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE FINANCIAL YEAR	460,467	261,814

CASH AND CASH EQUIVALENTS AT END OF THE FINANCIAL YEAR	318,932	460,467

The accompanying notes are an integral part of the consolidated financial statements

F-105

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEAR ENDED 31 MARCH 2025

1.	Corporate Information

Business Description

Alps Life Science Inc (the “Company”) is a private limited liability company incorporated and domiciled in Cayman Islands. The registered office of the Company is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The Company was incorporated on 11 April 2024 and is principally engaged in the business of investment holding.

The subsidiaries are involving in the business of research and development (including stem cell) in all kinds of biotechnology related business, invest and manage business such as health and beauty centre, medical centre as well as acting as an investment holding company as disclosed in Note 31.

These consolidated financial statements comprise the results of the Group.

2.	Basis of Presentation

Statement of Compliance

The financial statements of the Company have been prepared in accordance with International Accounting Standards (“IAS”) and International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Going concern assumption

The Group incurred a net loss of USD2,624,738 (2024: USD2,391,161) during the financial year ended 31 March 2025 and as of that date, the Group’s current liabilities exceeded current assets by USD5,998,779 (2024: USD3,771,077) and it has deficit in shareholder’s equity of USD1,115,916 (2024: N/A), thereby indicating that material uncertainty exists that may cast significant doubt on the Group’s ability to continue as a going concern.

The financial statements of the Group have been prepared on a going concern basis, the validity of which depends on the continuing support from its director to meet its obligations as and when they fall due. The Director of the holding company, Dr. Tham Seng Kong, has confirmed to provide continuous financial support to the Group so as to enable the Group to meet its obligations as and when they fall due and to operate as a going concern in the foreseeable future.

Subsequent to the financial year end, 50% of the total amount owing to the directors as at 31 March 2025 will be capitalised into equity. This capitalisation further strengthens the financial position of the Group and supports the appropriateness of the going concern assumption.

F-106

2.	Basis of Presentation (Cont’d)

Adoption of amendments to IAS and IFRS

During the financial period, the Company adopted the following applicable amendments to IAS and IFRS issued by IASB:

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-Current
Amendments to IAS 1 and Practice Statement 2	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The adoption of these amendments to standards did not have any significant impact on the financial statements of the Company.

New IFRS and amendments to IAS and IFRSs issued but not yet effective

The Company has not applied the following new IFRS and amendments to IAS and IFRS that have been issued by the IASB but are not yet effective for the Group.

Effective dates for financial periods beginning on or after

Amendments to IAS 21	Lack of Exchangeability	1 January 2025
Revised IFRS Practice Statement 1	Management Commentary	23 June 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	1 January 2026
Amendments to IFRS 9 and IFRS 7	Contracts Referencing Nature-dependent Electricity	1 January 2026
Amendments to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	Annual Improvements to IFRS Accounting Standards - Volume 11	1 January 2026
IFRS 18	Presentation and Disclosure in Financial Statements	1 January 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 28	Sales or Contribution of between an Investor and its Associate or Joint Venture	Deferred until further notice

The directors anticipate that the abovementioned new IFRS and amendments to IAS and IFRS will be adopted in the annual financial statements of the Group when they become effective.

The initial application of the above-mentioned new IFRS and amendments to IAS and IFRS are not expected to have any significant impacts on the financial statements of the Company except as disclosed below.

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

F-107

2.	Basis of Presentation (Cont’d)

IFRS 18 Presentation and Disclosure in Financial Statements (Cont’d)

IFRS 18 additional requirements are as follows:

(i)	Statement of Profit or Loss and Other Comprehensive Income

IFRS 18 introduces newly defined “operating profit or loss” and “profit or loss before financing and income tax” subtotal which are to be presented in the statement of profit or loss, while the net profit or loss remains unchanged. Statement of profit or loss to be presented in five categories: operating, investing, financing, income taxes and discontinued operations.

(ii)	Statement of Cash Flows

The standard modifies the starting point for calculating cash flows from operations using the indirect method, shifting from “profit or loss” to “operating profit or loss”. It also provides guidance on classification of interest and dividend in statement of cash flows.

(iii)	New disclosures of expenses by nature

Entities are required to present expenses in the operating category by nature, function or a mix of both. IFRS 18 includes guidance for entities to assess and determine which approach is most appropriate based on the facts and circumstances.

(iv)	Management-defined Performance Measures (MPMs)

The standard requires disclosure of explanations of the entity’s company-specific measures that are related to the statement of profit or loss, referred to MPMs. MPMs are required to be reconciled to the most similar specified subtotal in IFRS Accounting Standards.

(v)	Enhanced Guidance on Aggregation and Disaggregation

IFRS 18 provides enhanced guidance on grouping items based on shared characteristics and requires disaggregation when items have dissimilar characteristics or when such disaggregation is material.

The potential impact of the new standard on the financial statements of the Group has yet to be assessed.

F-108

3.	Material Accounting Policy Information

Basis of accounting

The financial statements of the Group have been prepared under the historical cost unless otherwise indicated in the accounting policy information below.

Functional and presentation currency

The functional currency of the Group is Ringgit Malaysia (“RM”). The consolidated financial statements are presented in United States Dollar (“USD”), which is the presentation currency of the Group. All financial information is presented in USD.

Basis of consolidation

The Group adopts the merger method of accounting for all its subsidiaries.

A business combination involving entities under common control is a business combination in which all the combining subsidiary companies are ultimately controlled by the same party and parties both before and after the business combination, and that control is not transitory. Under the merger method of accounting, the results of subsidiary companies are presented as if the business combination had been affected throughout the current and previous financial years. The assets and liabilities combine are accounted for based on the carrying amounts from the perspective of the common control shareholder at the date of transfer. On consolidation, the difference between the carrying value of the investment in subsidiary companies and the share capital of the Group’s subsidiary companies is taken to merger reserve.

Non-controlling interests

At the acquisition date, components of non-controlling interests of the Group are measured at the non-controlling interest’s proportionate share of the acquiree’s identifiable assets.

Investment in subsidiary companies

In the Group’s separate financial statements, investment in subsidiary companies is stated at cost less accumulated impairment losses.

Investment in associates

Investment in associates is accounted for in the consolidated financial statements of the Group using the equity method.

F-109

3.	Material Accounting Policy Information (Cont’d)

Revenue

Revenue is recognised at a point in time when they transfer control over a product or service to a customer and satisfy their performance obligation to a customer. Where applicable, rebates and discounts to customers are accounted as net of revenue according to contract. The revenue is recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Group recognises revenue from the following major sources:

(a)	Cellular therapy

Cellular therapy uses living cells to treat diseases by repairing damaged tissues, replacing lost cells, or boosting the body’s ability to fight illness.

Revenue is recognised at a point in time when the services have been rendered to the customers and coincide with the delivery of services and acceptance by customers.

(b)	Medical testing, laboratory and aesthetics beauty services

Medical testing, laboratory, and aesthetics beauty services cover a variety of procedures for health assessment and cosmetic enhancement.

Included in aesthetics beauty services are hair implant services, whereby, the revenue recognised are based on profit sharing basis as agreed with another counterparty.

Principal versus agent

When another party is involved in providing services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified services itself (i.e. the Group is a principal) or to arrange for those services to be provided by the other party (i.e. the Group is an agent).

The Group is classified as a principal when it controls the specified service before it is transferred to the customer. This control implies that the Group is responsible for fulfilling the service and bears the associated risks and rewards. Conversely, the Group is an agent if its obligation is to arrange for the service to be provided by another party without controlling it before transfer. In this case, the Group recognises revenue as a fee or commission for facilitating the service.

For hair implant services, the Group exercises control over the delivery of the service before it reaches the customer. Consequently, the Group is deemed a principal for these services and recognises revenue based on the total amount charged to the customer.

Revenue is recognised at a point in time when the services have been rendered to the customers and coincide with the delivery of services and acceptance by customers.

(c)	Consultation fee

Consultation fee is the charge imposed by a doctor for providing medical advice, diagnosis, and treatment recommendations during a visit. This fee covers the time and expertise of the healthcare professional and may vary based on the complexity of the case and the doctor’s experience.

Revenue is recognised at a point in time when the services have been rendered to the customers and coincide with the delivery of services and acceptance by customers.

F-110

3.	Material Accounting Policy Information (Cont’d)

Revenue (Cont’d)

The Group recognises revenue from the following major sources: (Cont’d)

(d)	Sale of medicine and healthcare product

The sale of medicine and healthcare products involves distributing pharmaceuticals and wellness items to improve health, with strict regulations to ensure safety and effectiveness.

Revenue is recognised when the transfer of significant risk and rewards of ownership of the goods to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably.

Leases

Lessee accounting

The Group recognises a right-of-use asset and a lease liability at the lease commencement date. Right-of-use assets are initially measured at cost less any accumulated amortisation and accumulated impairment losses, and adjusted for any remeasurement of the lease liabilities. Amortisation is computed on the straight-line basis over the lease period.

The lease liabilities are initially measured at the present value of the lease payments that are paid at commencement date, discounted using the interest rate implicit in the lease contract. If that rate cannot be readily determined, the Group uses its incremental borrowing rate.

The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. The Group recognises the lease payments associated with these leases as an operating expense on a straight-line basis over the lease term.

Property, plant and equipment

Property, plant and equipment are measured at cost less any accumulated depreciation and accumulated impairment losses.

Property, plant and equipment are depreciated on straight-line basis over the estimated useful lives of the assets, at the following annual rates:

Furniture and fittings	10% - 20%
Office equipment	10% - 20%
Medical equipment	20%
Computer equipment	10% - 20%
Renovation	10% - 20%
Laboratory	10%
Air conditioner	10% - 20%
Mobile device	10% - 20%
Laboratory equipment	10% - 20%
Plant and machinery	10%
Computer and ICT	10% - 20%
Signboard	20%
Motor vehicles	20%

F-111

3.	Material Accounting Policy Information (Cont’d)

Inventories

Inventories are stated at lower of cost or net realisable value. Cost of inventories comprises the original cost of purchase plus incidental costs incurred in bringing the inventories to their present location, and accounted for on a first-in, first-out basis.

Financial instruments

Financial assets and financial liabilities are recognised in the Group’s statements of financial position when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortised cost:

●	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

F-112

3.	Material Accounting Policy Information (Cont’d)

Financial assets (Cont’d)

By default, all other financial assets are measured subsequently at fair value through profit or loss (“FVTPL”).

Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met; and

●	the Group may irrevocably designate a debt instrument that meets the amortised cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (ii) below).

(i)	Amortised cost and effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period.

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit-impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition. For purchased or originated credit-impaired financial assets, a credit-adjusted effective interest rate is calculated by discounting the estimated future cash flows, including expected credit losses, to the amortised cost of the debt instrument on initial recognition.

The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortisation using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.

Interest income is recognised using the effective interest method for debt instruments measured subsequently at amortised cost and at FVTOCI. For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognised by applying the effective interest rate to the amortised cost of the financial asset. If, in subsequent reporting periods, the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognised by applying the effective interest rate to the gross carrying amount of the financial asset.

For purchased or originated credit-impaired financial assets, the Group recognises interest income by applying the credit-adjusted effective interest rate to the amortised cost of the financial asset from initial recognition. The calculation does not revert to the gross basis even if the credit risk of the financial asset subsequently improves so that the financial asset is no longer credit-impaired.

F-113

3.	Material Accounting Policy Information (Cont’d)

Financial assets (Cont’d)

(ii)	Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortised cost or FVTOCI are measured at FVTPL. Specifically:

●	Investments in equity instruments are classified as at FVTPL, unless the Group designates an equity investment that is neither held for trading nor a contingent consideration arising from a business combination as at FVTOCI on initial recognition.

●	Financial assets that do not meet the amortised cost criteria or the FVTOCI criteria are classified as at FVTPL. In addition, debt instruments that meet either the amortised cost criteria or the FVTOCI criteria may be designated as at FVTPL upon initial recognition if such designation eliminates or significantly reduces a measurement or recognition inconsistency (so called “accounting mismatch”) that would arise from measuring assets or liabilities or recognising the gains and losses on them on different bases. The Group has designated investment in quoted unit trust and other investment as at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognised in profit or loss to the extent they are not part of a designated hedging relationship. The net gain or loss from other financial assets are recognised in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other operating income” or “other operating expenses” line item.

Financial liabilities

All financial liabilities are measured subsequently at amortised cost using the effective interest method.

Financial liabilities measured subsequently at amortised cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

F-114

3.	Material Accounting Policy Information (Cont’d)

Impairment of financial assets

The Group recognises a loss allowance for expected credit losses (“ECL”) on trade receivables, other receivables and deposits, amount owing due associates as well as cash and bank balances. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group recognises lifetime ECL for trade receivables. The Group considers past loss experience, timing of billing and observable data such as current changes and future forecasts in economic conditions to estimate the amount of expected impairment loss. The methodology and assumptions including any forecasts of future economic conditions are reviewed regularly.

For all other financial instruments, the Group recognises lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Reversal of impairment loss to profit or loss, if any, is restricted to not exceeding what the amortised cost would have been had the impairment not been recognised previously.

Significant increase in credit risk

In assessing whether the credit risk on a financial asset has increased significantly since initial recognition, the Group compare the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group consider both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information such as financial evaluation of the creditworthiness of the debtors, ageing of receivables, defaults and past due amounts, past experience with the debtors, current conditions and reasonable forecast of future economic conditions.

The Group presume that the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 365 days past due, unless the Group have reasonable and supportable information that demonstrates otherwise.

Probability of default

The Group consider the information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full, as constituting an event of default for internal credit risk management purposes as historical experience indicates that financial assets are generally not recoverable.

The Group consider that default has occurred when a financial asset is more than 365 days past due unless the Group have reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

F-115

3.	Material Accounting Policy Information (Cont’d)

Impairment of financial assets (Cont’d)

Write-off policy

The Group write off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, with case-by-case assessment performed based on indicators such as insolvency or demise. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss as bad debts recovered.

Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expect to receive, discounted at the original effective interest rate.

If the Group have measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determine at the current reporting date that the conditions for lifetime ECL are no longer met, the Group measure the loss allowance at an amount equal to 12-month ECL at the current reporting date, except for assets for which the simplified approach was used.

The Group recognise an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

Segments reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker is responsible for allocating resources and assessing performance of the operating segments and make overall strategic decisions. The Group’s operating segments are organised and managed separately according to the nature of the products and services provided, with each segment representing a strategic business unit that offers different products and serves different markets.

F-116

3.	Material Accounting Policy Information (Cont’d)

Intangible assets

The Group’s intangible assets comprise trademark, patent, and technical know-how related to Stem Cell Cultivation. These intangible assets were acquired and initially recognised at their respective purchase costs, in accordance with IFRS 38. The Group amortises the intangible assets over their estimated useful lives on a systematic basis, reflecting the pattern in which the economic benefits are expected to be consumed. The Group also assesses the intangible assets for impairment annually, or whenever there are indicators that the carrying amounts may not be recoverable.

Trademark

Trademark costs are capitalised as intangible assets when they meet the recognition criteria under IFRS 138. The trademark supports the branding and marketing of the Company’s stem cell products, contributing to future economic benefits through product recognition and market positioning. Management assesses the assets for impairment indicators annually or when events suggest the carrying amount may not be recoverable.

Patent

Patent expenditures are recognised as intangible assets when it is demonstrable that the patent will generate probable future economic benefits, either through product protection, commercialisation, or licensing. The risk of impairment is considered in relation to changes in technology, regulatory environment, or market demand, with impairment reviews performed when such indicators arise.

Technical Know-How Stem Cell Cultivation

Technical know-how related to the stem cell cultivation process is capitalised when development expenditures meet the recognition requirements under MFRS 138, including technical feasibility and reliable measurement. The know-how provides economic benefits through improved production efficiency and proprietary processes. Due to the evolving nature of biotechnology, there is an inherent risk of impairment, which is assessed regularly based on commercial viability and continued relevance of the processes.

Statement of cash flow

The Group adopts the indirect method in the preparation of the statements of cash flow.

For the purpose of the statements of cash flows, cash and cash equivalents are cash and bank balances.

F-117

4.	Critical accounting judgements and key sources of estimation uncertainty

Directors have used estimates and assumptions in measuring the reported amounts of assets and liabilities at the end of the reporting period and the reported amounts of expenses during the reporting period. Judgements and assumptions are applied in the measurement, and hence, the actual results may not coincide with the report amounts.

(a)	Critical judgements in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, the directors are of the opinion that there are no instances of application of judgements which are expected to have a significant effect on the amounts recognised in the financial statements.

(b)	Key sources of estimation uncertainty

Directors believe that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period, except for:

Useful lives of property, plant and equipment and amortisation of right-of-use (“ROU”) assets

The Group regularly reviews the estimated useful lives of property, plant and equipment and ROU assets based on factors such as business plan and strategies, expected level of usage and future technological developments. Future results of operations could be materially affected by changes in these estimates brought about by changes in the factors mentioned above. A reduction in the estimated useful lives of property, plant and equipment and ROU assets would increase the recorded depreciation or amortisation and decrease the value of property, plant and equipment and ROU assets. The carrying amount at the reporting date for property, plant and equipment and ROU asset are disclosed in Note 5 and 6 respectively.

Impairment of financial assets

The impairment provisions for trade receivables are based on assumptions about risk of default and expected loss rate. The Group uses judgement in making these assumptions and selecting inputs to the impairment calculation, based on the Group’s past history, existing market conditions as well as forward looking estimates at the end of each reporting period.

F-118

4.	Critical accounting judgements and key sources of estimation uncertainty (Cont’d)

(b)	Key sources of estimation uncertainty (Cont’d)

Impairment of financial assets (Cont’d)

The Group uses a provision matrix to calculate expected credit losses for trade receivables. The provision rates are depending on the number of days that a trade receivable is past due. The Group uses the grouping according to the customer segments that have similar loss patterns.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience with forward-looking information. At the end of each reporting period, the historical observed default rates are updated and changes in the forward-looking estimates are analysed.

The assessment of the correlation between historical observed default rates, forward-looking estimates and expected credit losses is a significant estimate. The amount of expected credit losses is sensitive to changes in circumstances and of forecast economic conditions over the expected lives of the financial assets. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future.

F-119

5.	Property, plant and equipment

	Furniture and fittings	Office equipment	Medical equipment	Computer equipment	Renovation	Laboratory	Air conditioner	Mobile device	Laboratory equipment	Plant and machinery	Computer and ICT	Signboard	Motor vehicles	Total
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD

Cost
As at 1 April 2023	76,412	94,392	23,775	169,144	670,338	2,298,359	1,200	1,211	794,506	277,938	13,256	-	269,504	4,690,035
Additions	3,557	7,699	-	30,094	78,274	-	-	-	25,536	30,891	560	44,706	-	221,317
Written off	(4,694)	(5,916)	-	-	(92,614)	-	-	-	-	-	-	-	-	(103,224)
Exchange difference	(5,012)	(6,250)	(1,567)	(11,670)	(43,908)	(151,410)	(79)	(79)	(52,789)	(18,852)	(884)	(784)	(17,754)	(311,038)

As at 31 March 2024/ 1 April 2024	70,263	89,925	22,208	187,568	612,090	2,146,949	1,121	1,132	767,253	289,977	12,932	43,922	251,750	4,497,090
Additions	1,969	6,822	-	8,413	-	-	2,545	-	35,455	25,639	2,929	-	-	83,772
Exchange difference	4,731	6,119	1,486	12,675	40,949	143,631	113	75	51,861	19,783	910	2,938	16,842	302,113

As at 31 March 2025	76,963	102,866	23,694	208,656	653,039	2,290,580	3,779	1,207	854,569	335,399	16,771	46,860	268,592	4,882,975

Accumulated depreciation
As at 1 April 2023	42,187	54,735	2,637	60,428	381,590	447,593	604	607	269,674	133,261	1,449	-	259,395	1,654,160
Charge for the financial year	7,430	7,702	4,521	16,995	63,059	217,523	85	134	93,229	28,307	1,314	5,702	9,612	455,613
Written off	(2,806)	(2,188)	-	-	(84,147)	-	-	-	-	-	-	-	-	(89,141)
Exchange difference	(2,859)	(3,702)	(254)	(4,280)	(24,767)	(33,305)	(41)	(42)	(19,401)	(9,276)	(118)	(101)	(17,257)	(115,403)

As at 31 March 2024/ 1 April 2024	43,952	56,547	6,904	73,143	335,735	631,811	648	699	343,502	152,292	2,645	5,601	251,750	1,905,229
Charge for the financial year	7,290	8,261	4,669	19,916	58,831	225,676	286	80	97,370	32,223	1,534	9,151	-	465,287
Exchange difference	3,051	3,907	531	5,191	23,342	45,650	49	49	24,441	10,670	200	511	16,842	134,434

As at 31 March 2025	54,293	68,715	12,104	98,250	417,908	903,137	983	828	465,313	195,185	4,379	15,263	268,592	2,504,950

F-120

5.	Property, plant and equipment (Cont’d)

	Furniture and fittings	Office equipment	Medical equipment	Computer equipment	Renovation	Laboratory	Air conditioner	Mobile device	Laboratory equipment	Plant and machinery	Computer and ICT	Signboard	Motor vehicles	Total
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD

Carrying amount

As at 31 March 2024	26,311	33,378	15,304	114,425	276,355	1,515,138	473	433	423,751	137,685	10,287	38,321	-	2,591,861

As at 31 March 2025	22,670	34,151	11,590	110,406	235,131	1,387,443	2,796	379	389,256	140,214	12,392	31,597	-	2,378,025

In the prior year, the Group had motor vehicles acquired under hire purchase arrangement with local licensed banks, as disclosed in Note 18. These motor vehicles have been fully depreciated and all related hire purchase liabilities have been fully settled as at 31 March 2025.

F-121

6.	Right-of-use assets

Information about leases for which the Group is lessees are presented below:

Office premises
USD
Cost
As at 1 April 2023	1,170,590
Additions	447,201
Derecognition arising from lease termination	(138,528)
Exchange difference	(82,533)

As at 31 March 2024/1 April 2024	1,396,730
Additions	921,737
Derecognition arising from lease termination	(269,876)
Exchange difference	103,211

As at 31 March 2025	2,151,802

Accumulated amortisation
As at 1 April 2023	703,075
Charge for the financial year	403,019
Derecognition arising from lease termination	(138,528)
Exchange difference	(50,959)

As at 31 March 2024/1 April 2024	916,607
Charge for the financial year	500,144
Derecognition arising from lease termination	(269,876)
Exchange difference	64,772

As at 31 March 2025	1,211,647

Carrying amount

As at 31 March 2025	940,155

As at 31 March 2024	480,123

The Group leases office premises, some of which include options to extend or terminate the leases. Management has assessed these options on a lease-by-lease basis and has excluded extension periods and early termination clauses from the lease term where it is not reasonably certain that the respective options will be exercised. Accordingly, the related lease liabilities and right-of-use assets have been measured based on the lease term excluding such optional periods.

F-122

7.	Intangible assets

	Trademark	Patent	Technical know-how of stem cells cultivation	Total
	USD	USD	USD	USD

Cost
As at 1 April 2023	7,968	294,317	226,398	528,683
Additions	-	694,618	-	694,618
Exchange difference	(525)	(19,388)	(14,914)	(34,827)

As at 31 March 2024/1 April 2024	7,443	969,547	211,484	1,188,474
Exchange difference	498	64,863	14,148	79,509

As at 31 March 2025	7,941	1,034,410	225,632	1,267,983

Accumulated amortisation
As at 1 April 2023	7,697	94,181	226,398	328,276
Charge for the financial year	32	44,775	-	44,807
Exchange difference	(508)	(6,990)	(14,914)	(22,412)

As at 31 March 2024/1 April 2024	7,221	131,966	211,484	350,671
Charge for the financial year	33	163,060	-	163,093
Exchange difference	484	11,274	14,148	25,906

As at 31 March 2025	7,738	306,300	225,632	539,670

Carrying amount

As at 31 March 2025	203	728,110	-	728,313

As at 31 March 2024	222	837,581	-	837,803

The amortisation of the intangible assets of the Group included in “other operating expenses” in the consolidated statements of profit or loss and other comprehensive income of the Group and the amortisation rate used are on a straight line basis which was based on the estimated useful lives of the intangible assets, at the following rates:

Trademark	10.00 years
Patent	6.25 years
Technical know-how of stem cells cultivation	5.00 years

F-123

8.	Other investments

	2025	2024
	USD	USD

Financial assets at fair value through profit or loss
Unquoted shares
As at 1 April	-	28,768
Disposal during year	-	(28,748)

	-	20
Exchange difference	-	(20)

	-	-

Investment in unquoted shares of the Group is measured at fair value through profit or loss.

F-124

9.	Investment in associates

	2025	2024
	USD	USD

Unquoted shares - at cost
As at 1 April	1,493,850	895
Addition during the financial year	-	1,492,955

As at 31 March	1,493,850	1,493,850

Less: Accumulated impairment loss
As at 1 April	(257)	(257)
Addition during the financial year	-	-

As at 31 March	(257)	(257)

	1,493,593	1,493,593

Share of post-acquisition reserve
As at 1 April	13,911	10,490
Share of (loss)/profit during the financial year	(10,760)	3,421

As at 31 March	3,151	13,911

	1,496,744	1,507,504
Exchange differences	99,432	(860)

	1,596,176	1,506,644

The details of associates are as follows:

	Place of	Effective equity
Name of Company	incorporation	interest		Principal activities
		2025	2024
		%	%
Vax Biotech Sdn. Bhd. (“Vax Biotech”)	Malaysia	30%	30%	Manufacture of medicaments

Alps Globemedics Sdn. Bhd. (“Alps Globemedics”)	Malaysia	30%	30%	Marketing of health and beauty product and services

Cilo Cybin Holdings Limited (“Cilo Cybin”)	South Africa	40.5%	40.5%	Investment in biotech, biohacking and pharmaceutical businesses

F-125

9.	Investment in associates (Cont’d)

Investment in Vax Biotech (Cont’d)

Summarised financial information of Vax Biotech is set out below. The summarised financial information represents the amount in the financial statements of the associate and not the Group’s share of those amounts.

	2025	2024
	USD	USD

Statement of financial position
Current assets, representing total assets	732	686

Current liabilities, representing total liabilities	(2,725)	(2,596)

Net liabilities of the associate	(1,993)	(1,910)

Statement of comprehensive income
Expenses for the financial year	(1,183)	(1,147)

Loss for the financial year	(1,183)	(1,147)

Share of loss of the associate	(355)	(344)

Reconciliation of the above summarised financial information to the carrying amount of the interest in associate recognised in the consolidated financial statements:

	2025	2024
	USD	USD

Proportion of net liabilities of the associate	(671)	(657)
Exchange differences	73	84

Carrying amount of the Group’s interest in associate	(598)	(573)

Investment in Alps Globemedics

Summarised financial information of Alps Globemedics is set out below. The summarised financial information represents the amount in the financial statements of the associate and not the Group’s share of those amounts.

	2025	2024
	USD	USD

Statement of financial position
Non-current assets	3,529	3,377
Current assets	36,502	28,413

Total assets	40,031	31,790

Non-current liabilities	-	(759)
Current liabilities	(16,483)	(14,263)

Total liabilities	(16,483)	(15,022)

Net assets of the associate	23,548	16,768

F-126

9.	Investment in associates (Cont’d)

Investment in Alps Globemedics (Cont’d)

	2025	2024
	USD	USD
Statement of comprehensive income
Revenue for the financial year	187,465	120,942

Profit/(Loss) for the financial year	7,375	(16,893)

Share of profit/(loss) of the associate	2,213	(5,068)

Reconciliation of the above summarised financial information to the carrying amount of the interest in associate recognised in the consolidated financial statements:

	2025	2024
	USD	USD

Proportion of net assets of the associate	7,421	5,652
Exchange differences	(357)	(622)

Carrying amount of the Group’s interest in associate	7,064	5,030

Investment in Cilo Cybin

On 6 February 2024, the Group had subscribed for 28,762,252 of ordinary shares in Cilo Cybin Holdings Limited (the “Cilo Cybin”) (for an aggregate of 57,524,504 ordinary shares) at a price of ZAR 0.90 per share. As a result, the Group hold a 40.5% stake in the Cilo Cybin.

Summarised financial information of Cilo Cybin is set out below. The summarised financial information represents the amount in the financial statements of the associate and not the Group’s share of those amounts.

	2025	2024
	USD	USD
Statement of financial position
Non-current assets	198,858	-
Current assets	3,139,920	3,354,690

Total assets	3,338,778	3,354,690

Non-current liabilities	(173,968)	-
Current liabilities	(114,958)	(593,538)

Total liabilities	(288,926)	(593,538)

Net assets of the associate	3,049,852	2,761,152

Statement of comprehensive income
Revenue for the financial year	256,858	229,058

(Loss)/Profit for the financial year	(31,156)	21,809

Share of (loss)/profit of the associate	(12,618)	8,833

F-127

9.	Investment in associates (Cont’d)

Investment in Cilo Cybin (Cont’d)

Reconciliation of the above summarised financial information to the carrying amount of the interest in associate recognised in the consolidated financial statements:

	2025	2024
	USD	USD

Proportion of net assets of the associate	1,135,474	1,118,421
Exchange differences	99,716	(154)

Carrying amount of the Group’s interest in associate	1,235,190	1,118,267

10.	Inventories

	2025	2024
	USD	USD

At cost:
Trading
Chemical reagents and products	288,937	188,400
Medical substances and chemical stocks	196,558	49,854

	485,495	238,254

Consumables
Beauty and healthcare product	15,104	82,545

Work-in-progress
Stem cells	55,616	43,338

	556,215	364,137

The cost of inventories recognised by the Group as an expense during the financial year is USD833,774 (2024: USD916,761).

11.	Trade receivables

The credit period granted to customers ranges from 30 to 60 days (2024: 30 to 60 days).

The Group applies a simplified approach in calculating loss allowances for trade receivable at an amount equal to lifetime ECL.

The Group does not hold any collateral or other credit enhancements over trade receivable balances.

F-128

11.	Trade receivables (Cont’d)

The aged analysis of trade receivables at the end of the reporting period:

	2025	2024
	USD	USD

Neither past due nor impair	2,307	27,218

Past due but not impair:
1 to 30 days	9,419	952
31 to 60 days	4,199	12,461
More than 60 days	29,603	33,385

	45,528	74,016

Receivables that are neither past due nor impaired

Trade receivables that are neither past due nor impaired are creditworthy receivables with good payment records with the Group.

Receivables that are past due but not impaired

Trade receivables that were past due but not impaired relate to customers that have a good track record with the Group. Based on past experience and no adverse information to date, the directors of the Group are of the opinion that no provision for impairment is necessary in respect of these balances as there has not been a significant change in the credit quality and the balances are still considered recoverable.

12.	Other receivables, deposits and prepayments

	2025	2024
	USD	USD

Other receivables	122,428	3,345
Deposits	144,718	197,575
Prepayments	27,869	33,953

	295,015	234,873

13.	Related party transactions

(a)	Identify related parties

For the purposes of the consolidated financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel. Key management personnel are defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Group either directly or indirectly. The key management personnel of the Group include directors of the Group.

F-129

13.	Related party transactions (Cont’d)

(b)	Significant related party transactions and balances

Amount due from associates represent non-trade balances which are unsecured, interest free and receivable on demand.

Amount due to associates represent non-trade balances which are unsecured, interest free and repayable on demand.

Amount due to directors represent non-trade advances, interest free and repayable on demand.

Related party transactions have been entered in the normal course of business under negotiated terms. In addition to the related party balances disclosed elsewhere in the consolidated financial statements, the related party transactions of the Group are as follows:

	2025	2024
	USD	USD

Associates:
Alps Globemedics
Agent commission	196,531	120,189
Management fee income	13,534	12,916

Related party:
Director
Agent commission	45,590	18,102
Consultancy fee	-	51,663
Patent License Agreement*	-	707,028

*	During the financial year ended 31 March 2024, the Company entered into a Patent License Agreement with a director of the Company, wherein the director shall grant to the Company an exclusive, royalty-free and non-transferable right and license all the patents stated in the agreement.

(c)	Compensation of key management personnel

The remuneration of key management personnel during the financial year are as follows:

	2025	2024
	USD	USD

Fee	79,988	71,811
Salaries and other emoluments	185,871	162,726
Defined contribution plans	20,555	19,255

	286,414	253,792

F-130

14.	Share capital

	Number of ordinary shares		Amount
	2025	2024	2025	2024
	Units	Units	USD	USD

Issued and fully paid:
Ordinary shares
As at 1 April	58,041,998	46,698,702	13,531,607	11,127,521
Issuance of shares during the financial year	1	140,040	-*	2,404,086
Subdivision of shares during the financial year	-	11,203,256	-	-
Adjustment on acquisition of subsidiaries	(58,041,998)	-	(13,531,607)	-
Issuance of shares pursuant to investment of combining entities	58,041,990	-	580	-

As at 31 March	58,041,991	58,041,998	580	13,531,607

During the financial year:

(a)	The Company adjusted 58,041,998 ordinary shares amounting to USD13,531,607 pursuant to the acquisition of a subsidiary under common control. These shares were eliminated from equity in accordance with the accounting for common control combinations;

(b)	The Company issued 58,041,990 new ordinary shares of USD0.00001 each at an issue price of USD0.00001 per share for a total consideration of USD580, pursuant to a capital reorganisation and as part of the consideration to satisfy the investment in combining entities under common control and the acquisition of other investments.

The new ordinary shares issued rank pari passu with the then existing ordinary shares of the Company.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per ordinary share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

*	On April 11, 2024 the Company was duly incorporated with an issued and paid-up share capital of USD0.00001 comprising 1 ordinary share.

15.	Share application money

As at 31 March 2023, the Company received USD109,074 towards allotment of equity shares which have been allocated to the applicants and subject to the Company’s shareholder’s agreements and term sheet of the Company, where applicable. The directors had completed the share allotment exercise as at 31 March 2024.

F-131

16.	Merger reserves/(deficit)

The merger reserves/(deficit) represent the difference between the carrying value of the investment in subsidiaries and the share capital of the Company’s subsidiaries upon consolidation under the merger accounting principle.

17.	Foreign translation reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements from functional currency to presentation currency.

18.	Hire purchase liabilities

	2025	2024
	USD	USD

Total outstanding	-	7,384
Less: Interest-in-suspense	-	(124)

Principal outstanding	-	7,260
Less: Amount due within 12 months (shown under current liabilities)	-	(7,260)

	-	-

In the previous financial year, the interest rates implicit in these hire-purchase obligations at 4.55% per annum. The hire purchase payables are secured by a charge over the property, plant and equipment under hire-purchase as disclosed in Note 5.

19.	Lease liabilities

The maturity analysis of the lease liabilities are as follows:

	2025	2024
	USD	USD

Minimum lease payments:
Less than one year	499,557	329,071
Later than one year but not later than five years	463,873	202,421
More than five years	71,705	-

Total minimum lease payments	1,035,135	531,492
Less: Unearned interest	(73,260)	(31,184)

Present value of lease liabilities	961,875	500,308

F-132

19.	Lease liabilities (Cont’d)

The lease liabilities component is analysed as follows:

	2025	2024
	USD	USD

Current	223,630	305,946
Non-current	738,245	194,362

	961,875	500,308

The Group does not face a significant liquidity risk with regard to its lease liabilities.

The lease liabilities comprise of office premises. The Group applied the incremental borrowing rate to the lease liabilities of 6.65% (2024: 7.04%) per annum.

20.	Deferred tax liabilities

The movements in deferred tax during the financial year are as follows:

	2025	2024
	USD	USD

As at 1 April	-	7,797
Expense/(credited) to profit or loss (Note 26):
Property, plant and equipment	21,243	(7,414)
Exchange differences	318	(383)

As at 31 March	21,561	-

The deferred tax in the financial statements is in respect of tax effects arising from deductible temporary differences on property, plant, and equipment.

21.	Trade payables

The normal credit terms granted to the Group ranges from 30 to 120 days (2024: 30 to 120 days).

22.	Other payables and accruals

	2025	2024
	USD	USD

Other payables	816,176	719,711
Accruals	48,734	129,740
Deposit received	13,511	106,612

	878,421	956,063

F-133

23.	Revenue

	2025	2024
	USD	USD

Cellular therapy	586,440	407,443
Medical testing, laboratory and aesthetics beauty services	2,617,110	1,755,910
Consultation fee	157,467	232,173
Sale of medicine and healthcare product	10,020	8,026

	3,371,037	2,403,552

Timing of revenue recognition:
At a point in time	3,371,037	2,403,552

24.	Finance costs

	2025	2024
	USD	USD

Interest expenses on:
Hire purchase liabilities	38	594
Lease liabilities	48,245	42,250

	48,283	42,844

25.	Loss before tax

Loss before tax for the financial year is arrived at after charging/(crediting):

	2025	2024
	USD	USD

Auditors’ remuneration:
Current financial year	17,104	14,585
Underprovision in previous financial year	-	65
Amortisation of intangible assets	163,093	44,807
Amortisation of right-of-use assets	500,144	403,019
Depreciation of property, plant and equipment	465,287	455,613
Expenses relating to short-term leases	2,785	49,864
Gain on disposal of other investment	-	(215)
Property, plant and equipment written off	-	14,083
Staff costs:
Salaries, wages and allowances	1,205,968	1,053,399
Employees Provident Fund	124,239	112,972
Other employees’ benefit	86,687	20,276

	1,416,894	1,186,647

Included in staff costs of the Group is directors’ remuneration of USD286,414 (2024: USD253,792) as further disclosed in Note 13.

F-134

26.	Income tax expense/(credit)

	2025	2024
	USD	USD

Estimated tax payable:
Current financial year	74,319	-

Deferred tax (Note 20):
Current financial year	21,243	(7,414)

	95,562	(7,414)

A reconciliation of income tax credit applicable to loss before tax at the applicable statutory income tax rate to income tax expense at the effective income tax rate of the Group is as follows:

	2025	2024
	USD	USD

Loss before tax	(2,529,176)	(2,398,575)

Taxation at statutory rate of 24% (2024: 24%)	(607,002)	(575,658)
Tax effects of:
Non-taxable income	-	(1,089)
Expenses not deductible	275,376	500,620
Utilisation of deferred tax assets previously not recognised	(14,255)	(128,509)
Deferred tax assets not recognised	441,443	197,222

	95,562	(7,414)

At the end of the reporting period, the estimated amount of deductible temporary differences, unabsorbed capital allowances and unutilised tax losses of the Group, for which the deferred tax assets have not been recognised in the financial statements due to uncertainty of their realisation, is as follows:

	2025	2024
	USD	USD

Temporary differences arising from:
Property, plant and equipment	(915,782)	(779,847)
Right-of-use assets and lease liabilities	11,878	33,756
Unabsorbed capital allowances	844,381	1,066,649
Unutilised tax losses	5,388,164	3,228,133

	5,328,641	3,548,691

F-135

26.	Income tax expense/(credit) (Cont’d)

At the end of the reporting period, the Group has deductible temporary differences, unabsorbed capital allowances and unutilised tax losses that are available for offsetting against future taxable profits, subject to the agreement with the tax authorities.

Expiry date of the unutilised tax losses is summarised below:

	2025	2024
	USD	USD

Year of assessment:
2028	-	231,643
2029	21,403	229,885
2030	533,347	594,916
2031	1,025,589	1,070,286
2032	567,525	592,259
2033	487,881	509,144
2034	2,752,419	-

	5,388,164	3,228,133

27.	Loss per ordinary share

Basic and diluted loss per ordinary share attributable to owner of the Company are computed by dividing the loss for the financial year attributable to owners of the Company by the weighted average number of ordinary shares in issue during the financial year.

Basis loss per ordinary share

	2025	2024
	USD	USD

Loss attributable to owners of the Company (USD)	(2,513,573)	(2,304,026)

Weighted average number of ordinary shares (units)	58,041,995	47,858,162

Basic and diluted loss per ordinary share (USD)	(0.04)	(0.05)

Diluted loss per ordinary share

There were no dilutive potential equity instruments in issue as at financial year ended that have dilutive effect to the loss per ordinary share.

F-136

28.	Operating segments

The Group is organised into business units based on its products and services, and has three reportable operating segments as follow:

Medical and Wellness	Non-surgical aesthetic services, surgical aesthetic services, medical consultation, health screenings, cellular therapy and research and COVID-19 testing
Life Science	Whole genome sequencing and pharmacogenomics
Others	Investment holding and provision for management services

Management monitors the operating results of its business units separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on operating profit or loss which, in certain respects as explained in the table below, is measured differently from operating profit or loss in the consolidated statement of profit or loss and other comprehensive income. Group financing (including finance costs) and income taxes are managed on a group basis and are not allocated to operating segments

The following is an analysis of the Group’s revenue and results by the operating segments.

	Medical and Wellness	Life Science	Others	Eliminations	Consolidated
	USD	USD	USD	USD	USD

The Group
2025
Revenue
External sales	3,353,006	1,824	16,207	-	3,371,037
Inter-segment sales	43,361	611,666	81,206	(736,233)	-

Total revenue	3,396,367	613,490	97,413	(736,233)	3,371,037

Result
Profit/(Loss) from operations	32,555	(977,212)	(1,536,236)	-	(2,480,893)
Finance costs	(22,825)	(6,253)	(19,205)	-	(48,283)

Profit/(Loss) before tax	9,730	(983,465)	(1,555,441)	-	(2,529,176)
Income tax expense	(93,487)	(2,075)	-	-	(95,562)

Loss for the financial year	(83,757)	(985,540)	(1,555,441)	-	(2,624,738)

Segment assets	2,507,576	3,628,762	9,889,374	(8,892,075)	7,133,637
Segment liabilities	3,432,954	7,084,309	6,398,515	(8,666,225)	8,249,553

F-137

28.	Operating segments (Cont’d)

	Medical and Wellness	Life Science	Others	Eliminations	Consolidated
	USD	USD	USD	USD	USD
The Group
2025
Other information
Amortisation of intangible assets	-	-	163,093	-	163,093
Amortisation of right-of-use assets	199,618	121,530	178,996	-	500,144
Additional of property, plant and equipment	35,675	41,989	6,108	-	83,772
Depreciation of property, plant and equipment	58,580	386,024	20,683	-	465,287

2024
Revenue
External sales	2,390,113	523	12,916	-	2,403,552
Inter-segment sales	187,142	392,896	72,328	(652,366)	-

Total revenue	2,577,255	393,419	85,244	(652,366)	2,403,552

Result
Loss from operations	(381,848)	(1,130,176)	(843,707)	-	(2,355,731)
Finance costs	(6,944)	(12,240)	(23,660)	-	(42,844)

Loss before tax	(388,792)	(1,142,416)	(867,367)	-	(2,398,575)
Income tax credit	7,414	-	-	-	7,414

Loss for the financial year	(381,378)	(1,142,416)	(867,367)	-	(2,391,161)

Segment assets	1,888,659	2,893,474	8,462,565	(6,543,765)	6,700,933
Segment liabilities	2,676,331	5,194,755	3,762,231	(6,383,376)	5,249,941

F-138

28.	Operating segments (Cont’d)

	Medical and Wellness	Life Science	Others	Eliminations	Consolidated
	USD	USD	USD	USD	USD
The Group
2024
Other information
Amortisation of intangible assets	31	-	44,776	-	44,807
Amortisation of right-of-use assets	141,762	117,110	144,147	-	403,019
Depreciation of property, plant and equipment	67,906	370,197	17,510	-	455,613
Additional of property, plant and equipment	75,773	42,013	103,531	-	221,317
Property, plant and equipment written off	14,083	-	-	-	14,083

Geographical segments

The Group’s revenue from contracts with customers were generated within Malaysia.

29.	Financial instrument

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

	2025	2024
	USD	USD

Financial assets
At amortised cost
Trade receivables	45,528	74,016
Other receivables and deposits	267,146	200,920
Amount due from associates	18,435	2,145
Cash and bank balances	318,932	460,467

	650,041	737,548

F-139

29.	Financial instrument (Cont’d)

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis: (Cont’d)

	2025	2024
	USD	USD

Financial liabilities
At amortised cost
Trade payables	321,350	175,599
Other payables and accruals	864,910	849,451
Amount due to associates	20,763	-
Amount due to directors	5,972,257	3,610,711
Hire purchase liabilities	-	7,260
Lease liabilities	961,875	500,308

	8,141,155	5,143,329

Financial risk management objectives and policies

The Group is exposed to financial risk arising from its operations and the use of financial instruments. The key financial risks include credit risk and liquidity risk.

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of those risks.

(i)	Credit risk

Credit risk is the risk of a financial loss to the Group that may arise if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk mainly from trade receivables, other receivables and refundable deposits and amount due from associates.

The management has in place a credit procedure to monitor and minimises the exposure of default. Receivables are monitored on a regular and an ongoing basis. Credit evaluations are performed on all customers requiring credit over certain amount.

For cash and cash equivalents, the Group minimises credit risk by dealing exclusively with high credit rating counterparties.

The Group provides advances to associates. The Group monitors the results of the associates regularly.

Exposure to credit risk

The carrying amount of the financial assets recorded on the consolidated statement of financial position at the end of the reporting period represents the Group’s maximum exposure to credit risk in relation to financial assets. No financial assets carry a significant exposure to credit risk.

F-140

29.	Financial instrument (Cont’d)

Financial risk management objectives and policies (Cont’d)

(ii)	Liquidity risk

Liquidity risk is the risk that the Group encounters difficulty in meeting its obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from trade payables, other payables and accruals, amounts due to directors, hire purchase liabilities and lease liabilities.

The Group’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Group manages liquidity risk by maintaining adequate reserves and banking facilities by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

Analysis of financial instruments by remaining contractual maturities

The table below summarises the maturity profile of the Group’s financial liabilities at the end of the reporting period based on undiscounted contractual payments:

	Interest rate	Total carrying amount	On demand or within 1 year	Within 2 to 5 years	Total undiscounted cash flow
	%	USD	USD	USD	USD

2025
Non-interest bearing:
Trade payables	-	321,350	321,350	-	321,350
Other payables and accruals	-	878,421	878,421	-	878,421
Amount due to associates	-	20,763	20,763	-	20,763
Amount due to directors	-	5,972,257	5,972,257	-	5,972,257

Interest bearing:
Lease liabilities	6.65	961,875	499,557	535,578	1,035,135

		8,154,666	7,692,348	535,578	8,227,926

F-141

29.	Financial instrument (Cont’d)

(ii)	Liquidity risk (Cont’d)

Analysis of financial instruments by remaining contractual maturities (Cont’d)

The table below summarises the maturity profile of the Group’s financial liabilities at the end of the reporting period based on undiscounted contractual payments: (Cont’d)

	Interest rate	Total carrying amount	On demand or within 1 year	Within 2 to 5 years	Total undiscounted cash flow
	%	USD	USD	USD	USD

2024
Non-interest bearing:
Trade payables	-	175,599	175,599	-	175,599
Other payables and accruals	-	956,063	956,063	-	956,063
Amount due to directors	-	3,610,711	3,610,711	-	3,610,711

Interest bearing:
Hire purchase liabilities	4.55	7,260	7,384	-	7,384
Lease liabilities	7.04	500,308	329,071	202,421	531,492

		5,249,941	5,078,828	202,421	5,281,249

Fair values of financial instruments

The carrying amounts of short-term receivables and payables and cash and cash equivalents approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

The fair value of hire purchase liabilities and lease liabilities are determined by discounting the relevant cash flows using current interest rates for similar instruments as at the end of the financial reporting period.

30.	Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amounts of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Group monitors capital on the basis of its business and operating requirements.

F-142

31.	List of subsidiaries are as follows:

	Date of	Place of
Name of Company	acquisition	incorporation	Effective interest		Principal activities
			2025	2024
			%	%
Alps Global Holding Berhad	June 11, 2024	Malaysia	100	-	Investment holding company

Held through Alps Global Holding Berhad:

Alps Biotech Sdn. Bhd.	May 9, 2019	Malaysia	95	95	Investment advisory services, leasing of intellectual property and research and development on medical sciences

Alpscap Berhad	April 11, 2018	Malaysia	51	51	Investment holding

Alps Wellness Centre Sdn. Bhd.	March 31, 2021	Malaysia	100	100	Business of health screening, beauty aesthetics and to act as wellness centre

Celestialab Sdn. Bhd.	February 7, 2018	Malaysia	100	100	Medical research, cultivating and manufacturing stem cells

Celebre Pro Medic Sdn. Bhd.	July 15, 2020	Malaysia	100	100	Business of beauty, healthcare consultancy and therapist

Mont Life (M) Sdn. Bhd.	July 6, 2020	Malaysia	100	100	Provision of consultancy services in relation to healthcare, beauty and aesthetics specialties

Mygenome Sdn. Bhd.	November 27, 2018	Malaysia	99	99	Research and development on biotechnology, provide medical testing and laboratory services, and manufacture and sales of medical medicaments

TMC Global Holdings Sdn. Bhd.	July 15, 2020	Malaysia	100	100	Beauty and health care consultants

Alps Insurance PCC INC	April 10, 2024	Labuan	51	51	Licensed Labuan insurance captive

On 11 June 2024, the Company acquired 53% of the voting shares of Alps Global Holding Berhad. Subsequently, on 4 July 2024, the Company acquired an additional 46%, and on 24 July 2024, it acquired a further 1%.

32.	Subsequent event

Subsequent to the financial year end, the Group has obtained signed letter of commitment that 50% of the total amount owing to the director, Dr. Tham Seng Kong, as at 31 March 2025 will be capitalised into equity. This proposed capitalisation aims to improve the Group’s capital structure by reducing its current liabilities and strengthening its shareholders’ equity. The transaction is expected to be completed in the next financial period and is not expected to affect the Group’s operations or the going concern assumption made in the preparation of these financial statements.

33.	Date of authorisation for issue

The consolidated financial statements of the Alps Life Science Inc for the financial year ended March 31, 2025 were authorised for issue in accordance with a resolution of the Board of Directors on July 23, 2025.

F-143

ALPS GLOBAL HOLDING PUBCO

Statement of Financial Position as at 30 September 2025

(Unaudited)

		2025	2024
		(Unaudited)	(Unaudited)
	Note	USD	USD

ASSETS
Current Assets
Cash on hand, representing total asset		1	1

EQUITY AND LIABILITIES
Capital and Reserves
Share capital	5	1	1
Accumulated losses		(27,536)	(4,303)

Capital Deficiency		(27,535)	(4,302)

Current Liabilities
Other payable and accrued expense, representing total liabilities	6	27,536	4,303

Total Equity and Liabilities		1	1

The accompanying notes are an integral part of these unaudited financial statements.

F-144

ALPS GLOBAL HOLDING PUBCO

Statement of Profit or Loss and Other Comprehensive Income

For the Six Months ended 30 September 2025

(Unaudited)

		2025	2024
		(Unaudited)	(Unaudited)
	Note	USD	USD

Revenue		-	-
Other operating expenses		(9,033)	(4,303)

Loss before tax	7	(9,033)	(4,303)
Income tax expense

Loss for the financial period and total comprehensive loss for the financial period		(9,033)	(4,303)

The accompanying notes are an integral part of these unaudited financial statements.

F-145

ALPS GLOBAL HOLDING PUBCO

Statement of Changes in Equity

For the Six Months ended 30 September 2025

(Unaudited)

		Share capital	Distributable reserve - Accumulated losses	Total equity / (Capital deficiencies)
	Note	USD	USD	USD

As at 1 April 2024		1	-	1

Loss for the financial period, representing total comprehensive loss for the financial period		-	(4,303)	(4,303)

As at 30 September 2024		1	(4,303)	(4,302)

As at 1 April 2025		1	(18,503)	(18,502)

Loss for the financial period, representing total comprehensive loss for the financial period		-	(9,033)	(9,033)

As at 30 September 2025		1	(27,536)	(27,535)

The accompanying notes are an integral part of these unaudited financial statements.

F-146

ALPS GLOBAL HOLDING PUBCO

Statement of Cash Flows

For the Six Months ended 30 September 2025

(Unaudited)

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

CASH FLOWS USED IN OPERATING ACTIVITIES
Loss before tax	(9,033)	(6,303)

Changes in working capital:
Increase in:
Other payables and accruals	9,033	6,303

Net Cash Used In Operating Activities	-	-

NET MOVEMENT IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF FINANCIAL PERIOD	1	1

CASH AND CASH EQUIVALENTS AT END OF FINANCIAL PERIOD	1	1

The accompanying notes are an integral part of these unaudited financial statements.

F-147

NOTES TO THE FINANCIAL STATEMENTS

FOR THE FINANCIAL PERIOD ENDED 30 SEPTEMBER 2025

1. Corporate Information

Business Description

ALPS Global Holding Pubco (the “Company”) is a private limited liability company incorporated and domiciled in Cayman Islands. The registered office of the Company is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The Company is principally engaged in the business of investment holding.

2. Basis of Presentation

Statement of Compliance

The financial statements of the Company have been prepared in accordance with in accordance with International Accounting Standards (“IAS”) and International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Adoption of amendments to IAS and IFRS

During the financial period, the Company adopted the following applicable amendments to IAS issued by IASB:

Amendments to IAS21	Lack of Exchangeability

The adoption of these amendments to standards did not have any significant impact on the financial statements of the Company.

New IFRS and amendments to IAS and IFRSs issued but not yet effective

The Company has not applied the following new IFRS and amendments to IAS and IFRS that have been issued by the IASB but are not yet effective for the Company.

Effective dates for financial periods beginning on or after

Revised IFRS Practice Statement 1	Management Commentary	23 June 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	1 January 2026
Amendments to IFRS 9 and IFRS 7	Contracts Referencing Nature-dependent Electricity	1 January 2026

Amendments to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	Annual Improvements to IFRS Accounting Standards - Volume 11	1 January 2026
IFRS 18	Presentation and Disclosure in Financial Statements	1 January 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 28	Sales or Contribution of between an Investor and its Associate or Joint Venture	Deferred until further notice

The directors anticipate that the abovementioned new IFRS and amendments to IAS and IFRS will be adopted in the annual financial statements of the Company when they become effective.

The initial application of the above-mentioned new IFRS and amendments to IAS and IFRS are not expected to have any significant impacts on the financial statements of the Company except as disclosed below.

F-148

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

IFRS 18 additional requirements are as follows:

(i)	Statement of Profit or Loss and Other Comprehensive Income

IFRS 18 introduces newly defined “operating profit or loss” and “profit or loss before financing and income tax” subtotal which are to be presented in the statement of profit or loss, while the net profit or loss remains unchanged. Statement of profit or loss to be presented in five categories: operating, investing, financing, income taxes and discontinued operations.

(ii)	Statement of Cash Flows

The standard modifies the starting point for calculating cash flows from operations using the indirect method, shifting from “profit or loss” to “operating profit or loss”. It also provides guidance on classification of interest and dividend in statement of cash flows.

(iii)	New disclosures of expenses by nature

Entities are required to present expenses in the operating category by nature, function or a mix of both. IFRS 18 includes guidance for entities to assess and determine which approach is most appropriate based on the facts and circumstances.

(iv)	Management-defined Performance Measures (MPMs)

The standard requires disclosure of explanations of the entity’s company-specific measures that are related to the statement of profit or loss, referred to MPMs. MPMs are required to be reconciled to the most similar specified subtotal in IFRS Accounting Standards.

(v)	Enhanced Guidance on Aggregation and Disaggregation

IFRS 18 provides enhanced guidance on grouping items based on shared characteristics and requires disaggregation when items have dissimilar characteristics or when such disaggregation is material.

The potential impact of the new standard on the financial statements of the Company has yet to be assessed.

3. Material Accounting Policy Information

Basis of accounting

The financial statements of the Company have been prepared under the historical cost unless otherwise indicated in the accounting policy information below.

Functional and presentation currency

These financial statements are presented in United Stated Dollar (“USD”), which is the Company’s functional currency. All financial information is presented in USD.

F-149

Financial instruments

Financial assets and financial liabilities are recognised in the Company’s statement of financial position when the Company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortised cost:

●	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (“FVTPL”).

Despite the foregoing, the Company may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Company may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met; and

●	the Company may irrevocably designate a debt instrument that meets the amortised cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (ii) below).

(i)	Amortised cost and effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period.

F-150

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit-impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition. For purchased or originated credit-impaired financial assets, a credit-adjusted effective interest rate is calculated by discounting the estimated future cash flows, including expected credit losses, to the amortised cost of the debt instrument on initial recognition.

The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortisation using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.

Interest income is recognised using the effective interest method for debt instruments measured subsequently at amortised cost and at FVTOCI. For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognised by applying the effective interest rate to the amortised cost of the financial asset. If, in subsequent reporting periods, the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognised by applying the effective interest rate to the gross carrying amount of the financial asset.

For purchased or originated credit-impaired financial assets, the Company recognises interest income by applying the credit-adjusted effective interest rate to the amortised cost of the financial asset from initial recognition. The calculation does not revert to the gross basis even if the credit risk of the financial asset subsequently improves so that the financial asset is no longer credit-impaired.

(ii)	Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortised cost or FVTOCI are measured at FVTPL. Specifically:

●	Investments in equity instruments are classified as at FVTPL, unless the Company designates an equity investment that is neither held for trading nor a contingent consideration arising from a business combination as at FVTOCI on initial recognition.

●	Financial assets that do not meet the amortised cost criteria or the FVTOCI criteria are classified as at FVTPL. In addition, debt instruments that meet either the amortised cost criteria or the FVTOCI criteria may be designated as at FVTPL upon initial recognition if such designation eliminates or significantly reduces a measurement or recognition inconsistency (so called “accounting mismatch”) that would arise from measuring assets or liabilities or recognising the gains and losses on them on different bases. The Company has designated investment in quoted unit trust and other investment as at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognised in profit or loss to the extent they are not part of a designated hedging relationship. The net gain or loss from other financial assets are recognised in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other operating income” or “other operating expenses” line item.

Financial liabilities

All financial liabilities are measured subsequently at amortised cost using the effective interest method.

Financial liabilities measured subsequently at amortised cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortised cost using the effective interest method.

F-151

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

Statement of cash flow

The Company adopt the indirect method in the preparation of the statement of cash flow.

For the purpose of the statement of cash flows, cash and cash equivalents are cash on hand.

4. Critical accounting judgements and key sources of estimation uncertainty

Directors have used estimates and assumptions in measuring the reported amounts of assets and liabilities at the end of the reporting period and the reported amounts of expenses during the reporting period. Judgements and assumptions are applied in the measurement, and hence, the actual results may not coincide with the report amounts.

(a)	Critical judgements in applying the Company’s accounting policies

In the process of applying the Company’s accounting policies, the directors are of the opinion that there are no instances of application of judgements which are expected to have a significant effect on the amounts recognised in the financial statements.

(b)	Key sources of estimation uncertainty

Directors believe that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period.

5. Share capital

	Number of ordinary shares		Amount
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Units	Units	USD	USD

Issued and fully paid:
Ordinary shares	1	1	1	1

6. Other payables and accrued expenses

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Other payable	8,533	4,303
Accrued expense	500	2,000

	9,033	6,303

7. Loss before tax

Loss before tax for the financial period is arrived at after charging:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD

Auditors’ remuneration	500	2,000
Professional fee	8,533	-
Incorporation expenses	-	4,303

F-152

8. Financial instrument

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

	2025	2024
	(Unaudited)	(Unaudited)
	USD	USD
Financial assets
At amortised cost
Cash on hand	1	1
Financial liabilities
At amortised cost
Other payable and accrued expense	9,033	6,303

Financial risk management objectives and policies

The Company is exposed to financial risk arising from its operations and the use of financial instruments. The key financial risk is liquidity risk.

The following sections provide details regarding the Company’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of the risk.

Liquidity risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from other payables.

The Company’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Company manages liquidity risk by maintaining adequate reserves and banking facilities by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

All financial liabilities of the Company are assessed as current and correspondingly, no detailed maturity analysis is deemed necessary.

Fair values of financial instruments

The carrying amounts of short-term payable and cash and cash equivalents approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

9. Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Company monitors capital on the basis of its business and operating requirements.

F-153

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS

OF ALPS GLOBAL HOLDING PUBCO

[Company No.: OC-4099]

(Incorporated in the Cayman Islands)

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of ALPS Global Holding Pubco as of March 31, 2025, and the statement of profit or loss and other comprehensive income, statement of changes in equity and statement of cash flows for the financial period May 14, 2024 (date of incorporation) to March 31, 2025, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the financial period May 14, 2024 (date of incorporation) to March 31, 2025, in conformity with International Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Chartered Accountants

KUALA LUMPUR, MALAYSIA

June 24, 2025

F-154

ALPS GLOBAL HOLDING PUBCO

STATEMENT OF FINANCIAL POSITION AS AT 31 MARCH 2025

		2025
	Note	USD

ASSET
Current Asset
Cash on hand, representing total asset		1
EQUITY AND LIABILITY
Capital and Reserves

Share capital	5	1
Accumulated losses		(18,503)

Capital Deficiency		(18,502)
Current Liability
Other payables and accrued expenses	6	18,503

Total Equity and Liability		1

The accompanying notes are an integral part of the financial statements

F-155

ALPS GLOBAL HOLDING PUBCO

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE FINANCIAL PERIOD 14 MAY 2024 (DATE OF INCORPORATION) TO 31 MARCH 2025

		14.05.2024 to 31.03.2025
		(10 months)
	Note	USD

Revenue		-

Other operating income		-
Other operating expenses		(18,503)

Loss before tax	7	(18,503)
Income tax expense		-

Loss for the financial period, representing total comprehensive loss for the financial period		(18,503)

The accompanying notes are an integral part of the financial statements

F-156

ALPS GLOBAL HOLDING PUBCO

STATEMENTS OF CHANGES IN EQUITY

FOR THE FINANCIAL PERIOD ENDED 31 MARCH 2025

		Share capital	Accumulated losses	Total
	Note	USD	USD	USD

As at 14 May 2024 (date of incorporation)		1	-	1

Loss for the financial period, representing total comprehensive loss for the financial period		-	(18,503)	(18,503)

As at 31 March 2025		1	(18,503)	(18,502)

The accompanying notes are an integral part of the financial statements

F-157

ALPS GLOBAL HOLDING PUBCO

STATEMENT OF CASH FLOWS

FOR THE FINANCIAL PERIOD 14 MAY 2024 (DATE OF INCORPORATION) TO 31 MARCH 2025

14.05.2024 to 31.03.2025
(10 months)
USD

CASH FLOWS USED IN OPERATING ACTIVITIES
Loss before tax	(18,503)

Changes in working capital:
Increase in:
Other payable	18,503

Net Cash Used In Operating Activities	-
CASH FLOWS FROM FINANCING ACTIVITY
Proceed from issue of share capital, representing net cash from financing activity	1

NET MOVEMENT OF CASH AND CASH EQUIVALENTS	1

CASH AND CASH EQUIVALENTS AT END OF THE FINANCIAL PERIOD	1

The accompanying notes are an integral part of the financial statements

F-158

NOTES TO THE FINANCIAL STATEMENTS

FOR THE FINANCIAL PERIOD ENDED 31 MARCH 2025

1. Corporate Information

Business Description

ALPS Global Holding Pubco (the “Company”) is a private limited liability company incorporated and domiciled in Cayman Islands. The registered office of the Company is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The Company was incorporated on 14 May 2024 and is principally engaged in the business of investment holding.

2. Basis of Presentation

Statement of Compliance

The financial statements of the Company have been prepared in accordance with in accordance with International Accounting Standards (“IAS”) and International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Adoption of amendments to IAS and IFRS

During the financial period, the Company adopted the following applicable amendments to IAS and IFRS issued by IASB:

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-Current
Amendments to IAS 1 and Practice Statement 2	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The adoption of these amendments to standards did not have any significant impact on the financial statements of the Company.

New IFRS and amendments to IAS and IFRSs issued but not yet effective

The Company has not applied the following new IFRS and amendments to IAS and IFRS that have been issued by the IASB but are not yet effective for the Company.

Effective dates for financial periods beginning on or after

Amendments to IAS 21	Lack of Exchangeability	1 January 2025
Revised IFRS Practice Statement 1	Management Commentary	23 June 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	1 January 2026
Amendments to IFRS 9 and IFRS 7	Contracts Referencing Nature-dependent Electricity	1 January 2026

F-159

2. Basis of Presentation (Cont’d)

New IFRS and amendments to IAS and IFRSs issued but not yet effective (Cont’d)

The Company has not applied the following new IFRS and amendments to IAS and IFRS that have been issued by the IASB but are not yet effective for the Company. (Cont’d)

Effective dates for financial periods beginning on or after

Amendments to IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	Annual Improvements to IFRS Accounting Standards - Volume 11	1 January 2026
IFRS 18	Presentation and Disclosure in Financial Statements	1 January 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 28	Sales or Contribution of between an Investor and its Associate or Joint Venture	Deferred until further notice

The directors anticipate that the abovementioned new IFRS and amendments to IAS and IFRS will be adopted in the annual financial statements of the Company when they become effective.

The initial application of the above-mentioned new IFRS and amendments to IAS and IFRS are not expected to have any significant impacts on the financial statements of the Company except as disclosed below.

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

IFRS 18 additional requirements are as follows:

(i)	Statement of Profit or Loss and Other Comprehensive Income

IFRS 18 introduces newly defined “operating profit or loss” and “profit or loss before financing and income tax” subtotal which are to be presented in the statement of profit or loss, while the net profit or loss remains unchanged. Statement of profit or loss to be presented in five categories: operating, investing, financing, income taxes and discontinued operations.

(ii)	Statement of Cash Flows

The standard modifies the starting point for calculating cash flows from operations using the indirect method, shifting from “profit or loss” to “operating profit or loss”. It also provides guidance on classification of interest and dividend in statement of cash flows.

F-160

2. Basis of Presentation (Cont’d)

New IFRS and amendments to IAS and IFRSs issued but not yet effective (Cont’d)

The initial application of the above-mentioned new IFRS and amendments to IAS and IFRS are not expected to have any significant impacts on the financial statements of the Company except as disclosed below. (Cont’d)

IFRS 18 Presentation and Disclosure in Financial Statements (Cont’d)

IFRS 18 additional requirements are as follows: (Cont’d)

(iii)	New disclosures of expenses by nature

Entities are required to present expenses in the operating category by nature, function or a mix of both. IFRS 18 includes guidance for entities to assess and determine which approach is most appropriate based on the facts and circumstances.

(iv)	Management-defined Performance Measures (MPMs)

The standard requires disclosure of explanations of the entity’s company-specific measures that are related to the statement of profit or loss, referred to MPMs. MPMs are required to be reconciled to the most similar specified subtotal in IFRS Accounting Standards.

(v)	Enhanced Guidance on Aggregation and Disaggregation

IFRS 18 provides enhanced guidance on grouping items based on shared characteristics and requires disaggregation when items have dissimilar characteristics or when such disaggregation is material.

The potential impact of the new standard on the financial statements of the Company has yet to be assessed.

3. Material Accounting Policy Information

Basis of accounting

The financial statements of the Company have been prepared under the historical cost unless otherwise indicated in the accounting policy information below.

Functional and presentation currency

These financial statements are presented in United Stated Dollar (“USD”), which is the Company’s functional currency. All financial information is presented in USD.

F-161

3. Material Accounting Policy Information (Cont’d)

Financial instruments

Financial assets and financial liabilities are recognised in the Company’s statement of financial position when the Company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Financial assets

All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognised financial assets are measured subsequently in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortised cost:

●	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

●	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (“FVTPL”).

F-162

3. Material Accounting Policy Information (Cont’d)

Financial assets (Cont’d)

Despite the foregoing, the Company may make the following irrevocable election/designation at initial recognition of a financial asset:

●	the Company may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met; and

●	the Company may irrevocably designate a debt instrument that meets the amortised cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (ii) below).

(i)	Amortised cost and effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period.

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit-impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition. For purchased or originated credit-impaired financial assets, a credit-adjusted effective interest rate is calculated by discounting the estimated future cash flows, including expected credit losses, to the amortised cost of the debt instrument on initial recognition.

The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortisation using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.

Interest income is recognised using the effective interest method for debt instruments measured subsequently at amortised cost and at FVTOCI. For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognised by applying the effective interest rate to the amortised cost of the financial asset. If, in subsequent reporting periods, the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognised by applying the effective interest rate to the gross carrying amount of the financial asset.

For purchased or originated credit-impaired financial assets, the Company recognises interest income by applying the credit-adjusted effective interest rate to the amortised cost of the financial asset from initial recognition. The calculation does not revert to the gross basis even if the credit risk of the financial asset subsequently improves so that the financial asset is no longer credit-impaired.

F-163

3. Material Accounting Policy Information (Cont’d)

Financial assets (Cont’d)

(ii)	Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortised cost or FVTOCI are measured at FVTPL. Specifically:

●	Investments in equity instruments are classified as at FVTPL, unless the Company designates an equity investment that is neither held for trading nor a contingent consideration arising from a business combination as at FVTOCI on initial recognition.

●	Financial assets that do not meet the amortised cost criteria or the FVTOCI criteria are classified as at FVTPL. In addition, debt instruments that meet either the amortised cost criteria or the FVTOCI criteria may be designated as at FVTPL upon initial recognition if such designation eliminates or significantly reduces a measurement or recognition inconsistency (so called “accounting mismatch”) that would arise from measuring assets or liabilities or recognising the gains and losses on them on different bases. The Company has designated investment in quoted unit trust and other investment as at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognised in profit or loss to the extent they are not part of a designated hedging relationship. The net gain or loss from other financial assets are recognised in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other operating income” or “other operating expenses” line item.

Financial liabilities

All financial liabilities are measured subsequently at amortised cost using the effective interest method.

Financial liabilities measured subsequently at amortised cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

Statement of cash flow

The Company adopt the indirect method in the preparation of the statement of cash flow.

For the purpose of the statement of cash flows, cash and cash equivalents are cash on hand.

F-164

4. Critical accounting judgements and key sources of estimation uncertainty

Directors have used estimates and assumptions in measuring the reported amounts of assets and liabilities at the end of the reporting period and the reported amounts of expenses during the reporting period. Judgements and assumptions are applied in the measurement, and hence, the actual results may not coincide with the report amounts.

(a)	Critical judgements in applying the Company’s accounting policies

In the process of applying the Company’s accounting policies, the directors are of the opinion that there are no instances of application of judgements which are expected to have a significant effect on the amounts recognised in the financial statements.

(b)	Key sources of estimation uncertainty

Directors believe that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period.

5. Share capital

	Number of ordinary shares	Amount
	2025	2025
	Units	USD

Issued and fully paid:
Ordinary shares
As at 14 May 2024 (date of incorporation)/31 March 2025	1	1

The Company was incorporated on 14 May 2024 with an issued and paid up share capital of USD 1 consisting of 1 ordinary share.

6. Other payables and accrued expenses

2025
USD

Accrued expenses	3,500
Other payables	15,003

18,503

F-165

7. Loss before tax

Loss before tax for the financial period is arrived at after charging:

14.05.2024 to 31.03.2025
(10 months)
USD

Auditors’ remuneration	5,500
Incorporation expenses	13,003

8. Financial instrument

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

2025
USD

Financial assets
At amortised cost
Cash on hand	1

Financial liabilities
At amortised cost
Other payables and accrued expenses	18,503

Financial risk management objectives and policies

The Company is exposed to financial risk arising from its operations and the use of financial instruments. The key financial risk is liquidity risk.

The following sections provide details regarding the Company’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of the risk.

Liquidity risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from other payables.

The Company’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Company manages liquidity risk by maintaining adequate reserves and banking facilities by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

All financial liabilities of the Company are assessed as current and correspondingly, no detailed maturity analysis is deemed necessary.

Fair values of financial instruments

The carrying amounts of short-term payable and cash and cash equivalents approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

F-166

9. Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may adjusts the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The Company monitors capital on the basis of its business and operating requirements.

10. Date of authorisation for issue

The financial statements of the ALPS Global Holding Pubco for the financial period ended March 31, 2025 were authorised for issue in accordance with a resolution of the Board of Directors on June 24, 2025.

F-167

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Articles Amended and Restated Memorandum and Articles of Association provide for indemnification and advancement of expenses for its current and former directors and officers to the fullest extent permitted under the laws of the Cayman Islands, in the absence of actual fraud or wilful default. The Company has entered into indemnification agreements with each director and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Subsequent to the execution of the Merger Agreement and as a condition and an inducement to Globalink and Alps Holdco to consummate the Business Combination, PubCo, Globalink and Alps Holdco entered the PIPE Subscription Agreements with the PIPE Investors for an aggregate subscription amount of US$3,107,731 in PubCo ordinary shares in a private placement to be consummated substantially concurrently with the Closing. The PIPE Investment closed immediately prior to the consummation of the transactions contemplated by the Merger Agreement. The PIPE Investors, together with certain former shareholders of Globalink also entered into the Registration Rights Agreement with Pubco pursuant to which Pubco will, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 60 days after the Closing. The Amended and Restated Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods.

II-1

Item 8. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION
2.1	Merger Agreement dated as of January 30, 2024 by and among Alps Global Holding Berhad, Globalink Investment Inc., and certain other parties (incorporated by reference to Exhibit 2.1 to the Current Form on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2024)
2.2	Amended and Restated Merger Agreement dated as of May 20, 2024 by and among Alps Global Holding Pubco, Alps Life Sciences Inc, Globalink Investment Inc., and certain other parties (incorporated by reference to Annex A to Amendment No. 8 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on September 8, 2025)
2.2	First Amendment to the Merger Agreement, dated as of March 6, 2025, by and among Alps Life Sciences Inc, Globalink Investment Inc., GL Sponsor LLC and Dr. Tham Seng Kong (incorporated by reference to Annex A-2 to Amendment No. 8 to the Registration Statement on Form F-4 (File No. 333-284035), as amended, filed with the Securities and Exchange Commission on September 8, 2025)
2.3	Second Amendment to the Merger Agreement, dated as of April 18, 2025, by and among Alps Life Sciences Inc, Globalink Investment Inc., GL Sponsor LLC and Dr. Tham Seng Kong (incorporated by reference to Annex A-3 to Amendment No. 8 to the Registration Statement on Form F-4 (File No. 333-284035), as amended, filed with the Securities and Exchange Commission on September 8, 2025)
2.4	Third Amendment to the Merger Agreement, dated as of September 27, 2025, by and among Alps Life Sciences Inc, Globalink Investment Inc., GL Sponsor LLC and Dr. Tham Seng Kong (incorporated by reference to Exhibit 2.1 to the prospectus filed pursuant to Rule 425 (File No. 333-284035), filed with the Securities and Exchange Commission on September 8, 2025)
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 to the Form 20-F filed with the SEC on October 31, 2025)
4.1	Warrant Agreement, dated as of December 6, 2021, between Globalink and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 the Current Form on Form 8-K, filed with the SEC on December 10, 2021)
4.2	Assignment, Assumption and Amendment Agreement dated September 27, 2025, by and among Alps Global Holding Pubco, Globalink and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Form 20-F filed with the SEC on October 31, 2025)
5.1	Opinion of Ogier as to validity of Ordinary Shares
10.1	Patent License Agreement dated March 3, 2024, by and among Alps Global Holding Berhad and Tham Seng Kong (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.2	Patent License Agreement dated March 3, 2024, by and among Alps Global Holding Berhad and Ding KeXiang (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.3	Patent License Agreement dated March 3, 2024, by and among Alps Global Holding Berhad and Yang Yong Peng (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.4	Patent License Agreement dated March 3, 2024, by and among Alps Global Holding Berhad and Ding Yu (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.5	Licensing and Commercialization Agreement dated September 12, 2023, by and among Universiti Sains Malaysia and Vax Biotech Sdn. Bhd. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.6	Lease Agreement dated March 31, 2021, by and among Alps Global Holding Berhad and Celestialab Sdn. Bhd. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.7	Memorandum of Understanding dated March 19, 2024, by and among Alps Global Holding Berhad and JLand Group Sdn. Bhd. (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)

II-2

10.8	Memorandum of Agreement dated August 9, 2023, by and among Alps Global Holding Berhad, USCI Hospital Sdn. Bhd. and UCSI Education Sdn. Bhd. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024
10.9	Letter of Appointment dated April 25, 2024, by and between Alps Global Holding Berhad and Dr. Tham Seng Kong (incorporated by reference to Exhibit 10.23 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025)
10.10	Letter of Appointment dated April 25, 2024, by and between Celebre Pro Medic Sdn. Bhd. and Dr. Tham Seng Kong (incorporated by reference to Exhibit 10.24 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025)
10.11	Letter of Appointment dated April 25, 2024, by and between TMC Global Holdings Sdn. Bhd. and Dr. Tham Seng Kong (incorporated by reference to Exhibit 10.25 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025)
10.12	Letter of Appointment dated March 1, 2016, by and between TMC Global Holdings Sdn. Bhd. and Chew Yoke Ling (incorporated by reference to Exhibit 10.26 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025)
10.13	Letter of Appointment dated January 1, 2012, by and between Celebre Pro Medic Sdn. Bhd. and Chew Yoke Ling (incorporated by reference to Exhibit 10.27 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025), as amended by those certain Supplemental Letters dated January 1, 2016 and February 1, 2019
10.14	Letter of Appointment dated April 25, 2024, by and between Alps Global Holding Berhad and Lisa Teoh @ Teoh Lee Eng (incorporated by reference to Exhibit 10.28 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025)
10.15	Letter of Appointment dated March 29, 2024, by and between Alps Global Holding Berhad and Professor Ravichandran Manickam (incorporated by reference to Exhibit 10.29 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on June 9, 2025)
10.16	Letter of Appointment dated April 5, 2024, by and between Alps Global Holding Berhad and Professor Poh Chit Laa (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.17	Letter of Appointment dated April 25, 2024, by and between Alps Global Holding Berhad and Low Wei Sim (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.18	Subscription Agreement dated June 4, 2024, by and among Globalink Investment Inc., Alps Global Holding Pubco, Alps Life Sciences Inc and PIPE Investor (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.19	Subscription Agreement dated June 5, 2024, by and among Globalink Investment Inc., Alps Global Holding Pubco, Alps Life Sciences Inc and PIPE Investor (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.20	Form of Employment Agreement between PubCo and PubCo’s executive officers (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.21	Letter of Engagement dated October 17, 2023, by and among Alps Global Holding Berhad and IBDC Asia Sdn. Bhd. (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)

II-3

10.22	China-Malaysia Scientific Research Cooperation Agreement dated February 1, 2022, by and among TMC Global Holdings Sdn. Bhd. and Ding KeXiang (incorporated by reference to Exhibit 10.36 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.23	Memorandum of Agreement dated December 1, 2023, by and among Alps Wellness Centre Sdn. Bhd. and Advanced Aesthetic Specialist Sdn. Bhd. (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.24	Memorandum of Agreement dated November 1, 2023, by and among Alps Wellness Centre Sdn. Bhd. and Advanced Hair Transplant Specialist Sdn. Bhd. (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.26	Subscription Agreement dated August 27, 2024, by and among Globalink Investment Inc., Alps Global Holding Pubco, Alps Life Sciences Inc and PIPE Investor (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
10.27	Agreement dated March 7, 2025 by and among PGM, Globalink and PubCo (incorporated by reference to Exhibit 10.41 to Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on April 1, 2025)
10.28	Form of Director Retainer Agreement by and between PubCo and the independent directors (incorporated by reference to Exhibit 4.28 to the Form 20-F filed with the SEC on October 31, 2025)
10.29	Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 3.1 to the Form 20-F filed with the SEC on October 31, 2025)
10.30	Form of Lock-up Agreement (incorporated by reference to Annex F to Amendment No. 8 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on September 8, 2025)
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-4 (File No. 333-284035) filed with the Securities and Exchange Commission on December 23, 2024)
23.1	Consent of UHY Malaysia PLT
23.2	Consent of Marcum LLP
23.3	Consent of Ogier (included as part of Exhibit 5.1 hereto).
23.4	Letter from Marcum LLP
107	Filing Fee table

II-4

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Section 10(a)(4) of the Securities Act of 1933 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, January 7, 2026.

Alps Group Inc

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Tham Seng Kong, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form F-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Tham Seng Kong	Chief Executive Officer and Director	January 7, 2026
Dr. Tham Seng Kong	(Principal Executive Officer)

/s/ CHEING Lye-Ping, Penny	Chief Financial Officer	January 7, 2026
CHEING Lye-Ping, Penny	(Principal Accounting and Financial Officer)

/s/ CHEW Yoke Ling	Director	January 7, 2026
CHEW Yoke Ling

/s/ Tan Sri Dato’ Seri Dr. Suleiman bin MOHAMED	Independent Director	January 7, 2026
Tan Sri Dato’ Seri Dr. Suleiman bin MOHAMED

/s/ CHUA Boon Ping	Independent Director	January 7, 2026
CHUA Boon Ping

/s/ Intan Ilyani binti Ghazali	Independent Director	January 7, 2026
Intan Ilyani binti Ghazali

II-6

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Alps Group Inc, has signed this registration statement in the City of New York, New York, on January 7, 2026.

COGENCY GLOBAL INC. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

II-7